          As filed with the Securities and Exchange Commission on March 23, 1998

                                                 Registration No. 333-43043


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  __________

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                   FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                         WORLD MONITOR TRUST-SERIES C
             (Exact Name of Registrant as Specified in its Charter)
        Delaware                 6799              13-3985042
 (State of Organization)(Primary Standard Industrial(I.R.S.Employer
                      Classification Code Number)Identification Number)

                         One New York Plaza, 13th Floor
                         New York, New York  10292-2013
                                 (212) 214-1000
                        (Address and telephone number of
                   registrant's principal executive offices)
                           __________________________

                           Thomas M. Lane, President
                 Prudential Securities Futures Management, Inc.
                         One New York Plaza, 13th Floor
                         New York, New York  10292-2013
                                 (212) 214-1000
           (Name, address and telephone number of agent for service)
                           __________________________
                                   Copies to:
                              Fred M. Santo, Esq.
                             Rosenman & Colin LLP
                               575 Madison Avenue
                            New York, New York 10022
                                 (212) 940-8800
                           __________________________

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                          __________________________

                       CALCULATION OF REGISTRATION FEE

Title of Each Class of             Proposed Maximum Aggregate
Securities to be Registered        Offering Price                  Amount of Registration Fee
Series C Interests                  $33,000,000                         $9,735

                          __________________________
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              WORLD MONITOR TRUST

           Minimum Purchase       $5000 or $2000 (IRAs) in one or
                                   any combination of Series A,
                                   Series B or   Series C Beneficial
                                   Interests, $1000 minimum per Series
           Additional Purchases    $100 increments
     ______________________________________________________________________

    -- Each Series of  World Monitor Trust (the "Trust") will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and
       options contracts.   Beneficial Interests of each Series (the
       "Interests") are being separately offered, and the assets of each Series will be segregated from the other Series, separately valued, and independently managed. You may make Minimum and Additional Purchases in one or more of the Series:

                                                                                               Minimum to
   Series    Trading Advisor                                   Program(s)                      Break Escrow
     A       Eagle Trading Systems, Inc. ("Eagle")             Eagle-FX and Global Systems     $4,000,000
     B       Eclipse Capital Management, Inc. ("Eclipse")      Global Monetary Program         $3,000,000
     C       Hyman Beck & Company, Inc. ("HB & Co.")           Asset Allocation Portfolio      $3,000,000

  -- Once trading commences, you may purchase additional Interests, exchange Interests in one Series for Interests in another Series, or redeem Interests on a weekly basis by submitting, as appropriate, forms attached as Exhibits B, C and D. Interests will be priced at the Net Asset Value ("NAV") as of the end of each week, which may fluctuate between the submission date and the actual purchase date.


  -- THE INTERESTS ARE SPECULATIVE SECURITIES, AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. SEE THE RISK FACTORS AT PAGE 17.

         -- Futures, forward and options trading is volatile and highly leveraged

         -- You could lose a substantial portion, or even all, of your investment

         -- Past performance is not necessarily indicative of future results
         -- Each Series will rely on its trading advisor for success -- Your annual tax liability is anticipated to exceed cash distributions to you

         -- If you redeem an Interest in any Series during the first
            12 full months following the effective date of your purchase, you will be charged a redemption fee (4% in the first 6-month period, 3% in the second 6-month period) unless you exchange that Interest for an Interest in another Series or you invest your redemption proceeds in another futures fund sponsored by Prudential Securities Incorporated ("Prudential Securities")
         -- Each Series will incur substantial charges; each Series must generate net trading profits (plus interest income) of 4.15% per annum in order to offset fees, and of approximately 7.15% to offset the 3% redemption charge as of the end of the 12th month following the effective date of purchase

         -- Transfers are restricted; Interests will not be listed on an exchange, and no market exists or is expected to exist for the Interests

       -- Your liability as a Limited Owner in one or more Series will be limited to your investment in that Series. The Managing Owner is responsible for the liabilities of each Series in excess of the net assets of that Series.

       -- If you are seeking to diversify your investment portfolio, you may benefit from an investment in the Interests of one or more Series.

                             Price to the Public Per Interest         Selling Commissions     Proceeds to the Trust*

Series A. . . .              $100  during Initial Offering
  $34,000,000 Maximum        Period,  and NAV as of the
                             end of each week thereafter                    None                     100%

Series B  . . .              $100 During Initial Offering
  $33,000,000 Maximum        Period, and Net Asset Value
                             Thereafter                                     None                     100%

Series C  . . .              $100 During Initial
  $33,000,000 Maximum        Offering Period, and NAV as
                             of the end of each week
                             thereafter                                     None                     100%


* To be held in escrow at The Bank of New York during the Initial Offering Period until turned over to each Series for trading or returned promptly to subscribers in the event a Series does not commence trading. Funds held in escrow will not be subject to fees, or other deductions.

    ______________________________________________________________________
        NEITHER THE SECURITIES AND EXCHANGE COMMISSION  NOR ANY STATE
                          SECURITIES COMMISSION HAS
       APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
   PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.


   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS
     OF PARTICIPATING IN THE TRUST NOR HAS SUCH COMMISSION PASSED ON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ______________________________________________________________________
PRUDENTIAL SECURITIES INCORPORATED             PRUDENTIAL SECURITIES FUTURES
                                                 MANAGEMENT, INC.
  Selling Agent and Clearing Broker             Managing Owner and Sponsor

                The date of this Prospectus is ________, 1998

               COMMODITY FUTURES TRADING COMMISSION ("CFTC")
                         RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 90-94 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT AT PAGE 16.


    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGE 17.


    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

-    You should rely only on
     the information
     contained in this
     Prospectus or
     incorporated by
     reference (legally
     forms a part of the
     Prospectus).  We have
     not authorized anyone
     to provide you with
     information that is
     different.

-    This Prospectus is not an
     offer to sell, nor is it
     seeking an offer to buy
     these securities in any
     jurisdiction where the
     offer or sale is not
     permitted.

-    There is no guarantee
     that information in
     this Prospectus is
     correct as of any time
     after the date
     appearing on the cover.

-    World Monitor Trust is not
     a mutual fund or any other
     type of investment company
     within the meaning of the
     Investment Company Act of
     1940, as amended, and is
     not subject to the
     regulations under that
     Act.

-    After any of the
     Trust's Series begins
     trading, this
     Prospectus must be
     accompanied by a recent
     monthly report of the
     Trust.


-    Prudential Securities
     and any Additional
     Sellers must deliver
     any supplemented or
     amended Prospectus
     issued by the Trust.


-    You should not invest more
     than 10% of your "liquid"
     net worth (exclusive of
     home, furnishings and
     automobiles in the case of
     individuals; or readily
     marketable securities in
     the case of entities) in
     any Series of the Trust,
     or in the Trust as a
     whole.

                               TABLE OF CONTENTS

CFTC Risk Disclosure Statement . . . . . . . . . . . . . . . . . . . . . . .  2
Summary of the Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . .  5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Performance Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Past Performance Is Not Necessarily
       Indicative of Future Performance. . . . . . . . . . . . . . . . . . . .17
     There Is No Protection Against the
       Loss of Your Principal. . . . . . . . . . . . . . . . . . . . . . . . .17
     Performance Is Not Correlated To the
       Debt or Equity Markets. . . . . . . . . . . . . . . . . . . . . . . . .17
     The Series Have No Operating Histories. . . . . . . . . . . . . . . . . .18
Trading Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Futures, Forward and Options
       Trading Is Volatile and Highly Leveraged . .  . . . . . . . . . . . . .18
     Options Trading Can Be More Volatile
       Than Futures Trading. . . . . . . . . . . . . . . . . . . . . . . . . .18
     Single-Advisor Funds Are More Volatile
       Than Multi-Advisor Funds. . . . . . . . . . . . . . . . . . . . . . . .18
     Futures, Forward and Options Trading
       May Be Illiquid . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Technical Trading Systems Require Trending
       Markets and Sustained Price Moves
       To Be Profitable. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     The Large Number of Existing Technical
       Traders Could Adversely Affect Each
       Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Discretionary Decision-Making May Result
       in Missed Opportunities or Losses. . . .  . . . . . . . . . . . . . . .19
     Trading on Exchanges Outside the United
       May Be Riskier Than Trading on U.S.
       Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     The Unregulated Nature of the Forward
       Markets Creates Counter-Party Risks
       That Do Not Exist on U.S. Futures
       Exchanges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Each Series' Start-Up Period Entails
       Increased Investment Risks. . . . . . . . . . . . . . . . . . . . . . .19
Trading Advisor Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Each Series Relies on Its Trading Advisor
       For Success . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     We Cannot Assure You That the Trading
          Advisors or Their Trading Strategies
       Will Continually Serve the Series . . . . . . . . . . . . . . . . . . .20
     Each Trading Advisor's Past Performance
       Record Is Inconsistent. . . . . . . . . . . . . . . . . . . . . . . . .20
     Other Clients of Each Trading Advisor
       May Compete With Each Series . . . . . . .. . . . . . . . . . . . . . .20
     Possible Adverse Effects of Increasing
       the Assets Under Each Trading Advisor's
       Discretion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     The Trading Approach for Series C Has Not
       Previously Been Used. . . . . . . . . . . . . . . . . . . . . . . . . .20
     The Use of Multiple Strategies for
       Series C Interests May Affect
       Series C Profits or Losses . . . . . .  . . . . . . . . . . . . . . . .20
Trust and Offering Risks . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     You Will Have a Limited Ability to
       Transfer Your Interests, and Your
       Ability to Liquidate Your Interests
       May Be Impeded. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Each Series Will Have to Overcome
       Substantial Fees and Commissions in
       Order to Break Even Each Year . . . . . . . . . . . . . . . . . . . . .21
     The Payment of Quarterly Incentive
       Fees Does Not Assure Profits. . . . . . . . . . . . . . . . . . . . . .21
     The Trust Is Subject to Conflicts of
       Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     You Have Limited Rights . . . . . . . . . . . . . . . . . . . . . . . . .21
     There Was No Independent Investigation
       of the Terms of the Offering or the
       Trust's Structure . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Tax Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     Your Tax Liability Is Anticipated
       to Exceed Distributions to You . . . .. . . . . . . . . . . . . . . . .22
     Partnership Treatment Is Not Assured. . . . . . . . . . . . . . . . . . .22
     There Is the Possibility of a Tax Audit . . . . . . . . . . . . . . . . .22
Regulatory Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     The Clearing Broker's Regulatory and
       Other Legal Problems. . . . . . . . . . . . . . . . . . . . . . . . . .23
     Government Regulations May Change . . . . . . . . . . . . . . . . . . . .23
     Failure of the Trust's Clearing Broker
       or Other Counterparties . . . . . . . . . . . . . . . . . . . . . . . .23
     CFTC Registrations Could Be Terminated . . .  . . . . . . . . . . . . . .23
Actual and Potential Conflicts
     of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Structure of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Series A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Eagle and Its Principals. . . . . . . . . . . . . . . . . . . . . . . . 27
     Eagle's Trading Systems . . . . . . . . . . . . . . . . . . . . . . . . 28
     Eagle's Past Performance. . . . . . . . . . . . . . . . . . . . . . . . 31
Series B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Eclipse Capital and Its Principals . .  . . . . . . . . . . . . . . . . 39
     Eclipse Capital's Trading Systems. . . . .  . . . . . . . . . . . . . . 39

     Eclipse Capital's Past Performance. . . . . . . . . . . . . . . . . . . 42
Series C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     HB & Co. and Its Principals . . . . . . . . . . . . . . . . . . . . . . 50
     HB & Co.'s Trading Systems. . . . . . . . . . . . . . . . . . . . . . . 51
     HB & Co.' Past Performance. . . . . . . . . . . . . . . . . . . . . . . 55
Trading Limitations and Policies . . . . . . . . . . . . . . . . . . . . . . 65
Description of the Trust, Trustee,
       Managing Owner and Affiliates . . . . . . . . . . . . . . . . . . . . 66
     Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Prudential Securities
Group Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     The Managing Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Directors and Officers
       of the Managing Owner . . . . . . . . . . . . . . . . . . . . . . . . 68
     Past Performance of Other Pools
       Sponsored by the
Managing Owner and
       Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Prudential Securities
Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Duties of the Managing
Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Fiduciary Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . 77
Managing Owner's
Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
 The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
Who May Subscribe. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Minimum Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Net Worth and Income
Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Fundamental Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . 84
     Ineligible Investors. . . . . . . . . . . . . . . . . . . . . . . . . . 85
     Employee Benefit Plan
       Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     Publicly Offered Security . . . . . . . . . . . . . . . . . . . . . . . 85
How To Subscribe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
     Ways to Subscribe . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
How To Exchange Interests. . . . . . . . . . . . . . . . . . . . . . . . . . .87
     When a Subscription or Exchange
     Becomes Final . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
 How to Redeem Interests. . . . . . . . . . . . . . . . . . . . . . . . . . .88
Segregated Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Summary of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     Advisory Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     Brokerage Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 95
     Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
Management Responsibilities
of the Managing Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
          Transfer of Interests. . . . . . . . . . . . . . . . . . . . . . . 97
          Exchange Privilege . . . . . . . . . . . . . . . . . . . . . . . . 98
          Redemption of Interests. . . . . . . . . . . . . . . . . . . . . . 98
          Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
          Reports and Accounting . . . . . . . . . . . . . . . . . . . . . . 99
          Distributions. . . . . . . . . . . . . . . . . . . . . . . . . .  101
          Sharing of Profits
              and Losses . . . . . . . . . . . . . . . . . . . . . . . . .  101
          Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .  102
          Election or Removal of
              Managing Owner . . . . . . . . . . . . . . . . . . . . . . .  104
          Exercise of Rights by
              Limited Owners . . . . . . . . . . . . . . . . . . . . . . .  104
          Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  104
          Amendments and Meetings. . . . . . . . . . . . . . . . . . . . .  105
          Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  106
The Futures Markets. . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
Federal Income Tax
Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . .  123
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
Glossary of Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
Index to Certain Financial
Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
Financial Statements
     Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
     Managing Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . .  136
     Diversified Futures Trust I . . . . . . . . . . . . . . . . . . . . .  141
     Diversified Futures Trust II. . . . . . . . . . . . . . . . . . . . .  147
     Willowbridge Strategic Trust. . . . . . . . . . . . . . . . . . . . .  153

Comparative Performance and Correlation Charts . . . . . . . . . . . . . .  159
Notes to Comparative Performance and Correlation Charts  . . . . . . . . .  165
Managed Futures Charts  . . . . . . . . . . . . . .  . . . . . . . . . . .  166
Exhibit A - Form of Second Amended and
Restated Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

Exhibit B - Form of Redemption Request  . . . .  . . . . . . . . . . . . . . B-1
Exhibit C - Form of Exchange Request. . .. . . . . . . . . . . . . . . . . . C-1
Exhibit D - Form of
Subscription Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
State Suitability
  Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-10

                         SUMMARY OF THE PROSPECTUS

    This summary of certain provisions of this Prospectus is intended for quick reference only and is not complete. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus and all exhibits to the Prospectus before deciding to invest in any Series of the Trust. The definitions of any capitalized terms not found in this Summary can be found in the Glossary on page
124.  This Prospectus is intended to be used beginning
_______________, 1998.

The Trust                World Monitor Trust (the "Trust")
                         was formed as a Delaware business
                         trust on December 17, 1997, with
                         separate Series of Interests.
                         Its term will expire on December
                         31,  2047 (unless terminated
                         earlier in certain
                         circumstances).  The principal
                         offices of the Trust and the
                         Managing Owner are located at One
                         New York Plaza, 13th floor, New
                         York, New York 10292-2013 and
                         their telephone number is (212)
                         778-7866.    See "Trust
                         Agreement."


The Series               The Trust's Interests will be
                         offered in three separate and
                         distinct Series:  Series A,
                         Series B and Series C.  Each
                         Series will:

                          - engage in the speculative
                            trading of a diversified
                            portfolio of futures,
                            forward (including interbank
                            foreign currencies) and
                            options contracts and may,
                            from time to time, engage in
                            cash and spot transactions
                          - have one-year renewable
                            contracts with its own
                            independent professional
                            trading advisor that will
                            manage 100% of the Series'
                            assets and make the trading
                            decisions for the Series
                            segregate its assets from
                            the other Series and
                            maintain separate, distinct
                            records for each Series,
                            trade and account for its
                            assets separately from the
                            other Series and the other
                            Trust assets
                          - calculate the Net Asset
                            Value of its Interests
                            separately from the other
                            Series
                          - have an investment objective
                            of increasing the value of
                            your Interests over the long
                            term (capital appreciation),
                            while controlling risk and
                            volatility

Series A                     Trading for Series A will be
                             directed by Eagle Trading
                             Systems, Inc. ("Eagle").  Eagle
                             has been operating its various
                             trading systems since 1993.  As
                             of   January 31, 1998, Eagle had
                             approximately  $304 million in
                             investor funds under management.
                             Eagle will be allocated 100% of
                             Series A's assets, which, in
                             turn, will be allocated initially
                             50% to its Eagle-Global System
                             and 50% to its Eagle-FX System.
                             See "The Series - Series A." Series A
                             will trade a diversified portfolio with a a foreign exchange focus, assuming sufficient market opportunities in the fx markets exist.

Series B                     Trading for Series B will be
                             directed by Eclipse Capital
                             Management, Inc. ("Eclipse
                             Capital").  Eclipse Capital has
                             been operating its trading
                             systems since August 1, 1986. As
                             of  January 31, 1998, Eclipse
                             Capital had approximately  $320
                             million in investor funds under
                             management.  Eclipse Capital will
                             be allocated 100% of Series B's
                             assets, which will be traded
                             according to its Global Monetary
                             program.  Series B will trade a
                             diversified portfolio with a financial
                             investment focus, assuming sufficient
                             market opportunities in the financial
                             markets exist. See "The Series -
                             Series B."

Series C Trading for Series C will be directed by Hyman Beck & Company, Inc. ("HB & Co."). HB & Co. has been operating its trading systems since March 1991. As of
                               January 31, 1998, HB & Co. had
                             approximately  $284 million in
                             investor funds under management.
                             HB & Co. will be allocated 100%
                             of Series C assets, which will be
                             traded according to a modified
                             and up-leveraged version of its
                             Asset Allocation Program, which
                             constitutes a new trading
                             approach for which there is no
                             past performance record. Series C
                             will trade a diversified portfolio
                             among several markets. See
                             "The Series - Series C."

 Summary Risk Factors       INTERESTS IN EACH SERIES
                            ARE SPECULATIVE
                            SECURITIES AND AN
                            INVESTMENT IN ANY SERIES
                            OF THE TRUST INVOLVES A
                            HIGH DEGREE OF RISK.
                            YOU SHOULD BE AWARE THAT
                            THE FOLLOWING RISKS,
                            LISTED IN DESCENDING
                            ORDER OF SIGNIFICANCE,
                            APPLY TO EACH SERIES:

                          - Futures, forward and options
                            trading is speculative,
                            volatile and highly
                            leveraged - you could lose a
                            substantial portion or even
                            all of your investment

                          - The trading advisors'
                            programs may not perform for
                            each Series as they have
                            performed in the past - you
                            should not rely on past
                            performance to predict the
                            results of an investment in
                            a Series.  This is
                            especially true for Series
                            C, as HB & Co. will utilize
                            a new trading approach for
                            which there is no past
                            performance record

                          - Each of the Trust's Series
                            relies on its trading
                            advisor for success - if an
                            advisor does not trade well,
                            the Series will not be
                            profitable

                          - Each Series is traded by a
                            single advisor,
                            concentrating the risk in a
                            single advisor's trading
                            decisions, rather than
                            dispersing the risk among
                            several advisors

                          - There is no guarantee that
                            any Series will meet its
                            intended objective;
                            accordingly, you could lose
                            a substantial portion, or
                            even all, of your
                            investment

                          - Your annual tax liability is
                            anticipated to exceed cash
                            distributions to you

                          - Substantial charges will be
                            attributed to each of the
                            Trust's Series.  We estimate
                            that each Series will have
                            to achieve net trading
                            profits (after taking
                            interest income into
                            account) of 4.15% per annum
                            in order to offset fees, and
                            of approximately 7.15% to
                            also offset the 3%
                            redemption charge imposed on
                            any Interests that you may
                            redeem as of the end of the
                            12th month following the
                            effective date of their
                            purchase

                          -      If you redeem an Interest in
                                  any Series during the first
                                  12 full months following the
                                  effective date of your
                                  purchase, you will be
                                  charged a redemption fee (4%
                                  in the first 6-month period,
                                  3% in the second 6-month
                                  period) unless you exchange
                                  that Interest for an
                                  Interest in another Series
                                  or you invest your
                                  redemption proceeds in
                                  another futures fund
                                  sponsored by Prudential
                                  Securities

                          - Actual and potential
                            conflicts of interest exist
                            among Prudential Securities,
                            the Managing Owner and the
                            Trading Advisors. Conflicts
                            related to, for example, the
                            brokerage fee and effecting
                            transactions or trading for
                            their own accounts and other
                            accounts may create an
                            incentive for Prudential
                            Securities, the Managing
                            Owner and the Trading
                            Advisors to benefit
                            themselves rather than
                            Limited Owners

                          - You will have limited voting
                            rights and no control over
                            the Trust's business

                          - Although the Trust offers
                            weekly purchase, exchange
                            and redemption rights,
                            liquidity is limited because
                            of transfer restrictions and
                            the absence of any exchange
                            listing or trading market
                            for the Interests of any
                            Series

                          - Although an investment in
                            the Series is designed to
                            diversify your portfolio, we
                            cannot assure you that
                            diversification  will
                            create profits for you

The Trustee                  Wilmington Trust Company, a
                             Delaware banking corporation, is
                             the Trust's sole Trustee (the
                             "Trustee").  The Trustee
                             delegated to the Managing Owner
                             all of the power and authority to
                             manage the business and affairs
                             of the Trust and has only nominal
                             duties and liabilities to the
                             Trust.

The Managing Owner           The Managing Owner is a
                             wholly-owned subsidiary of
                             Prudential Securities and
                             will administer the business
                             and affairs of each Series
                             (excluding commodity trading
                             decisions, except in certain
                             limited, and essentially
                             emergency, situations).  See
                             "Actual and Potential
                             Conflicts of Interest." The
                             Managing Owner will make a
                             contribution to each Series
                             necessary to maintain at
                             least a 1% interest in the
                             profits and losses of each
                             Series at all times.  See
                             "Managing Owner's
                             Commitment."  Under the
                             Trust Agreement, the
                             Managing Owner has agreed to
                             accept liability for the
                             obligations of each Series
                             that exceed that Series'
                             assets.  See "Trust
                             Agreement."


Prudential Securities             Prudential Securities, the
                                  parent company of the
                                  Managing Owner, is the
                                  Trust's selling agent and
                                  clearing broker.  As
                                  clearing broker for each
                                  Series, Prudential
                                  Securities will execute and
                                  clear each Series' futures
                                  and options transactions,
                                  and will perform certain
                                  administrative services for
                                  each Series.  See "Brokerage
                                  Agreement."  Because of
                                  Prudential Securities'
                                  affiliation with the
                                  Managing Owner, the fee any
                                  Series of
                                  the Trust will pay
                                  to Prudential Securities was
                                  not negotiated at arm's
                                  length.  See "Actual and
                                  Potential Conflicts of
                                  Interest."  Each Series also
                                  will engage in foreign
                                  currency forward
                                  transactions with Prudential
                                  Securities, which in turn
                                  will engage, as a principal,
                                  in back-to-back transactions
                                  with Prudential-Bache Global
                                  Markets Inc. and its
                                  subsidiaries ("PBGM"), also
                                  affiliates of Prudential
                                  Securities.  PBGM will
                                  attempt to earn a profit on
                                  the spread in such
                                  transactions; and even
                                  though PBGM is an affiliate,
                                  PBGM will charge a
                                  competitive spread.  All
                                  compensation to be paid to
                                  Prudential Securities will
                                  be within the overall limits
                                  set forth in the guidelines
                                  for the Registration of
                                  Commodity Pool Programs
                                  imposed by the North
                                  American Securities
                                  Administrators Association,
                                  Inc. ("NASAA") (the "NASAA
                                  Guidelines").


Liabilities You Assume            Although the Managing Owner
                                  has unlimited liability for
                                  any obligations of a Series
                                  that exceed that Series'
                                  assets, your investment in a
                                  Series is part of the assets
                                  of that Series, and it will
                                  therefore be subject to the
                                  risks of that Series'
                                  trading.  You cannot lose
                                  more than your investment in
                                  any Series in which you
                                  invest, and you will not be
                                  subject to the losses or
                                  liabilities of any Series in
                                  which you have not invested.
                                  We have received opinions of
                                   Rosenman & Colin LLP,
                                  counsel to the Trust, and
                                  Richards, Layton & Finger,
                                  P.A., special Delaware
                                  counsel to the Trust and the
                                  Trustee, that creditors of
                                  and equity holders in any
                                  particular Series will have
                                  recourse only to the assets
                                  of that Series and to the
                                  assets of the Managing
                                  Owner, rather than to the
                                  assets of any other Series,
                                  provided that certain
                                  requirements are met,
                                  including, without
                                  limitation, treating each
                                  Series as separate from all
                                  other Series.  See "Trust
                                  Agreement - Liabilities" for
                                  a more complete explanation.


Limitation of Liabilities              The debts, liabilities,
                                       obligations, claims and
                                       expenses of a particular
                                       Series shall be
                                       enforceable against the
                                       assets of that Series
                                       only, and not against
                                       the assets of the Trust
                                       generally or the assets
                                       of any other Series.

Who May Subscribe            To subscribe in the Interests of
                             any Series:

                          - You must generally have a
                            net worth (exclusive of
                            home, home furnishings and
                            automobiles) of at least
                            $150,000 or a net worth,
                            similarly calculated, of at
                            least $45,000 and an annual
                            gross income of at least
                            $45,000, although several
                            states impose higher
                            requirements -  see "State
                            Suitability Requirements" in
                            the Subscription Agreement,
                            Exhibit D to this
                            Prospectus;
                          - You may not invest more than
                            10% of your liquid net worth
                            in any Series or combination
                            of Series;
                          - IRAs, Keogh and other
                            employee benefit plans are
                            subject to special
                            suitability requirements and
                            should not invest more than
                            10% of their assets in any
                            combination of Series.

                        See "Who May Subscribe."

What You Must Understand
Before You Subscribe        You should not subscribe for
                            Interests unless you understand:

                          - the fundamental risks and
                            possible financial hazards of
                            the investment;
                          - the trading strategies to be
                            followed in the Series in which
                            you will invest;
                          - the tax consequences of this
                            investment;
                          - that if you decide to sell
                            securities in your Prudential
                            Securities account to subscribe
                            for Interests, you may have
                            income tax consequences from
                            that sale;
                          - the fees and expenses to which
                            you will be subject;
                          - your rights and obligations as a
                            Limited Owner.

                        See "Risk Factors," "The Series,"
                        "Fees and Expenses," and "Federal
                        Income Tax Consequences."

Your Minimum Subscription
  and Interest Pricing         Minimum required subscriptions
                               and Interest prices are as follows:

                          - Your minimum initial
                            subscription is $5,000 or,
                            for IRAs, $2000;
                          - You may purchase Interests
                            in all or any combination of
                            Series so long as your total
                            minimum subscription amount
                            is satisfied;
                          - The minimum initial purchase
                            in any one Series is $1,000;
                          - The price per Interest
                            during the Initial Offering
                            Period is $100;
                          - During the Continuous
                            Offering Period, each
                            Series' Interests will be
                            offered and sold at their
                            weekly Net Asset Value, and
                            existing Limited Owners will
                            be able to purchase
                            additional Interests in
                            increments of $100;

                          - No front-end sales charges
                            or selling commissions will
                            be charged, and no Series'
                            Net Asset Value will be
                            diluted by the Trust's
                            organization and offering
                            expenses.  Each Series will,
                            however, pay Brokerage Fees
                            of 7.75% per annum and
                            Management Fees of 2% per
                            annum.  See the "Projected
                            Twelve-Month Break-Even
                            Analysis" in this Summary
                            and "Fees and Expenses."

How to Subscribe            To subscribe for any Series'
                            Interests:

                          - You must complete and sign a
                            Subscription Agreement
                            (Exhibit D);

                          - You will be required to have
                            a securities account with
                            Prudential Securities (or
                            with an Additional Seller, as
                            defined in the Glossary) and
                            to have funds in that account
                            equal to the amount of your
                            subscription at the time you
                            subscribe;

                          - We will accept subscriptions
                            in cash only.

                        You may revoke your subscription only
                        within five (5) Business Days (as
                        defined in the Glossary)  after you
                        submit a Subscription Agreement to
                        Prudential Securities (or an
                        Additional Seller), and may not revoke
                        it after that time.  Any subscription
                        may be rejected in whole or in part by
                        the Managing Owner for any reason.


Initial Offering                  We will offer Interests of
                                  each Series  for a period
                                  of up to 120 days from the
                                  date of this Prospectus
                                  (unless extended) (the
                                  "Initial Offering Period").
                                  This Initial Offering Period
                                  may be shorter for a
                                  particular Series if that
                                  Series' "Subscription
                                  Minimum" - the amount of
                                  subscription funds required
                                  before a Series can begin
                                  trading - is reached before
                                  that date.  See "The
                                  Offering."



Series Subscription Minimums      The Subscription
                                  Minimums that must be
                                  accepted before each
                                  Series will break escrow
                                  and commence trading are
                                  as follows:

                          - Series A - $4,000,000
                          - Series B - $3,000,000
                          - Series C - $3,000,000

                        If any Series does not sell its
                        Subscription Minimum  and have at
                        least 150 subscribers (see "Who May
                        Subscribe") by the expiration of its
                        Initial Offering Period, all of that
                        Series' subscription monies, along
                        with any interest earnings, will be
                        returned to the subscribers promptly -
                        within ten (10) Business Days after
                        the Initial Offering Period, or as
                        soon thereafter as practicable if
                        payment cannot be made within that
                        time period.



Escrow of Funds              During the Initial Offering
                             Period, Prudential Securities or
                             an Additional Seller will debit
                             your account for the full amount
                             of your subscription within two
                             (2) Business Days of receipt and
                             acceptance of your final
                             subscription documents.
                             Subscription funds for each
                             Series received during the
                             Initial Offering Period will then
                             be deposited in each Series'
                             escrow account at The Bank of New
                             York and held there until the
                             funds are either released for
                             trading purposes or returned to
                             the subscribers.  Funds held in
                             escrow will not be subject to any
                             fees or other deductions.  You
                             will earn interest on your
                             escrowed subscription funds,
                             which will be distributed to you
                             within ten (10) days after the
                             close of the Initial Offering
                             Period of a Series if the
                             Subscription Minimum for that
                             Series is not met (or as soon
                             thereafter as practicable if
                             payment cannot be made within
                             that time period).  If the
                             Subscription Minimum for a Series
                             is met, interest earned on your
                             escrowed subscription funds will
                             be contributed to that Series and
                             you will receive a commensurate
                             number of additional Interests
                             (or fractions of Interests) upon
                             your admission as a Limited
                             Owner.  See "The Offering -
                             Escrow of Funds."

Continuous Offering               After trading commences,
                                  Interests in each Series
                                  will be sold once each week
                                  until each Series'
                                  "Subscription Maximum" - the
                                  total amount of Interests
                                  registered for sale with the
                                  Securities and Exchange
                                  Commission - has been issued
                                  (the "Continuous Offering
                                  Period"), either though sale
                                  or exchange (see "Exchange
                                  of Interests" below).  For
                                  purposes of describing the
                                  purchase, exchange and
                                  redemption of

                        Interests during the Continuous
                        Offering Period, the
                        following terms will be used:

                        "Dealing Day" means the first Business
                        Day of each week.

                        "Valuation Point" means the close of
                        business on Friday of each week.

                        The sale price, or Net Asset Value per
                        Interest, is set at a Valuation Point,
                        and subscriptions for new Interests
                        become effective on a Dealing Day.
                        Generally, therefore, Interests are
                        priced at the close of business on a
                        Friday, and new purchases become
                        effective on the following Monday at
                        that price.  To purchase Interests,
                        you must submit your Subscription
                        Agreement (Exhibit D) at least five
                        (5) Business Days (or two (2) Business
                        Days if you are purchasing additional
                        Interests as described below) before
                        any given Dealing Day, and additional
                        time may be required before your
                        subscription is approved by the
                        Managing Owner.  Because of this
                        waiting period, the purchase price of
                        your Interests will not be fixed on
                        the date you submit your subscription
                        but will be finalized on the Valuation
                        Point immediately preceding the
                        Dealing Day on which your purchase is
                        eligible to become effective.  There
                        may be a considerable difference
                        between the Net Asset Value of an
                        Interest on the date you submit your
                        subscription and the Dealing Day on
                        which your purchase becomes effective.

Purchases of Additional
Interests in a Series             If you are a Limited Owner
                                  of Interests in a particular
                                  Series and wish to purchase
                                  additional Interests in that
                                  same Series, you must submit
                                  your Subscription Agreement
                                  (Exhibit D) at least two (2)
                                  Business Days before any
                                  given Dealing Day, and your
                                  subscription for additional
                                  Interests must be approved
                                  by the Managing Owner.
                                  Additional Interests will be
                                  sold at their Net Asset
                                  Value on the Valuation Point
                                  immediately preceding the
                                  Dealing Day on which your
                                  purchase of additional
                                  Interests is eligible to
                                  become effective.  Purchases
                                  of additional Interests are
                                  subject to changes in Net
                                  Asset Value between the date
                                  you submit your subscription
                                  and the Dealing Day on which
                                  you purchase becomes
                                  effective.

Exchange of Interests             Once trading commences,
                                  Interests you own in one
                                  Series may be exchanged for
                                  Interests of one or more
                                  other Series for as long as
                                  the Interests in the Series
                                  for which exchange is being
                                  made are offered for sale
                                  (an "Exchange").  To make an
                                  Exchange, you must complete
                                  an Exchange Request (Exhibit
                                  C).  You must submit your
                                  Exchange Request at least
                                  five (5) Business Days
                                  before any given Dealing
                                  Day, and the Exchange must
                                  be approved by the Managing
                                  Owner.  Exchanges will be
                                  made at the applicable
                                  Series' then-current Net
                                  Asset Values per Interest
                                  (which include, among other
                                  things, accrued but unpaid
                                  incentive fees due to those
                                  Series' Trading Advisors) at
                                  the Valuation Point
                                  immediately preceding the
                                  Dealing Day on which your
                                  Exchange is eligible to
                                  become effective.
                                  Exchanges, like
                                  subscriptions, are subject
                                  to changes in Net Asset
                                  Value per Interest between
                                  the date you submit an
                                  Exchange Request and the
                                  Dealing Day on which your
                                  Exchange becomes effective.
                                  The Exchange of Interests
                                  will be treated
                                  as a redemption of Interests in
                                  one Series (with the related
                                  tax consequences) and the
                                  simultaneous purchase of
                                  Interests in the Series you
                                  exchange into.  See "Federal
                                  Income Tax Consequences."
                                  No "exchange" charges will
                                  be imposed.  See "Exchange
                                  of Interests" under "The
                                  Offering."

Subscription and Exchange
Effective Dates
During Continuous
Offering Period                   The effective date of
                                  accepted subscriptions
                                  and Exchanges during the
                                  Continuous Offering
                                  Period is the first
                                  Dealing Day to occur at
                                  least five (5) Business
                                  Days after you have
                                  submitted your
                                  subscription or Exchange
                                  Request and it has been
                                  approved.  If you are an
                                  existing Limited Owner
                                  in a Series who is
                                  purchasing additional
                                  Interests in  the same
                                  Series, the effective
                                  date of your accepted
                                  subscription will be the
                                  first Dealing Day to
                                  occur at least two (2)
                                  Business Days after you
                                  have submitted your
                                  subscription and it has
                                  been approved.

Segregated Accounts/
Interest Income                   Except for that portion of
                                  each Series' assets used as
                                  margin to maintain that
                                  Series' forward currency
                                  contract positions, the
                                  proceeds of the offering for
                                  each Series will be
                                  deposited in cash in
                                  segregated and separate
                                  trading accounts maintained
                                  for each Series at
                                  Prudential Securities in
                                  accordance with CFTC
                                  segregation requirements.
                                  Prudential Securities
                                  credits each Series with
                                  100% of the interest earned
                                  on its average net assets
                                  (other than those assets
                                  held in the form of U.S.
                                  Government securities) on
                                  deposit with Prudential
                                  Securities each week.
                                  Currently, this amount is
                                  estimated to be the Federal
                                  Funds rate.

Organization and Offering
Expenses Prudential Securities or an affiliate is responsible for the payment of all of the expenses associated with the organization of the Trust and the offering of each Series' Interests, and no Trust Series will be required to reimburse these expenses. As a result, 100% of each Series' offering proceeds will be available for that Series' trading activities. See "The Series," "The Offering" and "Fees and Expenses."


Transfer of Interests             The Trust Agreement
                                  restricts the
                                  transferability and
                                  assignability of the
                                  Interests of each Series.
                                  There is not now, nor is
                                  there expected to be, a
                                  primary or secondary trading
                                  market for the Interests of
                                  any Series.

Redemption of Interests           Once trading commences,
                                  Interests you own in a
                                  Series may be redeemed,
                                  in whole or in part.
                                  Redemptions are made
                                  each week at the
                                  beginning of the Dealing
                                  Day.  To redeem your
                                  Interests, you must
                                  deliver your Redemption
                                  Request at least two (2)
                                  Business Days prior to a
                                  given Dealing Day.
                                  Redemptions are made at
                                  the  Net Asset Value
                                  per Interest (which
                                  includes, among other
                                  things, accrued but
                                  unpaid incentive fees
                                  due to that Series'
                                  Trading Advisor) on the
                                  Valuation Point
                                  immediately preceding
                                  the Dealing Day on which
                                  your redemption is
                                  eligible to become
                                  effective (the
                                  "Redemption Price").
                                  Redemptions are subject
                                  to changes in Net Asset
                                  Value between the date
                                  you deliver your
                                  Redemption Request  and
                                  the Dealing Day on which
                                  your redemption becomes
                                  effective.  If you
                                  redeem your Interests on
                                  or before the end of six
                                  full months following
                                  purchase of the effective date of the

                                  Interests being
                                  redeemed, you will be
                                  charged a redemption fee
                                  of 4% of the
                                  Redemption Price; if you
                                  redeem your Interests
                                  after six months, but on
                                  or before the end of
                                  twelve full months
                                  following the purchase of
                                  the effective
                                  date of the Interest
                                  being redeemed, you will
                                  be charged a 3%
                                  redemption fee on the
                                  Redemption Price. The effective
                                  date of purchase will be the
                                  date on which the applicable
                                  Series break(s) escrow for
                                  subscriptions made during the
                                  Initial Offering Period, and for
                                  subscriptions during the
                                  Continuous Offering Period will
                                  be the applicable Dealing Day.
                                  Redemption fees will be
                                  paid to the Managing
                                  Owner.  See "
                                  Redemption of Interests"
                                  under "The Offering" and
                                  "Actual and Potential
                                  Conflicts of Interest -
                                  Prudential Securities'
                                  Advising on
                                  Redemptions."
                                  Redemption fees will not
                                  be charged if you
                                  effect an Exchange or if
                                  you invest your
                                  redemption proceeds
                                  concurrently in another
                                  futures fund sponsored
                                  by Prudential
                                  Securities.

Distributions                The Managing Owner will make
                             distributions to you at its
                             discretion.  Because the
                             Managing Owner does not
                             presently intend to make
                             ongoing distributions, your
                             income tax liability for the
                             profits of any Series in
                             which you have invested
                             will, in all likelihood,
                             exceed any distributions you
                             receive from that Series.
                             See "Federal Income Tax
                             Consequences."

Income Tax Consequences      We have obtained an opinion
                             of   Rosenman & Colin LLP
                             to the effect that, based on
                             the facts set forth in this
                             prospectus, the Managing
                             Owner's representations, and
                             under current federal income
                             tax law, each Series in the
                             Trust will be treated as a
                             partnership .

                        As long as each Series is treated as a
                        partnership for federal income tax
                        purposes, the Trust and each Series in
                        the Trust will not be subject to
                        federal income tax.  Instead, as a
                        Limited Owner, you generally will
                        recognize taxable income in an amount
                        equal to your allocable share of
                        trading profits and other income
                        generated from the Series in which you
                        have purchased Interests (whether or
                        not any cash is distributed to you).
                        Your ability to deduct losses and
                        expenses relating to the Trust's
                        trading activities may be subject to
                        significant limitations.  A Limited
                        Owner may deduct his share of any
                        losses in the Series in which he has
                        an interest (whether ordinary or
                        capital) only up to the amount of his
                        adjusted basis in his Interests.
                        Additionally, the excess of a Series'
                        capital losses over capital gains is
                        deductible by a non-corporate Limited
                        Owner only against his capital gain
                        income each year (and up to $3,000 per
                        year against his ordinary income).
                        Furthermore, special tax risks will
                        apply to tax-exempt Limited Owners and
                        to non-United States investors.   For
                        a more complete discussion of tax
                        risks relating to this investment, see
                        "Risk Factors - Tax  Risks" and
                        "Federal Income Tax Consequences."

Reports and Accounting       As of the end of each month
                             and as of the end of each
                             Fiscal Year, we will furnish
                             you with those reports
                             required by the CFTC and the
                             National Futures Association
                             ("NFA"), including, but not
                             limited to, an annual
                             audited financial statement
                             certified by independent
                             public accountants and any
                             other reports required by
                             any other governmental
                             authority, such as the SEC,
                             that has jurisdiction over
                             the activities of the Trust.
                             You also will be provided
                             with appropriate information
                             to permit you (on a timely
                             basis) to file your federal
                             and state income tax
                             returns.

Fiscal Year                       December 31.

Financial Information             The Trust has only recently
                                  been organized and has no
                                  financial history.
                                  Financial information
                                  concerning the Trust and the
                                  Managing Owner is set forth
                                  under "Financial
                                  Statements."

Glossary of Terms            See the "Glossary of Terms" for
                             the definition of certain key
                             terms used in this Prospectus.

                       SUMMARY OF FEES AND EXPENSES


-    Brokerage Fee - an
     annual percentage of
     each Series' Net Asset
     Value:

       Series A:  7.75%
       Series B:  7.75%
       Series C:  7.75%

     which equates to an
     estimated amount per
     round-turn transaction:

          Series A:   $67
          Series B:   $34
          Series C:   $48

Prudential Securities will
receive  this amount for
brokerage services it
renders, out-of-pocket
trading costs it incurs, as
well as for assisting the
Managing Owner in managing
non-commodities assets.  The
brokerage fee is
determined at the close of
business each Friday, and
the sum of the amounts
determined weekly will be
paid monthly.


Differences in amounts per
round-turn reflect estimated differences in frequency of trading, not higher per trade costs.


- Management Fee - an annual percentage of each Series' Net Asset Value:

          Series A:   2%
          Series B:   2%
          Series C:  2%


Each Trading Advisor will
receive a management fee for
its trading advisory
services.  The management
fee is determined at the
close of business each
Friday, and the sum of the
amounts determined weekly
will be paid monthly.


-    Incentive Fee - a
     percentage of each
     Series' New High Net
     Trading Profits:

          Series A:  23%
          Series B:  20%
          Series C:  23%

Each Trading Advisor can
receive an incentive fee for
the profit (realized and
unrealized) it achieves for
a Series.  The incentive fee
is determined as of the
close of business on the
last Friday of each calendar
quarter but will accrue
weekly for purposes of
determining a Series' Net
Asset Value for each week.


FEES PAID BY THE INVESTORS


-    Redemption Fee -  4% or 3% of the Net
     Asset Value of an Interest:

     Redemptions made during first
     6-month period following purchase
     - 4% Redemption Fee

     Redemptions made during second
     6-month period following purchase
     - 3% Redemption Fee


The Managing Owner will
receive 4% and 3%,
respectively, of the
Redemption Price of
Interests redeemed during
the first and second
successive six-month periods
following the effective date
of their purchase.  This
redemption fee will not be
charged if you effect an
Exchange or invest your
redemption proceeds in
another futures fund
sponsored by Prudential
Securities.

          The above fees constitute all fees to be paid, either
       directly or indirectly, to Prudential Securities and/or its affiliates or to the Trading Advisors.


           FEES PAID BY PRUDENTIAL SECURITIES OR ITS AFFILIATES:


-    Organization and Offering
     Expenses  Approximately $250,000 per Series


     Include legal, accounting, filing fees and printing costs

-    Routine Operational/Administrative Expenses Approximately
     $80,000 per Series per year

     Include filing, accounting, photocopying, postage and computer services costs

-    Routine Legal, Auditing and Other Expenses
     Approximately $60,000 per Series per year

     Include expenses of third party service providers, including the Trustee

              PROJECTED TWELVE-MONTH "BREAK-EVEN" ANALYSIS


THE FOLLOWING IS THE PROJECTED TWELVE-MONTH BREAK-EVEN
ANALYSIS FOR EACH SERIES.  THE ANALYSIS TAKES INTO ACCOUNT
ALL FEES AND EXPENSES ENUMERATED ABOVE (OTHER THAN ADVISORY
INCENTIVE FEES AND EXTRAORDINARY EXPENSES WHICH ARE
IMPOSSIBLE TO PREDICT), EXPRESSED BOTH AS A DOLLAR AMOUNT
AND AS A PERCENTAGE OF A $5,000 INITIAL INVESTMENT:

                       SERIES A                        SERIES B                     SERIES C
Description of     Dollar        Percentage      Dollar       Percentage      Dollar        Percentage
Charges            Break-Even    Break-Even      Break-Even   Break-Even      Break-Even    Break-Even
Brokerage Fees     $387.50         7.75%         $387.50        7.75%         $387.50          7.75%
Advisory
 Management
 Fees              $100.00         2.00%         $100.00        2.00%         $100.00          2.00%
Advisory
 Incentive
 Fees (1)            -              -              -             -               -               -

       Total       $487.50        9.75%          $487.50        9.75%         $487.50          9.75%

Less
Estimated
Interest
Income (2)        ($280.00)      (5.60%)        ($280.00)      (5.60%)       ($280.00)        (5.60%)

Estimated
12-Month
Break-Even
Without
Redemption
Charges (3)        $207.50        4.15%          $207.50         4.15%        $207.50          4.15%

Redemption
Charges (3)        $150.00        3.0%           $150.00         3.0%         $150.00          3.0%

Estimated
12-Month
Break-Even
Level After
Redemption
Charges            $357.50        7.15%          $357.50        7.15%         $357.50         7.15%

 1 Advisory Incentive Fees are only paid on "New High Net Trading Profits."  New
  High Net Trading Profits are determined after deducting Brokerage and Advisory Management Fees, and does not include interest income. Each Series could pay advisory Incentive Fees in years in which the Series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

 2 Each Series will be credited with 100% of the interest income earned on that Series' assets. Currently estimated to be the Federal Funds rate of approximately 5.60%.


 3 A redemption fee of 4% will be assessed on an Interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% will be assessed on an Interest redeemed after the end of the sixth, but on or before the end of the 12th, full month after its purchase. Because this break-even analysis is a twelve-month computation, only the 3% redemption fee, which is imposed at the end of the twelve-month
  period, is used.  Redemption fees will not be charged if you   effect an
  Exchange or if you invest your redemption proceeds concurrently in another futures fund sponsored by Prudential Securities.

                              RISK FACTORS

    The Trust is a new venture in a high-risk business. An investment in the Interests of each Series is very speculative.
You should make an investment in one or more of the Series only after consulting with independent, qualified sources of investment advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed below in this Prospectus in the section captioned "Futures Markets."


PERFORMANCE RISKS


Past Performance is Not Necessarily Indicative of Future
Performance.


    The Trust selected each Trading Advisor to manage the assets of each Series because each Trading Advisor performed well through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely to a substantial degree on the Trading Advisors' or the Managing Owner's records to date for predictive purposes. You should not assume that any Trading Advisor's future trading decisions will create profit, avoid substantial losses or result in performance for the Series comparable to that Trading Advisor's or to the Managing Owner's past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not underperform the past performance records included in their prospectuses. Additionally, the trading approach to be utilized by the Trading Advisor of the Series C Interests will represent a new trading approach for which there is no past performance record on which you may rely.


    Because you and other investors will acquire, exchange and redeem Interests at different times, you may experience a loss on your Interests even though the Series in which you have invested as a whole is profitable, and even though other investors in that Series experience a profit. The past performance of any Series may not be representative of each investor's investment experience in it.

    Likewise, you and other investors will invest in different
Series managed by different Trading Advisors. Each Series' assets are

    -  segregated from the other Series' assets
    -  traded separately from every other Series and
    -  valued and accounted for separately from every other
       Series.

    Consequently, the past performance of one Series has no bearing on the past performance of another Series. You cannot, for example, consider Series A past performance in deciding whether to invest in Series B or Series C. Furthermore, HB & Co., the Trading Advisor for Series C, will utilize a new trading approach for which there is no past performance record.

There Is No Protection Against the Loss of Your Principal

    You are not assured of any minimum return. You could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any Series. See "Trust
Agreement - Liabilities" for a more complete explanation.

Performance Is Not Correlated To the Debt Or Equity Markets.


    We anticipate that over time each Series' performance will be "non-correlated" with the general equity and debt markets - that each Series' performance might or might not be similar to the performance of the general financial markets. Non-correlation means, for example, that the Net Asset Value of a Series may rise while stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse relationship between a Series' performance and the performance of the general financial markets (for example, that the Net Asset Value of a Series will rise when stock indices fall or will fall when stock indices rise). Because of non-correlation, during certain periods a given Series may perform in a manner very similar to more traditional portfolio holdings, providing few, if any, diversification benefits. See "The Futures Markets."


The Series Have No Operating Histories.

    The Series have not commenced trading and have no performance histories.

TRADING RISKS


Futures, Forward and Options Trading Is Volatile and Highly
Leveraged.

    A principal risk in futures, forward and options trading is volatile performance; i.e., potentially wide variations in daily, weekly and monthly contract values. This volatility can lead to wide swings in the value of your investment. This risk is increased by the low margin normally required in futures, forward and options trading, which provides a large amount of leverage; i.e., contracts can have a value substantially greater than their margin and may be traded for a comparatively small amount of money. Thus, a relatively small change in the market price of an open position can produce a disproportionately large profit or loss.
See "The Futures Markets" and "Trust Agreement - Liabilities."


Options Trading Can Be More Volatile Than Futures Trading.


    Each Trading Advisor trades options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat
different.   Successful options trading requires a trader to
assess accurately near-term market volatility, because that volatility is directly reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have so great an effect on the price of a futures contract.
See "Series A," "Series B" and "Series C" and "The Futures Markets."


Single-Advisor Funds are More Volatile Than Multi-Advisor Funds

  Because the trading decisions for each of the Trust's Series will be made by a single Trading Advisor, the trading for each Series is similar to a single-advisor fund where one trading advisor makes all the trading decisions. In single-advisor funds, volatility may increase as compared to a fund with several trading advisors who, collectively, can diversify risk to a greater extent (assuming those advisors are non-correlated with each other). To the extent a single advisor concentrates trading in one or only a few markets, volatility and risk will increase further. See "Series A," "Series B" and "Series C" and "The Futures Markets."


Futures, Forward and Options Trading May Be Illiquid.

    Although each Series generally will purchase and sell actively traded contracts (see "Trading Limitations and Policies"), we cannot assure you that orders will be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable "daily price fluctuation limits," "speculative position limits" or market disruptions. Market illiquidity or disruptions could cause major losses. See "The Futures Markets."

Technical Trading Systems Require Trending Markets and Sustained
Price Moves To Be Profitable.


    Eagle, Eclipse Capital and HB & Co., like many other trading advisors, use primarily technical trading systems for many of their trading decisions. See "Series A," "Series B" and "Series C." For any technical trading system to be profitable, there must be price moves or "trends"-either upward, downward, level-in some commodities that the system can track and that are significant enough to dictate entry or exit decisions. Trendless markets have occurred in the past, however, and are likely to recur. In addition, technical systems may be profitable for a period of time, after which the system fails to detect correctly any future price movements. Accordingly, technical followers may modify and alter their systems on a periodic basis. Any factor (such as increased governmental control of, or participation in, the markets traded) that lessens the prospect of sustained price moves in the future may reduce the likelihood that any commodity trading advisor's
technical systems will be profitable.   Although there is no
pending legislation likely to affect the markets in which the Series will trade, a number of markets, in particular the stock market, currency and interest-rate markets, are likely targets for governmental intervention because of their fundamental importance to the world economy and the financial markets as a whole. See "The Futures Markets."


The Large Number of Existing Technical Traders Could Adversely
Affect Each Series.


    The Managing Owner believes that there has been, in recent years, a substantial increase in the use of technical trading systems. Different technical systems will tend to generate different trading signals. However, the significant increase in the use of technical systems as a proportion of the trading volume in the particular markets included in each Series' portfolio could result in traders' attempting to initiate or liquidate substantial positions at or about the same time as a Series' Trading Advisor, or otherwise altering historical trading patterns or affecting the execution of trades, all to the significant detriment of a Series. See "The Futures Markets."


Discretionary Decision-Making May Result in Missed Opportunities or
Losses.

    Each of the Trading Advisors' strategies involve some discretionary aspects in addition to their technical factors. For example, the Trading Advisors often use discretion in selecting contracts and markets to be followed. Discretionary decision making may result in a Trading Advisor's failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. See "Series A," "Series B" and "Series C."

Trading on Exchanges Outside the United States May Be Riskier Than Trading on U.S. Exchanges.


    All Series will trade on non-U.S. exchanges as a component of their trading programs. Foreign exchanges, whether or not linked to a U.S. exchange, are not regulated by the CFTC or by any other United States governmental agency or instrumentality and may be subject to regulations different from those to which U.S. exchanges are subject and that provide less protection to investors than U.S. regulations. Therefore, trading on non U.S. exchanges may involve more risks than similar trading on U.S. exchanges. See the CFTC Risk Disclosure Statement at page 2.

The Unregulated Nature of the Forward Markets Creates Counter-Party Risks That Do Not Exist In Futures Trading.

    Forward contracts are privately negotiated, non-exchange traded contracts that function just like futures contracts, but are not subject to the exchange regulations that futures contracts are subject to. Futures contracts are subject to regulations setting, for example, the quantity and, in some cases, the grade of a given commodity, as well as the settlement method and time for delivery. Forward contracts are entered into between private parties off an exchange and are thus free from exchange regulations as to quantity, method of settlement, time for delivery, etc. Forward contracting, for example, foreign currency trading in the interbank foreign exchange markets, is not regulated by the CFTC or by any other U.S. government agency; and forward contracts are not guaranteed by an exchange or its clearing house. If a Series were to take a position as a principal with a counterparty that fails, a default would most likely result, depriving that Series of any profit potential, or forcing the Series to cover its commitments for resale, if any, at the then current market price. See "Series A," "Series B" and "Series C."


    Because each Series executes its forward trading exclusively with Prudential Securities (and its affiliates, PBGM), as principal, liquidity problems might be greater in a Series' forward trading than they would be if trades were placed with and through a larger number of forward market participants. If governmental authorities impose exchange and credit controls or fix currency exchange rates, trading in certain currencies might be eliminated or substantially reduced, and the Series' forward trading might be limited to less than desired levels. The imposition of credit controls also might require that Prudential Securities or PBGM obtain lines of credit prior to commencement of any such trading. There is no assurance that such lines can be obtained. The amount of loss each Series may claim for tax purposes because of unprofitable forward trades may be limited. Also, to the extent forward contracts are offset by futures positions or other forward positions, the loss limitation rules applicable to "offsetting positions" might prevent the allowance of losses for tax purposes. See "Federal Income Tax Consequences."

Each Series' Start-up Period Entails Increased Investment Risks.


    Each Series will encounter a start-up period following the close of its Initial Offering Period during which it is becoming fully invested, and a Series may encounter similar start-up periods following subsequent closings during the Continuous Offering Period. During such start-up periods, each Series will be more likely to suffer losses on its initial trades, because no Series can develop a fully diversified portfolio instantly upon the commencement of trading, and the possibility of losses is greater the more concentrated the trading is. A decline in the initial Net Asset Value of a Series could result from the level of diversification in that Series' trading activities at the outset, which may be lower than in a fully committed portfolio. See "The Offering."


TRADING ADVISOR RISKS

Each Series Relies on Its Trading Advisor for Success.


    The Trading Advisor for each Series will make the commodity trading decisions for that Series. Therefore, the success of each Series and the Trust as a whole largely depends on the judgment and ability of the Trading Advisors. We cannot assure you that a Trading Advisor's trading for any Series will prove successful under all or any market conditions. See "Series A," "Series B" and "Series C."

We Cannot Assure You That the Trading Advisors or Their Trading
Strategies Will Continually Serve  the Series.

    We cannot assure you that (i) any Trading Advisor, the Managing Owner or the Trust, will not exercise their rights to terminate the Advisory Agreement for any Series under certain conditions,
(ii) the Advisory Agreement with any Trading Advisor, once it expires, will be renewed on the same terms as the current Advisory Agreement for that Trading Advisor, or (iii) if any Series retains a new trading advisor, that the new advisor will be retained on terms as favorable to the Series as those negotiated with that Series' Trading Advisor or that the new advisor will be required to recoup losses sustained previously before being entitled to receive incentive fees. See "Advisory Agreements."


Each Trading Advisor's Past Performance Record Is Inconsistent.

    The performance records of each Trading Advisor reflect significant variations in profitability from period to period. See "Past Performance Information" under "Series A," "Series B" and
"Series C."

Other Clients of Each Trading Advisor May Compete With Each Series.


    Each Trading Advisor manages large amounts of other funds and advises other clients at the same time as it manages Series assets; consequently, each Series may experience increased competition for the same positions. See "Actual and Potential Conflicts of Interest."

Possible Adverse Effects of Increasing the Assets Under Each
Trading Advisor's Discretion.


    No Trading Advisor has agreed to limit the amount of additional equity that it may manage. If a Trading Advisor accepts more equity than it has "capacity" for, the Trading Advisor's strategies may not function to create profit. "Capacity" is the amount that a Trading Advisor can trade effectively without exceeding its trading and risk management capabilities.

The Trading Approach for Series C Has Not Previously Been Used.

    HB & Co. will utilize a new trading approach that has been not previously been used to trade client accounts. This trading approach has been tailored to Series C but is being traded at 1.5 times normal leverage for an HB & Co. account. To the extent that losses occur, you can expect losses to increase proportionately to the amount of leverage used. The same is true, however, with respect to profits.

The Use of Multiple Strategies for Series C Interests May Affect
Series C Profits or Losses.

    HB & Co.'s Asset Allocation Portfolio to be utilized for
Series C Interests will combine HB & Co.'s long-term technical, trend-following strategies with its technical, non-linear strategy. While the use of multiple strategies within the Asset Allocation Portfolio is anticipated to add diversification to HB & Co.'s overall trading approach on behalf of the Series C Interests, the use of multiple strategies may also result in the taking of opposite positions from time to time in respect of certain futures interest contracts, reducing or eliminating profitable positions. See "HB & Co.'s Trading System."

TRUST AND OFFERING RISKS


You Will Have a Limited Ability to Transfer Your Interests, and
Your Ability to Liquidate Your Interests May Be Impeded.


    There is not now, nor is there expected to be, any primary or secondary market for the Interests. In addition, the Trust Agreement, included as Exhibit A, restricts transfers and assignments of Interests. You will be permitted to redeem your Interests generally as of the Dealing Day (usually Monday) each week (each, a "Redemption Date"). The Trust will redeem your Interests at 100% of their Series' Net Asset Value as of the Valuation Point (the close of business on Friday) immediately preceding the applicable Dealing Day. If you redeem your Interests on or before the end of the first six months after the effective date of your Interest, you may be charged a redemption fee of 4% of the Net Asset Value at which your Interests are redeemed. If you redeem your Interests after the sixth month, but on or before the end of the twelfth month after the effective date of your purchase of Interests, you may be charged a 3% redemption fee. These redemption fees, if applicable, will be paid to the Managing Owner. If a substantial number of Limited Owners redeem their Interests in a Series, that Series could be required to liquidate positions at unfavorable prices. However, redemptions in one Series will not affect trading in any other Series. Under extraordinary circumstances, such as an inability to liquidate positions, the Trust may delay redemption payments to you beyond the period specified in the Trust Agreement. See "Redemption of Interests" under "The Offering."


Each Series Will Have to Overcome Substantial Fees and Commissions in Order to Break Even Each Year.

    Each Series is required to pay substantial fees that could deplete its assets, including a 7.75% annual fee to Prudential Securities for brokerage and other services, and a 2% annual management fee to each Trading Advisor. After taking into account
(i) all fees and expenses to be paid by a Series, but excluding the advisory incentive fee (which is paid only on New High Net Trading Profits) and extraordinary expenses (which are impossible to predict) and (ii) estimated interest income earnings on each Series' assets, expected to be the Federal Funds rate, currently approximately 5.60% per annum, it is currently estimated that each Series will have to achieve annual net trading profits of approximately 4.15% in order to offset the next twelve months of expenses, and of approximately 7.15% to also offset the 3% redemption charge imposed on Interests if they are redeemed at or before the end of the 12th month following their effective date. This break-even level will be higher to the extent that interest rates decrease, or lower, to the extent that interest rates increase, in the future. See "Projected Twelve-Month Break-Even Analysis."

The Payment of Quarterly Incentive Fees Does Not Assure Profits.

    Each Series also pays its Trading Advisor a quarterly incentive fee based upon the "New High Net Trading Profits" earned by that Trading Advisor on the Net Asset Value of the Series for which the Trading Advisor has trading responsibility. These profits include unrealized appreciation on open positions. Accordingly, it is possible that a Series will pay an incentive fee on trading profits that do not become realized (in whole or in part). Each Series' Trading Advisor will retain all incentive fees paid, even if that Series incurs a subsequent loss on those fees. Because the incentive fee is paid quarterly, it is possible that an incentive fee may be paid during a year in which the Net Asset Value per Interest of a Series ultimately declines from the outset because of losses occurring after the date of an incentive fee payment or because of the non-realization of profits on which an incentive fee was paid. See "Fees and Expenses."

The Trust Is Subject to Conflicts of Interest.


    A number of actual and potential conflicts of interest exist among the Managing Owner, Prudential Securities, PSGI and the
Trading Advisors. Conflicts involving (i) the brokerage fee, (ii) effecting transactions or trading for their own accounts and other accounts, (iii) Prudential Securities' advising on redemptions,
(iv) other commodity funds sponsored by Prudential Securities, (v) management of other accounts by the Trading Advisors, and (vi) engaging in forward transactions, may each create an incentive for Prudential Securities and its affiliates, the Managing Owner and the Trading Advisors to benefit themselves rather than the Limited Owners. However, no specific policies regarding conflicts of interest have been adopted by the Trust or Series. See "Actual and Potential Conflicts of Interest."


You Have Limited Rights.

    Pursuant to the Trust Agreement, you will exercise no control over the Trust's business. However, certain actions, such as termination or dissolution of a Series, may be taken, or approved, upon the affirmative vote of Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Interests owned by the Managing Owner and its affiliates). See "Trust Agreement - Exercise of Rights by Limited Owners."

There Was No Independent Investigation of the Terms of the Offering or the Trust's Structure.


    Prudential Securities is an affiliate of the Managing Owner and made no independent investigation of the terms of this offering or the structure of the Trust. Except for the agreements with the Trading Advisors and the Trustee, the terms of this offering and the structure of the Trust have not been established as the result of arm's- length negotiation. See "Description of the Trust, Trustee, Managing Owner and Affiliates" and "Actual and Potential Conflicts of Interest."

TAX  RISKS


Your Tax Liability Is Anticipated to Exceed Distributions to You.


    For federal income tax purposes, the amount of your taxable income or loss for each taxable year of the Trust will be determined on the basis of your allocable share of ordinary income and loss generated from the Series in which you have purchased Interests, as well as capital gains and losses recognized during
such year.   If the Series in which you own Interests has taxable
income for a year, that income will be taxable to you in accordance with your allocable share of Trust income from that Series, whether or not any amounts have been or will be distributed to you. Under certain circumstances, all or part of such income would be taxable to Employee Benefit Plans or Individual Retirement Funds (as defined below) and other tax-exempt Limited Owners. Also, the Series in which you have an interest might sustain losses offsetting its profits after the end of a year, so that if you did not redeem your Interests as of such year-end, you might never receive the profits on which you have been taxed. The Managing Owner, in its discretion, will determine whether, and in what amount, the Trust will make distributions. There is no present intention to make distributions. See "Distributions" and "Sharing of Profits and Losses" under "Trust Agreement." Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated Trust taxable income but will not receive distributions of cash with which to pay such taxes.

    Your ability to claim current deductions for certain expenses or losses, including capital losses of the Series in which you have Interests, will be subject to various limitations and the income tax effects of a Series' transactions may differ from the economic consequences of those transactions. See "Federal Income Tax Consequences."


Partnership Treatment Is Not Assured.

    The Trust has received an opinion of counsel to the effect that, under current federal income tax law, each Series in the Trust will be treated as a partnership for federal income tax purposes, provided (i) at least 90% of each Series' annual gross income consists of "Qualifying Income" as defined in the Code, and
(ii) each Series is organized and operated in accordance with its
governing agreements.   The Managing Owner believes it likely, but
not certain, that each Series will meet this income test. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service (the "IRS") concerning its tax treatment. An opinion of counsel is not binding on the IRS or the courts, and is subject to any changes in applicable tax laws.


    If a Series of the Trust were to be treated as a corporation for federal income tax purposes, the net income of that Series would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of that Series; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of that Series and would be taxable as such. See "Federal Income Tax Consequences."


There Is the Possibility of a Tax Audit.

    We cannot assure you that a Series' tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to the Series' returns. If an audit results in an adjustment, you may be required to file amended returns and to pay additional taxes plus interest. See "Federal Income Tax Consequences."

    You are strongly urged to consult your own tax adviser and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws. See "Federal Income Tax Consequences."

REGULATORY RISKS

The Clearing Broker's Regulatory and Other Legal Problems.

    Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See "Description of the Trust, Trustee, Managing Owner and Affiliates."

Government Regulations May Change.


    Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on "commodity pools" such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Series of the Trust. See "The Futures Markets."


Failure of the Trust's Clearing Broker or Other Counterparties.


    The Trust may be unable to recover its assets in the event of the bankruptcy of Prudential Securities, its clearing broker, or of any other counterparty with whom it trades. See "Liabilities" under "The Trust Agreement."


CFTC Registrations Could be Terminated.


    If the CE Act registrations or NFA memberships of the Managing Owner, the Trading Advisors or Prudential Securities are no longer effective, these entities would not be able to act for the Trust.
See "Regulation of Markets" under "The Futures Markets."


    The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options. You should read this entire Prospectus before determining to subscribe for Interests.

                ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

    While the Managing Owner, Prudential Securities and its affiliates, and the Trading Advisors will seek to avoid conflicts of interest to the extent feasible, and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Trust and the various Series, no specific policies regarding conflicts of interest have been adopted by the Trust or any Series. The following actual and potential conflicts of interest do exist.


Affiliation of the Managing Owner, Prudential Securities and PSGI


    Prudential Securities Futures Management, Inc. (the "Managing Owner") is a wholly-owned subsidiary of Prudential Securities Incorporated ("Prudential Securities"), which acts as the selling agent and clearing broker for each Series and performs other services for the Trust. Prudential Securities is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"), and the Managing Owner and Prudential Securities are each affiliates of
PSGI.   Prudential-Bache Global Markets Inc. ("PBGM"), an
affiliate of Prudential Securities, is involved in the Trust's foreign currency forward transactions. These subsidiary and affiliate relationships create certain conflicts of interest, described below. See "The Trust, Trustee, Managing Owner and Affiliates."


Conflicts Related to the Brokerage Fee


    Because the Managing Owner is an affiliate of Prudential
Securities, the fixed fee Prudential Securities receives is not the result of arm's-length negotiations, and Limited Owners may not be able to verify that the fixed fee to Prudential Securities is comparable to the fee Prudential would receive if the fee were negotiated with an unrelated party. Furthermore, other customers of Prudential Securities may pay commissions that are effectively lower than the fixed fee payable by a Series (e.g., if Prudential Securities determines that the size of any such other account, the anticipated volume and frequency of its trading and the costs associated with the servicing of that account, or any other reasons, justify a lower rate). To the extent that other brokers would charge lower commission rates than those charged by Prudential Securities, each Series will pay effectively higher commissions for similar trades. However, the Managing Owner, in accordance with its obligation under the NASAA guidelines to seek the best price and services available for commodity brokerage transactions, believes that Limited Owners receive additional administrative benefits through the Series' brokerage arrangements with Prudential Securities, as well as several benefits from investing in the Trust that might not otherwise be available to them for an investment as reasonable as the minimum investment in the Trust (e.g., limited liability, investment diversification, and administrative convenience).

    As a result of the fixed fee being charged each Series by Prudential Securities, the Managing Owner may have a conflict of interest in two additional respects. First, the Managing Owner is responsible for determining whether distributions are to be made to Limited Owners by any Series of the Trust. However, because any distributions will reduce the Series' assets on which Prudential Securities' fixed fee is calculated, the Managing Owner will have an incentive to reduce or eliminate distributions to Limited Owners in order to maximize the fee to Prudential Securities. Consequently, this may conflict with Limited Owners' interests in receiving redemptions. Second, the Managing Owner was responsible for selecting the Trading Advisors and will be responsible for selecting any new commodity trading advisors for any Series.
Because Prudential Securities will receive the same fee regardless of how many transactions are effected for a Series, the Managing Owner may have an incentive to select trading advisors that do not trade frequently, rather than trading advisors with better track records who do trade frequently. The Trust Agreement requires the Managing Owner to determine whether each Series is receiving the best price and services available under the circumstances and whether the rates are competitive, and, if necessary, to renegotiate the fee structure to obtain such rates and services for the each Series. In making the foregoing determinations, the Managing Owner may not rely solely on a comparison of the fees paid by other major commodity pools.

    Certain of the officers and directors of the Managing Owner (who are also employees of and are compensated by Prudential Securities) may individually receive from Prudential Securities compensation and bonuses based on various factors, including fees generated by a Series.

Conflicts Related to Forward Transactions




     The Trust, acting through its commodity trading advisor(s), may execute over-the counter, spot, forward and option foreign
exchange transactions with Prudential Securities.   Prudential
Securities will then engage in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ("PBGM"). Because PBGM, Prudential Securities and the Managing Owner are wholly owned subsidiaries of PSGI, the Managing Owner has an incentive to utilize Prudential Securities and PBGM as the Trust's foreign exchange dealer and counterparty, even though other entities may offer better terms. However, as the Managing Owner has a fiduciary obligation to the Trust, the Managing Owner will not utilize affiliated entities for foreign exchange trading if the Managing Owner determines that it would not be in the best interest of the Trust to do so.

Trading For Own Account, the Accounts of Others

    The officers, directors and employees of the Managing Owner and of Prudential Securities, and agents and correspondents of Prudential Securities, may from time to time trade in commodities for their own accounts and for the account of Prudential Securities itself. In addition, Prudential Securities is a futures commission merchant, handling customer business in commodities. Thus, Prudential Securities may effect transactions for itself, its officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents) or the Managing Owner. These transactions might be effected when similar Series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Series in bidding or offering on purchases or sales of contracts without knowing that Series also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons' trading records in light of their confidential nature, the Managing Owner will have access to these records.

Prudential Securities-Related Activities

    As part of its commodity brokerage services, Prudential Securities maintains managed accounts serviced by outside commodity trading advisors, as well as discretionary and guided commodity accounts for customers meeting certain investment requirements.
The selection of commodity trades for such accounts is made through the judgment of the particular person servicing the account. Prudential Securities also maintains a commodity research department that makes fundamental and technical information available daily to its Financial Advisors and certain customers and recommends market positions from time to time. In servicing managed accounts, discretionary accounts and/or guided accounts, Prudential Securities Financial Advisors may take or advocate a position similar to or opposite of that taken by Prudential Securities and/or any Series, and there is no assurance that any Series' positions will prove more profitable than those of such other accounts. However, because Prudential Securities does not have discretion over the positions taken on behalf of any Series, it will not be able to affect, either positively or negatively, any Series' positions.

Prudential Securities' Advising on Redemptions

    Prudential Securities Financial Advisors who are appropriately registered and qualified will receive continuing compensation for services rendered to the Trust on an ongoing basis, including rendering advice to Limited Owners on redemptions. See "Brokerage Agreement." This compensation is paid by Prudential Securities out of the fixed fee it receives from each Series in proportion to the number of then outstanding Interests for which each Financial Advisor provides ongoing services. This compensation ceases to be paid to Financial Advisors for redeemed Interests. Accordingly, Prudential Securities Financial Advisors have a financial incentive to advise Limited Owners not to redeem Interests in any Series. However, Prudential Securities Financial Advisors are expected to act in the best interests of their clients, notwithstanding any personal interests to the contrary.

Other Commodity Funds Sponsored by Prudential Securities

    Prudential Securities is the sponsor of other publicly and privately offered commodity funds, which may or may not be similar to the Trust. These funds and other commodity funds established from time to time by Prudential Securities may compete with each Series of the Trust for the execution of trades, and there is no assurance that any Series of the Trust will obtain the most favorable prices on such trades. Because Prudential Securities has no discretion over the selection of the positions taken by these funds or the timing of the initiation thereof, it will not be able to influence the favorability of the prices of any Series' transactions. See "Past Performance of Other Pools Sponsored by the Managing Owner and its Affiliate."

Management of Other Accounts by the Trading Advisors

    The Trading Advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each Trading Advisor's ability to carry out its obligations and duties to the Series for which it has trading responsibility under the Advisory Agreements is not materially impaired thereby. See "Advisory Agreements." The Trading Advisors might compete with the Series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used by a Series, and there can be no assurance that any such trades will be consistent with those of the Series, or that the Trading Advisors or their principals will not be the other party to a trade entered into by any Series. Pursuant to the Advisory Agreements, each Trading Advisor must treat the Series for which it has trading responsibility equitably and provide the Managing Owner with access to information so that the Managing Owner can be assured of such equitable treatment. Limited Owners, however, have no inspection rights. See "Advisory Agreements." In addition, because the financial incentives of a Trading Advisor in other accounts managed by it may exceed any incentives payable by a Series, the Trading Advisor might have an incentive to favor those accounts over a Series in trading. The Trading Advisor's management of other clients' accounts may increase the level of competition among other clients and a Series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a Trading Advisor and its principals and affiliates will be aggregated for purposes of applying speculative position limits in the United States. Thus, a Series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that Series' Trading Advisor or for the Trading Advisor itself, would exceed the applicable speculative position limits. See "Trading Risks - Futures, Forward and Options Trading May Be Illiquid."

                          STRUCTURE OF THE TRUST


    The Trust was formed on December 17, 1997 as a Delaware Business Trust with separate Series, pursuant to the requirements of the Delaware Business Trust Statute (the "Business Trust Statute"). The Trust's registered office is c/o Wilmington Trust Company (the "Trustee"), Rodney Square North, 1110 North Market Street, Wilmington, Delaware 19890. The Business Trust Statute provides that, except as otherwise provided in the Trust Agreement, Interestholders in a Delaware Business Trust will have the same limitation of liability as do shareholders of private, for-profit, Delaware corporations. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Series in excess that Series' assets. Limited Owners do not have any such liability. See "Trust Agreement - Liabilities -
Exercise of Rights by Limited Owners."


Overview of the Series


    The Trust's Interests will be offered in three separate
Series: Series A, B and C. Each Series will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and may, from time to time, engage in cash and spot transactions. Each Series will have its own professional commodity trading advisor (a "Trading Advisor") that will manage 100% of that Series' assets and make that Series' trading decisions. It is expected that between 15% and 40% of each Series' assets normally will be committed as margin for commodities trading, but from time to time these percentages may be substantially more or less. See "Trading Limitations and Policies."


    The Trading Advisors for the Series were selected based upon the Managing Owner's evaluation of each Trading Advisor's past performance, trading portfolios and strategies, as well as how each Trading Advisor's performance, portfolio and strategies complement and differ from the others'. The Managing Owner is authorized under the Advisory Agreements, however, to utilize the services of additional trading advisors for any Series. For each of Series A, B and C, the Managing Owner will allocate 100% of the proceeds from the Initial Offering of each Series' Interests to the Trading Advisor for that Series for commodities trading purposes. It is currently contemplated that each Series' Trading Advisor will continue to be allocated 100% of additional capital raised from that Series during the Continuous Offering of Interests. The Trading Advisors are not affiliated with the Trust, the Trustee, the Managing Owner or Prudential Securities, but each of Eagle and Eclipse Capital does currently act as a commodity trading advisor to other public or private funds sponsored by Prudential Securities. If a Trading Advisor's trading reaches a level where certain position limits restrict its trading, that Trading Advisor will modify its trading instructions for the Series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. See "Past Performance of Other Pools Sponsored by the Managing Owner and Its Affiliate."
None of the Trading Advisors or any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future.

For a summary of the Advisory Agreements between each Trading Advisor, the Trust and the Managing Owner, see
"Advisory Agreements."

    Set forth below is a description of each Series' Trading Advisor and its principals, as well as a general description of the trading strategies and trading portfolios each Trading Advisor will employ in its trading on behalf of the Trust. These descriptions were derived by the Managing Owner in part from information contained in each Trading Advisor's CFTC Disclosure Document, which each Trading Advisor itself prepared. Because the Trading Advisors' trading strategies are proprietary and confidential, the descriptions that follow are of necessity general in nature.

                        SERIES A

    Eagle Trading Systems, Inc. ("Eagle") will be allocated
100% of Series A assets. In its trading, Eagle utilizes two trading strategies: the Eagle-Global System and the Eagle-FX
System.

EAGLE AND ITS PRINCIPALS

    Eagle is a Delaware corporation, organized in May 1993, with its main business offices at 701 Mount Lucas Road, Princeton, New Jersey 08542. Eagle became a registered commodity trading advisor ("CTA") and commodity pool operator ("CPO") with the CFTC and a member of the National Futures Association (the "NFA") on June 22, 1993.

    Menachem Sternberg is the Chairman of the Board and Chief Executive Officer of Eagle and is a member of the NFA. Prior to joining Eagle in January 1997, Mr. Sternberg was a Senior Vice President and senior trader at Caxton Corporation ("Caxton"), and since July 1995, also was a principal of Caxton Associates L.L.C. Caxton is a New York-based money management firm investing in the foreign exchange, global financial, and commodities markets. Prior to joining Caxton in 1992, Mr. Sternberg was the President and a director of Tiverton Trading, Inc., ("Tiverton") a registered commodity trading advisor. From August 1989 to December 1991, Mr. Sternberg also was a Managing Director of Global Research and Trading Ltd., a corporation engaged in the research and development of trading and investment strategies in the futures, forward and option markets. Prior to that time, Mr. Sternberg was employed by Commodities Corporation (U.S.A.) from 1979 until December 31, 1989, first as a research consultant and subsequently as a First Vice President of CC (U.S.A.). In 1986 he became an employee of Tiverton in addition to his employment at CC (U.S.A.). Prior to joining CC (U.S.A.), Mr. Sternberg was a systems analyst.

    Mr. Sternberg received a B.A. cum laude from Tel Aviv University and a Ph.D. in Economics from Princeton University. His doctoral dissertation, entitled "Uncertainty and the Use of Forward Contracts," dealt with theoretical issues concerning hedging and market behavior. In addition to his involvement in global financial markets, Mr. Sternberg has advised governmental and corporate clients as an economic consultant and has authored numerous research and academic papers. He also served on the faculty of Ben Gurion University and as a visiting scholar at Princeton University.

    Liora Sternberg is the President and a Director of Eagle and is a member of the NFA. Mrs. Sternberg has been involved in the computer industry since 1977. Beginning in October 1982, she was employed by Menorah Insurance Company Ltd. as a system analyst, in charge of designing financial applications. From January 1984 until January 1992, she was managing the General Insurance computer applications department. Mrs. Sternberg initiated and supervised the development and implementation of a wide range of computer support systems, both at the management and operational levels. Her position required involvement in key management and business decisions of the company. Starting in January 1992, Mrs. Sternberg devoted her time to the study of financial markets and the design of computerized trading systems. In May 1993, Mrs. Sternberg formed and became the President of Eagle. Mrs. Sternberg received a B.A. in Computer Science and Philosophy from Bar Ilan University in 1982.

    Nancy Goldak is a Vice President of Eagle in charge of trade executions and operations. Prior to joining Eagle in May 1994, Mrs. Goldak was a Vice President of Reynwood Trading Corporation and managed its trading desk from November 1987.
Mrs. Goldak performed duties involving treasury cash management, compliance and brokerage operations for Commodities Corporation (U.S.A.) N.V. from November 1979 to October 1987.

EAGLE'S TRADING SYSTEMS

    Eagle will make its trading decisions for Series A using two trading systems, both of which are based on technical trading analysis. The systems were developed using artificial intelligence techniques that simulate the operation of diverse combinations of trading rules on up to fifteen years of historic market data (to the extent available). The systems' trading rules incorporate trend following elements, money management principles, predetermined risk limits and volatility adjustment parameters. Each system uses a computerized, trend-following approach that is based on the systematization of these factors. This systematic approach is designed to enable Eagle to participate in intermediate and long-term trends while avoiding those markets experiencing excessive volatility.

    Eagle's trading systems result in computer-generated signals based on mathematical analyses of closing market prices that incorporate the elements described above. The signals determine the types of instruments to trade, whether to take a long or short position, the maturity and size of each position and the timing of the execution of trades.

    No assurance can be given that all of the factors discussed above or all the pertinent information will be available to Eagle in implementing any particular trading decision. Eagle's failure to include any of these factors or information in making trading decisions may cause Series A to miss significant profit opportunities or to incur substantial losses.


The Eagle-Global System

The Eagle-Global System
presently tracks and may
trade up to 30 different
futures and forward
markets trading on
exchanges in the U.S. and
abroad.  The system covers
a wide variety of
commodities, currencies
and U.S. and global
financial markets.  Eagle,
in its sole discretion,
reserves the right to
change the markets and
exchanges in which it
trades.

The Eagle-FX System

The Eagle-FX system
presently tracks and may
trade up to 17 different
foreign currencies.  The
system's trading is
executed by using forward
contracts in the interbank
foreign exchange markets.
The systems's trading
rules are similar to those
used by the Eagle-Global
system, with some
modification in view of
the special nature of the
currencies markets.
Eagle, in its sole
discretion, reserves the
right to change the list
of currencies in which it
trades.

Eagle-Global Futures and Forward Contracts and Markets

Softs
World Sugar #1     CSC

Energy
Crude Oil          NYM
Heating Oil        NYM
Natural Gas        NYM

Grains
Corn               CBT
Wheat              CBT
Soybeans           CBT

Foreign Financial Instruments
German Bund        LIFFE
Short Sterling     LIFFE
Long Gilt          LIFFE
Notional           MATIF
Pibor              MATIF
JGB                TSE & SIMEX
Euroyen            TIFFE

Metals
Gold       CMX
Silver     CMX
Copper     LME
Aluminum   LME

Currencies
British Pound      IMM
Canadian Dollar    IMM
German Mark        IMM
Japanese Yen       IMM
Swiss Franc        IMM

Stock and Stock Indexes
S&P 500        IMM
FTSE           LIFFE
NIKKEI         SIMEX
DAX            DTB

U.S. Financial Instruments
Treasury Bonds    CBT
Treasury Notes    CBT
Eurodollars       CBT

Eagle-FX Currencies
Deutsche Mark
Japanese Yen
Swiss Franc
British Pound
Canadian Dollar
French Franc
Italian Lira
Dutch Guilder
Belgian Franc
Danish Krone
Norwegian Krone
Swedish Krone
Austrian Shilling

Australian Dollar

Singapore Dollar
Finnish Marrka
New Zealand Dollar

Exchange Legend
CBT  -    Chicago Board of Trade
CME  -    Chicago Mercantile Exchange
CMX  -    COMEX
CSC  -    Cocoa, Sugar, Coffee Exchange
DTB  -    Deutsche Teminboevse
IMM  -    International Monetary Market
LIFFE -   London Financial Exchange
LME  -    London Metals Exchange
MATIF -   France Exchange
NYC  -    NY Cotton Exchange
NYM  -    NY Mercantile Exchange
SIMEX -   Singapore Int'l Monetary Exchange
TIFFE -   Tokyo Int'l Futures Exchange
TSE  -    Tokyo Stock Exchange

Allocations Between Programs

    The percentage of Series A assets to be allocated at any point in time to the Eagle-Global and Eagle-FX trading systems is determined by the Managing Owner, subject to Eagle's consent, based on its assessment of market conditions, Trading Advisor capacity (i.e., the amount that Eagle can trade effectively without violating its trading and risk management capabilities), risk/reward considerations, performance and other factors deemed relevant at the time. The initial allocation is expected to be Eagle-Global - 50% and Eagle-FX
- 50%. These allocations will change automatically because of trading gains and losses, but they also may be altered if the Managing Owner determines, using the factors enumerated above that it is in the Series' best interest to do so. In the event Eagle wishes to add or delete a trading program, it must obtain the consent of the Managing Owner. Eagle utilizes other, different trading strategies for some of its other clients; but it is not contemplated that it will use any of these other trading strategies for Series A trading. Limited Owners will be given prompt written notice of any material change in the trading strategies used.


    The entire portion, of Series A assets traded according to the Eagle-Global system will be invested in futures markets;
hence, margin-to-equity ratio will tend to fluctuate from 10% to 55%, most commonly being in the range of 25% - 30%.

    The entire portion of the Eagle FX system is invested in interbank currencies, which use credit lines in the interbank market. The use of such lines can fluctuate between a leverage of 0 to 9 times the account's equity. Most commonly used is in the average of 3 times account equity.

    In both cases however, the major determinant of risk in the accounts is a pre-determined allowable loss for any new trade. See "Futures, Forward and Options Trading Is Volatile and Highly Leveraged" under "Risk Factors".


    Set forth below for calendar year 1997 is a bar graph showing, on a weighted average basis, the volume of trades effected by Eagle in the foregoing commodities using the two trading strategies to be used for Series A. This weighting will change as market conditions and trading opportunities change, and there is every likelihood that these weightings will be different for Series A during future periods, but not so different as to alter the focus on the financial markets unless sufficient market opportunities in the financial markets do not exist.


Volume of Trading for the Period January 1, 1997 to  December
31, 1997:


Foreign Exchange         44.6% (less than sign) (Represents FX System)
Imm Currencies            8.7%
Financials               29.2%

Stock Indices             0.5%

Grains                    4.7%
Energy                    6.6%
Metals                    3.6%
Softs                     2.0%

                        ------
                        100.0%

(GRAPH)

The domestic and non-US exchanges on which the above commodities currently are traded are:


Domestic Exchanges  CBOT, CME, CSC, NYC, COMEX, NYM, and IMM.


Non-US Exchanges  DTB, LIFFE, LME, MATIF, SIMEX, TSE and TIFFE.

EAGLE'S PAST PERFORMANCE


Capsule summaries A(1A) through A(3) contain actual performance information for the periods indicated.


Eagle-Global System

    The following is a capsule summary of the past performance for the Eagle-Global System. PAST PERFORMANCE IS NOT
NECESSARILY INDICATIVE OF FUTURE RESULTS.


As of  December 31, 1997

Name of CTA:        Eagle Trading Systems, Inc.
Program:            Eagle-Global System
Start Date:         August 1993 (All Trading for Eagle)
                    August 1995 (Eagle-Global System)
No. Accounts:       12 (Eagle-Global System)

Aggregate $$:

  All Programs:     $  291,218,945 (Eagle Total Assets
                    including Notional)
                    $  275,083,204 (Eagle Total Assets
                    excluding Notional)


  $$ in This Program:    $  97,907,386 (Eagle-Global System Total
                         Assets including Notional)
                         $  89,441,498 (Eagle-Global System Total
                         Assets excluding, Notional)

Largest monthly
draw-down:          (14.29)%    August 1995
                    "Largest monthly draw-down" means the
                    greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:          (27.59)%   February 1996 to July 1996
                    "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.


Closed accounts; Eagle-Global      Profitable      =    1
                                   Unprofitable    =    1

CAPSULE A(1A) - EAGLE-GLOBAL SYSTEM MONTHLY/ANNUAL RATES OF RETURN

                   (Based on 30 - 60% Funding Level)*


                         MONTH     1995

                         Aug       (14.29)%
                         Sep        17.74
                         Oct        21.71
                         Nov        23.39
                         Dec         8.73

                         ANNUAL    64.78%


* "30-60% Funding Level" means that each account was funded at a level less than the standard account size - in the case of Capsule A(1A), at an average range of between 30% - 60% of the standard account size. This method of funding is commonly referred to as "nominal funding." For example, if the funding level was 30% and the standard account size was $1 million, the account had $300,000 in actual funds. When an account is funded at less than the standard account size, the rate of return, whether positive or negative, will be greater than the rate of return of a fully funded account.


 The performance in Capsule A(1A) is provided to show the entire performance in the Eagle-Global System from its inception. Because no account in the Eagle-Global System from August 1995 to October 1995 was fully funded, return is shown on a nominal funding basis.


As of December 31, 1997 the composite funding level (i.e. the average range of funding levels) for the accounts in
Capsule   A(1A) was approximately 54%.  See the conversion
chart for capsule A(1A), below to determine what the rate of return for the accounts in Capsule A(1A) would have been on a "fully funded" basis - i.e., at 100% funding.


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE A(1B) - EAGLE-GLOBAL SYSTEM MONTHLY/ANNUAL RATES OF RETURN

                 (Based on Fully Funded Subset)**

               MONTH       1997      1996      1995

               Jan         5.05%     8.90%
               Feb         5.40    (13.14)
               Mar       (11.80)    (0.94)
               Apr          1.94    5.78
               May        (4.23)   (10.04)
               Jun         0.88      1.34
               Jul        16.95    (12.73)
               Aug        (5.57)    5.14
               Sep         10.72   18.64
               Oct        (7.33)    27.67      0.55%
               Nov         1.05      8.14      2.36
               Dec         9.17     (7.71)    (2.44)

               ANNUAL      20.23%  25.34%     0.41%


 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Eagle has performed these computations.

              CONVERSION CHART FOR CAPSULE A(1A)

The following chart shows the correlation between the Rates of Return for the partially funded accounts in Capsule A
(1A) and the Rates of Return that these accounts would have achieved if they were fully funded. To use the chart, follow these steps: (1) in the far left column headed "ACTUAL ROR PARTIAL FUNDING," find the Rate of Return for a month that is closest to the Rate of Return in the Capsule and (2) find the Rate of Return that corresponds to the Rate of Return in step (1) under the column heading that reflects the approximate level of funding in an account (in the case of Capsule A(1A), 54%). The Rate of Return in step (2) reflects the approximate Rate of Return that an account would have experienced if it had been fully funded instead of being funded at the level in step (2). For example, the Rate of Return in Capsule A(1A) for October 1995 is 21.71% (e.g., 20% is the closest Rate of Return in the column "ACTUAL FOR PARTIAL FUNDING"). If an account was 54% funded, the Rate of Return under the "54%" column in the chart shows that a fully funded account would have achieved a Rate of Return of approximately 10.80% in that month.

ACTUAL FOR          ROR ON A FULLY
PARTIAL FUNDING     FUNDED BASIS FOR
                    A/C'S FUNDED AT:      60%       54%        50%      40%      30%     20%
40%                                      24.00%    21.60%    20.00%   16.00%   12.00%   8.00%
35%                                      21.00%    18.90%    17.50%   14.00%   10.50%   7.00%
30%                                      18.00%    16.20%    15.00%   12.00%    9.00%   6.00%
25%                                      15.00%    13.50%    12.50%   10.00%    7.50%   5.00%
20%                                      12.00%    10.80%    10.00%    8.00%    6.00%   4.00%
15%                                       9.00%     8.10%     7.50%    6.00%    4.50%   3.00%
10%                                       6.00%     5.40%     5.00%    4.00%    3.00%   2.00%
5%                                        3.00%     2.70%     2.50%    2.00%    1.50%   1.00%
(0%)                                     (0.00%)   (0.00%)   (0.00%)  (0.00%)  (0.00%) (0.00%)
(5%)                                     (3.00%)   (2.70%)   (2.50%)  (2.00%)  (1.50%) (1.00%)
(10%)                                    (6.00%)   (5.40%)   (5.00%)  (4.00%)  (3.00%) (2.00%)
(15%)                                    (9.00%)   (8.10%)   (7.50%)  (6.00%)  (4.50%) (3.00%)
(20%)                                   (12.00%)   (10.80%)  (10.00%) (8.00%)  (6.00%) (4.00%)
(25%)                                   (15.00%)   (13.50%)  (12.50%)(10.00%)  (7.50%) (5.00%)

Eagle-FX System

     The following is a capsule summary of the past performance for the Eagle-FX System. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.


As of  December 31, 1997

Name of CTA:               Eagle Trading Systems, Inc.
Program:                   Eagle-FX System
Start Date:                August 1993 (All Trading for Eagle)
                           August 1993 (Eagle-FX System traded exclusively by
Eagle)
                           September 1991 (Trading of Eagle-FX System under
                           management of Tiverton)
No. Accounts:                    8
Aggregate $$:

  All Programs:                 $  291,218,945 (Eagle Total Assets
                                including Notional)
                                $  275,083,204 (Eagle Total Assets excluding
                                Notional)
  $$ in This Program.           $   63,780,073 (Eagle-FX System Total
                                Assets including Notional)
                                $   56,110,219 (Eagle-FX System Total Assets
                                excluding Notional)

Largest monthly draw-down:   (16.13)%   August 1994
                             "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                  (24.68)%   May 1995 to September 1996
                           "Largest peak-to-valley draw-down" means the
                           greatest cumulative percentage decline in month-
                           end   net asset value due to losses sustained
                           by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.


Closed accounts; Eagle-FX  Profitable     =    0
                           Unprofitable   =    0


CAPSULE A(2) - EAGLE-FX MONTHLY/ANNUAL RATES OF RETURN


       MONTH                1997     1996     1995     1994    1993

       Jan                  8.69%   10.94%   (0.58)%  (8.62)% (2.51)%
       Feb                 10.93    (5.10)   15.48    (6.15)   3.29
       Mar                 (0.67)   13.26    17.30    (0.37)  (4.47)
       Apr                  4.49     4.75     2.08     1.08   (1.77)
       May                  0.32    (3.57)  (10.96)   (3.65)   2.35
       Jun                 (0.93)   (1.22)   (1.93)   11.48    1.81
       Jul                 15.45    (3.63)   (2.16)    4.02    0.23
       Aug                 (2.53)   (0.92)    1.40   (16.13)   1.23
       Sep                 (1.72)   11.75    (0.96)    1.57    2.79
       Oct                 (2.38)    5.99    (0.30)   10.33   (0.86)
       Nov                 (0.61)    2.78    (2.54)  (12.92)   1.59
       Dec                  1.41     2.24    (9.66)    1.09   (3.38)
      ANNUAL               35.34%   41.40%    3.54%  (20.16)% (0.08)%


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eagle's Supplemental Performance Information

       Capsule A(3) represent the customer accounts traded by Eagle pursuant to a different trading strategy from that to be utilized by Series A.

Eagle System


As of  December 31, 1997

Name of CTA:              Eagle Trading Systems, Inc.
Program:                  Eagle System
Start Date:               August 1993 (All Trading for Eagle)
                          August 1993 (Eagle System traded exclusively by
                          Eagle)
                          September 1989 (Trading of Eagle System under
                          management of Tiverton)
No. Accounts:             14 (Eagle System)

Aggregate $$:

  All Programs:            $ 291,218,945 (Eagle Total Assets including
                           Notional)
                           $ 275,083,204 (Eagle Total Assets excluding
                           Notional)

  $$ in This Program:      $ 129,531,486 (Eagle System Total Assets
                           including Notional)
                           $ 129,531,486 (Eagle System Total Assets excluding Notional)

Largest monthly draw-down: (19.42)%   February 96
                          "Largest monthly  draw-down" means the greatest
                           decline in  month-end net asset value due to
                          losses sustained  by a trading portfolio on a
                          composite basis or an individual account for any particular month.

 Largest peak-to-valley
  draw-down:              (28.09)%  February 1996 - September 1996
                          "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.


Closed accounts; Eagle System  Profitable    =  7
                               Unprofitable  =  1

                CAPSULE A(3) - EAGLE SYSTEM ANNUAL RATES OF RETURN
                          (Based on Fully Funded Subset)

                  1997     1996     1995      1994     1993


       ANNUAL    26.59%   17.88%    72.74%   29.13%    56.05%


         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eagle-FX System/Eagle-Global System Proforma


     Set forth in Capsule A(4) is hypothetical combined pro forma information that was prepared by the Managing Owner and which attempts to show the relative weighting of the two trading strategies to be used by Eagle for Series A on a pro forma basis from October 1995, the earliest date when both trading strategies were being used at the same time, through December 1997. Although this capsule was derived from Eagle's actual trading results depicted in Capsules
A(1A) and A(2), Capsule A(4) reflects the performance of a hypothetical portfolio whose assets are allocated in the same proportions as Series A's initial assets are expected to be allocated and are traded under a fee structure identical to the fee structure of Series A, which includes brokerage fees of 7.75%, advisory management fees of 2%, incentive fees of 23%, and an interest income credit of approximately 5.60%. Thereafter, no attempt was made to maintain the initial allocations between the two strategies in the same relative percentages by adjusting for subsequent profits, losses, additions or withdrawals. While the Managing Owner believes that such theoretical results as presented in Capsule A(4) may be of some relevance to prospective investors in determining whether or not to subscribe for Interests in Series A, the performance information presented in this capsule should by no means be taken as an indication of how Series A as a whole or how Series A Limited Owners' individual investments will perform or would have preformed over the same time period. Prospective investors are referred to the Eagle Global and Eagle FX Systems' actual performance at Capsules A(1A) and A(2) in this Prospectus. Prospective investors should be aware in reviewing Capsule A(4) that the CFTC and NFA regulations require the following cautionary legend to accompany all hypothetical performance information:


HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


                     [THIS SPACE LEFT BLANK INTENTIONALLY]

As of  December 31, 1997

Name of CTA:               Eagle Trading Systems, Inc.
Program:                   Eagle-FX System & Eagle-Global System
Start Date:                August 1993 (All Trading for Eagle)
                           August 1993 (Eagle-FX System)
                           August 1995 (Eagle-Global System - Notionalized)
                           October 1995 (Eagle-Global System - Fully Funded)

No. Accounts:               8  (Eagle-FX System)

                            12 (Eagle-Global System)

Aggregate:

  All Programs:            $291,218,945 (All Proforma Total
                           Assets including Notional)
                           $275,083,204 (All Proforma Total Assets
                           excluding Notional)
  $$ in This Program       $  63,780,073 (Eagle-FX System
                           including Notional)
                           $  56,110,219 (Eagle-FX System excluding
                           Notional)
                           $  97,907,386 (Eagle-Global System including
                           Notional)
                           $  89,441,498 (Eagle-Global System excluding
                           Notional)

Proforma  largest monthly
 draw-down: October 1995
 to  December 1997:          (9.58)%     February  1996
 Year-to-Date 1997           (6.51%)     March 1997
                           "Largest monthly draw-down" means the
                           greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

Proforma largest peak-to-valley
draw-down: October 1995 to
December 1997:             (14.77)%     May 1996 to July 1996
Year-to-Date 1997           (6.51)%      March 1997
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Rate of Return is net performance for the month, in general, divided by beginning net asset value for the month.


                      [THIS SPACE LEFT BLANK INTENTIONALLY]

                    CAPSULE A(4) - EAGLE PROFORMA PERFORMANCE

                             RATE OF RETURN
                   (Computed on a compounded monthly basis)


          Month           1997         1996          1995
          Jan             6.96%        9.87%
          Feb             8.32        (9.58)
          Mar            (6.51)        5.42
          Apr             2.96         5.19

          May            (2.21)       (6.83)
          Jun            (0.31)       (0.35)
          Jul            16.02        (8.19)
          Aug            (4.12)        1.70
          Sep             3.44        15.44
          Oct            (5.24)       16.34          (0.11)%
          Nov            (0.30)        5.52          (0.19)
          Dec             4.69        (3.16)         (5.95)

          ANNUAL         23.73%       31.05%         (6.23)%
                                                    (3 Months)


Average Monthly Return Annualized: +21.69%
Average Monthly Return: +1.81%
Monthly Standard Deviation*: +/-7.24%
Largest Peak-to-Valley Draw-down: -14.77% 1996
Recovery Time: 5 Months

Average Positive Monthly Return +7.84%
Average Negative Monthly Return: -3.79%
# of Months with a Positive Return: 13
# of Months with a Negative Return: 14

*Standard Deviation measures volatility of returns. It is a statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the closer the returns are to the mean (average) value. Conversely, the higher the standard deviation, the more widely dispersed the returns are around the mean (average).


   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                SERIES B

     Eclipse Capital Management, Inc. ("Eclipse Capital") is allocated 100% of Series B assets. In its trading for Series
B, Eclipse Capital will utilize its Global Monetary Program.


ECLIPSE CAPITAL AND ITS PRINCIPALS

     Eclipse Capital is a Kentucky corporation incorporated in July 1983, with its main offices at 12400 Olive Boulevard, Suite 408, St. Louis, Missouri 63141. Eclipse Capital was registered with the CFTC on August 14, 1986 as a CTA and is a member in good standing of the NFA.

     Thomas W. Moller, the sole shareholder of Eclipse Capital, has served as its President, Treasurer, and sole director since founding the firm. Mr. Moller received an undergraduate degree in Business and Economics from Vanderbilt University and a graduate degree in Accounting from the University of Kentucky. He was a Certified Public Accountant and has a background in financial planning and investment management.
In 1980, as Chief Financial Officer of a privately held company, he designed and implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982 he formed Interest Rate Management, Inc., another CTA that provided interest rate hedging advisory and management services. Mr. Moller has devoted 100% of his time to Eclipse Capital since September, 1986, and is primarily involved in the areas of trading, research, and product development.

     Ronald R. Breitigam is Secretary and Vice President, Trading, with responsibility for the implementation of Eclipse Capital's trading strategies. After graduating from Pacific Union College in 1982, Mr. Breitigam became an independent floor trader at the Mid-America Commodity Exchange. He served as an institutional broker with Thompson McKinnon (1984-1985) and Paine Webber (1986), and in 1986 formed his own trading company to work full time implementing various strategies.
Mr. Breitigam joined Eclipse Capital in May, 1989.

     James W. Dille, Ph.D. is Vice President, Information Systems, with responsibility for computer-based research, development and operations. Dr. Dille has undergraduate and graduate engineering degrees from the University of Virginia. He received his masters and Ph.D. in Applied Sciences from Harvard University specializing in the areas of Decision and Control Theory and Computer Science. From 1987 through 1993 he worked for McDonnell Douglas Training Systems where he was responsible for research in the areas of computer architectures and networking. He is an affiliate professor at Washington University in St. Louis, teaching courses on numerical analysis and the simulation and analysis of complex systems. Dr. Dille joined Eclipse Capital in January, 1994.



ECLIPSE CAPITAL'S TRADING SYSTEM


     Eclipse Capital will make its trading decisions for Series
B according to its Global Monetary Program.  The Global
Monetary Program incorporates quantitative trend analysis and technical trading principles.

     The Global Monetary Program is systematic and trend-following in nature, with the objective of capitalizing on intermediate and long-term price trends. Eclipse Capital makes all trading decisions pursuant to its proprietary trend identification, capital allocation, and risk management models, using multiple models to accentuate overall diversification. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.


     Eclipse Capital's risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, "sideways markets." A market can be characterized as being "sideways" when, over a certain period of time, it is trending neither upward or downward. When viewed in a price/time chart, this type of market will appear to be moving sideways along the time horizon with relatively small upside and downside moves. Such markets typically occur when investor sentiment towards the market is mixed, meaning neither bullish nor bearish. The risk management principles that Eclipse Capital employs include:
(1) using stop orders to exit trades when markets are moving against an established position; (2) diversifying positions among several different futures and/or futures groups to limit exposure in any one area; (3) using multiple entry and exit points; (4) limiting the assets committed as margin, generally within a range of 5% to 25% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and (5) prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.


     Decisions whether to trade a particular futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program but require the exercise of judgment by principals of Eclipse Capital. The specific contracts traded have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.


     In addition to technical trading in futures contracts, Eclipse Capital also may employ trading techniques such as "spreads" and "straddles," and buy or sell futures options.
A "spread" typically refers to the actual position taken by a trader who is simultaneously long one futures position and short another in the same or a related futures product. In the futures markets, the terms "spread" and "straddle" are interchangeable. When trading options on futures, a straddle generally occurs when a trader employs a combination of either
(i) buying a call (the right to purchase a specific futures contract at a specified price and date) and a put (the right to sell a specific futures contract at a specified price and date) or (ii) selling both a call and a put of the same strike price and month. Eclipse Capital may make non-material alterations to its trading programs without approval from the Managing Owner if Eclipse Capital determines that such changes are in the best interest of the Series Limited Owners.

     Series B assets, traded pursuant to the Global Monetary Program, will be invested in futures markets utilizing leverage, or margin. The margin-to-equity ratio will tend to fluctuate between 5-25%, typically being in the range of 10-15%. See "Futures, Forward and Options Trading Is Volatile and Highly Leveraged" under "Risk Factors".


The Global Monetary Program

     The Global Monetary Program is a financial, metals and energy program that trades a global portfolio of futures, options on futures and exchanges-of-futures-for-physical ("EFP") contracts on interest rate instruments, currencies, stock indices, precious and base metals, and energy products. The foreign currency portion of the portfolio may be traded in the interbank foreign exchange market. A key component of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

Global Monetary Program Contracts And Markets



SFE Australian Bank Bills
SFE Australian 3-Year Bond
SFE Australian Ten Year Bond
SIMEX Euroyen
SIMEX Nikkei
SIMEX Japanese Bond
Tokyo Japanese Bond
DTB German 5-Year Bond
MATIF Pibor
MATIF Notional Bond
CME Eurodollar
CBOT US Bond
CBOT US 5-Year
MONT Canadian Bond
MONT Canadian Bank Bills
Australian Dollar
British Pound
Canadian Dollar
French Franc
German Mark
Japanese Yen
Swiss Franc

LIFFE Euromark
LIFFE Eurolira
LIFFE German Bund
LIFFE Italian Bond
LIFFE Short Sterling
LIFFE Long Gift
LIFFE Euroswiss
SOFFEX Swiss
Government Bond
MEFF Spanish Bond

London Metals Exchange 3 Month Copper
London Metals Exchange 3 Month Aluminum
London Metals Exchange 3 Month Zinc
COMEX Gold
COMEX Silver
NYMEX Crude Oil
NYMEX Natural Gas
British Pound/German Mark

British Pound/Japanese Yen
British Pound/Swiss Franc

German Mark/French Franc
German Mark/Italian Lira
German Mark/Japanese Yen
German Mark/Swiss Franc

* All currencies are executed in the interbank cash market and then exchanged for physical (EFP) to the CME or FINEX for actual futures contracts.


     Set forth below is a bar graph showing the sectors that are traded by Eclipse Capital. Investor funds will be exposed to these sectors in approximately the percentage allocation stated. The stated percentages represent the expected initial allocation to each sector. Actual trading will change as market conditions and trading opportunities change, and there is every likelihood that the targeted risk allocations may vary for Series B during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

Global Monetary Program Allocation:

          Interest rate instruments:    45%
          Currencies:                   30%
          Stock Indices:                 5%
          Precious & Base Metals:       10%
          Energy Products               10%

(GRAPH)

ECLIPSE CAPITAL'S PAST PERFORMANCE


Capsule summaries B(1) through B(4) contain actual performance for the periods indicated.


Global Monetary Program

     The following is a capsule summary of the past performance for Eclipse Capital's Global Monetary Program.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
RESULTS.

As of  December 31, 1997

Name of CTA:           Eclipse Capital Management, Inc.
Program:               Global Monetary Program
Start Date:            April 1986 (All trading by Eclipse Capital)
                       August 1990 (Eclipse Capital
                       Global Monetary Program)
No. Accounts:          18

Aggregate $$:          $298,732,346 (All Programs excluding Notional)
  All Programs         $302,742,346 (All Programs including Notional)

  $$ in this Program   $296,605,851 (Global Monetary Program excluding Notional)
                       $300,615,851 (Global Monetary Program including Notional)

Largest monthly draw-
down:                  (14.62)%   July 1994
                       "Largest monthly draw-down"
                       means the greatest  decline in
                       month-end net asset value due
                       to losses sustained  by a
                       trading portfolio on a composite
                       basis or an individual account
                       for any particular month.

Largest peak-to-
valley draw-down:      (26.97)%   March 1994 to September 1994
                       "Largest peak-to-valley draw-
                       down" means the greatest
                       cumulative percentage decline in
                       month-end  net asset value due
                       to losses sustained  by a
                       trading portfolio on a composite
                       basis or an individual account
                       during any period in which the
                       initial month-end  net asset
                       value is not equaled or exceeded
                       by a subsequent month-end
                       asset value.

Closed Accounts:       Profitable     =    14
                       Unprofitable   =     4

                   [THIS SPACE LEFT BLANK INTENTIONALLY]

          CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
                      MONTHLY/ANNUAL RATES OF RETURN

MONTH      1997      1996     1995       1994      1993

Jan        2.07%     5.45%   (2.28)%     1.34%     4.23%
Feb       (0.41)    (0.07)    1.19       3.00      9.34
Mar        1.67     (0.30)    4.52       6.09     (2.11)
Apr       (4.93)     5.58     0.84      (3.43)     1.42
May        4.01      1.96     8.09      (2.91)    (1.02)
Jun        0.34      0.11    (2.34)      0.28      3.03
Jul        8.80      0.58     1.04     (11.70)     3.09
Aug       (2.21)     3.04     6.80      (5.12)     0.81
Sep        5.00      2.77    (0.57)     (1.42)     3.61
Oct       (0.78)     3.51     0.34       0.90      2.06
Nov       (1.63)     7.03     2.16       4.50     (0.03)
Dec        3.66     (2.19)   (0.64)     (2.24)     2.84
ANNUAL    15.93%    30.68%   20.21%    -11.37%    30.37%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                   [THIS SPACE LEFT BLANK INTENTIONALLY]

Eclipse Capital's Supplemental Performance Information

         Capsules B(2) through B(4) represent the customer accounts traded by Eclipse Capital pursuant to different trading strategies from those to be utilized by Series B.

Global Yield Program

         This "sector" program trades a specialized portfolio comprised entirely of domestic and foreign interest rate instruments. Global money markets and bond futures contracts are traded on major exchanges located throughout the world, including Chicago, Montreal, London, Paris, Madrid, Tokyo, Singapore and Sydney.


As of  December 31, 1997

Name of CTA:            Eclipse Capital Management, Inc.
Program:                Global Yield Program
Start Date:             April 1986 (All trading by Eclipse Capital)
                        April 1992 (Eclipse Capital Global Yield Program)
No. Accounts:           1

Aggregate $$:
  All Programs:          $298,732,346 (All Programs excluding Notional)
                         $302,742,346 (All Programs including Notional)

  $$ in this Program:    $2,126,492 (Global Yield Program)

Largest monthly
draw-down:              (14.41)%   July 1994
                        "Largest monthly draw-down" means the
                        greatest  decline in  month-end net
                        asset value due to losses sustained
                        by a trading portfolio on a composite
                        basis or an individual account for
                        any particular month.

Largest peak-to valley
draw-down:              (26.10)%   May 1994 to January 1995
                        "Largest peak-to-valley draw-down"
                        means the greatest cumulative
                        percentage decline in month-end  net
                        asset value due to losses sustained
                        by a trading portfolio on a composite
                        basis or an individual account during
                        any period in which the initial
                        month-end  net asset value is not
                        equaled or exceeded by a subsequent
                        month-end  asset value.


Closed Accounts:        Profitable     =    6
                        Unprofitable   =    7

        CAPSULE B(2) - GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

             1997      1996     1995     1994       1993


ANNUAL       7.26%     15.21%   14.02%    0.02%      32.40%


 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  [THIS SPACE LEFT BLANK INTENTIONALLY]

                               44
PAGE

Foreign Exchange Program
(Not open to new investment)

Name of CTA:        Eclipse Capital Management, Inc.
Program:            Foreign Exchange Program
Start Date:         April 1986 (Inception of trading by CTA)
                    March 1992 (Inception of trading in program)

No. Accounts:       0


Aggregate $$:       $298,732,346 (All Programs excluding Notional)
  All Programs:     $302,742,346 (All Programs including Notional)


  $$ in this Program: $0 (Foreign Exchange Program)


Largest monthly draw-down: (20.86)%   September 1992
                          "Largest monthly draw-down"
                          means the greatest  decline
                          in   month-end net asset
                          value due to losses
                          sustained  by a   trading
                          portfolio on a composite
                          basis or an individual
                          account for any particular month.



Largest peak-to-valley
draw-down:                 (20.86)%   August 1992 to September 1992
                          "Largest peak-to-valley
                          draw-down" means the
                          greatest cumulative
                          percentage decline in month-
                          end  net asset value due to
                          losses sustained  by a
                          trading portfolio on a
                          composite basis or an
                          individual account during
                          any period in which the
                          initial month-end  net
                          asset value is not equaled
                          or exceeded by a subsequent
                          month-end  asset value.


Closed Accounts:          Profitable    =    3
                          Unprofitable  =    2

   CAPSULE B(3) - FOREIGN EXCHANGE PROGRAM ANNUAL RATES OF RETURN

                   1995      1994      1993      1992

     ANNUAL       10.20%    (4.93)%    6.35%     13.18%
                (3 Months)                     (10 Months)

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              [THIS SPACE LEFT BLANK INTENTIONALLY]

                               45
PAGE

Financial Futures Account
(Not open to new investment)

Name of CTA:           Eclipse Capital Management, Inc.
Program:               Financial Futures Account
Start Date:            April 1986 (Inception of trading by CTA)
                       April 1986 (Inception of trading in program)
No. Accounts:          0


Aggregate $$:
  All programs:        $298,732,346 (All programs excluding Notional)
                       $302,742,346 (All programs including Notional)

  $$ in this Program:  $0 (Financial Futures Account)

Largest monthly
draw-down:              (20.91)%   October 1994
                        "Largest monthly draw-down"
                        means the greatest  decline
                        in   month-end net asset
                        value due to losses
                        sustained  by a   trading
                        portfolio on a composite
                        basis or an individual
                        account for any particular month.

Largest peak-to-
valley draw-down:       (69.20)%   February 1989 to April 1992
                        "Largest peak-to-valley
                        draw-down" means the
                        greatest cumulative
                        percentage decline in month-
                        end  net asset value due to
                        losses sustained  by a
                        trading portfolio on a
                        composite basis or an
                        individual account during
                        any period in which the
                        initial month-end  net
                        asset value is not equaled
                        or exceeded by a subsequent
                        month-end  asset value.


Closed Accounts:        Profitable    =    99
                        Unprofitable  =   314

  CAPSULE B(4) - FINANCIAL FUTURES ACCOUNT ANNUAL RATES OF RETURN

            1996         1995       1994       1993     1992      1991

ANNUAL      4.41%       (7.33)%   (18.16)%    60.35%  (5.43)%   (13.42)%
          (6 Months)  (3 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  [THIS SPACE LEFT BLANK INTENTIONALLY]

Notes to Eclipse Capital Performance Summaries


    The following notes refer to Capsules B(1) through B(4).

    In the preceding performance summaries, Assets Under
Management (excluding Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds.

    Assets Under Management (including Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds plus Notional funds.

    Largest Monthly Draw-down is the largest monthly loss experienced by any single account in the relevant program in any calendar month expressed as a percentage of the total equity in such account in the program and includes the month and year of such draw-down. Largest Peak to Valley Draw-down is the largest calendar month-end to calendar month-end loss experienced by any single account in the program expressed as a percentage of total equity (including Notional equity) in such account in the program.

    Prior to August 1, 1996, Monthly Rate of Return is calculated by dividing net performance by the sum total of the starting equity plus the time-weighted additions minus the time-weighted withdrawals for the period. Beginning in 1994, additions and withdrawals made other than at the beginning of the month are time-weighted. Time weight is calculated by multiplying an addition by the number of days in the period it was available for trading and/or a withdrawal by the number of days in the period it was not available for trading, and dividing by the total number of days in the period. Prior to August 1, 1996, the time weighting of additions and withdrawals method yields the same Rates of Return as the Fully-Funded Subset Method
(described below), because Eclipse Capital did not manage
Notional funds prior to August 1, 1996.

    For the periods beginning after August 1, 1996, Eclipse Capital has adopted a new method of computing rate-of-return and performance disclosure, referred to as the Fully-Funded Subset method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Rates of Return are representative of the trading program. Eclipse Capital has performed these computations for periods subsequent to August 1, 1996.

    Annual Rate of Return is calculated by dividing the change in the net asset value of a hypothetical $1,000 investment (VAMI) during the period by the VAMI at the beginning of the period or at the commencement of trading. VAMI is calculated by multiplying (1 plus the period rate of return %) times the prior period value of a hypothetical $1,000 investment (VAMI).

                   [THIS SPACE LEFT BLANK INTENTIONALLY]

Eclipse Capital Global Monetary Program Proforma


    Set forth in Capsule B(5) is hypothetical combined pro forma information prepared by the Managing Owner using the Trading Advisor's actual trading results depicted in Capsules B(1). Capsule B(5) reflects the performance of a hypothetical portfolio whose assets are traded under a fee structure identical to the fee structure of Series B, which includes brokerage fees of 7.75%, advisory management fees of 2%, incentive fees of 20%, and an interest income credit of approximately 5.60%. While the Managing Owner believes that such theoretical results as presented in this capsule may be of some relevance to prospective investors in determining whether or not to subscribe for Interests in Series B, the performance information presented in this capsule should by no means be taken as an indication of how Series B or how Limited Owners' individual investments will perform or would have performed over the same time period. Prospective investors are referred to the Global Monetary Program's actual performance at Capsule B(1) in this Prospectus. Prospective investors should be aware in reviewing Capsule B(5) that the CFTC and NFA regulations require the following cautionary legend to accompany all hypothetical performance information:


HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT
LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO
REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS
LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN.
IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN
HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS
SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


As of  December 31, 1997

Name of CTA:             Eclipse Capital Management, Inc.
Program:                 Global Monetary Program
Start Date:              April 1996 (All Trading for Eclipse
Capital)
                         August 1990 (Global Monetary System)

No. Accounts:            18

Aggregate:
All Programs:           $298,732,346 (Proforma Total Assets excluding Notional)
                        $302,742,346 (Proforma Total Assets including Notional)

$$ in This Program        $296,605,851 (Global Monetary
                          Program excluding Notional)
                          $300,615,851 (Global Monetary Program
                          including Notional)

Proforma largest monthly
draw-down:
  Prior Five Years:       (12.03)%  July 1994
  Year-to-Date 1997:      (5.40)%   April 1997
                         "Largest monthly draw-down" means the
                         greatest  decline in month-end net
                         asset value due to losses sustained by
                          a trading portfolio on a composite
                         basis or an individual account for any
                         particular month.
Proforma largest peak-to-
valley draw-down:
  Prior Five Years       (23.07)%  April 1994 to September 1994
  Year-To-Date 1997      (5.04)%   April 1997
                         "Largest peak-to-valley draw-down"
                         means the greatest cumulative
                         percentage decline in month-end net
                         asset value  due to losses sustained
                          by a trading portfolio on a
                         composite basis or an individual
                         account during any period in which the
                         initial month-end net asset value  is
                         not equaled or exceeded by a
                         subsequent month-end asset value .

Rate of Return is net performance
for the month, in general, divided
by beginning net asset value for
the month.

CAPSULE B(5) - ECLIPSE CAPITAL PROFORMA PERFORMANCE



                    RATE OF RETURN
          (Computed on a compounded monthly basis)

Month       1997      1996      1995      1994      1993

Jan         2.00%     6.44%    (2.25)%    1.04%     3.71%
Feb        (0.46)    (1.56)     1.05      2.57      9.60
Mar         1.26     (0.40)     4.51      5.71     (2.09)
Apr        (5.40)     7.12      0.84     (3.70)     1.53
May         3.80      0.84      9.59     (3.05)    (0.84)
Jun         0.08     (0.13)    (3.25)     0.37      3.16
Jul         8.79      0.28      0.72    (12.03)     3.14
Aug        (2.42)     2.58      7.49     (5.18)     0.77
Sep         4.94      2.62     (0.92)    (1.56)     3.37
Oct        (1.10)     3.87     (0.26)     0.76      1.96
Nov        (1.96)     6.34      2.56      4.36      0.14
Dec         3.89     (2.33)    (0.12)    (2.37)     2.93
ANNUAL     13.38%    28.21%    20.98%   (13.47)%   30.48%


Average Monthly Return Annualized: +14.67%
Average Monthly Return: +1.22%
Monthly Standard Deviation*: +/-3.84%
Largest Peak-to-Valley Draw-down: -23.07% 1994
Recovery Time: 22 Months

Average Positive Monthly Return +3.33%
Average Negative Monthly Return: -2.43%
# of Months with a Positive Return: 38
# of Months with a Negative Return: 22

*Standard Deviation measures volatility of returns. It is a statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the closer the returns are to the mean (average) value. Conversely, the higher the standard deviation, the more widely dispersed the returns are around the mean (average).




 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             [THIS SPACE LEFT BLANK INTENTIONALLY]

                                SERIES C

     Hyman Beck & Company, Inc. ("HB & Co.") is allocated 100% of Series C assets. In its trading for Series C, HB & Co. will utilize its Asset Allocation Program. HB & Co., at the request of the Managing Owner, will trade Series C's Asset Allocation Portfolio account at one and one-half times leverage. HB & Co. has not previously traded Asset Allocation Portfolio accounts at additional leverage. Furthermore, the Asset Allocation Portfolio to be utilized on behalf of Series C's account will be comprised of HB & Co.'s Global, FX, Diversified and Short-Term Select Portfolios. As described below, to date Asset Allocation Portfolio accounts have generally included HB & Co.'s Short-Term Original Portfolio rather than its Short-Term Select Portfolio. Accordingly, the trading approach to be utilized in respect of the Series C Interests will represent a new trading approach for which there is no past performance record.

HB & CO. AND ITS PRINCIPALS


     HB & Co. is a Delaware corporation incorporated in February 1991, with its principal offices at 100 Campus Drive, Florham Park, New Jersey 07932. HB & Co. became registered with the CFTC as a CTA and CPO and a member of the NFA effective March 1991.


     Alexander Hyman is the President and a principal of HB & Co. and a fifty percent shareholder of HB & Co. Mr. Hyman, along with Mr. Beck, is directly responsible for all trading and money management decisions made by HB & Co. Mr. Hyman is also an Executive Vice President and a principal of Praxis Capital Management LLC ("Praxis"), a New Jersey limited liability company registered with the CFTC as a CTA and CPO. From 1983 through February 1991, Mr. Hyman was employed by Dean Witter Reynolds, Inc., a registered futures commission merchant ("Dean Witter"), where, at the time of his departure, he was First Vice President and Associate Director of the Managed Futures Division and a Director and principal of Dean Witter Futures & Currency Management Inc., a registered CTA ("Dean Witter Futures"). Mr. Hyman was also a Director of Demeter Management Corporation, the sponsor of all of Dean Witter's public futures funds. While at Dean Witter, Mr. Hyman also was responsible for the development of managed futures products. Mr. Hyman graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

     Carl J. Beck is Vice President, Secretary, Treasurer, and a principal of HB & Co. and is also a fifty percent shareholder of HB & Co. Mr. Beck, along with Mr. Hyman, is directly responsible for all trading and money management decisions made by HB & Co. Mr. Beck is also an Executive Vice President, the Secretary and a principal of Praxis. From 1985 through February 1991, Mr. Beck was employed by Dean Witter, where, at the time of his departure, he held the position of Vice President and Senior Portfolio Manager. Mr. Beck was also a Vice President and principal of Dean Witter Futures where he was responsible for day-to-day management and trading activities. Prior to joining Dean Witter, Mr. Beck was employed by J. Aron & Co., a commodity trading firm. As of April 1994, Mr. Beck was appointed to and serves on the Board of Managers of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Beck graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from New York University in May 1989.



     Troy W. Buckner is a principal of HB & Co. and is responsible for research activities at HB & Co. Prior to joining HB & Co. in June 1995, Mr. Buckner was a principal at Classic Capital, Inc., an international investment management firm, where he designed systematic trading programs from January 1994 to June 1995. From December 1989 to January 1994, Mr. Buckner was self employed as an independent trader while developing an advanced architecture useful in the modeling of financial and commodity market prices. From March 1989 to December 1989, Mr. Buckner traded energy futures contracts for George E. Warren Corp., an energy trading firm. From June 1986 to March 1989, Mr. Buckner was employed by Salomon Brothers Inc., a securities brokerage and investment firm, where he specialized in the sale of stock market portfolios as well as futures and option strategies. Mr. Buckner graduated from the University of Delaware with a B.S.
in Finance in 1984 and earned an M.B.A. from the University of Chicago in 1986.

     David B. Fuller is a principal of HB & Co. Mr. Fuller is responsible for accounting and administration. Prior to joining HB & Co. in March 1994, Mr. Fuller was employed by Link Strategic Investors, Inc., an international investment management firm ("Link"), where, at the time of his departure, he held the position of Senior Financial Officer. Prior to joining Link in January 1993, Mr. Fuller was the Senior Financial Officer for Bearbull Investment Products (U.S.A.), an international investment management firm. From January 1989 to July 1991, Mr. Fuller was Controller of Rayner & Stonington, L.P., a registered CTA, where he was responsible for accounting and financial reporting. From October 1984 to December 1988 Mr. Fuller was Controller and Assistant Treasurer of Gill and Duffus Inc., members of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Fuller began his career in 1978 in public accounting and is a member of the American Institute of Certified Public Accountants, and the New York Society of Certified Public Accountants. Mr. Fuller graduated from Lehigh University in May 1978 with a B.S. degree in Accounting.

     Richard A. DeFalco is a principal of HB & Co. Mr. DeFalco is responsible for marketing, client services and support for the firm. Prior to joining HB & Co. in April 1997, Mr. DeFalco was employed by PaineWebber, Inc. from May 1989 through March 1997 where, at the time of his departure, he held the position of National Marketing Manager. Mr. DeFalco's responsibilities included the marketing of managed futures and hedge fund products in addition to being a member of PaineWebber's Managed Futures Product selection committee. Mr. DeFalco was also an advisory officer to PaineWebber Futures Management Corporation, a registered CPO. Mr. DeFalco began his career at PaineWebber in the Futures Credit Department.

     John J. McCormick is a principal of HB & Co. and is directly responsible for the implementation of trading decisions for all HB & Co.'s futures interest portfolios. Prior to joining HB & Co., Mr. McCormick was employed by Dean Witter from December 1986 through February 1991 where, at the time of his departure, he held the position of Assistant Vice President and Internal Accounts Manager. Mr. McCormick is also responsible for generating most of the research reports used by Messrs. Hyman and Beck in determining their trading decisions. Mr. McCormick graduated from Fordham University in 1986 with a B.S. degree in Accounting and earned an M.B.A. degree in Finance from Fordham University in May 1993.

     John S. Ryan is a principal of HB & Co. and is responsible for systems management and program design at HB & Co. Prior to joining HB & Co. in March 1993, Mr. Ryan was employed by International Business Machines Corporation from February 1988 to March 1993, where he held various positions and, most recently, was responsible for Corporate Networks Design and Implementation in the New York metropolitan area. Mr. Ryan graduated from Baruch College in May 1991 with a B.B.A. degree in Computer Information Systems.

HB & CO.'S TRADING SYSTEM

     HB & Co.'s trading pursuant to technical trend-following analysis emphasizes mathematical and charting approaches, and its profitability depends on the occurrence in the future, as in the past, of major price trends in some markets. HB & Co.'s technical, trend-following trading approach will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this trading style seeks to close out losing positions quickly and to hold profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if the systems are successful, these losses should be more than offset by a few large gains.

     HB & Co. employs risk management techniques which have been developed by Messrs. Beck and Hyman with the objectives of limiting losses, controlling market exposure and capturing profits. HB & Co.'s trading approach also includes a "neutral mode" which may indicate that no position is appropriate in a particular contract or contract group in an attempt to preserve capital in trendless markets. Position size is a dynamic function of the volatility and price trend of each market and may vary significantly from one trade to the next within each market.

     HB & Co. also employs a technical, systematic program that combines money management principles with non-linear modeling techniques. This technical approach to the markets does not depend on the occurrence of major price trends in order to be profitable. Rather, trades are made under various market conditions and are typically of short duration, averaging six days in length enabling HB & Co. to trade correlated markets differently. HB & Co. believes that the non-linear models should excel at pattern recognition and the detection of conditional relationships between and among different data inputs.

     The process of generating trades begins with the selection of a price target, with respect to given market conditions, that reflects the likelihood that short-term reward will be substantially in excess of risk. An assortment of time series' variables are calculated as input to be used in the modeling process. With each variable an attempt is made to depict a different facet of a given market's historical price movement. HB & Co. believes that because the timing of trades is significantly random, diversification and expected returns may be enhanced by adding viable markets to the portfolio's mix. Positions may be initiated in markets which display major price trends as well as trendless markets when the models indicate a high probability of substantial reward relative to anticipated risk. Although positions are established at frequent intervals, there is no position approximately 60% of the time in any given market. The trading philosophy assumes that there are many significant short-term moves, but that relatively few of them offer the desired risk/reward ratio.


     HB & Co. may, from time to time, change or refine the trading systems employed to manage its accounts as a result of ongoing research and development. Limited Owners generally will not be informed of these changes as they may occur. The principals of HB & Co. review and maintain discretion over all computer generated trading parameters.

     Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems still require certain subjective judgments and decisions. For example, Messrs. Beck and Hyman will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained.
Messrs. Beck and Hyman will also determine when to roll over a position (i.e., liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Messrs. Beck and Hyman may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Mr. Beck and Mr. Hyman with respect to every trade for Series C or that consideration of any of such factors in a particular situation will lessen Series C's risk of loss.

     Along with the subjective decision making authority reserved for Messrs. Beck and Hyman, HB & Co. also maintains certain risk management procedures for determining the appropriate quantity of contracts to be traded for Series C. HB & Co. may continually adjust the position size of an order immediately prior to placement, and/or after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and margin requirements. The decision not to trade a certain futures interest at certain times or to reduce the number of contracts traded in a particular futures interest may result in missing significant profit opportunities that otherwise might have been captured if HB & Co. depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.


     HB & Co. may, at its discretion, adjust leverage, or the
margin-to-equity ratio, in certain markets or the entire
portfolio.  Adjustments to certain positions or the entire
portfolio for leverage may positively or negatively affect
performance.  Consistent with HB & Co.'s risk management
procedures, it is anticipated that Asset Allocation Portfolio accounts, due to their greater markets and strategy
diversification, will be more aggressively leveraged
(committing a larger percentage of account assets to margin)
from time to time than will accounts participating in the
individual HB & Co. portfolios.   The margin-to-equity ratio
for the Asset Allocation Program will tend to fluctuate from 15% to 40%, typically being in the 15% to 25% range. For that portion of the Asset Allocation Program invested in interbank currencies, lines of credit in the interbank market can fluctuate between 0 to 5 times equity, with the average being 3 times equity. See "Futures, Forward and Options Trading Is Volatile and Highly Leveraged" under "Risk Factors". Factors that may affect the decision to adjust leverage include research, portfolio diversification, current market volatility, risk exposure, subjective judgment, and evaluation of other general market conditions. No assurance is given to Limited Owners that such leverage adjustments will be to their financial benefit, and such leverage adjustments may actually result in lost opportunities or substantial losses.


The Asset Allocation Portfolio


     The Asset Allocation Portfolio commenced trading in April 1992 and originally evolved from the intent of the principals of HB & Co. to optimize participation in the different HB & Co. portfolios. Each of these portfolios is described below. The strategy employed by the principals is to allocate assets actively among these four individual portfolios in order to exploit opportunities in different risk/reward characteristics and performance cycles of the individual portfolios. HB & Co. believes, based on its research to date, that the performance of the Short-Term Portfolios may exhibit a substantial degree of non-correlation with the long-term, trend-following strategies utilized in the trading of the Asset Allocation Portfolio. Such non-correlation may result in additional opportunities for profit from shorter-term market movements, additional diversification in HB & Co.'s trading strategies, and reduced volatility in the Asset Allocation Portfolio's performance over time. The Asset Allocation Portfolio may engage, in varying degrees, the Global, FX, Diversified, and Short-Term Portfolios or some subset thereof. Client accounts participating in the Asset Allocation Portfolio may from time to time be more aggressively leveraged, i.e., HB & Co. may commit a higher percentage of such accounts' assets to margin than is committed for accounts participating in any of the individual HB & Co. portfolios. Allocation and leverage decisions are made by the principals of HB & Co. with the aid of certain research studies, and combined experience, in an effort to minimize risk and maximize profit opportunities.

     The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified, and/or Short-Term Portfolios; therefore, the assets and Rates of Return set forth in the summary performance information and chart are also reflected in the assets and Rates of Return set forth in the individual Global, FX, Diversified, and Short-Term Portfolio summaries. The first account traded pursuant to the Asset Allocation Portfolio was established in April
1992 with all of its assets allocated to HB&Co.'s Diversified Portfolio; in August 1992 the assets of such account were reallocated to the Global and Diversified Portfolios; and in January 1993 the assets of such account were allocated among the Global, FX and Diversified Portfolios. From January 1993 through November 1996, all asset allocation portfolio accounts have at all times included allocations among the Global, FX and Diversified Portfolios. The Short-Term Original Portfolio was added to the Asset Allocation Portfolio in November 1996; and, commencing in February 1998, all Asset Allocation Portfolio accounts began trading the Short-Term Select Portfolio in lieu of the Short-Term Original Portfolio.


The Global Portfolio

     The Global Portfolio trades over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial markets. The Global Portfolio participates in many of the internationally traded futures and forward markets not necessarily represented in the Diversified and FX Portfolios. These markets may include, but are not limited to, Australian, British, French, German, Italian, Japanese and U.S. fixed income instruments, precious and base metals, foreign currencies, foreign and domestic stock indices, and other internationally traded commodity markets.

The FX Portfolio

     The FX Portfolio participates in the world currency markets. The interbank dealer forward market offers the opportunity to trade currencies for which there are no futures markets. The FX Portfolio may participate in up to 40 foreign currency crossrates (trading foreign currencies versus other foreign currencies) and outrights (trading foreign currencies versus the U.S. dollar). The currencies traded may include, but are not limited to, markets such as the Australian dollar, Austrian schilling, Belgian franc, British pound, Canadian dollar, Dutch guilder, Danish krone, German mark, French franc, Italian lira, Japanese yen, Malaysian ringgit, New Zealand dollar, Norwegian krone, Singapore dollar, Spanish peseta, Swedish krona, Swiss franc, and the U.S. dollar.

The Diversified Portfolio

     The Diversified Portfolio offers access to markets not typically represented in a traditional investment portfolio. The Diversified Portfolio trades a portfolio of over 40 diverse futures, forward and cash markets and offers diversification into select financial instruments, currencies, and tangible commodities such as agricultural items, energy products, precious and base metals, and other internationally traded commodity markets.

The Short-Term Original Portfolio

     The Short-Term Original Portfolio is a systematic program that combines money management principles with non-linear modeling techniques. Unlike other HB & Co. strategies, this portfolio may buy or sell volatility depending on near-term market conditions. It is common, for example, for this portfolio to be long soybeans and short soybean meal or to be long heating oil and short crude oil. The Short-Term Original Portfolio currently trades 44 markets, including but not limited to foreign and domestic stock indices, foreign currencies, energy products, precious and base metals, agricultural items, and foreign and domestic fixed income instruments, with positions in an average of 20 futures and forward markets at any point in time.

The Short-Term Select Portfolio

     The Short-Term Select Portfolio utilizes the same technical, non-linear approach currently employed in trading the Short-Term Original Portfolio, but will concentrate its trading in fewer markets. More specifically, the Short-Term
Select Portfolio trades futures and forward contracts in approximately 30 of the most liquid markets, including but not limited to foreign and domestic stock indices, foreign currencies, foreign and domestic fixed income instruments, precious and base metals and energy products. HB & Co.
expects, based on its research, that the risk/reward characteristics of the Short-Term Select Portfolio will not be materially different from those of its Short-Term Original
Portfolio.

     HB & Co. will utilize a new trading approach for which there is no past performance record. The Asset Allocation Portfolio represents, through September 30, 1996, accounts trading a combination of each of the Global, FX and/or Diversified Portfolios; therefore, the assets and Rates of Return set forth in the summary performance information and chart are also reflected in the assets and Rates of Return set forth in the individual Global, FX and Diversified Portfolio summaries and charts. The Short-Term Original Portfolio was added to the Asset Allocation Portfolio in November 1996; and, commencing in February 1998, all Asset Allocation Portfolio Accounts began trading the Short-Term Select Portfolio in lieu of the Short-Term Original Portfolio. The Trust's account in respect of the Series C Interests will be an Asset Allocation Portfolio account traded at one and one-half times leverage and utilizing HB & Co.'s Short-Term Select Portfolio (rather than its Short-Term Original Portfolio). Accordingly, prospective investors should understand that the trading approach to be used in respect of the Series C Interests constitutes a new HB & Co. trading approach, and that this trading approach does not have a past performance record. Furthermore, the proceeds from additional subscriptions for Series C Interests will be allocated among the portfolios comprising the Trust's Asset Allocation Portfolio account in the discretion of HB & Co. and other than on a pro rata basis.

     HB & Co.'s Asset Allocation Portfolio to be utilized for Series C Interests will combine HB & Co.'s long-term technical, trend-following strategies with its technical, non-linear strategy. While the use of multiple strategies within the Asset Allocation Portfolio is anticipated to add diversification to HB & Co.'s overall trading approach on behalf of the Series C Interests, the use of multiple strategies may also result in the taking of opposite positions from time to time in respect of certain futures interest contracts, reducing or eliminating profitable positions.

HB & Co. Contracts and Markets

F=FX Portfolio; G=Global Portfolio; S=Short Term Portfolio;
D=Diversified Portfolio

Financial
Treasury bonds (G,S,D)      CBT
Treasury notes (G,S,D)      CBT
Treasury bills (D)          CME
Eurodollars (G,S,D)         CME
Municipal bonds (G,D)       CBT
Canadian bonds (G)          ME
Long gilts (G,S)            LIFFE
Short sterling (G,S)        LIFFE
German bunds (G,S)          LIFFE
Euromark (G,S)              LIFFE
French bonds (G,S)          MATIF
PIBOR (G)                   MATIF
Italian bonds (G,S)         LIFFE
Spanish bonds (G)           MEFF
Japanese bonds (G,S)        TSE & SIMEX
Euroyen (G,S)               SIMEX
Australian bonds (G,S)      SFE

Stock Indices

NYSE Composite (G,D)        NYFE
S&P 500 (G,S,D)             CME
FTSE (G,S)                  LIFFE
CAC-40 (G,S)                MATIF
DAX (G,S)                   DTR
Nikkei (G,S)                SIMEX
Australia All Ordinates (S) SFE
Hang Seng Index (S)         HKFE

Agricultural

Corn (S,D)               CBT
Oats (D)                 CBT
Soybeans (S,D)           CBT
Soybean meal (S,D)       CBT
Soybean oil (S,D)        CBT
Wheat (S,D)              CBT

FX (Interbank/IMM)
U.S. dollar (F,G)
Canadian dollar (F,S,D)
British pound (F,G,S,D)
German mark (F,G,S,D)
Swiss franc (F,S,D)
French franc (F,G,D)
Italian lira (F,G)
Belgian franc (F)
Spanish peseta (F)
Dutch guilder (F)
Swedish krona (F)
Japanese yen (F,G,S,D)
Malaysian ringgit (F)
Singapore dollar (F)
Australian dollar (F,G)
New Zealand dollar (G,D)
Select crosses involving
   the above (F,G)

Metals
Gold (G,S,D)               COMEX
Silver (G,S,D)             COMEX
Platinum (G,D)             NYMEX
Copper (S,D)               COMEX
London Aluminum (G,S)      LME
London Copper (G,S)        LME
London Zinc (S)            LME

Energy
Crude oil (S,D)            NYMEX
Heating oil (S,D)          NYMEX
Unleaded gasoline (S,D)    NYMEX
Natural gas (S,D)          NYMEX
Gasoil (D)                 IPE

Livestock
Live cattle (S,D)          CME
Live hogs (D)              CME
Feeder cattle (D)          CME
Pork bellies (D)           CME

Softs
Coffee (G,S,D)             CSC
Sugar (G,S,D)              CSC
Cocoa (G,S,D)              CSC
Cotton (G,S,D)             NYC
London Cocoa (G,D)         LCE

Volume of Trading for HB & Co. Contracts and Markets


     Set forth below for calendar year 1997 is a bar graph showing, on a weighted average basis, the volume of trades effected by HB & Co. in the foregoing commodities using the trading strategy to be used for Series C, and is reflective of the degree to which HB & Co. was diversified across market sectors in 1997. This weighing will change as market conditions and trading opportunities change, and there is every likelihood that these weightings will be different for Series C during future periods.


          Financials     23.75%         Agricultural    6.70%
          Stock          10.10%         FX (Interbank) 31.40%
          Metals         13.00%         Energy          4.70%
          Livestock       1.30%         Softs           9.05%


INSERT BAR GRAPH


HB & CO.'S PAST PERFORMANCE


Capsule summaries C(1) through C(6) contain actual performance for the periods indicated.


Asset Allocation Portfolio

     The following summary performance information and Capsule C(1) reflect the composite performance results of the Asset Allocation Portfolio directed by HB & Co. from April 1992 through December 1997 for 8 accounts ranging in size from
U.S. $630,000 to U.S. $17 million.   Four open accounts were
profitable and no open accounts were unprofitable as of December 31, 1997. Past performance is not necessarily indicative of future results.

As of December 31, 1997

Name of CTA:             HB & Co.
Program:                 Asset Allocation Portfolio1
Start Date:              March 1991 (All trading by HB & Co.)
                         April 1992 (Asset Allocation Program)

No. of Accounts open:    4

Aggregate $$:
  All programs:           $ 250,313,698 (All Programs excluding Notional)
                          $ 281,023,773 (All Programs including Notional)

  $$ in this Program:     $ 14,173,217 (Asset Allocation Portfolio
                          excluding Notional)
                          $ 28,414,055 (Asset Allocation Portfolio including Notional)

Largest monthly
 draw-down:              (9.38)%   February 1996
                         "Largest monthly draw-down" means
                         the greatest decline in month-end net
                         asset value due to losses sustained
                         by a trading portfolio on a composite
                         basis or an individual account for
                         any particular month.

 Largest peak-to-valley
 draw-down:              (18.30)%   August 1993 to January 1995
                         "Largest peak-to-valley draw-down"
                         means the greatest cumulative
                         percentage decline in month-end net
                         asset value due to losses sustained
                         by a trading portfolio on a composite
                         basis or an individual account during
                         any period in which the initial
                         month-end net asset value is not
                         equaled or exceeded by a subsequent
                         month-end asset value.

Closed Accounts:         Profitable    =   2
                         Unprofitable  =   2


CAPSULE C(1) - ASSET ALLOCATION PORTFOLIO MONTHLY2/ANNUAL RATES OF RETURN


1 The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified and/or Short-Term Portfolios. The first account traded pursuant to the Asset Allocation Portfolio was established in April 1992 with all of its assets allocated to HB & Co.'s Diversified Portfolio; in August 1992 the assets of such account were reallocated to the Global and Diversified Portfolios; and in January
1993 the assets of such account were allocated among the Global, FX and Diversified Portfolios. From January 1993 to November 1996, all Asset Allocation Portfolio accounts have at all times included allocations among the Global, FX and Diversified Portfolios. The Short-Term
Original Portfolio was added to the Asset Allocation Portfolio in November 1996, and all Asset Allocation accounts commenced trading the Short-Term Select Portfolio in lieu of the Short-Term Original
Portfolio in February 1998.

2 In months in which significant additions or withdrawals occurred other than at month-end, monthly rate of return has been determined based on beginning net asset value plus weighted average additions and withdrawals during the month. Beginning January 1996, monthly rate of return is calculated by dividing the net performance of the Fully
Funded Subset in each month by the beginning equity of the Fully Funded Subset in each month, except in periods of significant additions or withdrawals of equity to the accounts

                                                           (continued...)

MONTH        1997      1996      1995      1994      1993

 Jan         7.39%     2.09%    (9.02)%   (0.59)%   (3.76)%
 Feb         5.11     (9.22)    12.51     (5.96)     7.50
 Mar         1.48      0.74     26.39      8.30      0.66
 Apr        (0.60)     6.04      3.79     (5.05)     3.11
 May         0.81     (2.62)     1.19      2.69      2.89
 Jun         1.52      0.97      0.40      3.38     (1.12)
 Jul         4.70     (0.51)    (2.60)    (4.03)     7.72
 Aug        (1.64)    (4.53)     0.42     (2.97)    (1.30)
 Sep         2.11      0.35     (2.07)    (0.02)     0.52
 Oct        (2.64)    11.94     (0.63)     5.52     (2.64)
 Nov        (0.87)     4.65     (0.62)    (1.42)    (0.55)
 Dec         2.24     (6.45)     3.34     (0.13)     4.90

ANNUAL      20.91%     1.68%    33.35%    (1.29)%   18.58%


      SERIES C ASSETS WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM. THE ASSET ALLOCATION PORTFOLIO EMPLOYED ON BEHALF
      OF THE SERIES C ASSETS WILL BE TRADED AT A HIGHER LEVEL OF
                         LEVERAGE (1.5 TIMES).


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


                  [THIS SPACE LEFT BLANK INTENTIONALLY]


2(...continued)

in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals of equity which would materially distort the monthly rate of return as calculated pursuant to the Fully Funded Subset method. To qualify for the use of the Fully-Funded Subset method, the CFTC's Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program.

Global Portfolio


As of  December 31, 1997

Name of CTA:                HB & Co.
Program:                    Global Portfolio
Start Date:                 March 1991 (All trading by HB & Co.)
                            April 1991 (Global Portfolio)
No. Accounts:               18

Aggregate $$:
  All Programs:            $ 250,313,698 (All Programs excluding Notional)
                           $ 281,023,773 (All Programs including Notional)

  $$ in this Program:      $ 195,080,590 (Global Program excluding Notional)
                           $ 203,553,947 (Global Program including Notional)

Largest monthly draw-down: (12.77)%   December 1996
                           "Largest monthly draw-down"
                           means the greatest decline
                           in month-end net asset value
                           due to  losses sustained by
                           a trading portfolio on a
                           composite basis or an
                           individual account for any
                           particular month.

Largest peak-to-valley
draw-down:                 (13.90)%   July 1994 to February 1995
                           "Largest peak-to-valley
                           draw-down" means the
                           greatest cumulative
                           percentage decline in month-
                           end net asset value due to
                           losses sustained by a
                           trading portfolio on a
                           composite basis or an
                           individual account during
                           any period in which the
                           initial month-end net asset
                           value is not equaled or
                           exceeded by a subsequent
                           month-end asset value.


Closed Accounts:            Profitable     =    26
                            Unprofitable   =    17

          CAPSULE C(2) - GLOBAL PORTFOLIO ANNUAL RATES OF RETURN

               1997       1996       1995      1994     1993

 ANNUAL       24.38%     10.82%     29.12%     3.81%    14.63%

      SERIES C ASSETS  ARE NOT  EXPECTED TO BE TRADED PURSUANT
                         TO THE FOREGOING
                  PROGRAM INDEPENDENTLY, BUT ONLY AS A
              COMPONENT OF THE ASSET ALLOCATION PORTFOLIO


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  [THIS SPACE LEFT BLANK INTENTIONALLY]

FX Portfolio


As of December 31, 1997

Name of CTA:                      HB & Co.
Program:                          FX Portfolio
Start Date:                       March 1991 (All trading by HB & Co.)
                                  March 1991 (FX Portfolio)
No. of Accounts:                  7

Aggregate $$:
  All Programs:                   $ 250,313,698 (All Programs
                                  excluding Notional)
                                  $ 281,023,773 (All Programs
                                  including Notional)

  $$ in this Program:             $  7,404,771 (FX Portfolio
                                  excluding Notional)
                                  $ 11,429,583 (FX Portfolio
                                  including Notional)

Largest monthly draw-down:        (18.72)%   November 1994
                                  "Largest monthly draw-down"
                                  means the greatest decline in
                                  month-end net asset value due
                                  to losses sustained by a
                                  trading portfolio on a
                                  composite basis or an
                                  individual account for any
                                  particular month.

 Largest peak-to-valley draw-down:
                                  (52.49)%   August 1993 - January 1995
                                  "Largest peak-to-valley draw-
                                  down" means the greatest
                                  cumulative percentage decline
                                  in month-end net asset value
                                  due to losses sustained by a
                                  trading portfolio on a
                                  composite basis or an
                                  individual account during any
                                  period in which the initial
                                  month-end net asset value is
                                  not equaled or exceeded by a
                                  subsequent month-end asset
                                  value.

Closed Accounts:                  Profitable   =   7
                                  Unprofitable = 31



             CAPSULE C(3) FX PORTFOLIO ANNUAL RATES OF RETURN


          1997    1996   1995   1994     1993


ANNUAL    29.30%  6.65% 40.58% (20.63)%  0.86%

SERIES C ASSETS  ARE NOT  EXPECTED TO BE TRADED PURSUANT TO THE FOREGOING
                  PROGRAM INDEPENDENTLY, BUT ONLY AS A
              COMPONENT OF THE ASSET ALLOCATION PORTFOLIO.


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE  RESULTS


                  [THIS SPACE LEFT BLANK INTENTIONALLY]

Diversified Portfolio


As of  December 31, 1997

Name of CTA:                     HB & Co.
Program:                         Diversified Portfolio
Start Date:                      March 1991 (All trading by HB & Co.)
                                 March 1991 (Diversified Portfolio)

No. of Accounts:                  4

Aggregate $$:
  All Programs:                  $ 250,313,698 (All Programs
                                 excluding Notional)
                                 $ 281,023,773 (All Programs
                                 including Notional)

  $$ in this Program:            $ 1,319,103 (Diversified
                                 Portfolio excluding Notional)
                                 $ 2,854,040 (Diversified
                                 Portfolio including Notional)

Largest monthly draw-down:       (15.90)%   February 1994
                                 "Largest monthly draw-down"
                                 means the greatest decline in
                                 month-end net asset value due
                                 to losses sustained by a
                                 trading portfolio on a
                                 composite basis or an
                                 individual account for any
                                 particular month.

 Largest peak-to-valley draw-down:
                                 (30.42)%   August 1993 - December 1995
                                 "Largest peak-to-valley draw-
                                 down" means the greatest
                                 cumulative percentage decline
                                 in month-end net asset value
                                 due to losses sustained by a
                                 trading portfolio on a
                                 composite basis or an
                                 individual account during any
                                 period in which the initial
                                 month-end net asset value is
                                 not equaled or exceeded by a
                                 subsequent month-end asset
                                 value.


Closed Accounts:                 Profitable   =  17
                                 Unprofitable =  25

    CAPSULE C(4) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN

             1997      1996      1995      1994     1993

ANNUAL      11.88%    (8.33)%   (4.14)%   (7.07)%  13.96%

 SERIES C ASSETS  ARE NOT  EXPECTED TO BE TRADED PURSUANT TO THE FOREGOING
                  PROGRAM INDEPENDENTLY, BUT ONLY AS A
              COMPONENT OF THE ASSET ALLOCATION PORTFOLIO.


    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Short-Term Select Portfolio


As of  December 31, 1997

Name of CTA:                     HB & Co.
Program:                         Short-Term Select Portfolio
Start Date:                      March 1991 (All trading by HB & Co.)
                                 September 1997 (Short-Term
                                 Select Portfolio)

No. Accounts:                     3

Aggregate $$:
  All Programs:                  $ 250,313,698 (All Programs
                                 excluding Notional)
                                 $ 281,023,773 (All Programs
                                 including Notional)

  $$ in this Program:            $ 5,221,573 (Short-Term Select
                                 excluding Notional)
                                 $ 7,721,573 (Short-Term Select
                                 including Notional)

Largest monthly draw-down:       (2.19%)  November 1997
                                 "Largest monthly draw-down"
                                 means the greatest decline in
                                 month-end net asset value due to
                                 losses sustained by a trading
                                 portfolio on a composite basis
                                 or an individual account for any
                                 particular month.

 Largest peak-to-valley draw-down:
                                 (2.19%)  November 1997
                                 "Largest peak-to-valley draw-
                                 down" means the greatest
                                 cumulative percentage decline in
                                 month-end net asset value due to
                                 losses sustained by a trading
                                 portfolio on a composite basis
                                 or an individual account during
                                 any period in which the initial
                                 month-end net asset value is not
                                 equaled or exceeded by a
                                 subsequent month-end asset
                                 value.


Closed Accounts:                 Profitable   = 0
                                 Unprofitable = 0

  CAPSULE C(5) - SHORT-TERM SELECT PORTFOLIO ANNUAL RATES OF RETURN

             1997

 ANNUAL      0.73%

        SERIES C ASSETS  ARE NOT  EXPECTED TO BE TRADED PURSUANT
          TO THE FOREGOING PROGRAM INDEPENDENTLY, BUT ONLY AS A
                COMPONENT OF THE ASSET ALLOCATION PORTFOLIO.

   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    [THIS SPACE LEFT BLANK INTENTIONALLY]

HB & Co.'s Supplemental Performance Information

Short-Term Original Portfolio

     Capsule C(6) represents the customer accounts traded by HB
& Co. pursuant to a trading strategy that will not be utilized by Series C.


As of  December 31 1997

Name of CTA:                     HB & Co.
Program:                         Short-Term Original Portfolio
Start Date:                      March 1991 (All trading by HB & Co.)
                                 April 1991 (Short-Term Original
                                 Portfolio)

No. Accounts:                     13

Aggregate $$:
  All Programs:                  $ 250,313,698 (All Programs
                                 excluding Notional)
                                 $ 281,023,773 (All Programs
                                 including Notional)
  $$ in this Program:            $ 41,287,661 (Short-Term
                                 Original excluding Notional)
                                 $ 55,464,630 (Short-Term
                                 Original including Notional)

Largest monthly draw-down:       (8.83)%   August 1996
                                 "Largest monthly draw-down"
                                 means the greatest decline in
                                 month-end net asset value due
                                 to losses sustained by a
                                 trading portfolio on a
                                 composite basis or an
                                 individual account for any
                                 particular month.

 Largest peak-to-valley draw-down:
                                 (12.47)%   November 1996 - December 1996
                                 "Largest peak-to-valley draw-
                                 down" means the greatest
                                 cumulative percentage decline
                                 in month-end net asset value
                                 due to losses sustained by a
                                 trading portfolio on a
                                 composite basis or an
                                 individual account during any
                                 period in which the initial
                                 month-end net asset value is
                                 not equaled or exceeded by a
                                 subsequent month-end asset
                                 value.

Closed Accounts:                 Profitable   =  5
                                 Unprofitable = 1


  CAPSULE C(6) - SHORT-TERM ORIGINAL PORTFOLIO ANNUAL RATES OF RETURN

            1997          1996

ANNUAL     33.30%         0.58%
                        (9 months)

         SERIES C ASSETS  ARE NOT EXPECTED TO BE TRADED PURSUANT TO
                            THE FOREGOING PROGRAM

   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS



HB & Co. Asset Allocation Portfolio Proforma


     Set forth in Capsule C(7) is hypothetical combined pro forma information that was prepared by the Managing Owner using the actual trading results depicted in Capsule C(1). Capsule C(7) reflects the performance of a hypothetical portfolio whose assets are traded under a fee structure identical to the fee structure of Series C, which includes brokerage fees of 7.75%, advisory management fees of 2%, incentive fees of 23%, and interest income credit of approximately

5.60%.  While the
Managing Owner believes that such theoretical results as presented in this capsule may be of some relevance to prospective investors in determining whether or not to subscribe for Interests in Series C, the performance information presented in this capsule should by no means be taken as an indication of how Series C as a whole or how Series C Limited Owners' individual investments will perform or would have performed, over the same time period. Prospective investors are referred to HB & Co's. actual performance at Capsules C(1) through C(6) in this Prospectus. Prospective investors should be aware in reviewing Capsule C(7) that the CFTC and NFA regulations require the following cautionary legend to accompany all hypothetical performance information:


HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.


As of December 31, 1997

Name of CTA:                     Hyman Beck & Company, Inc.
Program:                         Asset Allocation Portfolio
Start Date:                      March 1991 (All Trading for HB & Co.)
                                 April 1992 (Asset Allocation
Portfolio)
No. Accounts:                     4

Aggregate $$:
  All Programs:                  $250,256,092 (Proforma Total
                                 Assets excluding Notional)
                                 $280,966,167 (Proforma Total
                                 Assets including Notional)

  $$ in This Program:            $14,176,060 (Asset Allocation
                                 Portfolio excluding Notional)
                                 $28,416,898 (Asset Allocation
                                 Portfolio including Notional)
Proforma largest monthly draw-down:
   Prior Five-Years:            (14.21)%  January 19 Year-to-Date:
                                (3.51)%   October 1997
                                 "Largest monthly draw-down" means
                                 the greatest  decline in  month-
                                 end net asset value due to losses
                                 sustained by  a trading
                                 portfolio on an composite basis
                                 or an individual account for any
                                 particular months.

 Proforma largest peak-to-valley
   draw-down:
   Prior Five-Years:            (22.84)%  August 1993 to January 1995
  Year-to-Date:                  (4.28)%   October 1997 to
                                 November 1997
                                 "Largest monthly draw-down"
                                 means the greatest  decline in
                                 month-end net asset value  due
                                 to losses sustained  by a
                                 trading portfolio on an composite
                                 basis or an individual account
                                 for any particular months.

 Rate of Return is net performance for the month in general divided by beginning net asset value for the month.

                  CAPSULE C(7) HB & CO. PROFORMA PERFORMANCE


                    RATE OF RETURN
          (Computed on a compounded monthly basis)

Month       1997       1996      1995      1994     1993
Jan        11.80%     2.88%     (14.21)%  (1.41)%  (6.04)%
Feb         6.46    (14.12)      18.06    (9.46)   10.67
Mar         1.69      0.79       33.50    12.37     0.62
Apr        (1.50)     9.33        4.17    (8.35)    3.76
May         0.77     (3.97)       0.97     3.50     3.54
Jun         2.16      1.52       (0.02)    4.59    (1.87)
Jul         6.26     (0.68)      (4.68)   (6.63)   10.08
Aug        (1.98)    (6.82)      (0.16)   (5.09)   (2.05)
Sep         3.07      0.49       (3.85)   (0.64)    0.41
Oct        (3.51)    18.26       (1.77)    7.55    (4.53)
Nov        (0.79)     6.99       (1.12)   (2.74)   (1.37)
Dec         4.17    (10.24)       4.77    (1.07)    7.10

ANNUAL     31.35%     0.24%      32.40%   (9.32)%  20.43%


THE RATES OF RETURN SET FORTH IN THE PROFORMA PERFORMANCE ABOVE DO NOT REPRESENT THE RATES OF RETURN ACHIEVED BY ANY ASSET ALLOCATION PORTFOLIO ACCOUNT. THE ASSET ALLOCATION PORTFOLIO APPROACH TO BE USED IN RESPECT OF THE SERIES C ASSETS CONSTITUTES A NEW HB & CO. TRADING APPROACH TRADED AT A HIGHER DEGREE OF LEVERAGE (1.5 TIMES) THAT DOES NOT HAVE A PAST PERFORMANCE RECORD.


Average Monthly Return Annualized: +16.32%
Average Monthly Return: +1.36%
Monthly Standard Deviation*: +/-7.80%
Largest Peak-to-Valley Draw-down: -22.84% 1993
Recovery Time: 20 Months

Average Positive Monthly Return +6.52%
Average Negative Monthly Return: -4.16%
# of Months with a Positive Return: 31
# of Months with a Negative Return: 29

*Standard Deviation measures volatility of returns. It is a statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the closer the returns are to the mean (average) value. Conversely, the higher the standard deviation, the more widely dispersed the returns are around the mean (average).


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     TRADING LIMITATIONS AND POLICIES


    The following limitations and policies are applicable to the Trust as a whole and, at the outset, to each Trading Advisor individually, because each Trading Advisor initially will manage 100% of a separate Series' assets. The application of these limitations and policies will be identical for all Series of the Trust and each Trading Advisor. A Trading Advisor sometimes may be prohibited from taking positions for a Series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The Managing Owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any Trading Advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each Series, subject to the terms of each Advisory Agreement. See "Advisory Agreements."


    The Managing Owner will not approve a material change in the following trading limitations and policies for any Series without obtaining the prior written approval of Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of that Series (excluding Interests owned by the Managing Owner and its Affiliates). The Managing Owner may, however, without obtaining such approval, impose additional limitations on the trading activities of each Series or on the types of instruments in which a Trading Advisor can invest if the Managing Owner determines that additional limitations are necessary to assure that 90% of the Series income is Qualifying Income or are in the best interests of a Series.


Trading Limitations

    A Series will not: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of the Series' commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any Trading Advisor to share in any portion of the commodity brokerage fees paid by a Series;
(v) commingle its assets, except as permitted by law; or
(vi) permit the churning of its commodity accounts.

    Each Series will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

    Subject to the foregoing limitations, each Trading Advisor has agreed to abide by the trading policies of the Trust, which currently are as follows:

         (1) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

         (2) Stop or limit orders may, in a Trading Advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that Prudential Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

         (3) A Series generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

         (4) A Series may occasionally make or accept delivery of a commodity including, without limitation, currencies.
    A Series also may engage in "EFP" transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities.

         (5) A Series may, from time to time, employ trading techniques such as spreads, straddles and conversions.

         (6) A Series will not initiate open positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of a Series' Net Asset Value for any one commodity, or in excess of 662 3% of a Series' Net Asset Value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit as margin in excess of the foregoing limits; and in such a case the Managing Owner will cause the Trading Advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

         (7) If a Series engages in transactions in forward currency contracts other than with or through Prudential Securities and/or PBGM, it will engage in such transactions only with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, and through other broker-dealer firms whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for a Series in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the Managing Owner.


   DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

    Organization

                  Prudential Securities
                        Group Inc.
                              100%
                  Prudential Securities
                       Incorporated                 Wilmington Trust
                                                        Company
                              100%
                                           Managing    Trustee
                  Prudential Securities     Owner
                  Futures Management Inc.                Trust

    The Trust was formed on December 17, 1997 under the Business Trust Statute of the State of Delaware. The sole trustee of the Trust is Wilmington Trust Company (the "Trustee"), which delegated its duty and authority for the management of the business and affairs of the Trust to Prudential Securities Futures Management Inc. (the "Managing Owner"), and will have no liability. See "Fiduciary Responsibilities - Accountability." The Managing Owner is a wholly-owned subsidiary of Prudential Securities Incorporated ("Prudential Securities"), the Trust's commodity broker and selling agent, which in turn is wholly-owned by

Prudential
Securities Group Inc. ("PSGI"), an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

    PSGI, Prudential Securities and the Managing Owner may each be deemed to be, and the Trustee will not be deemed to be, a "Promoter" of the Trust within the meaning of the Securities Act. None of the foregoing persons is an "affiliate" (as that term is used for purposes of the Securities Act) of any of the Trading Advisors. PSGI and the Managing Owner may each be deemed to be a "parent" of the Trust within the meaning of the federal securities laws.

    A brief description of the Trustee, PSGI, Prudential
Securities, the Managing Owner, and the officers and directors of the Managing Owner, follows:

The Trustee

    Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with each of PSGI, Prudential Securities, the Managing Owner and the Trading Advisors, and the Trustee's duties and liabilities with respect to the offering of the Interests and the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. See "Trust Agreement - Trustee." Limited Owners will be notified by the Managing Owner of any change of the Trust's trustee.

Prudential Securities Group Inc.


    PSGI acts solely as a holding company . Its principal subsidiary is Prudential Securities (the Trust's selling agent and commodity broker). PSGI is an indirect wholly owned subsidiary of The Prudential Insurance Company of America, a major mutual insurance company.


The Managing Owner

    Prudential Securities Futures Management Inc., a Delaware corporation formed in May 1973, is the managing owner of the Trust. The Managing Owner has been registered with the CFTC as a commodity pool operator ("CPO") since June 1989 and as a commodity trading advisor ("CTA") since November 1990, and is a member of NFA in such capacities. The Managing Owner's main business office is located at One New York Plaza, 13th floor, New York, New York 10292, telephone (212) 778-7866. For a description of the Managing Owner's responsibilities to the Trust, see "Duties of the Managing Owner."

    The Managing Owner is currently the general partner/managing owner and commodity pool operator of four publicly owned commodity funds (Prudential-Bache Capital Return Futures Fund 2, L.P., Prudential Securities Aggressive Growth Fund, L.P., Diversified Futures Trust I and Willowbridge Strategic Trust), and three non-public commodity funds (Prudential Securities Foreign Financials Fund, L.P., Signet Partners II, L.P. and Diversified Futures Trust II). The Managing Owner also serves as investment manager of six offshore futures funds (Prudential-Bache International Futures Funds A - F) and as an investment adviser of an offshore hedge fund (Devonshire Multi-Strategy Fund). An affiliate of the Managing Owner, Seaport Futures Management Inc. ("Seaport"), a Delaware corporation formed in June 1979, is the general partner and commodity pool operator of five publicly owner and CPO of five publicly owned commodity funds, as well as a public commodity fund that terminated on January 31, 1995.
See "Past Performance of Other Pools Sponsored by the Managing Owner and its Affiliate" in this Section.

    Since 1980, Prudential Securities has sponsored 28 public and private commodity pools in addition to the Trust, including offshore funds. The first six pools (started between 1980 and 1982) terminated after an average term of five and one-half years; the seventh through tenth pools (started between 1988 and 1993) terminated after an average term of approximately four and three-quarters years; and the remaining eighteen pools (started between 1988 and 1997) are still in existence.

    The most recent statement of financial condition of the Managing Owner and report of the independent accountants thereon is set forth under "Financial Statements - The
Managing Owner."

Directors and Officers of the Managing Owner

    The current officers and directors of the Managing Owner are as follows:

    Thomas M. Lane, Jr., born 1948, has been the President and a Director of the Managing Owner and Seaport Futures Management Inc. since December 1997. Mr. Lane has also been a Senior Vice President of Futures Sales and Execution Services in the Futures Division, since joining Prudential Securities Incorporated in September 1995. In this position, Mr. Lane is responsible for the Futures Floors in London, New York, Chicago, Kansas City and Singapore. Mr. Lane is also responsible for the inventory finance area and the Futures Sales offices in London, Chicago, New York and Kansas City.
He is a Director of the National Futures Association and is also a member of PSI's Operating Council. Prior to joining PSI, Mr. Lane was employed by Merrill Lynch as the Vice President of Group Future Sales and Marketing from November 1983 until September 1995, and prior to that, Imperial Chemical as a Marketing Manager.

    A. Laurence Norton, Jr., born 1939, has been a Director of the Managing Owner since October 1994. Mr. Norton has also been a Director of Seaport since March 1994. Mr. Norton has been an Executive Vice President of Prudential Securities since October 1991 and currently is the Director of its Futures and International Divisions, responsible for managed futures, global strategy, international expansion, sales, trading desk operations and administration, and also is a member of Prudential Securities' Operating Committee. Prior to joining Prudential Securities in October 1991, Mr. Norton was the branch manager of the Shearson Lehman Brothers' Greenwich, Connecticut branch. Mr. Norton joined Shearson Lehman Brothers as a branch manager in 1972.

    Guy S. Scarpaci, born 1947, has been a Director of the Managing Owner since July 1987 and was Assistant Treasurer from May 1988 until December 1989. In addition, Mr. Scarpaci has been a Director of Seaport since May 1989. Mr. Scarpaci was first affiliated with the Managing Owner in July 1987. Mr. Scarpaci has been employed by Prudential Securities in positions of increasing responsibility since August 1974 and is currently a First Vice President of the Futures Division.

    Thomas T. Bales, born 1959, is a First Vice President of Futures Administration in the Futures Division for Prudential Securities and serves in various capacities for other affiliated companies. Prior to joining the Futures Division, Mr. Bales served as in-house counsel in the Law Department for Prudential Securities from October 1987 through May 1996.
Mr. Bales joined Prudential Securities in November 1981 as an Analyst in the Credit Analysis Department and later served as a Section Manager.

    Barbara J. Brooks, born 1948, became the Treasurer and Chief Financial Officer of the Managing Owner in May 1990 when she also became the Treasurer and Chief Financial Officer of Seaport. She is a Senior Vice President of Prudential Securities and is Vice President-Finance, Chief Financial Officer and Director of various entities affiliated with Prudential Securities. She has been employed by Prudential Securities since 1983. Ms. Brooks is a Certified Public Accountant.

    David Buchalter, born 1958, has been Secretary of both the Managing Owner and Seaport since October 1996. Mr. Buchalter is a Senior Vice President and Senior Counsel in the Law Department of Prudential Securities. Prior to joining Prudential Securities in January 1992, Mr. Buchalter was associated with the law firm of Rosenman & Colin LLP from April 1988 to January 1992. Prior to that, from May 1983 though March 1988, Mr. Buchalter served as in-house counsel for Shearson Lehman Hutton, Inc. and its predecessor firm, E.F. Hutton, Inc.

    Steven Carlino, born 1964, has been a Vice President and the Chief Accounting Officer of the Managing Owner since June 1995 and also has held such positions with Seaport since such date. Mr. Carlino is a First Vice President of Prudential Securities and also serves in various capacities for other affiliated companies. Prior to joining Prudential Securities in October 1992, he was with Ernst & Young for six years. Mr. Carlino is a certified public accountant.

    Pamela Morgan, born 1959, has been a Vice President of the Managing Owner since October 1994. Ms. Morgan is a Managing Director for Prudential-Bache International Bank and Senior Vice President of Prudential Securities. She has managed a variety of departments with increasing levels of responsibility within Prudential Securities, most recently as First Vice President of Finance and Administration in the Futures Division of Prudential Securities, with responsibility for Risk Management, Credit, Finance, Compliance and Audit. Ms. Morgan also has been a Vice President of Seaport since October 1994. Prior to joining Prudential Securities in 1986, Ms. Morgan, a certified public accountant, was employed by Arthur Andersen & Company for five years.

    Eleanor L. Thomas, born 1954, has been a Vice President of the Managing Owner since April 1993 and also has held such positions with Seaport since such date. Ms. Thomas is a First Vice President of Prudential Securities and also serves in various capacities for other affiliated companies. Prior to joining Prudential Securities in March 1993, she was with MC Baldwin Financial Company from June 1990 through February 1993 and Arthur Andersen & Co. from 1986 through May 1990. Ms. Thomas is a certified public accountant.

Past Performance of Other Pools Sponsored by the Managing
Owner and Its Affiliate


    Set forth on the following page (in Capsule D) is the performance record of trading from January 1993 through December 1997 for the four publicly formed commodity funds (Prudential-Bache Capital Return Futures Fund 2, L.P., Prudential Securities Aggressive Growth Fund, L.P., Diversified Futures Trust I, and Willowbridge Strategic Trust) and three non-public commodity funds (Prudential Securities Foreign Financials Fund, L.P., Signet Partners II, L.P. and Diversified Futures Trust II) for which the Managing Owner acts as the general partner and CPO; for the six offshore investment funds (Prudential-Bache International Futures Fund A -F PLC) organized as investment companies incorporated in Ireland and offered only to non-U.S. residents, for which the Managing Owner acts as investment manager and for which a CFTC Rule 4.7 eligibility notice was filed; and for the five public commodity funds for which the Managing Owner's affiliate, Seaport Futures Management Inc. ("Seaport") acts as general partner and CPO. Performance information also is shown for one public and one non-public commodity fund for which Seaport (until January 31, 1995) and the Managing Owner (until December 17, 1995) acted, respectively, as general partner and CPO.


    THE INFORMATION IN CAPSULE D HAS NOT BEEN AUDITED.
HOWEVER, THE MANAGING OWNER REPRESENTS AND WARRANTS THAT THE
CAPSULE IS COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS.


             [THIS SPACE LEFT BLANK INTENTIONALLY]

                               CAPSULE D
 CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES
                       FUTURES MANAGEMENT INC. AND
                              AFFILIATE [a]
                         (SEE ACCOMPANYING NOTES)


                                                                                              ANNUAL RATE OF RETURN
                                                                                       (COMPUTED ON A COMPOUNDED MONTHLY
                                                                                                      BASIS)
                                                                LARGEST   LARGEST
                                                                MONTHLY   PEAK TO
                                                                PERCENT   VALLEY
                    TYPE  INCEPTION   AGGREGATE     CURRENT      DRAW-     DRAW-
                     OF      OF     SUBSCRIPTIONS   TOTAL NAV    DOWN      DOWN
NAME OF POOL        POOL   TRADING    ($ X 1,000)   ($ X 1,000)    [b]      [c]        1993    1994   1995    1996   1997
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P. [d]
(PBFG)         3,5,6,8,10   3/88      24,961          -          -14.38  -24.48%       19.73%  1.57%  -9.54%   -       -
                                                                  10/89  12/88-1/93

PRUDENTIAL-BACHE
DIVERSIFIED
FUTURES
FUND L.P.
(PBDFF)        3,5,6,8,10  10/88      29,747       19,536        -18.37%  -36.63%      31.49% -10.05% 33.95%  24.81%    9.03%
                                                                   1/92  1/92-5/92

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND
L.P. (PBCRFF)   1a,3,5,     5/89     137,705       17,303        -5.26%   -24.43%      12.33%  -21.44% 23.98%   8.58%   7.93%
                7,8,10                                           11/94   9/93-1/95
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND
2 L.P.
(PBCRFF2)   1a,3,5,7,8,9   10/89     100,000       31,248        -11.36%  -24.24%      21.32%   -8.07% 27.26%  19.10%  11.40%
                                                                   1/92   1/92-5/92
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND
3 L.P.
(PBCRFF3)  1a,3,5,7,8,10    5/90      64,863       17,521        -10.94%  -17.84%       8.85%   10.41% 16.63%  16.79%  -7.97%
                                                                   1/91   9/90-6/91
PRUDENTIAL-BACHE
OPTIMAX FUND
L.P.-OPTIMAX
(PBOFF)   3,5,7,8,10,11     4/96      69,603       15,586         -6.39%  -11.32%         -        -      -    11.68%  17.49%
                                                                   8/97   5/96-8/96

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A
(PBOFF)    1,3,5,7,10,11    2/91      63,356          -           -6.00%  -10.72%      10.88%  -6.42%   7.18%  -0.41%     -
                                                                   1/92   8/93-2/95

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - B
(PBOFF)    3,5,7,8,10,11    2/91       6,247          -           -9.90%  -20.26%      15.34%  -10.66%  7.59%  -1.59%     -
                                                                   1/92    8/93-2/95
PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. -
OPTIMAX 2
(PBOFF2)    3,5,7,8,9,12    4/97      17,416        8,124         -7.63%   -7.91%          -       -       -       -    -3.67%
                                                                  8/97    8/97-10/97

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. - A
(PBOFF2)    1,3,5,7,9,12    1/92      15,197          -           -5.82%  -13.53%        4.43%   -5.51% 13.93%  3.88%    0.86%
                                                                   9/93    9/93-1/95
PRUDENTIAL
SECURITIES
OPTIMAX
FUND 2
L.P. - B
(PBOFF2)    3,5,7,8,9,12    1/92       2,219          -           -9.49%  -20.94%        4.36%   -6.57% 18.44%   5.24%   0.68%
                                                                  9/93    6/95-7/96
PRUDENTIAL
SECURITIES
FINANCIAL
FUTURES FUND
L.P. [e]
(PSFNF)        2,4,6,8,9    1/93       3,557          -           -8.39%  -40.23%        0.81%   -24.46% -2.05%    -      -
                                                                  11/94   8/93-1/95
PRUDENTIAL
SECURITIES
FOREIGN
FINANCIALS
FUND L.P.
(PSFFF)        2,4,6,8,9    1/93       4,098        1,819        -17.68%  -25.96%        1.14%    16.00% 20.38%  6.65%   -5.99%
                                                                  9/93    9/93-1/94
PRUDENTIAL
SECURITIES
AGGRESSIVE
GROWTH
FUND L.P.
(PSAGF)       3,5a,7,8,9    8/93      20,335        6,293         -9.70%  -32.68%      -19.67%  -13.51% 29.50%  7.89%    -2.31%
                                                                   9/93   8/93-1/95
DIVERSIFIED
FUTURES TRUST
I (DFT)       3,5a,6,8,9    1/95      65,908       67,512         -5.89%   -8.36%         -        -    42.65% 23.49%     8.82%
                                                                   2/96   2/97-5/97
DIVERSIFIED
FUTURES TRUST
II (DFTII)     2,4,6,8,9    3/97      38,425       39,623         -3.71%   -5.26%         -        -       -      -       6.26%
                                                                   5/97    4/97-6/97
SIGNET
PARTNERS
II, LP
(SPLP2)        2,4,7,8,9    2/96       1,531        1,041         -6.37%   -6.37%         -        -       -    9.70%     6.10%
                                                                   8/97     8/97
PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES FUND
A PLC (PBIFA) 2,4,6,9,13   6/96       26,487       18,872        -10.76%  -18.11%         -        -       -   12.30%    -0.36%
                                                                   8/97  8/97-10/97

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES
FUND B
PLC (PBIFB)   2,4,6,9,13   7/96       58,357       61,620        -8.84%   -14.88%          -        -       -   28.50%   13.77%
                                                                  5/97    2/97-5/97
PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES
FUND C
PLC (PBIFC)   2,4,6,9,13   6/96       21,035       11,290        -6.82%   -20.08%         -        -       -   22.70%    -3.59%
                                                                  8/97    12/96-4/97

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES
FUND D
PLC (PBIFD)   2,4,7,9,13   10/96      15,481       11,692        -6.50%    -7.88%         -        -       -  -1.10%     14.36%
                                                                  4/97     8/97-10/97

PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES
FUND E PLC
(PBIFE)       2,4,6,9,13    1/97       9,163        6,725        -9.41%    -9.41%         -        -       -     -        2.20%
                                                                  8/97      8/97
PRUDENTIAL-BACHE
INTERNATIONAL
FUTURES
FUND F
PLC (PBIFF)   2,4,6,9,13    9/97       6,904        6,017        -9.50%    -9.50%         -        -       -     -      -13.17%
                                                                 10/97     10/97
WILLOWBRIDGE
STRATEGIC
TRUST
(WILLO)        3,4,6,8,9    5/96      58,044       47,725      -10.01%    -18.60%         -        -       -    3.47%    -0.49%
                                                                8/97      5/96-7/96

                                        70

PAGE

Key to type of pool

1  - Principal-protected pool currently
1a - Principal-protected pool initially, but not currently
2  - Privately offered pool
3  - Publicly offered pool
4  - Open ended pool
5  - Closed ended pool
5a - Initially open ended, currently closed ended
6  - Single advisor pool
7  - More than one advisor
8  - Non principal protected pool
9  - CPO is Prudential Securities Futures Management Inc.
10 - CPO is Seaport Futures Management, Inc.
11 - Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B
       Units merged into OptiMax Units on April 1, 1996.
12 - Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B
       Units merged into OptiMax 2 Units on April 1, 1997.


Notes:
[a]  All performance is presented as of
     December, 1997.
[b]  "Largest monthly percent draw-down"
     means greatest percentage decline in
     net asset value due to losses
     sustained by a pool, account or
     other trading program from the
     beginning to the end of a calendar
     month.
[c]  "Largest peak to valley draw-down"
     means greatest cumulative percentage
     decline in month-end net asset value
     due to losses sustained by a pool,
     account or other trading program
     during a period in which the initial
     month-end net asset value is not
     equaled or exceeded by a subsequent
     month-end net asset value.  "Draw-
     down" means losses experienced by
     the pool over a specified period.

[d]  Liquidated February 1995.
[e]  Liquidated December 1995.

 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAPSULE D:

(1) Brokerage Fees - PBDFF is (and PBFG was) charged a flat 9% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value, PBCRFF2 is charged a flat 8-1/2% annual fee on such Partnership's Net Asset Value and PBCRFF3 is charged a flat annual fee equal to 7 1/2% of such Partnership's Net Asset Value, plus transaction costs. PBOFF and PSOFF2 are each charged a flat 8% annual brokerage fee on the Partnership's Traded Assets, plus transaction costs. PSAGF is charged a flat 8% annual brokerage fee on such Partnership's Net Asset Value, plus transaction costs. Traded Assets in the case of PBOFF and PSOFF2 was initially 60% of the initial Net Asset Value in respect of Class A Units and 100% of the initial Net Asset Value in respect of Class B Units. On April 1, 1996 and April 1, 1997, respectively, the Class
      A and B Units of PBOFF and PBOFF2, respectively were consolidated into a single Class. DFT and WILLO pay the same annual brokerage fee as the Trust pays. SPLP is charged on a per transaction basis at a rate equal to $10 per round-turn. Until April 1, 1994, PSFFF and PSFNF were each charged on a per transaction basis at the rate of $35 per round-turn. Thereafter, PSFNF was charged a flat annual 8% brokerage fee on its Net Asset Value and PSFFF, from April 1, 1994 until July 25, 1997, was charged a flat annual 8% brokerage fee on its Net Asset value and 8.8% thereafter. PBIFA, B, C, D, E and F each pay a flat annual brokerage fee of 5.75% of Net Asset Value, plus transaction costs. DFT II is charged a flat annual 6.75% brokerage fee on its Net Asset Value.

(2)   Advisory Management (MF) and Incentive (IF) Fees -

         PBDFF        -      4% MF         15% IF
         PBCRFF       -      4% MF         15% IF
         PBCRFF2      -    2-4% MF      15-20% IF
         PBCRFF3      -    2-3% MF      17-20% IF
         PBOFF        -   2-3% MF       17-23% IF
         PSOFF2       -   2-3% MF       15-20% IF
         PSAGF        -     2% MF       15-23% IF
         DFT          -     4% MF          15% IF
         DFT II       -     4% MF          15% IF
         PSFNF        -1.9%-3% MF          20% IF
         PSFFF        -   1.9% MF          20% IF
         PBFG         -     2% MF          18% IF
         SPLP         -   2.5% MF          20% IF
         PBIFA        -     3% MF          20% IF
         PBIFB        -     4% MF          15% IF
         PBIFC        -     2% MF          20% IF
         PBIFD        -   2-3% MF     15-17.5% IF
         PBIFE        -     2% MF          20% IF
         PSIFF        -     2% MF          25% IF
         WILLO        -     3% MF          20% IF

(3) Rate of Return - is calculated each month by dividing net performance by beginning equity. The monthly returns are then compounded to arrive at the annual rate of return.

Prudential Securities

    Prudential Securities' main business office is located at Prudential Securities Building, One New York Plaza, 13th Floor, New York, New York 10292, telephone (212) 214-1000. Prudential Securities, in its capacity as selling agent for the Trust, is registered as a broker-dealer with the SEC and is a member of the NASD. Prudential Securities is a major securities firm with a large commodity brokerage business. It has over 270 offices in 43 states, the District of Columbia, and 18 foreign countries. Prudential Securities is a clearing member of the Chicago Board of Trade, Chicago Mercantile
Exchange, Commodity Exchange, Inc., and all other major United States commodity exchanges.

    Since 1980 Prudential Securities has sponsored twenty-four public and private commodity pools other than the Trust. The first five pools (started between 1980 and 1982) terminated after an average term of five and one-half years; a sixth pool (started in March 1988) terminated after approximately six and three-quarters years on January 31, 1995; a seventh pool (started in 1993) terminated after approximately three years on December 17, 1995; the remaining seventeen pools (started between 1988 and 1997) are still in existence.


Prudential Securities Litigation and Settlements


    From time to time Prudential Securities (in its respective capacities as a commodities broker and as a securities broker-dealer) and its principals are involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this Prospectus, there have been no administrative, civil, or criminal actions, including actions which are pending, on appeal or concluded, against Prudential Securities or any of its principals which are material, in light of all the circumstances, to an investor's decision to invest in the Trust.


    On July 22, 1993, Prudential Securities entered into a Settlement Agreement with the Office of the Secretary of State of the State of South Carolina. Without admitting or denying the allegations that Prudential Securities did not adequately supervise the retail sales practices of several registered representations, Prudential Securities agreed to pay $225,000 in settlement of all administrative inquiries, investigations and other proceedings against Prudential Securities and its agents in South Carolina.


    On October 21, 1993, Prudential Securities entered into an omnibus settlement with the SEC, state securities regulators in 51 jurisdictions (49 states, the District of Columbia and Puerto Rico) and the NASD to resolve allegations that had been asserted against Prudential Securities with respect to the sale of interests in more than 700 limited partnerships generated by Prudential Securities' Direct Investment Group and sold from January 1, 1980 through December 31, 1990. The limited partnerships principally involved real estate, oil and gas producing properties and aircraft leasing ventures.

    The allegations against Prudential Securities were set forth in a Complaint filed by the SEC on October 21, 1993 and in an Administrative Order issued by the SEC also on October 21, 1993. It was alleged that federal and state securities laws had been violated through sales of the limited partnership interests (and a limited number of certain other securities) to persons for whom such securities were not suitable in light of their investment objectives, financial status, or investment sophistication. It was also alleged that the safety, potential returns and liquidity of the investments had been misrepresented. Prudential Securities neither admitted nor denied the allegations asserted against it. The Administrative Order included findings that Prudential Securities' conduct violated the federal securities laws and that an order issued by the SEC in 1986 requiring Prudential Securities to adopt, implement and maintain certain supervisory procedures had not been complied with. The Administrative Order (to which Prudential Securities consented without admitting or denying the SEC's findings), directed Prudential Securities to cease and desist from violating the federal securities laws and imposed a $10 million civil penalty. The Administrative Order also required Prudential Securities to adopt certain remedial measures including the establishment of a Compliance Committee of its Board of Directors.

    Prudential Securities' settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. In settling the NASD disciplinary action, Prudential Securities consented to a censure and to the payment of a $5 million fine to the NASD.

    In connection with the settlement of the allegations asserted against it, and pursuant to a Final Order and Judgment entered on October 21, 1993 in the action commenced by the SEC, Prudential Securities has deposited $330 million as a fund to be used for the resolution of claims for compensatory damages asserted by persons who purchased the limited partnership interests from Prudential Securities, and has agreed to provide additional funds, if necessary, for that purpose. The fund is to be administered by a court-approved Claims Administrator who is a former SEC Commissioner. Prudential Securities also consented to the establishment of a court-supervised expedited claims resolution procedures with respect to such claims.

    On December 17, 1993, Prudential Securities agreed to the entry of a Consent Order issued by the State of Rhode Island, Department of Business Regulation, Division of Securities. The allegation against Prudential Securities was that ten employees of Prudential Securities engaged in investment advisory activities with clients in Rhode Island although these employees were neither licensed as investment advisor representatives nor exempt from the licensing requirements of
Section 204 of the Rhode Island Uniform Securities Act (the "RI Act"). Prudential Securities consented to the payment of a civil penalty in the amount of $33,000 and agreed to cease and desist from further violations of Section 203 of the RI Act. Prudential Securities also agreed to modify relevant internal marketing and training materials distributed to its sales force. Prior to the entry of the Consent Order discussed above, Prudential Securities entered into a series of Consent Agreements with the Department involving similar allegations concerning the registration of Prudential Securities investment adviser representatives.

    On January 18, 1994, Prudential Securities agreed to the entry of a Final Consent Order and a Parallel Consent Order by the Texas State Securities Board. The firm also entered into a related Agreement with the Texas State Securities Commissioner. The allegations against Prudential Securities were that the firm had engaged in improper sales practices and other improper conduct resulting in pecuniary losses and other harm to investors residing in Texas with respect to purchases and sales of limited partnership interests during the period of January 1, 1980 through December 31, 1990. Without admitting or denying the allegations, Prudential Securities consented to a reprimand, agreed to cease and desist from further violations, and to provide voluntary donations to the State of Texas in the aggregate amount of $1,500,000. The firm agreed to suspend the creation of new customer accounts, the general solicitation of new accounts, and the offer for sale of securities in or from Prudential Securities' North Dallas office, irrespective of the place of residence of such new customers, during a period of twenty consecutive business days. Prudential Securities further agreed to suspend the creation of new customer accounts, the general solicitation of new customer accounts, and offer for sale of securities into or from the State of Texas to any new customers, irrespective of the place of residence of such new customers, during a period of five consecutive business days. Prudential Securities also agreed to comply with the terms of the Administrative Order entered by the SEC on October 21, 1993 (as discussed above) and to institute training programs for its securities salesmen in Texas.

    On January 25, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the Banking Commissioner (the "Commissioner") of the State of Connecticut, Department of Banking. The allegations against Prudential Securities were that from January 1992 through at least July 1993, Prudential Securities employed investment adviser agents who solicited investment advisory business in Connecticut without being registered to do so. This conduct was found by the Commissioner to be in violation of the Connecticut Uniform Securities Act (the "Act") and in violation of the terms and conditions of a Stipulation and Agreement entered into between the Commissioner and Prudential Securities on February 20, 1992. It was further alleged with respect to Prudential Securities' investment advisory business, that certain Prudential Securities agents held themselves out to the public in Connecticut under a business name other than Prudential Securities. Without admitting or denying the allegations, Prudential Securities agreed to be censured by the Department of Banking, to cease and desist from violation of the provisions of the Act, and agreed to pay a civil penalty to the Department of Banking in the amount of $150,000. Further, Prudential Securities agreed to be subject to a period of administrative probation which will conclude upon Prudential Securities' completion of certain remedial actions, including but not limited to, the following: (a) Prudential Securities shall review, implement and maintain supervisory procedures designed to ensure its compliance with the provision of the Act; and (b) commencing on April 1, 1994 and continuing until April 1, 1996, Prudential Securities shall file quarterly reports with the Securities and Business Investments Division of the Department of Banking (the "Division") relating to its investment advisory business. In addition, Prudential Securities has agreed to pay the Department of Banking the cost of two or more examinations of any of its offices by the Division, such amount not to exceed $10,000.

    On March 10, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the State of Missouri, Commissioner of Securities. The allegations against Prudential Securities were that the firm failed to supervise a former registered representative, in violation of Missouri securities laws. Without admitting or denying the allegations, Prudential Securities agreed to the following:
(a) to maintain and make available to the Missouri Division of Securities all customer and regulatory complaints concerning any Prudential Securities employee working in a branch located in Missouri or any security sold by such employees; (b) beginning 30 days from the date of the Consent Order and continuing for a period of three years, to include at least one public service information piece selected by the Commissioner of Securities in all of Prudential Securities' new account packages mailed to Missouri residents; (c) for a period of three years from the date of the Consent Order, to annually provide a notice to Prudential Securities' Missouri customers which details the procedures for filing a complaint with Prudential Securities and the applicable regulatory authorities. In addition, Prudential Securities agreed to pay a fine in the amount of $175,000.

    On June 8, 1994, the Business Conduct Committee of the New York Mercantile Exchange ("NYMEX" or "Exchange") accepted an Offer of Settlement submitted by Prudential Securities concerning allegations that Prudential Securities violated NYMEX rules regarding pre-arranged trades and wash trades. Without admitting or denying the allegations, Prudential Securities consented to a finding by the Exchange that it had violated NYMEX Rule 8.55(A)(18) relating to conduct substantially detrimental to the interest of the welfare of the Exchange; agreed to cease and desist from future violations of Rule 8.55; and agreed to pay a fine in the amount of $20,000.

    On September 19, 1994, Prudential Securities consented to the entry of an Agreement and Order issued by the State of Idaho, Department of Finance, Securities Bureau (the "Department"). The allegations against Prudential Securities were that the firm failed to supervise certain employees in connection with the securities and options trading activities entered into on behalf of Idaho clients, in violation of the Idaho Securities Act (the "Act"). It was further alleged that Prudential Securities failed to amend the Forms U-4 for certain employees. Prudential Securities agreed to a number of sanctions and remedial measures including, but not limited to, the following: (a) to install a new branch manager in the Prudential Securities Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities options accounts and securities options trading activities of Idaho customers in three Prudential Securities offices; (c) to implement procedures reasonably designed to ensure compliance with regulations concerning the timely delivery of prospectuses; and (d) to cooperate in the Department's ongoing investigation and to comply with all provisions of the Act.
In addition, Prudential Securities agreed to pay a fine to the State of Idaho in the amount of $300,000. In addition, Prudential Securities has voluntarily reimbursed certain customers for losses suffered in their accounts in the amount of $797,518.49.

    On October 27, 1994, Prudential Securities and Prudential Securities Group entered into an agreement with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney") deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential Securities committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990 in violation of federal securities laws. The agreement requires that Prudential Securities deposit an additional $330,000,000 into an account established by the Securities and Exchange Commission to pay restitution to the investors who purchased the oil and gas partnership interests. Prudential Securities further agreed to appoint a mutually acceptable outsider to sit on the Board of Directors of Prudential Securities Group and the Compliance Committee of Prudential Securities. The outside director will serve as an "ombudsman" whom Prudential Securities' employees can contact anonymously with complaints about ethics or compliance. Prudential Securities will report any allegations or instances of criminal conduct and material improprieties to the new director. The new director will submit compliance reports of his findings every three months for a three year period. If, upon completion of a three-year period, Prudential Securities has complied with the terms of the agreement then the government will not pursue the charges in the complaint. If Prudential Securities does not comply with the agreement then the government may elect to pursue the charges.

    On June 19, 1995, Prudential Securities entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential Securities consented to findings by the CFTC of certain recordkeeping violations and failure to supervise in connection with the commodity trading activities, in 1990 and early 1991, of a former broker of Prudential Securities. Pursuant to the settlement, Prudential Securities agreed to
(i) pay a civil penalty of $725,000, (ii) the entry of a cease and desist order with respect to the violations charged and
(iii) an undertaking directing the Prudential Securities Compliance Committee to review certain of the firm's commodity compliance and supervisory policies and procedures and a report be submitted to the CFTC, as well as a report to the CFTC on the actions taken as a result of the review.

    On February 29, 1996, the State of New Mexico Securities Division issued a final order, subject to a settlement, whereby Prudential Securities neither admitted nor denied any allegations that Prudential Securities failed to supervise two former employees and a Branch Office Manager of its Phoenix, Arizona branch and that such persons engaged in misrepresentation, fraud, unsuitable trading, failure to properly register and failure to report a suspected forgery. Prudential Securities consented to the imposition of a censure and paid a fine in the amount of $15,000 and investigative fees in the amount of $2,000.

    On May 20, 1997, the CFTC filed a complaint against PSI, Kevin Marshburn (a former PSI Financial Advisor) and two of Marshburn's sales assistants. The complaint alleges, in essence, that during the period from May 1993 through March 1994: (i) Marshburn fraudulently allocated trades among his personal account and certain customer accounts; (ii) PSI did not properly supervise Marshburn by failing to have policies and procedures in place to detect and deter the alleged allocation scheme; and (iii) PSI failed to maintain and produce records with respect to transactions during the period in issue. The complaint seeks several forms of relief against PSI, including a cease and desist order, suspension or revocation of registration, restitution, and civil penalties of up to $100,000 for each alleged violation. PSI has denied the operative allegations against it and is vigorously defending the action.


                       DUTIES OF THE MANAGING OWNER

Management of the Trust

    The Managing Owner will manage each Series' business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any Series. The Managing Owner will be responsible for the renewal of the Advisory Agreements with the Trading Advisors, as well as for the selection of additional and/or substitute trading advisors, provided, however, that in no event shall the Managing Owner retain a commodity trading advisor affiliated with Prudential Securities. See "Advisory Agreements." In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

    The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other federal or state agencies or self-regulatory organizations, and calculating the Net Asset Value of each Series and all fees and expenses, if any, to be paid by each Series. The Managing Owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Series. Prudential Securities currently acts, and is expected to continue to act, as each Series' executing and clearing broker. In the event Prudential Securities is unable or unwilling to continue in that capacity, however, the Managing Owner is responsible for selecting another futures commission merchant.

Retention of Affiliates

    The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each Series so long as the Managing
Owner has made a good faith determination that:

    - the affiliate that it proposes to engage is qualified to perform such services;

    - the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

    - the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days' prior written notice by the Trust.

The fees of any such affiliates will be paid by Prudential
Securities or an affiliate.

Notification of Decline in Net Asset Value

    If the estimated Net Asset Value per Interest of any Series declines, as of the end of any Business Day, to less than 50% of the Net Asset Value per Interest of that Series as of the end of the immediately preceding Valuation Point, the Managing Owner will notify the Limited Owners of that Series within seven (7) Business Days of such decline. The notice will include a description of the Limited Owners' voting and redemption rights.

Maximum Contract Term

    The Trust or any Series of the Trust is prohibited from entering into any contract with the Managing Owner or its affiliates which has a term of more than one year and which is not terminable by the Trust without penalty upon sixty (60) days' prior written notice.

    The Managing Owner participates in the income and losses of each Series in the proportion which its ownership of General Interests bears to the total number of Interests of a Series on the same basis as the Limited Owners, but the Managing Owner receives no fees or other remuneration from a Series.


                        FIDUCIARY RESPONSIBILITIES

Accountability

    Pursuant to the Business Trust Statute, the Trustee delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Series, and it has neither a duty to supervise or monitor the Managing Owner's performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Business Trust Statute and to accepting service of process on behalf of the Trust in the State of Delaware. The Trustee owes no other duties to the Trust or any Series. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Business Trust Statute, if, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties) to the Trust or to the Limited Owners, and liabilities relating to those duties, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee's and the Managing Owner's duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings


    If a Limited Owner believes that the Managing Owner has violated its obligations to the Limited Owners of a Series, a Limited Owner may, depending on the nature of the claim, either seek legal relief for himself (or itself) or, subject to the satisfaction of the requirements for bringing a "derivative action" in a particular jurisdiction, may seek on behalf of the holders of Interests of any Series to recover damages from, or obtain other equitable relief from, the Managing Owner, including an "accounting" - the right to specific and/or complete financial information concerning the Series. If a derivative action is brought in Delaware Chancery Court because the Trust is a Delaware Business Trust,
Section 3816 of the Delaware Business Trust Statute would control.
Section 3816 generally requires that (i) a plaintiff must be a Limited Owner at the time the action is brought and at the time of the transaction at issue, or he must have acquired status, through the operation of law or the Trust's governing instruments, as a Limited Owner from a person who was a Limited Owner at the time of the transaction; and (ii) the complaint must set forth, with particularity, plaintiff's efforts to have the Managing
Owner bring the action, or, if no such efforts were made, why they were not made. The foregoing is a general overview of Delaware law, and different state or federal law requirements for bringing a derivative or other action may apply, depending on a plaintiff's choice of forum. A Limited Owner may have the right to institute legal action on behalf of himself and all other similarly situated
Limited Owners of that Series (a class
action), to recover damages from the Managing Owner for violations of fiduciary duties. See "Trust Agreement - Indemnification." Potential defenses, among others, to any claim by a Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited
Owners of a Series may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Series in federal court to enforce their rights under the federal securities and commodities laws; and (ii)
Limited Owners of a Series who have suffered losses in connection with the purchase or sale of their Interests in that Series may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the federal securities and commodities laws.

Reparations and Arbitration Proceedings

    Limited Owners of a Series also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner (a registered commodity pool operator), Prudential Securities (a registered futures commission merchant) or the Trading Advisor of that Series (a registered commodity trading advisor) under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability

    Potential investors should be aware, however, that certain provisions in the Advisory Agreements, the Brokerage Agreement and the Trust Agreement generally make it more difficult to establish a basis for liability against any Trading Advisor, Prudential Securities and the Managing Owner than it would be absent such provisions, including (a) each Advisory Agreement gives broad discretion to each Trading Advisor; and (b) each Advisory Agreement and the Trust Agreement contain exculpatory and indemnity provisions (see "Advisory
Agreement" and "Trust Agreement"). Payment of any indemnity to any such person by the Trust or any Series of the Trust pursuant to such provisions would reduce the assets of the Series affected. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

    Because the foregoing summary involves developing and changing areas of the law, Limited Owners who believe that the Trustee, the Managing Owner, Prudential Securities or any Trading Advisor may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.


                       MANAGING OWNER'S COMMITMENTS

Minimum Purchase Commitment

    The Managing Owner intends to contribute funds to each Series in order to have a 1% interest in the capital, profits and losses of each Series and in return will receive General Interests in each Series. The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner of the Trust, and it will make such purchases as are necessary to effect this requirement. In addition to the General Interests the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Interests in any Series as a Limited Owner. See "The Offering - Initial Offering." All Interests purchased by the Managing Owner are held for investment purposes only and not for resale. No principal of the Managing Owner owns any beneficial interest in the Trust.

Net Worth Commitment


    The Managing Owner's net worth is set forth in its Financial Statements on page 136 and is significantly in excess of the minimum net worth requirements under the NASAA Guidelines. The Managing Owner and PSGI have each agreed that so long as the Managing Owner remains the Managing Owner of the Trust, they will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner's net worth below any regulation-required amounts.

                                THE OFFERING

Initial Offering


    The Interests will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, through Prudential Securities (or such Additional Sellers as may be retained by Prudential Securities). Initially, the Interests for each Series will be offered for a period of up to one hundred and twenty (120) days after the date of this Prospectus (unless extended for up to an additional 60 days in the sole discretion of the Managing Owner). This period may be shorter for any Series if that Series' "Subscription Minimum" - the amount of subscription funds required before a Series can begin trading - is reached before that date (the "Initial Offering Period"). Each Series may commence operations at any time after the Series sells its Subscription Minimum and has at least 150 investors (see
"Who May Subscribe").

    The Subscription Minimums that must be accepted before each Series will break escrow and commence trading are as follows:


              -  Series A - $4,000,000
              -  Series B - $3,000,000
              -  Series C - $3,000,000

The Managing Owner, Prudential Securities, the Trustee, the Trading Advisor and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Interests as a Limited Owners, and any such Interests in a Series subscribed for by such persons will be counted for purposes of determining whether the Series' Subscription Minimum is sold during the Initial Offering Period.


    If the maximum number of Interests of each Series registered for sale with the Securities and Exchange
Commission (the "Subscription Maximum") are issued during the Initial Offering Period, either through sale or exchange, the net proceeds to each Series will be:


              -  Series A - $34,000,000
              -  Series B - $33,000,000
              -  Series C - $33,000,000

Determination of the Subscription Maximum in each Series will be made after taking into account the Managing Owner's contribution. Because Prudential Securities or an affiliate will be responsible for payment of the Trust's organization and offering expenses, 100% of the proceeds of the Initial Offering will be available for each Series' trading activities.

    Interests are being offered for a minimum initial subscription of $5,000 per subscriber or, for any investment made on behalf of an IRA, for a minimum initial subscription of $2,000. A subscriber may purchase Interests in any one or a combination of Series, although the minimum purchase for any single Series is $1,000. The Interests are being sold initially at $100 per Interest. The $100-per-Interest price reflects the full Net Asset Value per Interest of each Series and was determined arbitrarily.

Escrow of Funds


    During the Initial Offering Period, within two (2) Business Days of receipt by the Managing Owner of accepted final subscription documents, funds in the full amount of a subscription will be transferred from the subscriber's account at Prudential Securities or the Additional Seller and deposited by Prudential Securities (or the Additional Seller) in an escrow account in the applicable Series' name or names at The Bank of New York in New York, N.Y. (the "Escrow Agent"), where the funds will be held during the Initial Offering Period until the funds are turned over to the Trust's Series for trading purposes or until this offering is terminated, in which event the subscription amounts will be refunded, with interest. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow in U.S.
Treasury Obligations or any other investment specified by the Managing Owner that is consistent with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

    If the Subscription Minimum for a Series is met, the interest earned on each Subscriber's escrowed subscription funds will be contributed to the Series and each subscriber will receive a commensurate number of additional Interests (or fractions of Interests) therefor (taking into account both the time and amount of a subscriber's deposit).


    If the Subscription Minimum for any Series is not sold during the Initial Offering Period, then within ten (10) Business Days thereafter, the purchase price paid by a subscriber for that Series, plus a pro rata share of interest earned thereon (taking into account both the time and amount of deposit), if any, will be returned to the subscriber. Interest will be distributed to subscribers via check from the Escrow Agent. In the case of IRA accounts, interest checks will be transmitted to Prudential Securities (or an Additional Seller) for deposit into the IRA's account. In the event that the return of subscription funds and/or interest cannot be distributed within the prescribed ten (10) Business Day time period, it will be paid as soon thereafter as practicable.


Continuous Offering Period


    After each Series' Subscription Minimum is sold and trading commences, Interests in each Series will be sold once each week until each Series' Subscription Maximum has been issued (the "Continuous Offering Period"), either through sale or exchange. For the purposes of describing the offering of Interests during the Continuous Offering Period, the "Dealing Day" means the first Business Day of each week. The "Valuation Point" means the close of business on Friday of each week. Each Series' Interests will be sold at a price that equals its Net Asset Value per Interest as of the "Valuation Point" immediately preceding the Dealing Day on which a subscription is eligible to become effective.

    A Subscriber's Subscription Agreement (Exhibit D) must be submitted to the Managing Owner at its principal office at least five (5) Business Days before a given Dealing Day, and sufficient funds must be in the subscriber's Prudential Securities account on a timely basis. After the five (5) Business Day waiting period (two (2) Business Days for Limited Owners purchasing additional Interests, described below), and the Managing Owner's approval of a subscription, the Net Asset Value per Interest will be determined at the next occurring Valuation Point, and the subscription price per Interest will be finalized. A subscription will then become effective on the immediately following Dealing Day. Because of this waiting period, the purchase price of an Interest will not be fixed on the date a subscription is submitted, and the Net Asset Value of an Interest may fluctuate between the date of submission and the Valuation Date on which the subscription price is finalized.

    Subscribers will be admitted as Limited Owners as of the same Dealing Day on which their subscription becomes effective, and confirmation of each accepted subscription will be sent to subscribers. In the event that funds in the subscriber's account are insufficient to cover the requested subscription amount, or for any other reason in the Managing
 Owner's sole discretion, the Managing Owner may reject the subscription in whole or in part. Funds from accepted subscriptions will be transferred from the subscriber's Prudential Securities account (or from the subscriber's account at an Additional Seller) and deposited in the applicable Series' trading account.


Purchases of Additional Interests in a Series


    Existing Limited Owners in a particular Series who wish to purchase additional Interests in the same Series must submit a Subscription Agreement (Exhibit A) at least two (2) Business Days before any given Dealing Day, and the subscription for additional Interests must be approved by the Managing Owner. After the two (2) Business Day waiting period and the Managing Owner's approval of the subscription for additional Interests, the Net Asset Value per Interest will be determined at the next occurring Valuation Point, and the subscription price per Interest will be finalized. The subscription will then become effective on the immediately following Dealing Day. Because of this waiting period, the purchase price of additional Interests will not be fixed on the date a subscription is submitted, and the Net Asset Value of the Interests may fluctuate between the date of submission and the Valuation Date on which the subscription price is finalized.

Exchange of Interests

    Interests in one Series may be exchanged, without charge, for Interests of equivalent value of any other Series for as long as the Interests of the Series for which exchange is being made are offered for sale (an "Exchange"). An Exchange Request (Exhibit C) must be submitted at least five
(5) Business Days before any given Dealing Day, and the Exchange must be approved by the Managing Owner. After the five (5) Business Day waiting period and the Managing Owner's approval of the Exchange, the Net Asset Value per Interest for each applicable Series (i.e., the Series being exchanged from and the Series being exchanged into) will be determined at the next occurring Valuation Point, and the prices per Interest will be finalized. The Exchange will then become effective on the immediately following Dealing Day. Because of the five
(5) Business Day waiting period, the Net Asset Value of the Interests being exchanged will not be fixed on the date an Exchange Request is submitted, and the Net Asset Value of the Interests - of both the Series you are exchanging from and the Series you are exchanging into - may fluctuate between the date of submission and the Valuation Date on which the Net Asset Value per Interest is finalized.

    An Exchange will be treated as a redemption of Interests in one Series (the Series you are exchanging from) and a simultaneous purchase of Interests in another Series (the Series you are exchanging into). Each Exchange is thus subject to satisfaction of the conditions governing redemption on the applicable Dealing Day (see "Redemption of Interests" below), as well as the requirement that Interests of the Series being exchanged into are then being offered for sale. Although an Exchange is treated, in part, as a redemption, an Exchange is not subject to any "exchange" or Redemption Charges. An exchanging Limited Owner may, however, realize a taxable gain or loss in connection with the Exchange. See "Federal Income Tax Consequences - Transfers Between Series."


Effective Dates of Subscriptions and Exchanges


    The effective date of accepted subscriptions during the Initial Offering Period is the date on which the applicable Series break(s) escrow. The effective date of accepted subscriptions and Exchanges during the Continuous Offering Period is the first Dealing Day to occur at least five (5) Business Days after a subscription or Exchange Request is submitted and approved by the Managing
Owner. The effective date of subscriptions by Limited Owners who purchase additional Interests in the same Series will be the first Dealing Day to occur at least two (2) Business Days after a subscription for additional Interests is submitted and approved by the Managing Owner. The effective date of redemptions of Interests will be the first Dealing Day to occur at least two (2) Business Days after a Redemption
Request is received and approved by the Managing Owner.


Redemption of Interests


    Interests or any portion thereof  (including Interests
held by assignees) will be redeemed on the first Dealing Day to occur at least two (2) Business Days after the date the
Managing Owner receives your Redemption Request in proper
order (the "Redemption Date").   Redemptions generally will
be made at the Net Asset Value per Interest determined as of the Valuation Point immediately preceding the Redemption Date
(the "Redemption Price"). Redemptions are subject to changes in Net Asset Value between the date you submit your Redemption
Request and the Valuation Point on which the Redemption Price is finalized. Interests redeemed on or before the end of the first and second successive six-month periods after the effective date of purchase will be subject to a redemption fee of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed unless the redemption is part of an Exchange for Interests in another Series offered hereby or invested in another commodity pool sponsored by the Managing Owner. The effective date of purchase will be the date on which the applicable
Series break(s) escrow for subscriptions made during the Initial Offering Period, and for subscriptions during the Continuous Offering Period will be the applicable Dealing Day.
These redemption fees will be paid to the Managing Owner.



    All timely requests for redemption in proper form will be honored and the applicable Series' commodity positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair any Series' ability to operate in pursuit of its objectives. The right to obtain redemption also is contingent upon the Series' having property sufficient to discharge its liabilities on the date of redemption. Redemption Requests may be mailed or otherwise delivered to the Managing Owner.

    In the event that the estimated Net Asset Value per Interest of a Series, after adjustment for distributions, as of the close of business of any Business Day is less than 50% of the Net Asset Value per Interest of a Series as of the last Valuation Point (i.e., Friday of the immediately preceding week), Limited Owners will be given notice of such event within seven (7) Business Days of such occurrence, which will include instructions on the redemption of Interests.

    The Net Asset Value per Interest upon redemption on any date also will reflect all accrued expenses for which the applicable Series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such Interest's pro rata portion of any expenses or losses incurred by the Series resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Series' business, as well as the Limited Owner's liabilities for certain Series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within ten (10) Business Days following the Redemption Date whether or not their Interests shall be redeemed, unless payment for the redeemed Interests is made within that ten-day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, in the case of extraordinary circumstances, payment generally shall be made within ten (10) Business Days following the Redemption Date. A Limited Owner may revoke his intention to redeem before the Redemption Date by written instruction to the Managing Owner.

    The Trust Agreement provides that the Managing Owner also has the right mandatorily to redeem, upon ten (10) days' prior notice, Interests of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Interestholder to be deemed to be managing "Plan Assets" under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the Agreement; or (c) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

Sale of Interests

    The Trust will not, directly or indirectly, pay or award any finder's fees, commissions or other compensation as an inducement to any investment adviser to advise a potential Limited Owner to purchase Interests in a Series. Prudential Securities will receive no selling commissions or concessions on the sale of Interests. Prudential Securities has no present intention, but reserves the right, to retain certain selected brokers or dealers that are members of the National Association of Securities Dealers, Inc. ("Additional U.S. Sellers") and/or certain foreign securities firms, collectively, "Additional Sellers"). At no additional cost to the Trust, Prudential Securities will, at the time of a sale, grant a per-Interest sales credit to the Prudential Securities branch office that sells an Interest to a Limited Owner (other than an Individual Retirement Account of an employee of Prudential Securities). From this sales credit, not more than 2.5% of the Net Asset Value per Interest normally will be paid to the employees of Prudential Securities who have sold Interests and who hold all the appropriate federal and state securities registrations. Any Additional Sellers retained by the Trust during the Initial Offering Period will be paid by Prudential Securities, at no cost to the Trust, at rates that will not generally exceed 2.5% of the Net Asset Value per Interest. Aggregate expenses incurred in connection with retail salaries, expenses, reimbursement, sales seminars, bonus and sales incentives will not exceed the limitation imposed on such expenses by the National Association of Securities Dealers, Inc. ("NASD").

    Beginning 12 months after the month in which the sale of each Interest is effective, Prudential Securities will, again at no additional cost to the Trust, compensate its employees who render certain on-going, additional services to Limited Owners (other than an Individual Retirement Account of employee of Prudential Securities). Employees eligible for this compensation are those who have sold Interests and who are registered under the Commodity Exchange Act, as amended (the "CE Act"), and who satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom) in addition to having all applicable federal and state securities registrations. This compensation will be paid periodically, on an Interest-by-Interest basis, and will not generally exceed 2% of the Net Asset Value of the applicable Series per annum. Prudential Securities will not compensate any individual whom it no longer employs but may compensate employees who, although not responsible for the initial sale of an Interest, continue to provide on-going services in place of an individual who was responsible for the initial sale. Any employee compensated in this manner must have the appropriate registrations and proficiency requirements. Any Additional Sellers retained by the Trust also will receive continuing compensation.
Employees of Additional U.S. Sellers receiving continuing compensation are required to be registered and qualified in the same manner as Prudential Securities employees. See "The Offering," Fees and Expenses" and "Brokerage Agreement."


    Prudential Securities, as the Selling Agent for this Offering of Interest, is an "underwriter" within the meaning of the Securities Act of 1933. Trading Advisors are not underwriters, promoters or organizers of the Trust.

                             WHO MAY SUBSCRIBE

    Prudential Securities and each employee of Prudential Securities selling Interests in the Trust is obligated to make every reasonable effort to determine that the purchase of Interests is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

    A PURCHASE OF THE INTERESTS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE INTERESTS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

    Investors should not purchase Interests with the expectation of tax benefits in the form of losses or deductions. See "Tax Risks - Your Tax Liability May Exceed Distributions to You." If losses accrue to a Series, a Limited Owner's distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that a Limited Owner has no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See "Federal Income Tax Consequences."


    By accepting subscriptions on behalf of Individual Retirement Accounts or other Benefit Plan Investors, the Trust is not, nor are the Managing Owner, the Trading Advisors, Prudential Securities or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular Benefit Plan Investor or that this investment is appropriate for any particular Benefit Plan Investor. The person with investment discretion should consult with his attorney and financial advisers as to the propriety of this investment in light of
the particular Benefit Plan   Investor's circumstances and
current tax law.


    Subscriptions for the purchase of the Interests are subject to the following conditions:

Minimum Purchases


    -    Minimum Initial Subscription
               $5,000; $2,000 (IRAs); the initial
              subscription for Interests may be in any one or a combination of Series

    -    Minimum  Per Series          $1,000 for any Series


    -    Additional Purchases         $100 increments

Net Worth and Income Requirements

    The following Net Worth and/or Net Asset Requirements may be higher under the securities laws of the State of subscriber's residency. The requirements of each State are set forth in the Subscription Agreement annexed as Exhibit D hereto under the caption "State Suitability Requirements."
The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of Interests


Subscriber Category

Subscribers (other than
"Benefit Plan Investors,"
which include "Individual
Retirement Funds," "Non-
ERISA Plans" and "ERISA
Plans," all as defined
below) must:

Requirements

Have a net worth
(exclusive of home,
home furnishings and
automobiles) of at
least $150,000
   OR
Have a net worth
(similarly
calculated) of
$45,000 and an
annual gross income
of $45,000
   AND
Invest no more than
10% of Subscriber's
liquid net worth
in  all Series
combined



Subscribers that are
"Individual Retirement
Funds" (IRAs or Keogh plans
covering no common law
employees)  and their
participants must:

Have a net worth
(exclusive of home,
home furnishings and
automobiles) of at
least $150,000
   OR
Have a net worth
(similarly
calculated) of at
least $45,000 and an
annual gross income
of at least $45,000
   AND
Have an aggregate
investment in any
Series or in all
Series combined that
does not exceed 10%
of its assets




Subscribers that are "ERISA
PLANS" (employee benefit
plans subject to ERISA
(qualified pension, profit
sharing plans, and   stock
bonus plans and welfare
benefit plans, such as
group insurance plans, or
other fringe benefit
plans)) and "Non-ERISA
Plans" (employee benefit
plans not subject to ERISA
(for example, government
plans)) must:


Have net assets of
at least $150,000
   AND
Have an aggregate
investment in any
Series or in all
Series combined that
does not exceed 10%
of its assets

    The fiduciary of an ERISA Plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust's Series.

Fundamental Knowledge

    Each subscriber should make sure that it understands, among other things, (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the Series in which it will invest; (iii) that transferability of the Interests is restricted; (iv) that the Managing Owner will manage and control each Series' and the Trust's business operations;
(v) the tax consequences of the investment; (vi) the liabilities being assumed by an Interestholder, (vii) the redemption and exchange rights that apply, and (viii) the Trust's structure, including each Series' fees. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors


    Interests may not be purchased with the assets of a Benefit Plan Investor if the Trustee, the Managing Owner, Prudential Securities, the Trading Advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such Benefit Plan Investor, or (b) has investment discretion over the investment of the assets of the Benefit Plan Investor. An investment in any Series of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts.


Employee Benefit Plan Considerations

    Section 404(a)(1) of ERISA and the regulations promulgated thereunder by the United States Department of Labor (the "DOL") provide as a general rule that a fiduciary of an ERISA Plan must discharge his duties with respect to such ERISA Plan in a prudent manner and must consider several factors in determining whether to enter into an investment or engage in an investment course of action. If a fiduciary of any ERISA Plan acts imprudently in selecting an investment or an investment course of action for ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such imprudence. Among the factors that should be considered are (i) the diversification and liquidity of the ERISA Plan's portfolio; (ii) the potential return on the proposed investment and the effect on that return if any portion of a Series' income constitutes "unrelated business taxable income" (see "Federal Income Tax Consequences - Tax-Exempt Limited Owners and Unrelated Business Taxable Income"); and (iii) the place the proposed investment would occupy in the ERISA Plan's portfolio taken as a whole.

    The acceptance of a subscription by the Managing Owner from a Benefit Plan Investor does not constitute a representation or judgment by the Managing Owner that an investment in any Series of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity.

    Generally, under Title I of ERISA, the ERISA Plan trustees or duly authorized investment managers (within the meaning of section 3(38) of ERISA) have exclusive authority and discretion to manage and control assets of the ERISA Plan. ERISA also prohibits a fiduciary from causing an ERISA Plan to enter into transactions involving ERISA Plan assets with various "parties in interest" (within the meaning of section 3(14) of ERISA) to the ERISA Plan. If such a "prohibited transaction" is entered into, certain excise taxes may be payable, and the ERISA Plan fiduciaries may be liable to the ERISA Plan for any losses incurred.

    If the assets of any Series of the Trust are deemed to be "Plan Assets" (as defined under ERISA) of its investing ERISA Plans, the Managing Owner and the Trading Advisor of such Series will be deemed to be fiduciaries of each ERISA Plan and Individual Retirement Fund investing in that Series, and the general prudence and fiduciary responsibility provisions of ERISA will be applicable to the Managing Owner and the Trading Advisor, possibly prohibiting certain transactions entered into by that Series. Under a regulation of the DOL (the "Regulation") if, inter alia, a Benefit Plan Investor acquires a "publicly-offered security," the Series, as the issuer of the security, will not be deemed to hold Plan Assets.

Publicly Offered Security

    For the Interests to be considered publicly offered, they must be "widely held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Under the Regulation, a class of securities is considered "widely held" if it is owned by 100 or more investors who are independent of the issuer and of one another. To assure satisfaction of this condition, the Managing Owner will not close the offering of Interests of any Series unless more than 150 investors acquire Interests in that Series. Whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under I.R.C. Section 7704 (which did not exist when the Regulation was adopted) for federal income tax purposes. Based on the terms of the Regulation and this advisory opinion, counsel to the Trust has advised the Trust that, in its view, the assets of an investing Benefit Plan Investor will comprise its investment in a Series; those assets will not, however, solely by reason of such investment, comprise any of the other underlying assets of the Series. This view is based on the assumption that the 100-investor rule discussed above will be satisfied, that the Series' Interests will be registered under the Securities Act within 120 days after the end of the Trust's fiscal year during which the offering of the Interests occurred (or such later time as may be allowed by the SEC) and that the Managing Owner will not impose transfer restrictions that would violate the "freely transferable" requirement. See "Trust Agreement - Transfer of Interests." In the event that, for any reason, the assets of any Series are deemed to be Plan Assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem out any Limited Owner which is a Benefit Plan Investor. See "Redemption of Interests" under "The Offering."


    Certain ERISA Plan and Individual Retirement Fund investors may currently maintain relationships with Prudential Securities and its affiliates whereby Prudential Securities or such affiliate provides brokerage services or other services to such ERISA Plan or Individual Retirement Fund. These relationships may cause Prudential Securities and/or its affiliates to be deemed to be fiduciaries of those ERISA Plan or Individual Retirement Fund Investors. The DOL has issued a regulation defining the term "fiduciary" which provides that a registered broker will not be deemed a fiduciary of an ERISA Plan or Individual Retirement Fund solely because the broker, in the ordinary course of its business as a broker, executes transactions for the purchase and sale of securities on behalf of the ERISA Plan or Individual Retirement Fund pursuant to specific instructions within narrowly drawn parameters. Prudential Securities will, however, be deemed a party-in-interest with respect to such ERISA Plan or Individual Retirement Fund. The regulation further provides that where a broker either (i) has discretionary control over assets of an ERISA Plan or an Individual Retirement Fund or
(ii) renders advice concerning investments on a regular basis for a fee (which includes commissions) pursuant to an understanding that such advice will serve as a primary basis for the ERISA Plan or Individual Retirement Fund's investment decisions, and the broker renders individualized investment advice to the ERISA Plan or Individual Retirement Fund based on the needs of that ERISA Plan or Individual Retirement Fund, that broker will be deemed a fiduciary (but only with respect to that portion of the ERISA Plan's or Individual Retirement Fund's assets with respect to which the broker has such discretionary control or renders such advice, as the case may
be).


    Under ERISA, investment in a Series by an ERISA Plan or Individual Retirement Fund investor with such a pre-existing relationship could possibly be interpreted to constitute a prohibited use of ERISA Plan's or Individual Retirement Fund's assets because it has the effect of directly or indirectly benefiting one or more parties-in-interest. Prudential Securities has determined that, for any ERISA Plan or Individual Retirement Fund assets with respect to which it believes it is a fiduciary, neither Prudential Securities nor any affiliate will recommend an investment in the Interests of a Series, nor will it or any affiliate allocate to a Series any ERISA Plan or Individual Retirement Fund assets over which they have discretionary control. Prudential Securities believes, however, that with respect to the assets of an ERISA Plan or Individual Retirement Fund with which it has a non-fiduciary, party-in-interest brokerage relationship, any investment in a Series that is undertaken on behalf of such a ERISA Plan or Individual Retirement Fund by an independent fiduciary who possesses the requisite experience and acumen to understand the operation of the Trust and the Series, who determines that the investment is appropriate and in the best interests of the ERISA Plan or Individual Retirement Fund Investor and who makes such a decision under arm's-length conditions should not be viewed as a prohibited transaction. Benefit Plan Investors should pay particular attention to the section of this Prospectus entitled "Federal Income Tax Consequences -Tax-Exempt Limited Owners and Unrelated Business Taxable Income."

                             HOW TO SUBSCRIBE

To subscribe for Interests,  you must:

    -    have an account at Prudential Securities
         (or an Additional Selling Agent);

    - complete a Subscription Agreement (Exhibit D) if you are a new or existing Subscriber to the Series being purchased


    - have cash in your Prudential Securities account (or account with an Additional
         Selling Agent) to cover the subscription amount;

    -     send the Subscription Agreement  to a Prudential
         Securities Financial Advisor (or Additional Selling
         Agent) in a timely manner; and


    -    meet established suitability standards.

Ways to Subscribe

- Individual or Joint Tenant

Individual accounts are owned by one
person.  Joint accounts can have two
or more owners.

- Gifts or transfers to
a minor (UGMA or UTMA)

An individual can gift up to $10,000
per year per person without paying
federal gift tax.  Depending on state
law, you can establish a custodial
account under the Uniform Gift to
Minors Act (UGMA) or the Uniform
Transfers to Minors Act (UTMA).

- Trust

The subscribing trust must be
established before an account can be
opened.

- Business or Organization

Corporations, partnerships,
associations or other groups.

- Benefit Plans
Individual Retirement Funds, Non-
ERISA Plans or ERISA Plans.


                         HOW TO EXCHANGE INTERESTS

To Exchange Interests, you must:

    - complete an Exchange Request (Exhibit C) if you are exchanging Interests in one Series for Interests of one or more other Series; and

    -    send the Subscription Agreement to a Prudential
         Securities Financial Advisor (or Additional Selling
         Agent) in a timely manner.


    THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY
SUBSCRIPTION IN WHOLE OR IN PART.   If a subscription is
rejected by the Managing Owner, in whole or in part, for any reason, or if the subscriber determines to revoke his or its subscription within the five Business Day period described above, the subscription funds, or applicable portion thereof, will be returned promptly to the subscriber, as well as any interest earned thereon. All accepted subscribers will receive written confirmation of acceptance into the applicable Series of the Trust.

 When a Subscription or an Exchange Becomes Final

-New subscribers or a
subscribers exchanging Interests

Your commitment to subscribe for
Interests or to Exchange Interests
will not be final or binding until at
least five (5) Business Days after
the date you submit your Subscription
Agreement or Exchange Request.  A
subscriber may revoke a subscription
only within five (5) Business Days
after you submit a Subscription
Agreement to Prudential Securities
(or an Additional Seller).  There-
after, all subscriptions will be
irrevocable by the subscriber.

-Existing Limited
Owners in a Series
purchasing additional
Interests in that same
Series

Your subscription will not be final
or binding until at least two (2)
Business Days after the date you
submit your Subscription Agreement.

                          HOW TO REDEEM INTERESTS

To redeem Interests, you must:

    - complete a Redemption Request (Exhibit B) and

    -    Submit the Redemption Request to a Prudential
         Securities Financial Advisor in a timely manner.

                            SEGREGATED ACCOUNTS

    All of the proceeds of this offering will be received in the name of each Series and will be deposited and maintained in cash in segregated trading accounts maintained for each Series at Prudential Securities. Except for that portion of any Series' assets that is deposited as margin to maintain forward currency contract positions, each Series' assets will be maintained in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with Prudential Securities or, for margin purposes, with the various exchanges on which the Series are permitted to trade. Assets also may be maintained on deposit in U.S. banks, although there is no present intention to do so. Assets will not be maintained in foreign banks. Prudential Securities credits each Series with 100% of the interest earned on the average net assets of each Series on deposit at Prudential Securities. Assets are expected to earn interest at the Federal Funds rate, currently approximately 5.60%, but that rate may change from time to time. The Managing Owner will not commingle the property of any Series with the property of another person, nor will the Trust commingle the assets of one Series with the assets of any other Series. The Trust will not invest in or loan funds to any other person or entity, nor will assets from one Series be loaned to or allocated to another Series.

                             FEES AND EXPENSES

CHARGES TO BE PAID BY THE TRUST

Brokerage Fee to Prudential Securities

    For commodity brokerage and other administrative services, each Series pays Prudential Securities a fixed brokerage fee. The brokerage fee is determined at the close of business each Friday, and the sum of the amounts determined weekly will be paid monthly. The brokerage fee will equal, on an annual basis, 7.75% of each Series' Net Asset Value. See "Actual and
Potential Conflicts of Interest-Affiliation of the Managing Owner, Prudential Securities and PSGI." Payments are made within days of the end of each month. No material change related to the brokerage fee will be made except upon twenty (20) Business Days' prior notice to Limited Owners, and no increase in the brokerage fees shall take effect except at the beginning of a month. In no event will the brokerage fee paid by a Series exceed any limitations imposed by the NASAA Guidelines, or be increased without the approval of at least a majority in interest of the Limited Owners of the affected Series. The fixed brokerage fee paid to Prudential Securities, equated to an amount per round-turn transaction is expected to be approximately $67 for Series A, $34 for Series B and $48 for Series C.

    From its fixed Brokerage Fee, Prudential Securities is responsible for the payment of the following:

    Compensation to Prudential Securities Employees


         Prudential Securities employees who hold all appropriate federal and state securities registrations will be eligible for compensation of up to 2.5% of the Net Asset Value per Interest upon the sale of an Interest. Beginning 12 months after the month in which the sale of an Interest is effective, Prudential Securities employees who hold appropriate federal and state registrations and who provide on-going services to Limited Owners will be eligible for compensation of up to 2% of the Net Asset Value of an Interest. This compensation is paid by Prudential
    Securities and is at no additional cost to the Trust.
    See "Sale of Interests" under "The Offering."


    Out-of-Pocket Execution Costs

         Prudential Securities will pay all of the floor brokerage expenses and give-up charges, as well as the NFA, exchange and clearing fees incurred in connection with each Series' futures trading activities. These costs are expected to be approximately 1% per annum of each Series' Net Asset
    Value.

         In addition, Prudential Securities will credit each Series with interest income equal to 100% of the interest income earned on the Series' assets deposited with it. Interest income is anticipated to be earned at the Federal Funds rate.

Forward Transactions through Prudential-Bache Global Markets
Inc.


     Any Series, acting through its commodity trading advisor(s), may execute over-the-counter, spot, forward and option foreign exchange transactions with Prudential Securities. Prudential Securities will then engage in back-to-back trading with an affiliate, PBGM. PBGM will attempt to earn a profit on such transactions. PBGM will keep its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between Prudential Securities and each Series pursuant to a line of credit. Prudential Securities may require that collateral be posted against the marked-to-market position of any Series.


Management and Incentive Fees to the Trading Advisors


    Under the terms of the Advisory Agreements among the Trust, the Managing Owner and each Trading Advisor, each Trading Advisor will receive an incentive fee (if it achieves New High Net Trading Profits) and a management fee, in each instance based on the applicable Series' Net Asset Value. This incentive fee is determined as if the close of business on the last Friday of each calendar quarter but will accrue weekly for purposes of determining a Series' Net Asset Value each week. See "Advisory Agreements." In no event will the management and incentive fees to the Trading Advisor exceed any limitations imposed by the NASAA Guidelines.

    Management Fee

         Each Series will pay its Trading Advisor a management fee at an annual rate of 2% of the Series'
    Net Asset Value. The management fee will be determined at the close of business each Friday, and the sum of the amounts determined weekly will be paid monthly. The amounts determined weekly will reflect profits and losses from trading activities. The management fee will not be reduced on account of any
    (i) distributions, redemptions, or reallocations made as of the Last Friday of a week, (ii) accrued management fees being calculated, (iii) accrued but unpaid incentive fees for the current quarter, or
    (iv) accrued but unpaid extraordinary expenses made as of the end of any week for which the calculation is being made.

    Incentive Fee

         Each Series pays its Trading Advisor an
    incentive fee on any New High Net Trading Profits generated by it on that Series' Net Asset Value, including realized and unrealized gains and losses thereon as of the last Friday of each calendar quarter (the "Incentive Measurement Date") as follows:

                 Series A - 23%
                 Series B - 20%
                 Series C - 20%

         The incentive fee will accrue weekly. The first incentive fee that may be due and owing to a Trading
    Advisor in respect of any New High Net Trading
    Profits will be due and owing as of the last Friday of the first calendar quarter during which the Trading Advisor has managed a Series' assets for at least forty-five (45) days.


         New High Net Trading Profits (for purposes of calculating the Advisor's Incentive Fee only) will be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar quarter for which an incentive fee was earned (or, with respect to the first Incentive Fee, as of the commencement of operations) (the "Incentive Measurement Period"). New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from a Series' trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and will be calculated after the determination of a Series fixed brokerage fee and the Advisor's Management Fee, but before deduction of any Incentive Fees payable during the Incentive Measurement Period.
    New High Net Trading Profits will not include interest earned or credited on a Series assets and will be adjusted (either increased or decreased, as the case may be) to reflect Extraordinary Expenses (e.g., litigation, costs or damages) paid during an Incentive Measurement Period.


         Effect of Fees. New High Net Trading Profits will be generated only to the extent that the Advisor's cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net
    Trading Profits achieved by the Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated.

         Effect of Redemptions, Withdrawals and
    Distributions. If a withdrawal or distribution occurs at any date that is not an Incentive
    Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date, and any Incentive Fee accrued in respect of the withdrawn assets on such date will be paid to the Advisor at the next scheduled Incentive Measurement Date. New High Net
    Trading Profits for an Incentive Measurement Period shall be adjusted to exclude capital contributions to a Series in an

    Incentive Measurement Period,
    distributions or redemptions payable by a Series during an Incentive Measurement Period, as well as losses, if any, associated with withdrawals or redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date.

         Prior Incentive Fees Paid.  In calculating New
    High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods, so that a Trading Advisor does not have to earn back its incentive fees before it can generate additional New High Net Trading Profits. All incentive fees paid to a Trading Advisor will be retained by it despite any subsequent losses which may be incurred.

    Timing of Payment

         Management and Incentive Fees shall be paid within fifteen (15) Business Days following the end of the period for which they are payable.


Example of Incentive Fee

    A simple numerical example with respect to the Net Asset
Value (the "NAV") of the Interests illustrates how the quarterly incentive fee is calculated, as follows:

A.  Assumptions

    (1) A Series commences trading activities at the beginning of a quarter with $10,000,000 in Interests and the Trading Advisor is allocated 100% of that amount.

    (2)  No redemptions are made during the quarter.

B.  Quarterly Data


(1)  Beginning
     NAV               $10,000,000



(2)  Gross
     Realized &
     Unrealized
     Trading
     Profit
     (Loss)              1,200,000 ($600,000 realized and $600,000 unrealized)

(3)  Interest Income       125,000 (Assumes Annual Interest of
                                    5% = 1.25% quarterly)

(4)  NAV Subtotal       11,325,000

(5)  Fees for
     Brokerage
     Services
     and Related
     Out-of-Pocket
     Costs               <219,422> (NAV Subtotal Less Brokerage
                                    Fee:  7.75% Annually = 1.9375% quarterly)

(6)  Advisory
     Management
     Fee                  <55,528> (Less the Management Fee:
                                    2% Annually = .5% quarterly)

(7)  Ending NAV        $11,050,050 (Item (4) less Items (5) and
                                   (6), before computation of
                                   advisory incentive fee)

(8)  Net Trading
     Profit (Loss)       $ 925,050 (Gross Profits in Item (2)
                                    minus the sum of Brokerage
                                    Fees in Item (5) and
                                    Advisory Management Fees in
                                    Item (6))

C.  Incentive Fee Calculation

    The incentive fee is paid on Net Trading Profit (loss) only, which is calculated by deducting Brokerage commissions and Advisory Management Fees from Gross Trading Profit (Loss). See Item (8) above. Thus, using Series A as an example, Series A's incentive fees would be determined as follows:

    $925,050  [Item (8)]    23% = $212,762

    If in the next quarter, the Trading Advisor experienced Net Trading Losses computed on both a realized and unrealized basis, it would not receive another incentive fee until it recouped its losses and achieved New High Net Trading Profits (both realized and unrealized). For example, if the Net Trading Losses equal $500,000, the Trading Advisor must achieve Net Trading Profits in excess of $500,000, and will then be paid an incentive fee only on the excess - that is, on the New High Net Trading Profits.


Extraordinary Expenses

    To the extent that any Extraordinary Expenses are incurred, including, without limitation, legal claims and liabilities and litigation costs and any indemnification related thereto, the Trust will be responsible for such expenses. See Section 4.7(b) of the Trust Agreement.

CHARGES TO BE PAID BY PRUDENTIAL SECURITIES OR ITS AFFILIATES

    Prudential Securities or an affiliate is responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

Routine Operational, Administrative and Other Expenses.

    All of the Trust's routine operational and administrative expenses including, but not limited to, accounting and computer services, filing fees, printing, mailing and duplication costs for each Series will be paid by Prudential Securities or one of its affiliates. These operational and administrative expenses are expected to be approximately $80,000 per Series per annum. Prudential Securities or an affiliate also is responsible for all routine legal, auditing and other expenses of third-party service providers to each Series, including the Trustee. Such fees and expenses are expected to be approximately $60,000 per Series per annum.

Organization and Offering Expenses

    Expenses incurred in connection with the organization of the Trust and the offering of Interests during the Initial and Continuous Offering Periods are expected to be approximately
$225,000 per Series.

CHARGES PAID BY LIMITED OWNERS

Redemption Fees

    Limited Owners who redeem their Interests during the first twelve months following the effective date of their purchase will be subject to the following redemption fees: Interests redeemed on or before the end of the first full six months after their effective date will be charged a redemption fee of 4% of the Net Asset Value at which they are redeemed. Interests redeemed after six months, but on or before the end of twelve full months after their effective date will be charged a redemption fee of 3% of the Net Asset Value at which they are redeemed. These redemption fees are paid to the Managing Owner. In the event that an investor acquires Interests at more than one closing date, such Interests will be treated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of Interests that are being exchanged for Interests in other Series, or in respect of redemption proceeds that will be concurrently invested in another Prudential Securities-sponsored futures fund. See

"Exchange of Interests" under "The Offering." Redemption fees do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Interestholders receive upon redemption.


PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS


    A projected twelve-month break-even analysis for each Series, taking into account all fees and expenses enumerated above (other than incentive fees and extraordinary expenses, which are impossible to predict), plus interest income, is set forth at page 16 above under the heading "Projected Break-Even Analysis," and is expressed as a dollar amount and as a percentage of a minimum $5,000 initial subscription.


                           SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

    There is an Advisory Agreement among the Trust, the Managing Owner and each Series' Trading Advisor by which the Managing Owner delegated to each Trading Advisor sole discretion and responsibility to trade commodities for a Series. The Trading Advisor for each Series will place trades based on its agreed-upon trading approach (the "Trading Approach"), which is described under the heading "Series A," "Series B" and "Series C," and each Trading Advisor has agreed that at least 90% of the gains and income if any, generated by its Trading Approach will be from buying and selling commodities or futures, forwards and options on commodities. See "Federal Income Tax Considerations." All trading is subject to the Trust's Trading Limitations and Policies which are described under the heading "Trading Limitations and Policies." Each Trading Advisor will be allocated 100% of the proceeds from the offering of Interests during the Initial Offering and the Continuous Offering Periods for the Series for which it has trading responsibility.

    The Advisory Agreements will be effective for one year after trading commences and will be renewed automatically for additional one-year terms unless terminated. Each Advisory Agreement with a Trading Advisor will terminate automatically
(i) in the event that the Series it manages is terminated; or
(ii) if, as of the end of any Business Day, the Series' Net Asset Value declines by 33-1/3% from the Series' Net Asset
Value (a) as of   from the Series' Net Asset Value (a) as of
from the Series' Net Asset Value (a) as of the beginning of the first day of the Advisory Agreement or (b) as of beginning of the first day of any calendar year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional allocations.

    Each Advisory Agreement also may be terminated at the discretion of the Managing Owner at any time upon 30 days' prior written notice to a Trading Advisor, or for cause on less than 30 days' prior written notice, in the event that:
(i) the Managing Owner determines in good faith that the Trading Advisor is unable to use its agreed upon Trading Approach to any material extent; (ii) the Trading Advisor's registration as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed;
(iii) the Managing Owner determines in good faith that the Trading Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or
(B) the Trading Advisor's Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by a Series or its business goodwill, in each instance without the consent of the Managing Owner; (vi) the Trading Advisor becomes bankrupt or insolvent; or (vii) for any other reason if the Managing Owner determines in good faith that the termination is essential for the protection of the assets of a Series, including, without limitation, a good faith determination by the Managing Owner that such Trading Advisor has breached a material obligation to the Trust under the Advisory Agreement relating to the trading of the Series' Assets.

    Each Trading Advisor also has the right to terminate the Advisory Agreement in its discretion at any time for cause on appropriate notice in the event (i) of the receipt by the Trading Advisor of an opinion of independent counsel satisfactory to the Trading Advisor and the Trust that by reason of the Trading Advisor's activities with respect to the Trust, the Trading Advisor is required to register as an investment adviser under the 1940 Act and it is not so registered; (ii) the registration of the Managing Owner as a CPO under the CE Act or membership as a CPO with the NFA is revoked, suspended, terminated or not renewed; (iii) the Managing Owner imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its trading of a Series' Assets, or the Managing Owner overrides trading instructions; (iv) if the assets allocated to the Trading Advisor decrease, for any reason, to less than $4 million in the case of Series A, and to less than $3 million in the case of Series B and C; (v) the Managing Owner elects to have the Trading Advisor use a different Trading Approach and the Trading Advisor objects; (vi) there is an unauthorized assignment of the Advisory Agreement by the Trust or the Managing Owner; (vii) any assets of the Series traded by a Trading Advisor are allocated to a new trading advisor for that Series; or (viii) other good cause is shown and the written consent of the Managing Owner is obtained (which shall not unreasonably be withheld).


    The business of each Trading Advisor is to manage commodity trading accounts. See "Past Performance Information" under "Series A," "Series B" and "Series C." In addition to the trading management services each Trading Advisor provides for a Series, each Trading Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each Trading Advisor may use the same Trading Approach and other information it uses on behalf of the Trust, so long as the Trading Advisor's ability to carry out its obligations and duties to the Trust pursuant to the Advisory Agreement is not materially impaired thereby.

    No Trading Advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the Trading Advisor's having to modify materially its agreed upon Trading Approach in a manner that might reasonably be expected to have a material adverse effect on the Series for which it has trading responsibility; the foregoing will not, however, prohibit a Trading Advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

    Each Trading Advisor and its shareholders, directors, officers, employees and agents also are permitted to trade for their own accounts so long as their trading does not materially impair the Trading Advisor's ability to carry out its obligations and duties to the Trust. Limited Owners are not permitted to inspect records of any of the Trading Advisors or the individuals associated with the Trading Advisors because of the confidential nature of such records. Each Trading Advisor will, upon reasonable request, permit the Managing Owner to review at the Trading Advisor's offices such trading records that the Managing Owner may reasonably request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the Trading Advisor for other accounts managed by the Trading Advisor.

    None of the Trading Advisors nor their employees or affiliates will be liable to the Managing Owner, its employees or affiliates, except by reason of acts or omissions in material breach of the Advisory Agreement or due to their misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust; it being understood that all purchases and sales of commodities are for the account and risk of the Trust, that none of the Trading Advisors makes any guarantee of profit and provides no protection against loss, and that the Trading Advisors shall incur no liability for trading profits or losses resulting therefrom except as set forth above.

    Each of the Trading Advisors, and their employees and affiliates will be indemnified by the Managing Owner against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees) and amounts paid in settlement of any claims (collectively, "Losses") sustained by any one of the Trading Advisors in connection with any acts or omissions of the Trading Advisors relating to their management of a Series or as a result of any material breach of the Advisory Agreement by the Trust or the Managing Owner, provided, that (i) such Losses were not the result of negligence, misconduct or a material breach of the Advisory Agreement on the part of the Trading Advisor; (ii) the Trading Advisor, and its officers, directors, shareholders and employees, and each person controlling the Trading Advisor, acted or omitted to act in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the Series; and (iii) any such indemnification will only be recoverable from the assets of the Series and the Managing Owner and not from the assets of any other Series; provided further, however, that no indemnification shall be permitted for amounts paid in settlement if either (A) the Trading Advisor fails to notify the Trust of the terms of any proposed settlement at least 15 days before any amounts are paid and (B) the Trust does not approve the amount of the settlement within 15 days. Any indemnification by the Trust, unless ordered by a court, shall be made only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the foregoing indemnitees shall be paid by the Series (on a pro rata basis, if applicable) in advance of the final disposition of such action, suit or proceeding if
(i) the legal action, suit or proceeding, if sustained, would entitle the indemnitee to indemnification under the terms of the Advisory Agreement, and (ii) the Trading Advisor undertakes to repay the advanced funds to the Series in cases in which the foregoing indemnitees are not entitled to indemnification under the terms of the Advisory Agreement and
(iii) in the case of advancement of expenses by the Series (on a pro rata basis, if applicable), the indemnitee receives a written opinion of independent legal counsel that advancing such expenses is proper in the circumstances. Notwithstanding the foregoing, the Trust shall, at all times, have the right to offer to settle any matter with the approval of the Trading Advisor (which approval shall not be unreasonably withheld).


    Each Trading Advisor has also represented to the Managing Owner that there will be no material interruption in their provision of advisory services due to the advent of the "Year 2000." The Managing Owner has made the same representation to each Trading Advisor that there will be no material interruption in carrying out its obligations under the Advisory Agreements due to the advent of the Year 2000. The "Year 2000" is a potential computer calculation problem caused by software that processes years as only two digits, rather than four. A computer program that has time-sensitive software may recognize a date ending in "00" as the year 1900 rather than 2000, resulting in miscalculations and interruption of service.


BROKERAGE AGREEMENT

    Prudential Securities and the Trust entered into a brokerage agreement (the "Brokerage Agreement"). As a result Prudential Securities (i) acts as the Trust's executing and clearing broker, (ii) acts as custodian of the Trust's assets,
(iii) assists with foreign currency, (iv) assists the Managing Owner in the performance of its administrative functions for the Trust, and (v) performs such other services for the Trust as the Managing Owner may from time to time request.

    As executing and clearing broker for each of the Trust's Series, Prudential Securities receives each Trading Advisor's orders for trades. An affiliate of Prudential Securities, PBGM, assists with each Series' foreign currency forward transactions. Generally, when the Trading Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with Prudential Securities and its affiliate, PBGM, in order to carry out the Trading Advisor's instructions. In back-to-back currency transactions, Prudential Securities, as principal, arranges bank lines of credit and contracts with PBGM to make or to take future delivery of specified amounts of the currency at the negotiated price. Prudential Securities, again as principal, in turn contracts with the Trust to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, Prudential Securities acts in the best interests of the Trust.

    Confirmations of all executed trades for each Series are given to the Trust by Prudential Securities. The Brokerage Agreement incorporates Prudential Securities' standard Customer Agreement and related documents, which include provisions that (i) all funds, commodities and open or cash positions carried for each Series will be held as security for that Series' obligations to Prudential Securities; (ii) the margins required to initiate or maintain open positions will be as from time to time established by Prudential Securities and may exceed exchange minimum levels; and (iii) Prudential Securities may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trust.

    As custodian of the Trust's assets, Prudential Securities is responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Series during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Series of the Trust.

    Administrative functions provided by Prudential Securities for each Series include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements, assisting the Managing Owner in providing continuing information services to the Limited Owners holding Interests in a Series, keeping Limited Owners apprised of developments affecting the Series in which they are invested, communicating valuations of Interests, providing information with respect to procedures for redemptions, transfers and distributions, if any, interpreting monthly and annual reports, providing tax information to Limited Owners, explaining developments in the commodity markets in the United States and abroad and furnishing all of the information from time to time in its possession which the Managing Owner is required to furnish to Limited Owners. Many of these services are performed on behalf of Prudential Securities by the Financial Advisors who are registered under the CE Act who and satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom), in addition to having all of the appropriate federal and state securities registrations.

    As long as the Brokerage Agreement is in effect, Prudential Securities will not charge the Trust a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See "Fees and Expenses."

    The Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by a Series (including by a vote of a majority-in-interest of the Interestholders of that Series) or Prudential Securities without penalty upon 60 days' prior written notice.

    Prudential Securities and its stockholder, directors, officers and employees will not be liable to the Trust or to the Limited Owners for errors in judgment or other acts or omissions except by reason of acts of, or omissions due to bad faith, misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Trust, or by reason of any material breach of the Brokerage Agreement.


    Prudential Securities has represented to the Trust that there will be no material interruption in their provision of brokerage services due to the advent of the "Year 2000. "The "Year 2000" is a potential computer calculation problem caused by software that processes years as only two digits, rather than four. A computer program that has time-sensitive software may recognize a date ending in "00" as the year 1900 rather than 2000, resulting in miscalculations and interruptions of service.


TRUST AGREEMENT

    The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Delaware Business Trust Act and by the Trust Agreement (the "Agreement" or the "Trust Agreement") which is attached hereto as Exhibit A. The key features of the Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Agreement for complete details of all of its terms and conditions.

Trustee

    Wilmington Trust Company is the Trustee of the Trust and serves as the Trust's sole trustee in the State of Delaware. The Trustee is permitted to resign upon 60 days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates, and the Trustee will be indemnified by the Managing Owner against any expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state law with respect to the issuance and sale of the Interests. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Interests. The Trustee's liability in connection with the issuance and sale of the Interests, and with respect to the Trust's obligations under the Interests, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See "Organization" and "The Trustee" under "Description of The Trust, Trustee, Managing Owner and Affiliates."

Management Responsibilities of the Managing Owner

    Under the Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Agreement. See "Termination," "Election or Removal of Managing Owner," "Exercise of Rights by Limited Owners" and "Amendments and Meetings" under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an Affiliate or Affiliates of the Managing Owner as additional managing owners (except where Limited Owners having Interests representing at least a majority of the Net Asset Value of each Series have notified the Managing Owner that the Managing Owner is to be replaced as the managing owner) and retain such persons, including Affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.


Notice of Material Changes

    The Managing Owner is obligated to notify a Series' Limited Owner within 7 days from the date of any material change (a) in the Series' Advisory Agreement, (b) in the calculation of the incentive fee paid to the Series' Trading Advisor, and (c) affecting the compensation of any party compensated by the Series.


Transfer of Interests

    Subject to compliance with suitability standards imposed by the Trust, applicable federal securities and state "Blue Sky" laws (see "Who May Subscribe") and the rules of other governmental authorities, the Interests may be assigned at the election of a Limited Owner, upon notice to the Managing Owner on a form acceptable to the Managing Owner. The Managing Owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of any Series as a partnership for federal income tax purposes or to preserve the characterization or treatment of Series income or loss and upon receipt of an opinion of counsel supporting its conclusion. See "Federal Income Tax Consequences - Treatment as Partnerships." The Managing Owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of Series Interests for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the Agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of Interests in one or more Series valued at less than $5,000 (or $2,000 in the case of IRAs) or transfers or assignments of Interests in such amounts as would result in a Limited Owner's or permitted assignees' having an aggregate investment in all Series of less than $5,000 (or $2,000 in the case of IRAs), unless the proposed transfer relates to a Limited Owner's aggregate Interest in all Series; or (b) the aggregate total of Interests transferred in a twelve-month period equaling forty-nine percent (49%) or more of the outstanding Interests (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Agreement provides that the Managing Owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

    Assignments to (i) the ancestors or descendants of a Limited Owner, (ii) the personal representative or heir of a deceased Limited Owner, (iii) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the Dealing Day immediately following the week in which the Managing Owner receives the written instrument of assignment. Assignments or transfers of Interests to any other person shall be effective on the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days.

    An assignee may become a substituted Limited Owner only with the written consent of the Managing Owner, which consent may be withheld in the Managing Owner's sole and absolute discretion as described above. Upon receipt by the Managing Owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the Trust's independent counsel, rendered upon the Managing Owner's request, that such assignment will not jeopardize a Series' tax classification as a partnership and that the assignment will not violate the Trust Agreement or the Business Trust Statute and (iii) such other documents as the Managing Owner deems necessary or desirable to effect such substitution, the Managing Owner may accept the assignee as a substituted Limited Owner. A permitted assignee who does not become a substituted Limited Owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the Series' transactions or to inspect the books of the Series. Under the Agreement an assigning Limited Owner is not released from its liability to the Trust for any amounts for which he may be liable under the Agreement (see "Redemption of Interests" and "Liabilities" under this heading), whether or not the assignee to whom he has assigned Interests becomes a substituted Limited Owner. All Limited Owners are responsible for all costs relating to the assignment or transfer or their own Interests.

Exchange Privilege


     See "Exchange of Interests" and "How to Exchange" under
"The Offering."


Redemption of Interests


     See "Redemption of Interests" and "How to Redeem" under
"The Offering."


Termination

    Unless earlier dissolved, the term of each Series in the Trust shall expire on December 31, 2047. The Trust or, as the case may be, any Series shall also be dissolved upon the occurrence of any of the following events:

      (a) The filing of a certificate of dissolution or the revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy or insolvency of the Managing Owner (each of the foregoing, an "Event of Withdrawal"), unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Series or (ii) within 90 days of an Event of Withdrawal, all the remaining Interestholders in each Series agree in writing to continue the business of the Trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the Series are dissolved, Limited Owners of each Series holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (without regard for Interests held by the Managing Owner or its Affiliates) may elect to continue the business of the Trust and each Series by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions set forth in the Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

      (b) The occurrence of any event that makes the continued existence of the Trust or any Series in the Trust unlawful, as the case may be;

      (c) The failure to sell the Subscription Minimums of all Series or any number of Series during the Initial
    Offering Period;

      (d) The suspension, revocation or termination of the Managing Owner's registration as a CPO under the CE Act, as amended, or membership as a CPO with the NFA, unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated;

      (e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt;

      (f) The Limited Owners of each Series holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Interests held by the Managing Owner or an Affiliate) vote to dissolve the Trust, with 90 days' prior written notice to the Managing Owner;

      (g) The Limited Owners of each Series holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Interests held by the Managing Owner or an Affiliate) vote to dissolve the Series with 90 days' prior written notice to the Managing Owner;

      (h) The decline of the Net Asset Value of a Series by 50% from the Net Asset Value of the Series (i) as of the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital; or

    The Series may also dissolve, in the discretion of the Managing Owner, upon the determination of the Managing Owner that the Series' aggregate Net Asset Value in relation to the operating expenses of the Series makes it unreasonable or imprudent to continue the business of the Series. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any Series in the Trust.

    Upon dissolution of a Series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Interestholders. To the extent the Series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all Series are terminated, the Trust will terminate.

    The Agreement provides that the death, legal disability, bankruptcy or withdrawal of a Limited Owner will not terminate or dissolve the Series (unless such Limited Owner is the sole Limited Owner of the Trust) and that the legal representatives of such Limited Owner have no right to withdraw or value his, her or its Interest except by redemption of Interests pursuant to the Agreement.

Reports and Accounting

    The Trust maintains its books on the accrual basis. The financial statements of each Series in the Trust are audited at least annually in accordance with Generally Accepted Accounting Principles by independent certified public accountants designated by the Managing Owner, in its sole discretion. Each Limited Owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. Following the inception of trading, current monthly and annual reports accompany this Prospectus to all new subscribers after trading in a Series commences. The CFTC requires that an annual report be provided not later than one hundred and twenty (120) days after the end of each fiscal year or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

      (1) the Net Asset Value of the Series and the Net Asset Value per Interest per Series or the total value of a Limited Owner's interest in the Trust, in either case, as of the end of the year in question and the preceding year;

      (2) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

      (3)  Statements of Income (Loss) and Changes in
    Limited Owners' Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

      (4) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.


    The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within thirty (30) days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value. Because the Valuation Point for the purposes of calculating Net Asset Value, fees, subscriptions, redemptions and exchanges is the Friday of each week, each Series will make its unaudited monthly report for a four- or five-week period ending on the last Friday of each calendar month.


    The Statement of Income (Loss) must set forth, among other matters:

      (1) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

      (2) the change in unrealized net gain or loss on commodity interest positions during the month;

      (3) the total amount of net gain or loss from all other transactions in which a Series is engaged; and

      (4) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

    The Statement of Changes in Net Asset Value must itemize the following:

      (1) the Net Asset Value of the Series as of the beginning and end of the month;

      (2) the total amount representing redemptions of Interests during the month;

      (3) the total net income or loss of the Series during the month; and

      (4) the Net Asset Value per Interest or the total value of a Limited Owner's interest in the Trust as of the end of the month.

    The monthly report also is required to describe any other material business dealings between the Trust, the Managing
Owner, the Trading Advisors, Prudential Securities or any affiliate of any of the foregoing.

    Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

    Net Asset Value is calculated on each business day as required. Upon request, the Managing Owner will make available to any Limited Owner the Net Asset Value per Interest for a Series. Each Limited Owner will be notified of any decline in the Net Asset Value per Interest of a Series to less than fifty percent (50%) of the Net Asset Value per Interest as of the last Valuation Point. Included in such notification will be a description of the Limited Owners' voting and redemption rights. See "Redemption of Interests," above.

    In addition, the Managing Owner will furnish each Limited Owner with tax information in a form which may be utilized in the preparation of Federal income tax returns as soon as possible after the end of each year, but generally no later than March 15.

    The books and records maintained by the Trust will be kept for eight (8) fiscal years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest in the Trust, and to have access at all times during normal business hours to the Trust's books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner's principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, all Interestholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust's federal, state and local income tax returns and reports, if any; and copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust for the six (6) most recent years. Such information will be made available at reasonable times for inspection and copying by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust during ordinary business hours. The Managing Owner will furnish a copy of the list of Limited Owners to a Limited Owner or his representative within ten days of a request therefor for any purpose reasonably related to the Limited Owner's interest as a Limited Owner in the Trust (including, without limitation, matters relating to a Limited Owner's voting rights under the Agreement or the exercise of a Limited Owner's rights under federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list must give written assurances that it will not be used for commercial purposes. Subject to applicable law, a Limited Owner must give the Managing Owner at least ten (10) business days' prior written notice for such inspection or copying by a Limited Owner or his authorized attorney or agent. Each Limited Owner will be notified of any material change in the Advisory Agreements or in the compensation of any party within seven (7) business days thereof and will be provided with a description of any material effect on the Interests such changes may have.

Distributions

    Other than as limited by the Agreement, the Managing Owner has sole discretion in determining the amount and frequency of distributions. However, a Limited Owner has the right to redeem a portion or all of his Interests in accordance with the redemption procedures contained in the Agreement. See "Redemption of Interests," above. In the event any type of distribution is declared, each Interestholder will receive an amount of such distribution in proportion to the interest in the Series held by him, as of the record date of distribution. Any distribution shall become a liability of the Series for purposes of calculating Net Asset Value as of the date of its declaration until it is paid. See "Other Tax Factors - Treatment of Cash Distributions; Redemptions; Sales," for the income tax effect of such distributions.

Sharing of Profits and Losses

    Each Interest in a Series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Interest in the Series. At the end of each week, the amount of any increase or decrease in the Net Asset Value per Interest from the preceding week is credited or charged against the book capital account of each Interest for that Series.

    At the end of each fiscal year of the Trust, all items of ordinary income and deduction of each Series will be allocated pro rata among the Interests in such Series outstanding on the last day of each week. After such allocation is made, each
Series' net capital gain, if any (including capital gain required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code) realized during each week shall be allocated to each Interest whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining net capital gain realized during a week will be allocated among all Interestholders who were Interestholders during such week in proportion to their respective book capital account balances for such week. Each Series' net capital loss, if any (including capital loss required to be recognized under certain mark-to-market rules provided in the Code), realized during each week will be allocated to each Interest whose tax capital account balance exceeds the book capital account balance of such Interests until such excess has been eliminated. Any remaining net capital loss realized during a week will be allocated among all Interestholders who were Interestholders during such week in proportion to their respective book capital account balances for such week. Notwithstanding the foregoing, loss will not be allocated to an Interest (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Interest would cause the book capital account balance of such Interest to be reduced below zero.


Liabilities

Liability of Series

    The Trust is formed in a manner such that each Series will be liable only for obligations attributable to such Series and Limited Owners will not be subject to the losses or liabilities of any Series in which they have not invested. In the event that any creditor or Limited Owner of Interests in any particular Series asserted against the Trust a valid claim with respect to its indebtedness or Interests, the creditor or Limited Owner would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses (collectively "Claims") incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against that particular Series and the assets of that Series and against the Managing Owner and its assets, and not against any other Series or the Trust generally or any of their respective assets. The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Interests in a Series. This limitation on liability is referred to as the "Inter-Series Limitation on Liability." The Inter-Series Limitation on Liability is expressly provided for under
Section 3804(a) of the Delaware Business Trust Act, 12 Del. C. (the "DBTA"), which provides that if a trust has one or more series, then the debts of any particular series will be enforceable only against the assets of such series and not against the trust generally, provided that the trust meets certain requirements.

    In furtherance of the Inter-Series Limitation on Liability, every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Series or the Managing Owner on behalf of the Trust or any Series, will consent in writing (a "Written Consent") to: (i) the Inter-Series Limitation on Liability with respect to such party's Claims or Interests; (ii) voluntarily reduce the priority of its Claims against and Interests in the Trust or any Series or their respective assets, such that its Claims and Interests are junior in right of repayment to all other parties' Claims against and Interests in the Trust or any Series or their respective assets, except that (a) Interests in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of any other Series or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Series and
(iii) a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any other Series.

    The Trust has obtained separate opinions of counsel regarding Delaware law and federal bankruptcy law concerning the effectiveness of the Inter-Series Limitation on Liability. Delaware state law counsel has opined that if the Trust complies with DBTA Section 3804(a), then the Inter-Series Limitation on Liability will be enforceable. Delaware counsel's opinion does not express any opinion concerning the enforceability of the Inter-Series Limitation on Liability if the Trust should become a debtor in a case under the United States Bankruptcy Code. Relying on Delaware counsel's opinion concerning the general enforceability under state law of the Inter-Series Limitation on Liability, federal bankruptcy law counsel has opined that, although the matter is not free from doubt, in a case under the United States Bankruptcy Code in which the Trust is a debtor, a court, properly applying the law, would not disregard the Inter-Series Limitation on Liability such that the assets of the other Series or the Trust generally would become available to satisfy the Claims or Interests of creditors or Limited Owners who agreed to look solely to the assets of a particular Series with respect to those Claims or Interests. Both opinions are subject to various limitations, assumptions and exceptions that are frequently taken in opinions of this kind.

Limited Owner Liability

    A Limited Owner's capital contribution is subject to the risks of the each Series' trading and business. The Delaware Business Trust Statute provides that, except to the extent otherwise provided in the Trust Agreement, a Limited Owner shall be entitled to the same limitation of personal liability extended to shareholders of private Delaware corporations for profit. No similar statutory or other authority limiting business trust beneficial owner liability exists in many other states. As a result, to the extent that the Trust or a Limited Owner is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject Limited Owners to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Trust's assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable Series provided that the omission of such disclaimer is not intended to create personal liability for any Interestholder. Thus, subject to the exceptions set forth in the Trust Agreement and described below, the risk of a Limited Owner incurring financial loss beyond his investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

    In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust's profits, the Trust Agreement provides that Limited Owners may incur liability (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Trust income, in which case such Interestholder shall be liable for the repayment of such amounts; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of such Limited Owner's obligations or liabilities unrelated to the Trust's business, (iii) to indemnify the Trust and each Interestholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of a Limited Owner's Interest in violation of the Trust Agreement, and (iv) if the Limited Owner's Subscription Agreement delivered in connection with his or its purchase of Interests contains misstatements.

    Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption of Interests unless under Delaware law the Limited Owner is liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Agreement, each Interest, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust's assets will be the obligation of the Managing Owner.

Election or Removal of Managing Owner

    The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner). The Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of the Trust provided that it gives the Limited Owners one hundred twenty
(120) days' prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner). The Agreement provides that if the Managing Owner elects to withdraw as Managing Owner to the Trust and it is the sole Managing Owner, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its General Interests in each Series of the Trust at their Net Asset Value as of the next permissible Redemption Date. See "Trust Agreement - Management Responsibilities of the Managing Owner."

    Alternatively, the Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the Agreement) of a Managing Owner, then within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Interests representing a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the managing Owner) may elect to form a new business trust on the same terms as set forth in the Agreement and continue the business of the Trust and elect a new managing owner.

Exercise of Rights by Limited Owners

    Limited Owners holding Interests representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Interests held by the Managing Owner and its Affiliates) must approve any material change in a Series' trading policies, which change will not be effective without such approval. See "Trading Limitations and Policies." In addition, Limited Owners holding Interests representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Interests held by the Managing Owner and its Affiliates) may vote to adopt amendments to the Agreement proposed by the Managing Owner or by Limited Owners holding Interests representing at least ten percent (10%) of the Net Asset Value of a Series. See "Amendments and Meetings" below. Additionally, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing Owner and its Affiliates) may vote to (i) terminate and dissolve the Series upon ninety (90) days' prior notice to the Managing Owner,
(ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect one or more additional Managing Owners, (iv) approve the voluntary withdrawal of the Managing Owner and elect a successor managing owner in the event the Managing Owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the Managing Owner or its Affiliates for any reason, without penalty, and (vi) approve a material change in the trading policies of the Trust or a Series, and, in the case of (iii) and (v) on sixty (60) days' prior written notice.

Indemnification

    The Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates (including Prudential Securities only when performing services on behalf of the Managing Owner and acting within the scope of the Managing Owner's authority) is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each Series of the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the

Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each Series of the Trust. All rights to indemnification permitted by the Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Agreement further provides that any such indemnification of the Managing Owner or any of its Affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an Affiliate on behalf of the Trust;
(ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to each Series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its Affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Owner or its Affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

    In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Pennsylvania Securities Commission, the Massachusetts Securities Division and the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Agreement also provides that with respect to any action taken by the Managing Owner as "tax matters partner," including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner.

Amendments and Meetings

    The Agreement may be amended in certain respects by a vote of the Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (which excludes the Interests of the Managing Owner), either pursuant to a written vote or at a duly called meeting of the Limited Owners. An amendment may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of each Series, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to ten percent (10%) of the Net Asset Value of each affected Series. Interestholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the Managing Owner will call any annual meetings of the Limited Owners.

    The Managing Owner may, without the consent of the Limited Owners, make amendments to the Agreement which are necessary to (i) add to the representations, duties or obligations of the Managing Owner or to surrender any right or power of the Managing Owner, for the benefit of the Limited Owners,
(ii) cure any ambiguity, (iii) correct or supplement any provision of the Agreement which may be inconsistent with any other provision of the Agreement or this Prospectus, or
(iv) make any other provisions with respect to matters or questions arising under the Agreement that the Managing Owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the Limited Owners, is consistent with the Managing Owner's management of the Trust pursuant to
Section 3806 of the Business Trust Statute, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the Limited Owners or the status of each Series as a partnership for Federal income tax purposes). The Managing Owner further may, without the consent of the Limited Owners, amend the provisions of the Agreement relating to the allocations among Limited Owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for federal income tax purposes.

    Meetings of the Trust may be called by the Managing Owner. In addition, meetings will be called upon receipt by the Managing Owner of a written request signed by Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of a Series. Thereafter, the Managing Owner shall give written notice to all Limited Owners, in person or by certified mail within fifteen (15) days after such receipt, of such meeting and its purpose. Such meeting must be held at least thirty (30) but not more than sixty (60) days after the receipt of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the Limited Owners holding Interests of the percentage required to approve any such action if a meeting were held.

Fiscal Year

    The Trust's fiscal year shall begin on January 1 on each year and end on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on December 17, 1997 the date the Certificate of Trust was filed, and (ii) the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.


THE FUTURES MARKETS


    To understand the nature of the investments each Series will make, subscribers should familiarize themselves with the following information.


Futures and Forward Contracts

    Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

    Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges
"bid-ask" spreads.

    Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options on Futures Contracts

    An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the "striking," "strike" or "exercise" price) in a futures contract. A "call" option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a "put" option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

    A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if that price is above market. Similarly, a put option on a futures contract is said to be "in-the-money" if the strike price is above current market levels and "out-of-the-money" if the strike price is below current market levels.

Hedgers and Speculators

    The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

    Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers.
If a member firm goes bankrupt, customers could lose money.

    The CFTC and the United States exchanges have established
"speculative position limits" on the maximum positions that each Trading Advisor may hold or control in futures contracts on certain commodities.

    Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

    When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day, "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

    We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their Unites States counterparts.

    No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

    Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

    There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, Prudential Securities may be subject to daily margin calls in foreign markets.

Trading Methods

    Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical and Fundamental Analysis

    Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

    Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic and Discretionary Trading Approaches

    A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

    Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

    Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

    Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

    The Programs used by each Series' Trading Advisors are technical, systematic and trend-following. See "Series A,"
"Series B" and "Series C."

Managed Futures

How Managed Futures Fit Into A Portfolio

    Managed Futures is a sector of the futures industry made up of professionals, or Commodity Trading Advisors ("CTAs") who on behalf of their clients manage portfolios made up of futures and forward contracts traded on exchanges around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day. For over 20 years institutions and individuals has grown to nearly $35 billion in assets under management.1 As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Because Managed Futures encompass over 50 markets worldwide, investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

    A Managed Futures fund provides three benefits to an investor's overall portfolio:

    -Potential for both reduced volatility and enhanced returns
    -Profit potential in any market environment
    -Access to global and non-financial commodity markets

     Potential for both reduced volatility and enhanced returns. Futures and forwards exhibit more risk than stocks or bonds. However, adding a Managed Futures fund has the potential to reduce overall portfolio volatility and enhance returns. This potential benefit was chiefly demonstrated in two key academic works. First Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that a portfolio of investments which have positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings.
In other words, a portfolio comprised of different investments, which exhibit returns that are independent of each other (i.e. non-correlated), can improve the risk profile of an investor's entire portfolio.

     Second, in his landmark study, Dr. John Lintner of Harvard University was the first of many to specifically demonstrate that adding a Managed Futures component to a portfolio can potentially enhance returns. Dr. Lintner concluded that a portfolio of judicious investments which include stocks, bonds, and Managed Futures "... show substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."2

     This diversification effect of Managed Futures is demonstrated by looking at the performance of Managed Futures compared to that of U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, the graph below shows how Managed Futures would have provided the benefits of portfolio diversification due to its non-correlation, or independent performance, to stocks and bonds. However, this does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to that of stocks and bonds, but that Managed Futures is not correlated (i.e. performs independently) to stocks and bonds.

1As of December 31, 1997, Managed Accounts Reports.

2Lintner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysis Federation, May 1983.



Managed Futures Performance
Versus the Worst Declines of Stocks and Bonds Since 1985

(The Prospectus will show a bar chart with the top bars representing the data for Managed Futures versus the same time period for the other asset classes shown below.)

                        U.S. Stocks    U.S. Bonds    Int'l. Stocks    Managed Futures
Sept. '87 - Nov. '87     -29.58%                                           8.46%
Jun. '90 - Oct. '90      -14.69%                                          19.43%
Mar. '87 - Sep. '87                     -5.27%                            16.24%
Feb. '94 - Jun. '94                     -5.76%                             5.59%
Sep. '87 - Oct. '87                                      -15.33%          -0.56%
Jan. '90 - Sep. '90                                      -30.58%          25.15%

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY. SEE "NOTES TO APPENDIX PERFORMANCE CHARTS."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     For a complete view of correlation of U.S. Stocks, U.S. bonds and International stocks, including a comparison of each Series'
Hypothetical Performance Summary and Statistics in comparison to U.S. Stocks, U.S. Bonds and International Stocks, see "Comparative Performance and Correlation Charts."



     "Correlation" is a statistical measure (the "Correlation
Co-efficient") of the degree to which two variables are related.
Correlation is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies that the variables move in the same direction. "Perfect" correlation is where the Correlation Co-efficient equals 1; perfect "negative" correlation is where the Correlation Co-efficient equals -1;
and perfect non-correlation, that is, independent movement, is where the Correlation Co-efficient equals 0. Consequently, the closer the correlation is to 0, the more independent the two variables.

    Following is the correlation of each Series' Pro Forma Monthly Returns to the S&P 500 Index:

    Series A
    October 1995 -
     December 1997          0.57 correlation

    Series B
    January 1992 -
      December 1997          0.10 correlation

    Series C
    April 1992 -
      December 1997          0.15 correlation

    When considering these correlations, keep in mind that:

    -The degree of correlation will be affected by the length of the time period measured.

    -The correlation that an investor experiences will be a function of when the investment was made and how long the investment was held.

    Past performance is not necessarily indicative of future results. Hypothetical or simulated performance has certain limitations, as it is subject to the benefit of hindsight. See "Eagle-FX System/Eagle-Global System Proforma" under "Series A"; Eclipse Capital Global Monetary Program Proforma" under "Series B"; and "HB & Co. Asset Allocation Portfolio Proforma" under "Series C."

   Profit potential in any market environment: With stocks and bonds, investors typically buy securities which they believe will increase in value, and they may have no strategy for when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that the market will go down. As a result, declining markets may also represent opportunities for Managed Futures.

   Access to global and non-financial markets: Finally, over the years the futures markets have expanded globally to include investments in stock and bond indices, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe. See "Managed Futures Charts."


Regulation of Markets

Commodity Exchange Act

    The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

Commodity Futures Trading Commission

    The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, CPOs and their principal employees engaged in non-clerical commodities activities ("associated persons"), and (e) the segregation of customers' funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a Limited Owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings,
(v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

    The CFTC has adopted extensive regulations affecting CPOs (such as the Managing Owner) and commodity trading advisors (such as the Trading Advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the Managing Owner also will furnish the CFTC with the names and addresses of the Limited Owners, along with copies of all transactions with, and reports and other communications to, the Limited Owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

United States Commodity Exchanges

    United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

    Substantially all CPOs, CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA's principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and commodity trading advisors;
(ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, commodity trading advisors, introducing brokers and their respective associated persons, and floor brokers.

    The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

                      FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the federal income tax consequences to Limited Owners of an investment in a Series of the Trust. It is not intended as a complete analysis of all possible tax considerations in acquiring, holding and disposing of an interest in a Series and, therefore, is not a substitute for careful tax planning by each investor, particularly since the federal, state and local income tax consequences of an investment may not be the same for all taxpayers. The following may, however, be relied upon by prospective investors. Except as otherwise discussed herein, this discussion has been prepared on the assumption that a Limited Owner will be an individual who is a citizen or resident of the United States. Prospective investors are urged to consult their own tax advisors with respect to the tax consequences (including state and local and foreign tax consequences) of an investment in a Series.


    This discussion of federal income tax consequences below is based upon existing law, contained in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code, administrative rulings and other pronouncements, and court decisions as of the date hereof. The existing law, as currently interpreted, is subject to change by either new legislation, or by differing interpretations of existing law in regulations, administrative pronouncements or court decisions, any of which could, by retroactive application or otherwise, adversely affect a Limited Owner's investment in the Trust. Any such change could be retroactive so as to apply to the Trust and/or an investment in Interests. The Trust has not applied, and does not intend to apply, for a ruling from the Internal Revenue Service (the "IRS") with respect to any of the tax matters discussed herein. This investment is not intended to generate tax losses or credits, and will not be registered as a "tax shelter" under the applicable provisions of the Code or the regulations promulgated thereunder.

Opinion of Counsel


    The Trust has obtained an opinion from Rosenman & Colin LLP ("Tax Counsel") concerning the treatment of each Series in the Trust as a partnership for federal income tax purposes. See "Treatment as Partnerships" below. The opinion also states that the discussion of federal income tax consequences set forth in this Prospectus under the heading "Federal Income Tax Consequences" has been reviewed by Tax Counsel and that, subject to any qualifications set forth in such discussion, Tax Counsel is of the opinion that the federal income tax treatment of the Trust and the Limited Owners is as discussed under this heading in all material respects and, accordingly, may be relied upon by prospective investors in the Trust.


    The opinion of Tax Counsel is based on the facts described in this Prospectus and on the facts as they have been represented by the Managing Owner to Tax Counsel or determined by Tax Counsel as of the date of the opinion. Any alteration of the facts may adversely affect the opinion rendered. The opinion of Tax Counsel also is based on existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

    The opinion described herein represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind before the IRS or the courts. In the absence of an IRS ruling, the IRS is not precluded from challenging the conclusions reached by Tax Counsel and set forth below under this heading.

Treatment as Partnerships

    As described below, so long as each Series in the Trust is classified as a partnership for federal income tax purposes, no federal income tax will be payable by it as an entity. Instead, each Limited Owner will be required to take into account his distributive share of the items of income, gain, loss, deduction and credit of the Series in which he had invested, whether or not cash is distributed to that Limited Owner during the taxable year. Under currently effective Treasury Regulations, each Series of the Trust will be classified as a partnership for federal income tax purposes unless it elects to be taxed as a corporation. (See Treas. Reg. SS 301.7701-2,3.) The Series will not make such elections.

    The Trust will be structured as a "Series fund," issuing and selling its securities in multiple Series. Each Series will be managed separately and will have a distinct investment objective, a separately segregated asset pool, and a separate ading account in its own name. Furthermore, the rights of the holders in each Series are limited in redemption, dissolution or liquidation of a Series, or of the Trust as a whole, to the underlying assets of only that Series in which they invested. Based on these facts, the Trust will not be treated as an entity and each Series will be treated as a separate partnership for federal income tax purposes. (See Ltr. Ruls. 9552022 (September 28, 1995), 9450030 (September
19, 1994), 9435015 (June 3, 1994) and 9435017 ( 3, 1994)
wherein the IRS ruled that the applicable Series that requested the ruling will be treated as a separate entity and as a partnership for federal income tax purposes. (Letter rulings issued to others may not be used or cited as precedent, but generally reflect the IRS's position on the issues presented.)) However, due to various factual differences between the letter rulings and the instant facts, it is unclear whether the IRS would so conclude with respect to whether each Series will be treated as a separate partnership. In this regard, the Managing Owner has been advised by Tax Counsel, based on its review of the structure of each Series, that each Series should qualify as a separate partnership. Accordingly, any transfers from one Series to another Series will be treated as a total liquidation of a partnership interest and a contribution to a different partnership or a distribution to the partner and a contribution to a different partnership. Any partial distribution or distribution treated as a total liquidation to which this section applies will be treated in accordance with other distributions. See "Other Tax Factors - Treatment of Cash Distributions; Redemptions; Sales."

    An entity otherwise classified as a partnership will nevertheless be taxable as a corporation if it is a "publicly traded partnership" (as defined in Section 7704 of the Code), and fails to meet certain "Qualifying Income" requirements described below. Publicly traded partnerships (as defined in section 7704(b) of the Code) are partnerships (or entities classified as partnerships for tax purposes) the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). The existence of a secondary market (or its equivalent) may be indicated where, by reason of a regular plan of redemptions or otherwise, a partner has a "readily available, regular and ongoing opportunity" to sell or exchange his partnership interest in a manner comparable to trading on an established securities market.

    Under the Trust Agreement, Interests will not be traded on an established securities market. Interests can be exchanged or redeemed weekly.

    The Treasury Regulations provide "safe harbors" for certain redemption arrangements. The redemption terms of the Trust Agreement with respect to each Series will not satisfy any of these safe harbors and Tax Counsel is unable to give any assurances that each Series will not be publicly traded partnerships. Even if a partnership is considered to be publicly traded, however, section 7704(c) of the Code provides that such partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence, at least 90% of its gross income is "Qualifying Income." Qualifying Income includes interest income, and, in the case of a partnership that has as a principal activity the buying and selling of commodities (including foreign currencies) and commodity instruments (i.e., options, futures and forward contracts on commodities), also includes income and gains from such commodities transactions. The Managing Owner believes that it is likely, but not certain, that each Series will meet the "Qualifying Income" test.

    The IRS recently proposed regulations on the treatment of certain investment income as Qualifying Income. These proposed regulations, which are subject to change prior to adoption in final form, generally expand the definition of Qualifying Income. In connection with requests for comments, the preamble to the proposed regulations states that with regard to the measurement of gain in determining whether 90 percent or more of the partnership's gross income is Qualifying Income where a partnership makes a mixed straddle account election, "[t]he IRS believes that use of the daily mark-to-market method provided for by section 1.1092(b)-4T would be inconsistent with the congressional purpose behind section 7704." The various Series intend to elect to establish mixed straddle accounts to determine net gain or net loss on a daily basis (See "(f) Mixed Straddle Rules" below). However, because of the Series' Trading Approaches and the statement above relating only to the computation and not character of gain, this position in the preamble, even if adopted in final regulations, would not be expected to adversely affect the Series' treatment as partnerships.

    Based on the facts set forth in this Prospectus and the Managing Owner's representations set forth earlier, the Trust and each of the Series in the Trust do not expect to be taxed as corporations under the provisions of section 7704 of the Code even if they were to be viewed as publicly traded. In this regard, the Managing Owner has been advised by Tax Counsel, based on its review of the trading portfolios to be utilized for the Trust (see "Description of the Trading Manager's Trading Approach" and "Summary of Advisory Agreements"), that substantially all the income and gain from transactions in the commodity instruments proposed to be traded by the Trading Manager should constitute "qualifying income" as defined above. See Rev. Rul. 73-158, 1973-1 C.B. 337, and Ltr. Ruls. 8540033 (July 3, 1985), 8850041 (Sept. 19,
1988) and 8807004 (Nov. 10, 1987), concerning whether various instruments are "commodities" for purposes of section 864(b)(2) of the Code.

    Should the aforementioned facts, assumptions and representations not continue to be accurate for any reason, the IRS may take the position that each Series of the Trust should be taxed as a corporation. The continued treatment of each Series as partnerships is also dependent upon existing provisions of the Code, the regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Trust's classification for federal income tax purposes may not be changed during the term of its existence.

    If each Series of the Trust were to be treated for federal income tax purposes as a corporation, income, deductions, gains and losses of each Series would be reflected only on its tax return rather than being passed through to the Limited Owners. In such event, each Series would be required to pay income tax at corporate tax rates on its net ordinary income and capital gains, thereby substantially reducing the amount of cash available to be distributed to the Limited Owners. Furthermore, the Limited Owners would not be entitled to take into account their distributive shares of the Partnership's losses and deductions in computing their taxable income, nor would they be subject to tax on the Partnership's income. Distributions would be taxed to a Limited Owner, first to the extent of current or accumulated earnings and profits, as ordinary income and second, to the extent any remaining distributions exceed the Limited Owner's basis in his Interest, as capital gain. Moreover, distributions would not be deductible by the Trust or each of the Series in the Trust. Overall, this treatment would substantially reduce the anticipated benefits of an investment in the Partnership. See "Other Tax Factors, paragraph (1) below.

THE DISCUSSION BELOW ASSUMES THAT THE TRUST WILL BE TREATED AS
A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

Other Tax Factors

(1)  Owners, not Trust, Subject to Tax.

    Each Series of the Trust will report its operations for tax purposes on the accrual method for each year and will file a partnership information income tax return, but will not itself be subject to federal income tax. Each Limited Owner will be responsible for reporting on his personal income tax return each year his distributive share of the Trust income, gain, loss, deduction and items of tax preference.

    Each Limited Owner will be required to report and determine his tax liability with respect to his share of the Series' taxable income, if any, from the Series in which the Owner has an Interest, whether or not he has received or will receive any cash distributions from the Trust. A Limited Owner's ability to deduct his share of Trust losses and expenses will be subject to various limitations. See paragraphs (3), (5) and (7) below. Further, the Trust's primary investment objective is capital appreciation rather than the current distribution of profits, and the Trust does not intend to make distributions. Consequently, a Limited Owner's tax liability with respect to his share of the taxable income of the Trust will likely exceed the amount of cash, if any, distributed to such Limited Owner in a given year.

(2)  Tax Audits.

    The returns for each Series are subject to review by the IRS and other taxing authorities, which may dispute the Series' tax positions. There can be no assurance that these authorities will not make adjustments in the tax figures reported in the Series' returns. Any adjustments resulting from an audit may require each Limited Owner to file an amended tax return, pay additional income taxes and interest, which generally is not deductible, and possibly result in an audit of the Limited Owner's own return. Any audit of a Limited Owner's return could result in adjustments of non-Series, as well as Series, income and deductions. Generally, upon an IRS audit, the tax treatment of Series' items will be determined at the Series level, and such treatment generally will be binding on the Limited Owners.

    If a Series' tax return were audited, the Series would probably incur legal and accounting expenses in seeking to sustain the Series' position. The payment of these expenses would reduce cash otherwise available for distribution. In addition, the Limited Owners might incur personal legal and accounting expenses in connection with any amendment or audit of their returns.

    Each Limited Owner will generally be required to file its tax returns in a manner consistent with the information returns filed by the Series or be subject to possible penalties, unless the Limited Owner files a statement with its tax return on IRS Form 8082 describing any inconsistency. Pursuant to the Trust Agreement, the Managing Owner will be each Series' "Tax Matters Partner" and will have considerable authority with respect to the tax treatment of Series items and procedural rights of the Limited Owners. The Managing Owner will be able to extend the statute of limitations on behalf of all Limited Owners with respect to Series items, and to effect settlements with the IRS binding all Limited Owners to pay tax deficiencies. A Limited Owner may file with the IRS a statement that the Managing Owner does not have the authority to enter into a settlement agreement on behalf of that Limited Owner.

    The Code's partnership audit rules also restrict the right of a Limited Owner with a less than one percent interest in the Series to receive notice of and to participate in proceedings dealing with the tax treatment of Series' items.
 The Managing Owner intends to keep all Limited Owners informed of these proceedings.

(3)  Calculation of "Adjusted Basis"; "At Risk" Limitation.

    A Limited Owner's tax basis in its Interest will include the amount of money that the Limited Owner contributes to the Series, increased principally by (i) any additional contributions made by the Limited Owner to the Series and (ii) the Limited Owner's distributive share of any Series income, and decreased, but not below zero, principally by (x) distributions from the Series to the Limited Owner and (y) the amount of his distributive share of Series' losses and deductions.

    A Limited Owner may deduct his share of any losses of the Series of the Trust in which he has an Interest (whether ordinary or capital) only up to the amount of his adjusted basis in his Interests. Losses in excess of a Limited Owner's adjusted basis in his Interests in any year may be carried forward and deducted in succeeding years subject to this limitation. Each Limited Owner's adjusted basis in his Interests will be equal to his purchase price, increased by the amount of his share of items of taxable income and gain of the Series and reduced, but not below zero, by (a) the amount of his share of losses of the Series, (b) expenditures which are neither properly deductible nor properly chargeable to his capital account and (c) the amount of any distributions received by such Limited Owner. If a Limited Owner invests additional funds subsequent to his initial investment in the Series (including by reinvesting proceeds otherwise distributable to him), such additional investment will be added to his tax basis for all of his Interests. Such aggregate basis also will determine his tax consequences on a sale or redemption of his Interests or on a cash distribution. See paragraph (4) below.

    A Limited Owner (other than a Limited Owner that is a subchapter C corporation, unless more than 50% of the corporation's shares are owned directly or indirectly by not more than five individuals) may not deduct Series' losses for any year in excess of such Limited Owner's amount "at risk" in the Series' activities as of the end of such year. If a Limited Owner owns an Interest in more than one Series, losses from a specific Series may only be applied against the Limited Owner's amount "at risk" in the same Series. Losses in excess of a Limited Owner's amount "at risk" in the Trust may be carried forward and deducted in succeeding years subject to this limitation. Recapture of previously allowed losses is required if a Limited Owner's amount "at risk" at the end of the year is reduced below zero (e.g., by cash distributions from the Trust). A Limited Owner's amount "at risk" will be increased by his share of Trust income and gains from the Series in which he has an interest, and reduced by his share of Trust losses, deductions and distributions from the Series in which he has an interest, but will not include any Trust borrowings for which he is not personally liable. See section 465(b)(4) of the Code.

(4)  Treatment of Cash Distributions; Redemptions; Sales.

    Cash distributions (including distributions on partial redemptions) made to a Limited Owner will generally represent a return of capital up to the amount of such Limited Owner's aggregate adjusted basis in his Interests. A return of capital does not result in any recognition of gain or loss for federal income tax purposes but will reduce a Limited Owner's adjusted basis in his Interests. Distributions in excess of a Limited Owner's adjusted basis in his Interests immediately prior thereto will result in the recognition of gain. Upon a liquidation or termination of a Series in the Trust, gain will be recognized by a Limited Owner to the extent that cash is distributed in excess of such Limited Owner's adjusted basis in his Interests immediately before the distribution.

    A Limited Owner who redeems a portion of his Interests at an economic profit will recognize gain for tax purposes only if the redemption price exceeds his total adjusted basis of his Interests in the Series that he is redeeming, including Interests he continues to hold. A Limited Owner who sustains an economic loss on the redemption of a portion (but not all) of his Interests will be required to add his unrecovered tax basis in the redeemed Interests to his tax basis in the Interests he continues to own in the same Series and, therefore, will not recognize a loss for tax purposes unless and until he disposes of his remaining Interests for less than his adjusted basis in such Interests. Upon the sale or redemption of a portion of his Interests, a Limited Owner would be required to allocate his aggregate adjusted basis pro rata between his Interests sold or redeemed and his Interests retained. Thus, a Limited Owner owning Interests that were purchased at different prices cannot control the timing of his recognition of the inherent gain or loss in particular Interests by selecting such Interests for sale or redemption, and the tax consequences to a Limited Owner of a partial redemption therefore may be more or less favorable to him than the economic consequences to him of such redemption.

    Provided the Limited Owner is not deemed to be a "dealer" in Interests, gain or loss recognized by a Limited Owner upon a sale or other disposition of his Interests and gain recognized in connection with a complete redemption or liquidation of his Interests generally will be treated as capital gain or loss, except for (i) the portion of any gain which is attributable to such Limited Owner's distributive share of income of the Trust, which income will be taxed as otherwise described below, (ii) certain items of accrued interest and market discount income, and (iii) to the extent gain is attributable to property described in Section 751 of the Code, in which event the gain will be treated as ordinary income. Such gain or loss will be treated as long-term capital gain or loss if the Interests so disposed of have been held for more than eighteen months, as mid-term capital gain if the Interests so disposed of have been held for more than one year and less than eighteen months, or as short-term capital gain or loss if the Interests so disposed of have been held for one year or less. See paragraph (5) below.

(5)  Gains and Losses From Commodity Trades.

    (a)  In general.

    The Trust's transactions in commodity futures and forward contracts are anticipated to result primarily in capital gains or losses (short-term, mid-term and long-term).

    The top tax rate currently applicable to net capital gain (i.e., the excess of net long-term capital gain and mid-term capital gain over net short-term capital loss) of non-corporate taxpayers is 20% if the asset is held for more than eighteen months, and 28% if the asset is held for more than twelve and up to eighteen months, whereas the top tax rate on ordinary income and net short-term capital gain of such taxpayers is 39.6%. The excess of Trust capital losses over capital gains is deductible by a non-corporate Limited Owner only against his capital gain income each year (and up to $3,000 per year against his ordinary income). Thus, a Limited Owner's capital losses, if any, from the Trust generally would not reduce his tax liability with respect to his allocable share of the Trust's interest income and other ordinary income. Unused capital losses may be carried forward indefinitely, but except as described below, may not be carried back. AS A RESULT OF THESE LIMITATIONS, AMONG OTHER LIMITATIONS DESCRIBED HEREIN, AN INDIVIDUAL LIMITED OWNER SHOULD ANTICIPATE THAT HIS SHARE OF THE TRUST'S CAPITAL LOSSES, IF ANY, WILL NOT MATERIALLY REDUCE HIS Federal Income Tax ARISING FROM HIS ORDINARY INCOME FROM THIS AND OTHER SOURCES.

    In the case of a corporate Limited Owner, all capital gains are fully includable in income. Capital losses of corporations may be offset only against capital gains, but unused capital losses may be carried back three years or forward five years. The amount that can be carried back is limited to an amount which does cause or increase a net operating loss in a carryback year.

    (b)  Section 1256 contracts.

    In the case of "section 1256 contracts", the Code requires a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.

    A section 1256 contract includes (1) a futures contract which is traded on or subject to the rules of a domestic board of trade designated as a contract market by the CFTC or of any board of trade or exchange designated by the Secretary of the Treasury, and which is "marked to market" to determine the amount of margin which must be deposited or may be withdrawn,
(2) a foreign currency forward contract traded in the interbank market ("interbank forward contract") if such contract requires delivery of, or the settlement of which depends on the value of, a foreign currency which is also traded in the interbank market and is entered into at arm's length at a price determined by reference to the price in that market, and (3) certain commodity options.

    Under these rules, all section 1256 contracts held by the Trust at the end of each taxable year will be treated for federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market") must be taken into account by the Trust in computing its taxable income for such year, a pro rata portion of which income will be taxable to each Limited Owner under the general principles of partnership taxation (see paragraph (1) above) whether or not such income is distributed. If a section 1256 contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account in the prior year under the "mark to market" rules.


    The Code also provides special rules concerning the tax treatment of gains and losses from section 1256 contracts. Under these rules, and subject to the mixed straddle rules described in subparagraph (f) below, each Limited Owner's distributive share of the Series' gain or loss with respect to each section 1256 contract (including gain or loss resulting from actual sales and under the "mark to market" rules described above), other than interbank forward contracts (which are subject to special rules discussed in subparagraph
(c) below), will be treated (without regard to the period
held) as short-term gain or loss to the extent of 40% thereof and as long-term gain (20% maximum rate) or loss to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above.

    Non-corporate Limited Owners ordinarily cannot carry back the unused portion of their net capital losses, but, as a result of certain special rules, individuals (but not estates or trusts) may elect to carry back the unused portion of their net capital losses from section 1256 contracts (limited, however, to the amount of their total net capital loss for the year after taking into account their capital gains and losses from all sources) to each of the three years preceding the loss year. If the election is made, the losses carried back under this special provision may be used only to offset gains from section 1256 contracts in the carryback years.

    In addition to positions that qualify as section 1256 contracts, the Trust anticipates taking positions in futures contracts on foreign exchanges, and possibly, forward contracts on foreign currencies not traded in the interbank market and options on such foreign currencies. Such positions will not qualify as section 1256 contracts, and generally will give rise to short-term capital gain (or loss) or ordinary income (or loss) under the rules described in subparagraph (c) below.

    (c)  Certain foreign currency transactions.


    The Trust intends to engage in transactions involving interbank forward contracts, as well as foreign currency options or futures contracts that are traded on foreign exchanges. Whether or not such contracts would qualify as section 1256 contracts, they will give rise to ordinary income or loss under section 988 of the Code unless the Trust makes a special election, which, once made, will be irrevocable.
The Trust currently intends to make such election, under which all of its foreign currency forward contracts (and certain options on foreign currency) will be required to be marked to market under the rules applicable to section 1256 contracts and will give rise to capital gain or loss. Such gain or loss will be characterized under the 60/40 rules discussed in subparagraph (a) above, in the case of interbank forward contracts, or entirely as short-term capital gain or loss, in the case of all other foreign currency contracts that are not section 1256 contracts. Certain instruments in which a Series of the Trust may trade from time to time, although denominated in a foreign currency, are not eligible for this election and, as such, may give rise to ordinary income or loss rather than capital gain or loss.


    To make and maintain the foregoing election, each Series in the Trust must be a "qualified fund." As defined in section 988(c)(1)(E) of the Code, this term includes most commodity pools. As such, the Trust anticipates that each Series in the Trust will qualify as and remain a "qualified fund" except possibly in a year, if any, in which an event of trading termination occurs. (Each Series in the Trust would also cease to be a qualified fund if more than a de minimis amount of its gross income in any year were to be derived from buying and selling commodities, as opposed to futures and forward contracts on commodities; the Trust does not anticipate that this will occur.) If any Series in the Trust ceases to be a qualified fund after having made the election, its net gains, if any, from any non-section 1256 contracts on foreign currency generally would be treated as ordinary income (commencing with the year of disqualification), but its net losses, if any, from such contracts would be treated as capital losses.

    (d)  Cash commodity transactions.


    Any gains or losses realized by a Series from its transactions, if any, in physicals generally should not be recognized until the physical commodity is sold, and should be treated as long-term capital gains and losses if held for more than eighteen months, mid-term capital gains and losses if held for more than one year and less than eighteen months, or as short-term capital gains and losses if held for one year or less.


    (e)  "Anti-straddle" rules.

    The Trust anticipates that it will engage in spread trading involving assets other than solely section 1256 contracts. The Trust's ability to deduct losses, if any, realized on such transactions will be subject to the limitations imposed by special loss disallowance rules.

    Under these rules, which are applicable to "offsetting" (i.e., balanced) positions in actively traded personal property (other than certain stock options and stock interests), the Trust will be unable to recognize losses from transactions involving "offsetting" positions except to the extent that such losses exceed the Trust's unrecognized gains from such positions as of the close of the relevant taxable year. In addition, the Trust's commodity straddle transactions involving assets other than solely section 1256 contracts also will be subject to rules that are similar to the present law wash sale and short sale rules. Under these regulations, if the Trust disposes of less than all of the positions of a commodity straddle, any loss sustained by the Trust with respect to the disposition of such straddle position generally will not be allowable except to the extent that such loss exceeds the amount of unrecognized gain, as of the close of the relevant taxable year, in a successor position to the loss position disposed of (and/or an "offsetting position" to a successor position) that is acquired by the Trust during the period commencing 30 days prior to, and ending 30 days after, the disposition of the loss position. Any losses disallowed under the foregoing loss disallowance and wash sale rules may be carried forward and deducted in the following taxable year, subject to the same limitations. In addition, the Code contains certain interest capitalization rules which require that otherwise deductible interest expense be capitalized, rather than deducted currently, to the extent that such interest expense relates to indebtedness incurred to purchase or carry assets held as part of "offsetting" positions.

    The foregoing limitations are not applicable to "offsetting" positions consisting solely of section 1256 contracts and hence, should not affect the Trust's ability to deduct losses actually or constructively (by reason of the "mark to market" rules discussed above) realized by the Trust from spread trading entirely in section 1256 contracts. To the extent that the Trust engages in spread trading in assets other than solely section 1256 contracts, however, such limitations could be expected to have a significant adverse impact on the extent to which losses, if any, incurred by the Trust from such transactions would be allowed as current deductions. In addition, it is currently unclear to what extent the foregoing limitations would apply to offsetting positions consisting of transactions entered into by the Trust and those entered into by a Limited Owner in his capacity as an individual investor; each prospective Limited Owner should consult his tax advisor concerning the application of the foregoing rules to his own particular circumstances.

    (f)  Mixed straddle rules.

    The Trust anticipates that it will engage in straddle transactions involving a section 1256 contract and an offsetting position that does not qualify as a section 1256 contract (a "mixed straddle"). Any gain or loss with respect to the non-section 1256 contract position of any such mixed straddle will be recognized, for tax purposes, only when actually realized. Moreover, any recognized loss on a non-section 1256 position in a mixed straddle will be subject to the general anti-straddle rules discussed in subparagraph
(e) above. Any gain or loss recognized on the section 1256 contract position of a mixed straddle will be taxed under the "mark to market" and capital gain characterization rules discussed in subparagraphs (a) and (b) above, unless the Trust makes an election to have such straddle identified as a mixed straddle. If such an election is made, gains and losses on the section 1256 contract will be taxed under the rules described below.

    Two alternative mixed straddle elections are available to the Trust. The Trust currently intends to elect to establish mixed straddle accounts for different classes of commodity activities, in which groups of mixed straddles are pooled to determine net gain or net loss on a daily basis. Such election generally will result in the Trust's mixed straddle account being taxed either under the rules applicable to section 1256 contracts or non-section 1256 contracts depending upon whether the net gain or loss is attributable to section 1256 contracts or non-section 1256 contracts, except that no more than 50% of the total annual account net gain, if capital, may be treated as long-term, and no more than 40% of the total annual account net loss, if capital, may be treated as short-term.

(6)  Interest Income.

    Interest income earned by the Trust will be taxable as ordinary income to the Limited Owners. Such income generally cannot be offset by capital losses. See paragraph (5) above.

    If the Trust acquires taxable obligations issued at a discount and such obligations have maturities of more than one year, the Trust, subject to certain exceptions, will be required to treat a portion of the original issue discount attributable to such obligations as ordinary interest income during each year it holds the obligations. In addition, the Trust may be required in certain instances to accrue interest income on discount obligations which have a maturity of not more than one year. Further, any gain recognized by the Trust on the disposition of an obligation acquired for less than its adjusted issue price will be treated as ordinary interest income up to the amount of the accrued market discount, unless an election is made to include the market discount in income for the year to which it is attributable. Also, interest incurred to purchase or carry market discount obligations cannot be deducted to the extent that the amount thereof exceeds the interest which is currently includable in the purchaser's income; interest which is so disallowed will be deductible in the year of the obligation's disposition.

    Any interest earned by an investor on any subscription amounts that may be held in escrow will be taxable as ordinary income to such investor in the year earned. See "The
Offering."

(7)  Deductibility of Investment Expenses.

    If each Series in the Trust is considered to be engaged in merely an investment activity, and not in the trade or business of commodities trading, then an individual Limited Owner will be unable to deduct his allocable share of certain Trust expenses (including investment advisory fees, but excluding interest expense) for regular income tax purposes except to the extent that the Limited Owner's investment and miscellaneous itemized expenses for the particular year exceed 2% of his adjusted gross income. The deductible portion of such expenses is further reduced by an amount equal to the lesser of (i) 3% of an individual's adjusted gross income in excess of $100,000 (indexed for inflation) and (ii) 80% of the individual's miscellaneous itemized deductions otherwise allowable for such taxable year. Such expenses are not deductible at all for alternative minimum tax purposes; see paragraph (11) below. If, on the other hand, each Series in the Trust is considered to be in a trade or business, then the Trust's expenses should not be subject to these limitations.

    The Managing Owner currently intends to take the position on each Series' information return that each Series is engaged in a trade or business. A Supreme Court decision, Commissioner v. Groetzinger, 480 U.S. 23 (1987), indicates, in dicta, that active securities or commodities trading could constitute a trade or business (as opposed to an investment activity). (See also King v. Commissioner, 89 T.C. 445, acq., 1988-1 C.B. 1.) The application of the aforementioned case to each Series and its contemplated activities, however, is not free from doubt at the present time, and each Series might be required, as a result of subsequent developments in this area of the tax law, to take a different position on future tax returns. Also, whether the Series' activities constitute a trade or business for these purposes is largely a factual issue as to which Tax Counsel cannot opine. The resolution of this issue therefore will depend on the extent and nature of each Series' trading activities in the particular year, and may vary (as a result of changes in the each Series' activities) from year to year.

(8)  Passive Activity Loss Limitation.

    Under section 469 of the Code, non-corporate taxpayers and personal service corporations deriving net losses from "passive activities" are permitted to deduct such losses only to the extent of their income from passive and rental activities (which does not include salaries and other compensation, or "portfolio income", such as interest income, dividends and net capital gains not incurred in the ordinary conduct of a trade or business), and closely-held corporations may not offset passive losses against portfolio income. Passive activities are defined generally as any trade or business activity in which the taxpayer does not materially participate (for example, a trade or business activity conducted by a partnership in which the taxpayer is a limited partner). Any losses that are not currently deductible under this provision may be carried forward and deducted in subsequent years to the extent of the taxpayer's passive activity income in such years.

    The Trust is anticipated to generate taxable income, rather than tax losses. The Treasury Department has been given broad regulatory authority to reclassify income from a purported passive activity as non-passive income (which could not be offset by passive losses) rather than as passive income. Temporary Treasury Regulation S1.469-IT(e)(6) provides that, whether or not such activity is a trade or business for other purposes, trading in commodities, stocks, securities, options and other similar instruments (other than as a market-maker or dealer) is not to be treated as a passive activity for purposes of the passive activity loss limitation.


    Based on temporary Treasury Regulation S1.469- 1T(e)(6), in the opinion of Tax Counsel, any taxable income of the Trust that is allocated to the Limited Owners will not be treated as passive activity income for purposes of the passive activity loss limitation. Accordingly, for Limited Owners who are subject to the passive activity loss limitation, the temporary Treasury Regulations would not permit taxable income generated by the Trust's transactions to be offset by losses from passive activities, and would not subject any tax losses generated by the Trust's transactions to the passive activity loss limitations.

(9)  Allocations.

    The Code and Treasury Regulations permit allocations of income and loss to be made among partners in accordance with the partnership agreement, provided that such allocations have "substantial economic effect;" that is, the allocations can affect the partner's right ultimately to receive cash or property (independent of tax consequences). Treasury Regulations promulgated under Code section 704(b) set forth requirements for the maintenance of capital accounts and rules for determining whether an allocation satisfies the substantial economic effect test or is otherwise in accordance with the partners' economic interests in the partnership. Under these Regulations, all contributions, distributions and allocations of tax items are to be reflected by an appropriate adjustment in a partner's capital account.

    Under the Trust Agreement, realized and unrealized profits and losses of each Series of the Trust are allocated among the Owners both for tax purposes and for purposes of determining the price payable on redemption of a Limited Owner's Interests. Since gain or loss for tax purposes generally is not recognized until there is an actual sale or disposition of the underlying asset (unless marked to market under the rules discussed in paragraph (5) above), discrepancies may result between a Limited Owner's economic gain or loss and his share of the gain or loss reported by the Trust for tax purposes. The tax allocation provisions of the Trust Agreement attempt to allocate the net capital gain or the net capital loss of the Trust for each year so as to eliminate, to the extent possible, any disparity between a Limited's Owner's book account (reflecting the economic results of the Trust's operations) and his tax account (reflecting the tax consequences of the Trust's operations). If the Trust's use of weekly segments for allocation purposes or the overall method of allocating Trust income and losses is not respected for tax purposes, a Limited Owner's share of taxable income and loss of the Trust might be other than as provided in the Trust Agreement. See "Trust Agreement - Sharing of Profits and Losses."

(10)  Tax Elections.

    The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (section 734) and transfers of a partnership interest, including by reason of death (section
743), provided that a partnership election has been made pursuant to section 754. The general effect of such an election is that transferees of partnership interests are treated, for purposes of computing gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to the partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, is irrevocable without the consent of the IRS. As a result of the complexities and added expense of the tax accounting required to implement such an election, the Managing Owner does not presently intend to make such an election. It is possible that the allocation provisions of the Trust Agreement, by attempting to allocate taxable gain only to Limited Owners who have realized economic gains, may produce similar effects under certain circumstances in the absence of such an election.

(11)  Alternative Minimum Tax.

    The Code provides for an alternative minimum tax (at rates of, currently, 26% and 28% for non-corporate taxpayers and 20% for corporations) applicable to taxpayers only if and to the extent it exceeds a taxpayer's regular federal income tax liability. The alternative minimum tax will not be imposed on the Trust as such, but each Limited Owner must include, in the computation of his or its own alternative minimum tax liability, if any, his or its allocable share of certain Trust items. Limited Owners should note that their ability to deduct their share of certain Trust expenses for purposes of determining their alternative minimum tax liability, if any, may be limited (see paragraph (7) above). The effect of the alternative minimum tax provisions upon an investor in the Trust will depend upon the investor's overall individual tax situation. Each investor should consult his own professional tax advisers concerning the applicability of the alternative minimum tax, including as it may be revised by pending federal income tax proposals. See paragraphs (5) above and (16) below.

(12)  Limitation on Interest Deduction.

    Section 163(d) of the Code limits the deductibility of interest on indebtedness that is properly allocable to property held for investment by taxpayers other than corporations. Non-corporate Limited Owners will be subject to this limitation with respect to their investment in the Trust. The amount of investment interest which may be deducted by a non-corporate Limited Owner may not exceed the amount of the Limited Owner's "net investment income", which is the amount by which the sum of his taxable interest, dividends, royalties, short-term capital gains and rents from investment property exceeds the expenses incurred in earning such income; long-term capital gain is includable in net investment income only to the extent that the Limited Owner elects to pay tax on the included portion at the same marginal federal income tax rates as his other income.

    This limitation, as applied to a non-corporate Limited Owner, may preclude his deduction of all or part of the interest paid on money borrowed to finance his investment in the Trust. A Limited Owner generally would be entitled to carry such non-deductible interest forward to future taxable years where the same limitations would apply. The application of the investment interest limitation to a particular Limited Owner will depend on his overall investment situation.

(13)  Tax-exempt Limited Owners and Unrelated Business Taxable
Income.

    Tax-exempt investors, such as Plans and IRAs, are generally exempt from taxation except to the extent that their "unrelated business taxable income" ("UBTI"), determined in accordance with sections 511-514 of the Code, exceeds $1,000 during any fiscal year. The tax is imposed at such income tax rates as would be applicable to the organization if it were not otherwise exempt from taxation. If an exempt organization is a Limited Owner, the organization is required to include in its computation of its UBTI, its pro rata share of the portion, if any, of the Trust's taxable income, from the Series in which it owns an interest, that would be taxable to the organization as UBTI if earned directly by the organization. Any UBTI generated by an investment in the Trust may result in a tax-exempt Limited Owner's having to file income tax returns and pay taxes.

    UBTI, as defined in section 512 of the Code, generally means the taxable income (with certain modifications) derived by a tax-exempt organization from a trade or business, or from "debt-financed property" that is not substantially related to such organization's performance of its exempt function. Dividends, interest and gains resulting from the sale, exchange or other disposition of non-dealer property currently are in no event taxable to an exempt organization as UBTI except to the extent that such income is derived from or attributable to "debt-financed property," as defined in section 514(b) of the Code, and except under the circumstances described below.

    Capital gains realized by the Trust with respect to its commodity trading activities would be taxed as UBTI to the extent that the commodity positions acquired by the Trust are considered to be "debt-financed property." In this connection, the United States Tax Court, in Elliot Knitwear Profit Sharing Plan v. Commissioner, 71 T.C. 765 (1979), aff'd, 614 F.2d 347 (3rd Cir. 1980), held that securities purchased on margin by a qualified profit sharing plan for the exclusive benefit of plan participants and their beneficiaries are "debt-financed property" within the meaning of section 514(b) of the Code. (The IRS previously had taken a similar position in Rev. Rul. 74-197, 1974-1 C.B. 163.) However, in several private letter rulings issued subsequent to the Elliot Knitwear decision, the IRS stated that margin deposits made by a tax-exempt entity in connection with purchases and sales of commodity futures contracts (as distinguished from purchases of equity securities on margin) were in the nature of "security deposits" to assure the performance of such contracts and did not represent "indebtedness" for purposes of section 514 of the Code. The IRS ruled that the commodity futures contracts acquired by the tax-exempt entity using margin deposits were not "debt-financed property". See Ltr. Ruls. 8338138, 8110163 and 8107115. Although private letter rulings cannot be relied upon by taxpayers other than those to whom the rulings were directed, based in large part on the rationale expressed in the foregoing letter rulings, the Trust's commodity investments are not expected to be treated as "debt-financed property" (except if the Trust acquires physicals using borrowed funds) under current law.

    In any case, all or any portion of a tax-exempt Limited Owner's share of taxable income of the Trust, as well as any gain realized by the Limited Owner on the redemption of its Interests, would be taxable to such Limited Owner as UBTI if the Limited Owner incurs indebtedness in connection with, or relating to, its purchase of Interests. Each prospective tax-exempt Limited Owner is urged to consult with its own professional tax advisers to determine whether, under the circumstances of its own particular situation, its interest in the Trust would constitute "debt-financed property" to such Limited Owner and, if so, how such Limited Owner would be affected by the application of the UBTI rules.

    A tax-exempt Limited Owner may deduct only that portion of its share of expenses and losses of the Trust that corresponds with the portion, if any, of its share of income of the Trust that is includable in the computation of such Limited Owner's UBTI for the taxable year. Except to the extent that the Trust's investments give rise to UBTI, tax-exempt Limited Owners will not be entitled to claim a deduction or other federal income tax benefit with respect to their share of expenses and losses of the Trust, even though such items will reduce the Net Asset Value of their Interests and the cash available for distribution by the Trust.

(14)  Offering Expenses.

    Prudential Securities will compensate the Financial Advisors who sold the Interests and will pay the expenses of offering Trust Interests. The Trust will not report any income or claim any deductions on account of such expenses, which are non-deductible as to the Trust. There is a risk that the Trust may be required for tax purposes to recharacterize a portion of the brokerage fees paid to Prudential Securities as non-deductible offering expenses, or to include in income all or a portion of Prudential Securities' payment of such expenses.

(15)  United States Tax on Foreign Investors.

    The Code and the Treasury Regulations generally provide an exemption from federal income taxation for non-resident alien individuals, foreign trusts, foreign partnerships and foreign corporations not otherwise engaged in a trade or business in the United States on gains derived from trading in certain types of commodities for their own account if such foreign persons, or their investment vehicles, are not dealers in commodities. In addition, the Treasury Regulations provide that foreign persons that invest in such commodities through a domestic partnership, the principal business of which is trading in commodities (but not securities) for its own account, are entitled to this exemption provided the partnership only trades in commodities of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on an exchange. Although not free from doubt, it is currently anticipated that all of the Trust's commodity trading activities will qualify under the foregoing exemption. Accordingly, foreign persons (who or which are not dealers in commodities) investing in the Trust generally should not be required to pay any federal income tax on Trust income derived from commodity trading. If future Trust transactions do not come within the foregoing exemption, a foreign Limited Owner's entire allocable share of Trust income could become reportable for U.S. income tax purposes and subject to U.S. income tax and, if the Limited Owner is a corporation, an additional U.S. branch profits tax at a rate of 30% (or lower treaty rate, if applicable). Also, in that event, the Trust could be required to withhold income taxes from income or gain allocable to a foreign Limited Owner (see Code section 1446).

    With respect to commodity trading gains and any gains realized on the sale, transfer or other disposition of Interests, current tax law provides that, notwithstanding the foregoing exemption, a non-resident alien individual will be subject to federal income tax (at a 30% rate) on such gains if he is present within the United States for an aggregate of 183 days or more during the taxable year when such gains are realized. Also, foreign investors who are individuals may be subject to U.S. estate tax on Interests held by them at death.

    Interest earned by the Trust as original issue discount on obligations with maturities of 183 days or less and interest earned on bank deposits will not be taxable to foreign investors. Also, a foreign investor generally will not be subject to federal or withholding income tax with respect to other interest income earned by the Trust where there is either (1) an exemption under an appropriate tax treaty and the Trust has received a properly completed IRS Form 1001, or (2) the interest is paid with respect to "portfolio interest" obligations issued after July 18, 1984 and the Trust has received a properly signed and completed IRS Form W-8 in respect of such foreign investor. Interest income earned by the Trust on its trading accounts generally should qualify as portfolio interest for these purposes. If neither
(1) nor (2) apply, foreign investors will be subject to a 30% withholding tax on their allocable share of such interest.

    Foreign investors are advised to consult with their own tax advisors as to the United States federal, state local income and foreign tax consequences to them of this investment.

(16)  Future Legislation.

    Legislation may be enacted in the future, and Treasury Regulations may be issued, that could be retroactive with respect to transactions entered into prior to the effective date thereof or that could affect the Trust or an investment in Interests generally. Accordingly, there can be no assurance that legislation or Treasury Regulations will not be implemented in the future that could affect, perhaps adversely, the tax treatment of the gains, losses and expenses arising from an investment in the Trust.

(17)  State and Local Taxes; Foreign Taxes.

    In addition to the federal income tax consequences described above, the Trust, each Series in the Trust and the Limited Owners may be subject to various state and local taxes. For example, the State of Delaware, under whose laws the Trust was formed, does not impose an income tax on the Trust with respect to its income (so long as it is treated as a partnership for federal income tax purposes), but does impose an income tax upon (i) each Limited Owner who is a resident of Delaware and (ii) each Limited Owner who is not a resident of Delaware based upon such Limited Owner's share of any income derived from the Trust's activities having sources within Delaware. Any state and local taxes payable by any Series in the Trust would reduce the Net Asset Value of that Series of the Trust.

    The Trust and each Series of the Trust should not be subject to entity-level tax in New York so long as each Series in the Trust is classified as a partnership for federal income tax purposes (see "Classification as a Partnership" above).
It is possible that corporate Limited Owners not otherwise subject to tax in New York may become so by reason of their investment in the Trust. Under applicable tax regulations, a corporation that is not otherwise doing business in New York may be considered to be so doing, in limited circumstances, solely by virtue of its ownership of a limited partnership interest in a partnership that transacts business in New York.

    Each Limited Owner may be liable for state and local income taxes payable in the state or locality in which he is a resident or doing business or in a state or locality in which the Partnership conducts or is deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws. Prospective Limited Owners, particularly corporate Limited Owners, should consult their own tax counsel with respect to potential state and local income taxes payable as a result of an investment in the Partnership.

    The Trust's transactions on foreign exchanges may cause the Trust, the Series involved in the transaction and the Limited Owners to become subject to foreign taxes. Such taxes, if any, may be creditable against a Limited Owner's
U.S. income tax liability, if any.

                                  *  *  *

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in the Trust and of securities transactions are complex, and certain of these consequences would vary significantly with the particular situation of each Limited Owner. Accordingly, prospective investors are strongly urged to consult their own tax advisors regarding the possible tax consequences of an investment in the Trust including, for example, the alternative minimum tax.

                               LEGAL MATTERS

    Legal matters in connection with this offering have been passed upon for the Trust, the Managing Owner and Prudential Securities by Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, P.A., Wilmington, Delaware. Rosenman & Colin LLP acts as counsel generally for the Managing Owner and advises the Managing Owner with respect to its responsibilities as Managing Owner of, and with respect to matters relating to, the Trust. Such counsel also represents Prudential Securities and certain of its affiliates from time to time in various matters, and it is expected they will continue to represent such entities in the future.


                          ADDITIONAL INFORMATION


    The Trust has filed with the Securities and Exchange Commission in Washington, D.C. registration statements for each Series of Interests on Form S-1, as amended (the "Registration Statements"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statements, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, including, without limitation, certain exhibits thereto (e.g., the Selling Agreement, the Escrow Agreement, and the Brokerage Agreement). A copy of the Registration Statements have also been provided to the Commodity Futures Trading Commission in Washington, D.C. The descriptions contained herein of agreements included as exhibits in the Registration Statement are necessarily summaries. Reference is made to the Registration Statements, including the exhibits thereto, for further information with respect to the Trust and each Series' securities. Such information may be examined without charge at the public reference facilities of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom upon payment of the fees prescribed by the Securities and Exchange Commission. In addition, all of the Securities and Exchange Commission's public filings, including the public filings of each Series, are available at the Commissions's Web Site at http://www.sec.gov.


                                  EXPERTS


    The statements of financial condition of Series A, Series B and Series C of World Monitor Trust, Prudential Securities Futures Management Inc., Diversified Futures Trust I, Diversified Futures Trust II, and Willowbridge Strategic Trust included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    The statements referred to under "Federal Income Tax
Consequences" have been reviewed by Rosenman & Colin LLP and are included in reliance upon their authority as experts in tax law in the United States.

                             GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

    Additional Seller.  Means certain selected Additional U.S.
Sellers and/or certain foreign securities firms retained by the Managing Owner.

    Additional U.S. Seller. Means certain selected brokers or dealers retained by the Managing Owner that are members of the National Association of Securities Dealers, Inc.

    Affiliate of the Managing Owner. Means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner;
(iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.


    Aggregate $$: All programs excluding Notional. Means the aggregate amount of actual assets under the management of the Trading Advisor in all programs as of the end of the period covered by the capsule. This number excludes Notional Funds.

    Aggregate $$: All programs including Notional. Means the aggregate amount of total assets under the management of the Trading Advisor in all programs as of the end of the period covered by the capsule. This number includes Notional Funds.

    Aggregate $$: in this program excluding Notional. Means the aggregate amount of actual assets under the management of the Trading Advisor in the program shown as of the end of the period covered by the capsule. This number excludes Notional Funds.

    Aggregate $$: in this program including Notional. Means the aggregate amount of total assets under the management of the Trading Advisor in the program shown as of the end of the period covered by the capsule. This number includes Notional Funds.

    Annual Rate of Return. Is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging the Monthly Rates of Return.


    Business Day. A day other than Saturday, Sunday or other day when banks and/or commodities exchanges in the city of New
York or the city of Wilmington are authorized or obligated by law or executive order to close.

    Clearing Broker. Any person who engages in the business of effecting transactions in commodities contracts for the account of the Trust. Prudential Securities acts in this capacity for the Trust.

    Code.  The Internal Revenue Code of 1986, as amended.

    Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

    Commodity Broker. Means, under the NASAA Guidelines, any person who engages in the business of effecting transactions in commodity contracts for the account of other or for his own account.

    Commodity Contract. Means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.


    Commodity Futures Trading Commission. An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

    Continuous Offering. The period following the conclusion of the Initial Offering Period on May 1, 1996 and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than January 31, 1998.

    Contract Month. The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

    Contract round-turn. The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

    Counter-trend liquidations. Closing out a position after significant price move on the assumption that the market is due for a correction.

    Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

    Dealing Day.  The first Business Day after a Valuation
Point occurs.

    Delivery. The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.


    Draw-down. Means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in the composite record of a particular trading portfolio. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end net asset values only.


    Extraordinary Expenses.  Pursuant to Section 4.7(a) of the
Trust Agreement, Extraordinary Expenses of the Trust and each
Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

    Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

    Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

    Initial Offering Period. The period that commenced as of the date of this Prospectus and continues for a period of up to 120 thereafter.

    Interests. Means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests will not be represented by certificates.


    Largest monthly draw-down. Means the greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

    Largest peak-to-valley draw-down. Means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.


    Limited Owner. A Limited Owner is any person or entity acting in his, her or its capacity as an Interest-holder in one or more Series of the Trust, and may include the Managing
Owner with respect to Interests purchased by it.

    Limit order. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

    Long contract. A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

    Market order. A trading order to execute a trade at the most favorable price as soon as possible.

    Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

    Managing Owner.  Prudential Securities Futures Management
Inc. or any substitute therefor as provided in the Trust
Agreement.

    Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.


    Monthly Rate of Return. Means net performance for the month, in general, divided by beginning Net Asset Value for the month.

    NASAA Guidelines. Means the guidelines for the Registration of Commodity Pool Programs imposed by the North
American Securities Administrators Association, Inc.
("NASAA").

    Notional Funds. The amount by which the nominal account size exceeds the amount of actual funds. Performance summaries set forth herein reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. To qualify for the use of the Fully-Funded Subset method, the CFTC's 1993 Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program.


    Net Asset Value. See Section 1.1 of the Trust Agreement attached as Exhibit A.


    New High Net Trading Profits.  See "Fees, Compensation and
Expenses - Charges to be paid by the Trust - Management and Incentive Fees to the Trading Advisor."

    Net Worth. See Section 4.3(i) of the Trust Agreement for the definition of "Net Worth." Insofar as Net Worth relates to investor suitability, see the heading entitled "State Suitability Requirements" in the Subscription Agreement (Exhibit B).

    Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    Organization and offering expenses. Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Interests and in initially offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Interests. See Section 4.7(a) of the Trust Agreement attached as Exhibit A for a more particular enumeration of such expenses, all of which will be paid by Prudential Securities or an affiliate.

    Parameters. A value which can be freely assigned in a trading system in order to vary the timing of signals.

    Pattern recognition. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.


    Pyramiding. A method of using all or part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

    Redemption Date.  Means the first Dealing Day  to occur
at least two (2) Business Days after the date the Managing
Owner   has received a Redemption Request  in proper order.

    Redemption Price. Means the Net Asset Value per Interest on the Valuation Point immediately preceding the Dealing Day on which a Redemption will become effective.


    Secular trend. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

    Series. Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Business Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

    Short contract. A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

    Special Redemption Date. The twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Interest of any Series as of the last day of the immediately preceding month.

    Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

    Spreads or straddles. A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.


    Standard Deviation. Means a measure of volatility of returns. A statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the more widely dispersed the returns are around the mean (average).


    Stop-loss order. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    Stop order. An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

    Support/resistance levels.

    Support: A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

    Resistance: A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

    Systematic technical charting systems. A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.


    Trading Approach.  See "Eagle's Trading Systems" under
"Series A," "Eclipse Capital's Trading Systems" under "Series
B" and "HB & Co.'s Trading Systems" under "Series C."


    Trading Advisor. Any entity or entities acting in its capacity as a commodity trading advisor to the Trust and any substitute(s) therefor as provided herein.

    Trustee. Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

    Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

    Valuation Point. The close of business on Friday of each week, or such other day as may be determined by the Managing
Owner.

                                 INDEX TO
                      CERTAIN FINANCIAL INFORMATION
                                                                       Page

WORLD MONITOR TRUST
    Report of Independent Accountants. . . . . . . . . . . . . . . . . .130

    Statement of Financial Condition as of December  31,
      1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .131

    Notes to Statement of Financial Condition . . . . . . . . . . . . . 132


PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.

    Report of Independent Accountants. . . . . . . . . . . . . . . . . .136

    Statement of Financial Condition as of  December 31,
     1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137

    Notes to Statement of Financial Condition . . . . . . . . . . . . . 138


DIVERSIFIED FUTURES TRUST I

    Report of Independent Accountants. . . . . . . . . . . . . . . . . .141

    Statement of Financial Condition as of December 31, 1997
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .142

    Notes to Statement of Financial Condition. . . . . . . . . . . . . .143

DIVERSIFIED FUTURES TRUST II

    Report of Independent Accountants. . . . . . . . . . . . . . . . . .147

    Statement of Financial Condition as of December 31, 1997 . . . . . .148

    Notes to Statement of Financial Condition. . . . . . . . . . . . . .149

WILLOWBRIDGE STRATEGIC TRUST

    Report of Independent Accountants. . . . . . . . . . . . . . . . . .153

    Statement of Financial Condition as of December 31, 1997 . . . . . .154

    Notes to Statement of Financial Condition. . . . . . . . . . . . . .155

                       1177 Avenue of the Americas      Telephone 212 596 7000
                       New York, NY 10036               Facsimile 212 596 8910
Price Waterhouse LLP                                    (LOGO)


                       Report of Independent Accountants

January 26, 1998

To the Interest Holders of
Series A, Series B and Series C of
World Monitor Trust

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Series A, Series B and Series C of World Monitor Trust at December 31, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the managing owner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the managing owner, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

New York, New York

                              WORLD MONITOR TRUST
                          (a Delaware Business Trust)
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1997

                                     ASSETS

                                                                       Series A    Series B    Series C
                                                                       --------    --------    --------
Cash................................................................    $ 1,000     $ 1,000     $ 1,000
                                                                       --------    --------    --------
                                                                       --------    --------    --------
                                             TRUST CAPITAL

General Interests (10 Interests issued and outstanding for each
  Series A, B and C, respectively)..................................

                                                                        $ 1,000     $ 1,000     $ 1,000
                                                                       --------    --------    --------
                                                                       --------    --------    --------

         The accompanying notes are an integral part of this statement.

                              WORLD MONITOR TRUST
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1997

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust has not yet commenced operations. The Trust will terminate on December 31, 2047 unless terminated sooner as provided in the Trust Agreement. The Trust was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in the Trust ('Interests') will be offered pursuant to Rule 415 of Regulation C under the Securities Act of 1933 in three separate and distinct series ('Series'): Series A, B and C. The assets of each Series will be segregated from the other Series, separately valued and independently managed.

   Up to $100,000,000 of Interests ('Subscription Maximum'); $34,000,000 for Series A and $33,000,000 each for Series B and C, are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 per subscriber or, for any investment made on behalf of an individual retirement account ('IRA'), the minimum initial subscription is $2,000. A subscriber may purchase Interests in any one or a combination of Series, although the minimum purchase for any single Series is $1,000.

   Initially, the Interests for each Series will be offered for a period of up to 120 days after the date of the Prospectus ('Initial Offering Period'). Each Series may commence operations at any time if the minimum amount of Interests have been sold before the Initial Offering Period is reached ('Subscription Minimum'). The Subscription Minimum is $4,000,000 for Series A and $3,000,000 each for Series B and C. If the Subscription Minimum is not sold for any Series during the Initial Offering Period, the subscription amount (which will be held in escrow) plus interest will be returned to the subscriber. The price per Interest during the Initial Offering Period is $100. Thereafter, or until the Subscription Maximum for each Series is sold ('Continuous Offering Period'), each Series' Interests will continue to be offered on a weekly basis at the Net Asset Value per Interest. Additional purchases may be made in $100 increments.

   To date, $1,000 has been contributed to each Series by the Managing Owner and in return the Managing Owner has received 10 General Interests in each Series. The Managing Owner is required to maintain at least a one percent interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such General Interests) as are necessary to effect this requirement.

The Trading Advisors

   Each Series will have its own professional commodity trading advisor that will make that Series' trading decisions. The Managing Owner, on behalf of the Trust, intends to enter into advisory agreements with Eagle Trading Systems, Inc., Eclipse Capital Management, Inc. and Hyman Beck & Company, Inc. (each a 'Trading Advisor') to make the trading decisions for Series A, B and C, respectively. Each advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner will allocate one hundred percent of the proceeds from the initial offering of each Series' Interests to the Trading Advisor for that Series and it is currently contemplated that each Series' Trading Advisor will continue to be allocated one hundred percent of additional capital raised from that Series during the continuous offering of Interests.

Exchanges, Redemptions and Termination

   Once trading commences, Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the date of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests will be treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions will be permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates will be subject to a redemption fee of four percent and three percent, respectively, of the net asset value at which they are redeemed. Redemption fees will be paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day after adjustments for distributions declines by fifty percent or more since the Friday of the immediately preceding week, the Managing Owner will give notice to the Limited Owners within seven days of such decline.

B. Summary of Significant Accounting Policies

Basis of accounting

   The books and records of each Series will be maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

Income taxes

   Each Series is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from their operations will be passed directly to the individual limited owners including the Managing Owner. Each Series may be subject to other state and local taxes in jurisdictions in which they operate.

Profit and loss allocations and distributions

   Each Series intends to allocate profits and losses for both financial and tax reporting purposes to the owners weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions will be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the owners; however, the Managing Owner does not intend to make any distributions.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates will pay the costs of organizing each Series and offering their Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for each Series. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage, and other routine third party administrative costs also will be paid by PSI or its affiliates.

Management and incentive fees

   Each Series will pay its Trading Advisor a management fee at an annual rate of two percent of each Series' net asset value allocated to its management. The management fee will be determined weekly and the sum of such weekly amounts will be paid monthly. Each Series will also pay its Trading Advisor a quarterly incentive fee equal to twenty-three percent for each of Series A and C and twenty percent for Series B of such Trading Advisor's 'New High Net Trading Profits' (as defined in each Advisory Agreement). The incentive fee will also accrue weekly.

Commissions

   The Managing Owner and the Trust intend to enter into a brokerage agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker for each Series whereby each Series will pay a fixed fee for brokerage services rendered at an annual rate of 7.75% of each Series' net asset value. The fee will be determined weekly and the sum of such weekly amounts will be paid monthly. From this fee, PSI will pay all organizational, offering, general and administrative expenses discussed above, execution costs (i.e., floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests in each Series.

D. Related Parties

   The Managing Owner or its affiliates will perform services for each Series which will include but are not limited to: brokerage services, accounting and financial management, investor communications, printing and other administrative services. Except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   All of the proceeds of this offering will be received in the name of each Series and will be deposited and maintained in cash in segregated trading accounts maintained for each Series at PSI. Except for that portion of any Series' assets that is deposited as margin to maintain forward currency contract positions as further discussed below, each Series' assets will be maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which the Series are permitted to trade. PSI will credit each Series with one hundred percent of the interest earned on the average net assets of each Series on deposit at PSI.

   Each Series, acting through its Trading Advisor, may execute over-the-counter, spot, forward and option foreign exchange transactions with PSI. PSI will then engage in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM will attempt to earn a profit on such transactions. PBGM will keep its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions will be conducted between PSI and each Series pursuant to a line of credit. PSI may require that collateral be posted against the market-to-market position of each Series.

E. Credit and Market Risk

   Since each Series' business will be to trade futures, forward (including foreign exchange transactions) and options contracts, their capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in each Series' unrealized gain (loss) on open commodity positions reflected in the statement of financial condition. Each Series' exposure to market risk will be influenced by a number of factors including the relationships among the contracts to be held by each Series as well as the liquidity of the markets in which the contracts are to be traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, each Series must rely solely on the credit of their broker (PSI) with respect to forward transactions. Each Series will present unrealized gains and losses on open forward positions as a net amount in the statement of financial condition because they will enter into a master netting agreement with PSI.

   The Managing Owner will attempt to minimize both credit and market risks by requiring each Series' Trading Advisor to abide by various trading limitations and policies. The Managing Owner will monitor compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI will be the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisors as it, in good faith, deems to be in the best interests of each Series.

   PSI, when acting as each Series' futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, will be required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to each Series all assets of each Series relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. Part 30.7 of the CFTC regulations also will require PSI to secure assets of each Series related to foreign futures and options trading. There are no segregation requirements for assets related to forward trading.

                       1177 Avenue of the Americas      Telephone 212 596 7000
                       New York, NY 10036               Facsimile 212 596 8910
Price Waterhouse LLP                                    (LOGO)



Report of Independent Accountants

January 26, 1998

To the Board of Directors of
Prudential Securities Futures Management Inc.:


In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Prudential Securities Futures Management Inc. (the "Company") at December 31, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/  Price Waterhouse LLP

New York, New York

            PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
     (A wholly-owned subsidiary of Prudential Securities Incorporated)
                     STATEMENT OF FINANCIAL CONDITION

                             December 31, 1997

ASSETS
Cash                                                 $    3,498
Investments in partnerships                           2,022,448
Receivable from partnerships                             72,978
Other receivables                                        17,098
                                                    ------------
Total assets                                         $2,116,022
LIABILITIES & STOCKHOLDER'S EQUITY

Liabilities
Due to Parent and affiliates                         $2,049,214
Accounts payable and accrued expenses                    34,634
                                                    ------------

Total liabilities                                     2,083,848
                                                    ------------

Commitments and Contingencies

Stockholder's Equity
Common stock (no par value,
  2,000 shares authorized,
  100 shares issued and outstanding)                        100
Additional paid-in capital                            9,600,000
Retained earnings                                        32,074
                                                    ------------
                                                      9,632,174
Less: Noninterest-bearing demand notes due
      from Prudential Securities Group Inc.          (9,600,000)
                                                    ------------

Total stockholder's equity                               32,174
                                                    ------------

Total liabilities and stockholder's equity           $2,116,022
                                                    ------------

The accompanying notes are an integral part of this financial statement.

Purchasers of Limited Interests have no interest in this company.

          PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
(A wholly-owned subsidiary of Prudential Securities Incorporated)
         NOTES TO STATEMENT OF FINANCIAL CONDITION

A.   General

Prudential Securities Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Prudential Securities Incorporated ("PSI" or the "Parent"), which is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). The Company is a general partner or managing owner of limited partnerships and Delaware business trusts (collectively, "the Partnerships"), as well as an investment manager of open-ended investment companies, all of which were formed to engage in the speculative trading of commodity futures, forward and option contracts pursuant to trading systems developed by independent commodity trading advisors. The Company is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

B.   Summary of Significant Accounting Policies

Basis of Accounting

The books and records of the Company are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income Taxes

The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return and certain combined and unitary state and local returns. Pursuant to the tax allocation arrangements, total federal and state and local tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal and state and local tax provisions.

At December 31, 1997, the Company's federal and state income tax payables were $6,322 and $2,132, respectively, and were included in Due to Parent and affiliates.

C.   Investments In Partnerships

The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The Company's investments in partnerships and its percentage ownership in those partnerships are as follows:

Diversified Futures Trust I               $  675,170             1.0%
Willowbridge Strategic Trust                 507,923             1.1
Diversified Futures Trust II                 429,130             1.1
Prudential-Bache Capital Return
  Futures Fund 2, L.P.                       312,636             1.0
Prudential Securities Aggressive
  Growth Fund L.P.                            62,968             1.0
Prudential Securities Foreign
  Financials Fund, L.P.                       18,409             1.0
Signet Partners II, L.P.                      11,640             1.1
Others                                         4,572           100.0
                                          -----------
                                            $2,022,448
                                          ------------
                                          ------------

The following represents combined condensed financial information for the Partnerships in which the Company has an investment:

Assets                                  $202,121,163
                                        ------------
                                        ------------

Liabilities                             $  6,855,793
Partners' Capital                        195,265,370
                                        ------------

Total                                   $202,121,163
                                        ------------
                                        ------------

D.   Related Parties

The Company has an interest-bearing loan payable to PSGI in the amount of $1,961,818 at December 31, 1997 which bears interest at PSGI's effective borrowing rate (7.0% at December 31, 1997) and is payable on demand. The loan was used to fund the purchase of investments in the Partnerships.

The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $72,385 and is included in Due to Parent and affiliates). The amount due from the Partnerships related to these services ($25,365) is included in Receivable from partnerships.

The Company's officers and directors are also officers of PSI.

E.   Stockholder's Equity

The Company maintains a net worth in accordance with the limited partnership and trust agreements of the Partnerships.

The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $9,600,000 at December 31, 1997. These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements which contract amounts plus accrued interest approximate $7,800,000 at December 31, 1997.

F.   Commitments and Contingencies

As a general partner or managing owner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.

                       1177 Avenue of the Americas      Telephone 212 596 7000
                       New York, NY 10036               Facsimile 212 596 8910
Price Waterhouse LLP                                    (LOGO)


                       Report of Independent Accountants

January 26, 1998

To the Interest Holders of
Diversified Futures Trust I

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Diversified Futures Trust I at December 31, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the managing owner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the managing owner, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

New York, New York

                          DIVERSIFIED FUTURES TRUST I
                          (a Delaware Business Trust)
                        STATEMENT OF FINANCIAL CONDITION
                               December 31, 1997

--------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                                  $65,565,864
Net unrealized gain on open commodity positions                                         4,447,026
                                                                                     -------------
Net equity                                                                             70,012,890
Other receivable                                                                           11,866
                                                                                     -------------
Total assets                                                                          $70,024,756
                                                                                     -------------
                                                                                     -------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Redemptions payable                                                                   $ 1,973,508
Management fee payable                                                                    233,415
Incentive fee payable                                                                     305,704
                                                                                     -------------
Total liabilities                                                                       2,512,627
                                                                                     -------------
Commitments

Trust capital
Limited interests (348,652.217 interests outstanding)                                  66,836,959
General interests (3,522 interests outstanding)                                           675,170
                                                                                     -------------
Total trust capital                                                                    67,512,129
                                                                                     -------------
Total liabilities and trust capital                                                   $70,024,756
                                                                                     -------------
                                                                                     -------------

Net asset value per limited and general interests ('Interests')                       $    191.70
                                                                                     -------------
                                                                                     -------------
--------------------------------------------------------------------------------------------------

           The accompanying notes are an integral part of this statement.

        Purchasers of Limited Interests have no interest in this Trust.

                          DIVERSIFIED FUTURES TRUST I
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT Of FINANCIAL CONDITION

A. General

   Diversified Futures Trust I (the 'Trust') was organized under the Delaware Business Trust Act on May 18, 1994 and will continue until December 31, 2014 unless terminated sooner under the provisions of the Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). On January 5, 1995, the Trust completed its initial offering having raised $25,262,800 from the sale of 249,628 limited interests ('Limited Interests') and 3,000 general interests ('General Interests') (collectively, the 'Interests') and commenced operations. The Trust was formed to engage in the speculative trading of commodity futures and forward contracts. The Trust's trustee is Wilmington Trust Company. The managing owner of the Trust is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI'), which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. ('PSGI'). PSI was the principal underwriter of the Interests and is the commodity broker of the Trust. The Managing Owner is required to maintain at least a 1% interest in the Trust so long as it is acting as the Managing Owner.

   The Trust was permitted to sell a maximum of $50,000,000 of Limited Interests, plus $50,000,000 of additional Limited Interests when PSI and the Managing Owner exercised the over-subscription option granted to them by the Trust Agreement. Following the close of the initial offering period, additional Interests were offered and sold monthly at their month-end net asset value ('NAV') per Interest during a continuous offering period which expired on August 31, 1996. Additional contributions raised during the Continuous Offering Period resulted in additional proceeds to the Trust of $41,129,100 from the sale of 299,640 Limited Interests and 1,628 General Interests.

   All trading decisions are made for the Trust by John W. Henry & Co., Inc. (the 'Trading Manager'). The Trading Manager was initially allocated the Trust's assets to be traded pursuant to five of its trading programs as follows: 50% to the Financial and Metals Portfolio; 20% to the Global Financial Portfolio; 20% to the Original Investment Program; 5% to the G-7 Currency Portfolio; and 5% to the Yen Financial Portfolio. The Trading Manager may alter the relative percentages only if the Managing Owner does not object to any such alteration. The Trading Manager determined that its Yen Financial Portfolio no longer met its original investment objectives and therefore, terminated its Yen Financial Portfolio effective March 31, 1997. Accordingly, as of April 1, 1997, the Managing Owner reallocated assets previously traded pursuant to the Yen Financial Portfolio to the Trading Manager's G-7 Currency Portfolio, increasing the percentage of the Trust's assets allocated to that program by 3%. The Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statement of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

Income taxes

   The Trust is treated as a partnership for Federal income tax purposes. As such, the Trust is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocation, subscriptions, distributions and redemptions

   Net realized profits or losses for tax purposes are allocated first to Interest holders who redeem Interests to the extent the amounts received on redemption are greater than or are less than the amounts paid for the redeemed Interests by the Interest holders. Net realized profits or losses remaining after these allocations are allocated to each Interest holder in proportion to such Interest holder's capital account at month-end. Net income or loss for financial reporting purposes is allocated monthly for all Interest holders on a pro rata basis based on each Interest holder's number of Interests outstanding during the month.

   Distributions (other than on redemptions of Interests) are made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital accounts of the Interest holders. No distributions have been made since inception.

   Additional Interests were offered monthly at their month-end NAV per Interest until the continuous offering period expired on August 31, 1996 as further discussed in Note A.

   The Trust Agreement provides that an Interest holder may redeem its Interests as of the last business day of any full calendar quarter (beginning with the end of the first full calendar quarter of the Trust's operations, which was June 30,
1995) at the then current NAV per Interest.

C. Fees

Organizational and general and administrative costs

   PSI or its affiliates paid the costs of organizing the Trust and offering its Interests and pay the routine operational, administrative, legal and auditing expenses.

Management and incentive fees

   The Trust pays the Trading Manager a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of the Trust's NAV as of the end of each month.

   In addition, the Trust pays the Trading Manager a quarterly incentive fee equal to 15% of the New High Net Trading Profits (as defined in the Advisory Agreement between the Trust, the Managing Owner and the Trading Manager).

Commissions

   The Managing Owner, on behalf of the Trust, entered into an agreement with PSI as commodity broker whereby the Trust pays a fixed monthly fee for brokerage services rendered. The monthly fee equals .64583 of 1% (7.75% per annum) of the Trust's NAV as of the first day of each month. From this fee, PSI pays all of the Trust's execution (i.e., floor brokerage expenses and NFA, clearing and exchange fees) and account maintenance costs.

D. Related Parties

   The Managing Owner and its affiliates perform services for the Trust which include, but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services. Except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The Trust maintains its trading and cash accounts at PSI, the Trust's commodity broker. Except for the portion of assets that is deposited as margin to maintain forward currency contract positions as further discussed below, the Trust's assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which the Trust is permitted to trade. PSI credits the Trust monthly with 100% of the interest it earns on the average net assets in the accounts.

   The Trust, acting through its Trading Manager, executes over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and the Trust pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of the Trust.

   As of December 31, 1997, a non-U.S. affiliate of the Managing Owner owns 3,527.755 Limited Interests of the Trust.

E. Income Taxes

   There are no differences between the tax basis and book basis of Interest holders' capital for the year ended December 31, 1997.

F. Credit and Market Risk

   Since the Trust's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Trust's unrealized gain (loss) on open commodity positions reflected in the statement of financial condition. The Trust's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by the Trust as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts, because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Trust must rely solely on the credit of its broker (PSI) with respect to forward transactions. The Trust presents unrealized gains and losses on open forward positions at a net amount in the statement of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trust's Trading Manager to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Manager as it, in good faith, deems to be in the best interests of the Trust.

   PSI, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to the Trust all assets of the Trust relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1997, such segregated assets totalled $32,697,304. Part 30.7 of the CFTC regulations also requires PSI to secure assets of the Trust related to foreign futures and options trading which totalled $36,591,632 at December 31, 1997. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1997, the Trust's open forward and futures contracts mature within one year.

   At December 31, 1997, gross contract amounts of open futures and forward contracts are:

Financial Futures Contracts:
  Commitments to purchase                          $323,162,224
  Commitments to sell                               164,238,663
Currency Forward Contracts:
  Commitments to purchase                            19,553,488
  Commitments to sell                                80,175,259
Other Futures Contracts:
  Commitments to purchase                             9,518,584
  Commitments to sell                                32,427,955

   The gross contract amounts represent the Trust's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or forward contract). The gross contract amounts significantly exceed the future cash requirements as the Trust intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trust considers the 'fair value' of its futures and forward contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statement of financial condition. The market risk associated with the Trust's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since the Trust's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

      The following table presents the average fair value of futures and forward contracts during the year ended December 31, 1997 and the related fair value at December 31, 1997.

                                     Average Fair Value                            Fair Value
                           --------------------------------------    --------------------------------------
                                Assets             Liabilities            Assets             Liabilities
                           -----------------    -----------------    -----------------    -----------------
Futures Contracts:
  Domestic exchanges
     Financial                $   559,707          $    63,625          $   436,575          $        --
     Other                      1,147,030              275,922            2,522,268              137,955
  Foreign exchanges
     Financial                  1,917,123              296,742            1,204,856              371,572
     Other                         23,147               14,578               72,375                3,475
Forward Contracts:
     Currencies                 2,112,523            1,336,640            1,538,801              814,847
                           -----------------    -----------------    -----------------    -----------------
                              $ 5,759,530          $ 1,987,507          $ 5,774,875          $ 1,327,849
                           -----------------    -----------------    -----------------    -----------------
                           -----------------    -----------------    -----------------    -----------------

                       1177 Avenue of the Americas      Telephone 212 596 7000
                       New York, NY 10036               Facsimile 212 596 8910
Price Waterhouse LLP                                    (LOGO)


                       Report of Independent Accountants

January 26, 1998

To the Managing Owner and
Limited Owners of
Diversified Futures Trust II

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Diversified Futures Trust II at December 31, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the managing owner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the managing owner, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

New York, New York

                          DIVERSIFIED FUTURES TRUST II
                          (a Delaware Business Trust)
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1997

--------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                                  $37,579,053
Net unrealized gain on open commodity positions                                         3,021,016
                                                                                      ------------
Total assets                                                                          $40,600,069
                                                                                      ------------
                                                                                      ------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Incentive fee payable                                                                 $   479,939
Management fee payable                                                                    263,555
Commission payable                                                                        233,978
                                                                                      ------------
Total liabilities                                                                         977,472
                                                                                      ------------
Commitments
Trust capital
Limited owners (368,832.848 interests outstanding)                                     39,193,467
Managing owner (4,038.356 interests outstanding)                                          429,130
                                                                                      ------------
Total trust capital                                                                    39,622,597
                                                                                      ------------
Total liabilities and trust capital                                                   $40,600,069
                                                                                      ------------
                                                                                      ------------
Net asset value per interest                                                          $    106.26
                                                                                      ------------
                                                                                      ------------
--------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of this statement.

        Purchasers of Limited Interests have no interest in this Trust.

                          DIVERSIFIED FUTURES TRUST II
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT OF FINANCIAL CONDITION

A. General

   Diversified Futures Trust II (the 'Trust'), a business trust organized under the laws of Delaware on December 12, 1996, commenced operations on March 21, 1997 and will continue until December 31, 2016 unless terminated sooner as provided in the Amended and Restated Declaration of Trust and Trust Agreement ('Trust Agreement'). The Trust was formed to engage primarily in the speculative trading of a diversified portfolio of physical commodities, currencies, futures contracts, options on futures contracts and on physical commodities, cash and forward contracts, and other commodity-related transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust. John W. Henry & Company, Inc. (the 'Trading Advisor'), a professional trading manager, makes the Trust's trading decisions.

   Beneficial interests in the Trust ('Interests') are being privately offered to accredited investors and a limited number of nonaccredited investors on a continuous basis pursuant to Regulation D as adopted under Section 4(2) of the Securities Act of 1933, as amended, up to a maximum of $75,000,000 of Interests. On March 21, 1997, the Trust completed its initial offering with gross proceeds of $20,411,273 from the sale of 204,112.726 Interests at $100 per Interest. Additional Interests are being offered weekly at the then current net asset value ('NAV') per Interest, with a minimum required capital contribution of $25,000 for each new limited owner unless the Managing Owner, in its sole discretion, approves a contribution of a lesser amount. Existing limited owners are permitted to make additional purchases in $100 increments. The Managing Owner may increase the maximum aggregate amount of Interests offered hereunder with notice to the limited owners. As of December 31, 1997, $400,000 and $38,445,278 has been contributed to the Trust by the Managing Owner and the limited owners, respectively.

   Redemptions are permitted on a weekly basis. Interests redeemed on or prior to the end of the first and second successive six-month periods after their sale will be subject to a redemption charge of four percent and three percent, respectively, of the NAV at which they are redeemed. Redemption charges will be paid to PSI. PSI will waive such charges if the Interests are being exchanged for interests in another fund operated by the Managing Owner.

   The Managing Owner shall contribute in cash to the capital of the Trust an amount equal to 1.01% of the total limited owner capital raised during the initial and continuous offering periods and is required to maintain at least a one percent interest in the Trust as long as it is acting as the Managing Owner. These requirements may be modified at the Managing Owner's discretion if the Managing Owner is advised by tax counsel to the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes or otherwise adversely affect the limited owners. The Managing Owner receives Interests in proportion to its contribution.

   Pursuant to the Trust Agreement, the Trust will cease trading and liquidate all positions if the NAV of the Trust declines by more than fifty percent from either the Trust's initial NAV or the Trust's NAV on the first day of the then current calendar year, after adjusting, in each case for distributions, redemptions and additional contributions to capital.

   Beginning March 21, 1997, the Trading Advisor has managed one hundred percent of the assets of the Trust pursuant to its Original Investment Program and its Financial and Metals Portfolio. The Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies.

B. Summary of Significant Accounting Policies

Basis of accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statement of financial condition on trade date. The difference between the original contract amount and market value of futures and forward contracts is reflected as net unrealized gain or loss. Options transactions are reflected in the statement of financial condition at market value, which is inclusive of the net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

Income taxes

   The Trust is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations will be passed directly to the individual limited owners. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   The Trust allocates profits and losses for both financial and tax reporting purposes to the owners weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions will be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the owners. The Managing Owner does not intend to make any distributions.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates pay the costs of organizing the Trust and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for the Trust. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   The Trust pays the Trading Advisor a management fee at an annual rate of four percent of the Trust's NAV allocated to its management. The management fee is determined weekly and the sum of such weekly amounts are paid monthly. The Trust also pays the Trading Advisor an incentive fee equal to fifteen percent of such Trading Advisor's 'New Trading Profits' (as defined in the advisory agreement entered into between the Trading Advisor, the Managing Owner and the Trust) as of the last Friday of each calendar quarter (the 'Incentive Measurement Date'). The incentive fee also accrues weekly. Additionally, an incentive fee with respect to withdrawn assets, if any, is paid to the Trading Advisor upon a withdrawal at any date which is not an Incentive Measurement Date, calculated as if the withdrawal date were an Incentive Measurement Date.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker whereby the Trust pays a fixed fee for brokerage services rendered at an annual rate of 6.75% of the Trust's NAV (before management and incentive fees). The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays all of the Trust's organizational, offering, general and administrative expenses discussed above, execution costs (i.e., floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests in the Trust.

D. Related Parties

   The Managing Owner or its affiliates perform services for the Trust, which will include but are not limited to: brokerage services, accounting and financial management, investor communications, printing and other administrative services. Except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The Trust maintains its trading and cash accounts at PSI. Except for the portion of assets that is deposited as margin to maintain forward currency contract positions as further discussed below, the Trust's assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which the Trust is permitted to trade. PSI credits the Trust monthly with one hundred percent of the interest it earns on the average net assets in the accounts.

   The Trust, acting through its Trading Manager, executes over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and the Trust pursuant to a line of credit. PSI may require that collateral be posted against the market-to-market position of the Trust.

E. Income Taxes

   There have been no differences between the tax basis and book basis of partners' capital from the commencement of operations through December 31, 1997.

F. Credit and Market Risk

   Since the Trust's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Trust's unrealized gain (loss) on open commodity positions reflected in the statement of financial condition. The Trust's exposure to market risk is influenced by a number of factors including the relationships among the contracts to be held by the Trust as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts, because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Trust must rely solely on the credit of its broker (PSI) with respect to forward transactions. The Trust presents unrealized gains and losses on open forward positions as a net amount in the statement of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trust's Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of the Trust.

   PSI, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to the Trust all assets of the Trust relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1997, such segregated assets totalled $20,727,101. Part 30.7 of the CFTC regulations also require PSI to secure assets of the Trust related to foreign futures and options trading which totalled $19,489,751 at December 31, 1997. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1997, the Trust's open futures and forward contracts mature within one year.

   At December 31, 1997, gross contract amounts of open futures and forward contracts are:

 Currency Forward Contracts:
   Commitments to purchase                                        $  7,500,026
   Commitments to sell                                              48,347,307

 Financial Futures Contracts:
   Commitments to purchase                                         203,563,601
   Commitments to sell                                             102,596,777

 Other Futures Contracts:
   Commitments to purchase                                          10,290,938
   Commitments to sell                                              23,779,092

   The gross contract amounts represent the Trust's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or forward contract). The gross contract amounts significantly exceed the future cash requirements as the Trust intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Partnership considers the 'fair value' of its futures and forward contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statement of financial condition. The market risk associated with the Trust's commitments to purchase commodities is limited to the gross contract amounts, while the market risk associated with its commitments to sell is unlimited since the Trust's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

      The following table presents the average fair value of futures and forward contracts during the year ended December 31, 1997 and the related fair value at December 31, 1997.

                                      Average Fair Value                 Fair Value
                                  --------------------------     --------------------------
                                    Assets       Liabilities       Assets       Liabilities
                                  ----------     -----------     ----------     -----------
Futures Contracts:
  Domestic exchanges
     Financial                    $  328,267      $ (49,792)     $  272,581      $  --
     Other                           716,064       (267,456)      1,959,833       (228,362)
  Foreign exchanges
     Financial                     1,280,646       (119,568)        798,443       (211,611)
     Other                            24,109        (10,432)         50,730         (3,815)
Forward Contracts:
     Currencies                      735,847       (514,295)        786,634       (403,417)
                                  ----------     -----------     ----------     -----------
                                  $3,084,933      $(961,543)     $3,868,221      $(847,205)
                                  ----------     -----------     ----------     -----------
                                  ----------     -----------     ----------     -----------

                                     152

                       1177 Avenue of the Americas      Telephone 212 596 7000
                       New York, NY 10036               Facsimile 212 596 8910
Price Waterhouse LLP                                    (LOGO)


                       Report of Independent Accountants

January 26, 1998

To the Managing Owner and
Limited Owners of
Willowbridge Strategic Trust

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Willowbridge Strategic Trust at December 31, 1997, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the managing owner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the managing owner, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

New York, New York

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                        STATEMENT OF FINANCIAL CONDITION
                               December 31, 1997

--------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                                  $46,416,620
Net unrealized gain on open commodity positions                                         2,451,210
Options, at market                                                                        362,402
                                                                                     -------------
Net equity                                                                             49,230,232
Other receivable                                                                            3,218
                                                                                     -------------
Total assets                                                                          $49,233,450
                                                                                     -------------
                                                                                     -------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Redemptions payable                                                                   $ 1,385,332
Management fee payable                                                                    123,083
                                                                                     -------------
Total liabilities                                                                       1,508,415
                                                                                     -------------
Commitments

Trust capital
Limited interests (458,613.68 interests outstanding)                                   47,217,112
General interests (4,933.40 interests outstanding)                                        507,923
                                                                                     -------------
Total trust capital                                                                    47,725,035
                                                                                     -------------
Total liabilities and trust capital                                                   $49,233,450
                                                                                     -------------
                                                                                     -------------

Net asset value per limited and general interests ('Interests')                       $    102.96
                                                                                     -------------
                                                                                     -------------
--------------------------------------------------------------------------------------------------

             The accompanying notes are an integral part of this statement.


        Purchasers of Limited Interests have no interest in this Trust.

                          WILLOWBRIDGE STRATEGIC TRUST
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT OF FINANCIAL CONDITION

A. General

   Willowbridge Strategic Trust (the 'Trust') was organized under the Delaware Business Trust Statute on October 16, 1995 and commenced trading operations on May 1, 1996. The Trust will terminate on December 31, 2015 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). The Trust was formed to engage in the speculative trading of commodity futures, forward and options contracts. The Trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI'), which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the principal underwriter and selling agent for the Trust's interests (the 'Interests') as well as the commodity broker ('Commodity Broker') of the Trust. The Managing Owner is required to maintain at least a 1% interest in the Trust so long as it is acting as the Managing Owner.

   The Trust was permitted to sell a maximum of $100,000,000 of limited interests. On May 1, 1996, the Trust completed its initial offering with gross proceeds of $12,686,200 from the sale of 125,352 limited interests and 1,510 general interests. Additional Interests are offered monthly at the then current net asset value per Interest until January 31, 1998 (the 'Continuous Offering Period'). Additional contributions raised during the Continuous Offering Period through December 1997 resulted in additional proceeds to the Trust of $45,856,400.

   The Managing Owner, on behalf of the Trust, entered into an agreement (the 'Advisory Agreement') with Willowbridge Associates Inc., an independent commodity trading manager (the 'Trading Manager') to make the Trust's commodities trading decisions. The Managing Owner has made 100% of the Trust's assets available for trading by the Trading Manager; however, the Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies. The Managing Owner retains the right to retain additional or substitute commodity trading managers at its discretion.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statement of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. Options transactions are reflected in the statement of financial condition at market value, which is inclusive of the net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

Income taxes

   The Trust is treated as a partnership for Federal income tax purposes. As such, the Trust is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocation, subscriptions, distributions and redemptions

   Net realized profits or losses for tax purposes are allocated first to Interest holders who redeem Interests to the extent the amounts received on redemption are greater than or are less than the amounts paid for the redeemed Interests by the Interest holders. Net realized profits or losses remaining after these allocations are allocated to each Interest holder in proportion to such Interest holder's capital account at month-end. Net income or loss for financial reporting purposes is allocated monthly for all Interest holders on a pro rata basis based on each Interest holder's number of Interests outstanding during the month.
                                       155

   Distributions (other than on redemptions of Interests) are made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital accounts of the Interest holders. No distributions have been made since inception.

   Additional Interests were offered monthly at their month-end net asset value per Interest until the Continuous Offering Period was terminated as discussed in Note A.

   Redemptions are permitted as of the last business day of each month, on at least 10 days' prior written notice. Redemptions are at the then current net asset value per Interest; however, Interests redeemed on or prior to the end of the first and second successive six-month periods after their purchase are subject to redemption charges of 4% and 3%, respectively, of the net asset value at which they are redeemed. These redemption charges are paid to the Managing Owner. Partial redemptions are permitted.

C. Fees

Organizational, offering and general and administrative costs

   PSI or its affiliates pay the costs of organizing the Trust and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for the Trust. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other third party costs are also paid by PSI or its affiliates.

Management and incentive fees

   The Trust pays the Trading Manager a monthly management fee of 1/4 of 1% (3% per annum) of the Trust's net asset value as of the last day of each month and a quarterly incentive fee of 20% of 'New High Net Trading Profits' (as defined in the Advisory Agreement).

Commissions

   The Managing Owner, on behalf of the Trust, entered into an agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker whereby the Trust pays a fixed monthly fee for brokerage and other services rendered. The monthly fee is equal to .64583 of 1% (7.75% per annum) of the Trust's net asset value as of the first day of each month. From this fee, PSI pays all of the Trust's execution (i.e., floor brokerage expenses, give-up charges and NFA, clearing and exchange fees) and account maintenance costs, as well as compensation to employees who sell Interests in the Trust.

D. Related Parties

   The Managing Owner or its affiliates perform services for the Trust which include but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services. Except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The Trust maintains its trading and cash accounts at PSI. Except for the portion of assets that is deposited as margin to maintain forward currency contract positions as further discussed below, the Trust's assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which the Trust is permitted to trade. PSI credits the Trust monthly with 80% of the interest it earns on the average net assets in the accounts and retains the remaining 20%.

   The Trust, acting through its Trading Manager, executes over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and the Trust pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of the Trust.

E. Income Taxes

   There are no differences between the tax basis and book basis of Interest holders' capital at December 31, 1997.

F. Credit and Market Risk

   Since the Trust's business is to trade futures, forward and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level of volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Trust's unrealized gain (loss) on open commodity positions reflected in the statement of financial condition. The Trust's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by the Trust as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Trust must rely solely on the credit of its broker (PSI) with respect to forward transactions. The Trust presents unrealized gains and losses on open forward positions as a net amount in the statement of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trust's Trading Manager to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Manager as it, in good faith, deems to be in the best interests of the Trust.

   PSI, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to the Trust all assets of the Trust relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1997, such segregated assets totalled $42,384,065. Part 30.7 of the CFTC regulations also requires PSI to secure assets of the Trust related to foreign futures and options trading, which totalled $6,852,627 at December 31, 1997. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1997, all open futures, forward and options contracts mature within one year.

   As of December 31, 1997, gross contract amounts of open futures, forward and options contracts are:

Financial Futures and Options Contracts:
  Commitments to purchase               $522,213,105
  Commitments to sell                      7,592,575
Currency Futures and Options
  Contracts:
  Commitments to purchase                    101,737
  Commitments to sell                     74,270,062
Other Futures Contracts:
  Commitments to purchase                 29,375,203
  Commitments to sell                      1,551,520
Other Forward Contracts:
  Commitments to purchase                    939,873

   The gross contract amounts represent the Trust's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or options contract). The gross contract amounts significantly exceed the future cash requirements as the Trust intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trust considers the 'fair value' of its futures, forward and options contracts to be the net unrealized gain or loss on the contracts (plus premiums on options). Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statement of financial condition. The market risk associated with the Trust's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since the Trust's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

       The following table presents the average fair value of futures, forward and options contracts during the year ended December 31, 1997 and the related fair value at December 31, 1997.

                                                  Average Fair Value                 Fair Value
                                              --------------------------     --------------------------
                                                Assets       Liabilities       Assets       Liabilities
                                              ----------     -----------     ----------     -----------
Futures Contracts:
  Domestic exchanges
     Financial                                $  451,587     $    48,625     $  792,100     $   240,225
     Currencies                                1,062,719         235,250        624,975              89
     Other                                       844,081         354,329        713,857       1,004,794
  Foreign exchanges
     Financial                                   458,503         138,751      1,621,656          46,687
     Other                                       566,081         239,244             --           3,123
Forward Contracts:
     Other                                         8,777          19,953             --           6,460
Options Contracts:
  Domestic exchanges
     Financial                                    24,081              --         68,002              --
     Currencies                                   47,927                        294,400              --
     Other                                        32,208              --             --              --
  Foreign exchanges
     Other                                        34,635              --             --              --
                                              ----------     -----------     ----------     -----------
                                              $3,530,599     $ 1,036,152     $4,114,990     $ 1,301,378
                                              ----------     -----------     ----------     -----------
                                              ----------     -----------     ----------     -----------

                                       158

         COMPARATIVE PERFORMANCE AND CORRELATION CHARTS

Series A
Trading Advisor:    Eagle Trading Systems, Inc.
Program:    Initial Allocation 50% Eagle-FX / 50% Eagle-Global
Focus:    Diversified Portfolio with a Foreign Exchange Focus

Hypothetical Performance Summary
October 1995 through December 1997

                                                             Series A
                        U.S.      U.S.       Int'l.         Hypothetical
Year                  Stocks1    Bonds2     Stocks3          Pro Forma4
1995 (Oct. - Dec.)       6%        5%         4%                -6%
1996                    23%        3%         6%                31%
1997                    33%       10%         2%                24%

Summary Performance Statistics
October 1995 through December 1997

                                                                      Series A
                                U.S.      U.S.       Int'l.         Hypothetical
                              Stocks1    Bonds2     Stocks3          Pro Forma4
Hypothetical Value of $1000   $1,738     $1,182     $1,130             $1,520
Average Annual Return (Ann.)   25.61%      7.54%      6.17%             21.69%
Standard Deviation (Ann.)    +-12.82%    +-4.32%   +-12.05%           +-25.09%
Maximum Drawdown               -5.60%     -3.78%    -10.64%            -14.77%
Months to Recovery                 4          9          5+                 5
Correlation to U.S. Stocks      1.00       0.55       0.62               0.57


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
HYPOTHETICAL OR SIMULATED PERFORMANCE HAS CERTAIN LIMITATIONS AS IT IS
SUBJECT TO THE BENEFIT OF HINDSIGHT. SEE "EAGLE-FX SYSTEM/EAGLE-GLOBAL SYSTEM HYPOTHETICAL PRO FORMA" UNDER "SERIES A".

1U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks

2U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index (coupons reinvested)

3International Stocks* -  Morgan Stanley's EAFE Index (dividends reinvested)

4Series A Pro Forma - Hypothetical composite of the actual results obtained by utilizing Eagle Trading Systems Inc.'s Eagle-FX and Eagle-Global Systems under the proposed fees structure, as detailed in Capsule A(4).

*These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources:  Standard & Poor's, Lehman Brothers, Lipper Analytical
Associates and Managed Accounts Report

Series B
Trading Advisor:    Eclipse Capital Management, Inc.
Program:    Global Monetary Program
Focus:     Diversified Portfolio with a Financial Focus

Hypothetical Performance Summary
January 1993 through December 1997

                                                             Series B
                        U.S.      U.S.       Int'l.         Hypothetical
                      Stocks1    Bonds2     Stocks3          Pro Forma4

1993                    10%        11%        33%               30%
1994                     1%        -4%         8%              -13%
1995                    38%        19%        12%               21%
1996                    23%         3%         6%               28%
1997                    33%        10%         2%               13%

Summary Performance Statistics
January 1993 through December 1997

                                                                     Series B
                                U.S.      U.S.       Int'l.         Hypothetical
                              Stocks1    Bonds2     Stocks3          Pro Forma4

Hypothetical Value of $1000    $2,515    $1,443     $1,740             $1,986
Average Annual Return (Ann.)    19.15%     7.46%     12.04%             14.67%
Standard Deviation (Ann.)     +-10.67%   +-4.59%   +-13.69%           +-13.31%
Maximum Drawdown                -6.95%    -5.76%    -10.64%            -23.07%
Months to Recovery                  7        15          5+                22
Correlation to U.S. Stocks       1.00      0.55       0.45               0.09


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
HYPOTHETICAL OR SIMULATED PERFORMANCE HAS CERTAIN LIMITATIONS AS IT IS SUBJECT TO THE BENEFIT OF HINDSIGHT. SEE "GLOBAL MONETARY PROGRAM PRO FORMA" UNDER "SERIES B."

1U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks

2U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index (coupons reinvested)

3International Stocks* -  Morgan Stanley's EAFE Index (dividends reinvested)

4Series B Pro Forma - Hypothetical composite of the actual results obtained by utilizing Eclipse Capital Management, Inc.'s Global Monetary Program under the proposed fees structure, as detailed in Capsule B(5).

*These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources:  Standard & Poor's, Lehman Brothers, Lipper Analytical
Associates and Managed Accounts Report

Series C
Trading Advisor:    Hyman Beck & Company, Inc.
Program:      Asset Allocation Portfolio (1.5 leverage)
Focus:      Asset Allocation Among Diversified Markets

Hypothetical Performance Summary
January 1993 through December 1997


                                                             Series C
                        U.S.      U.S.       Int'l.         Hypothetical
                      Stocks1    Bonds2     Stocks3          Pro Forma4

1993                    10%        11%        33%                20%
1994                     1%        -4%         8%                -9%
1995                    38%        19%        12%                32%
1996                    23%         3%         6%                 0%
1997                    33%        10%         2%                31%

Summary Performance Statistics
January 1993 through December 1997

                                                                      Series C
                                U.S.      U.S.       Int'l.         Hypothetical
                              Stocks1    Bonds2     Stocks3          Pro Forma4

Hypothetical Value of $1000   $2,515     $1,443      $1,740            $1,904
Average Annual Return (Ann.)   19.15%      7.46%      12.04%            16.32%
Standard Deviation (Ann.)    +-10.67%    +-4.59%    +-13.69%          +-27.01%
Maximum Drawdown               -6.95       -5.76%    -10.64%           -22.84%
Months to Recovery                 7          15          5+               20
Correlation to U.S. Stocks      1.00        0.55       0.45              0.15

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
HYPOTHETICAL OR SIMULATED PERFORMANCE HAS CERTAIN LIMITATIONS AS IT IS SUBJECT TO THE BENEFIT OF HINDSIGHT. SEE "THE ASSET ALLOCATION PORTFOLIO PRO FORMA" UNDER "SERIES C."

1U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks

2U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index
(coupons reinvested)

3International Stocks* -  Morgan Stanley's EAFE Index (dividends reinvested)

4Series B Pro Forma - Hypothetical composite of the actual results obtained by utilizing Eclipse Capital Management, Inc.'s Global Monetary Program under the proposed fees structure, as detailed in Capsule B(5).

*These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources: Standard & Poor's, Lehman Brothers, Lipper Analytical Associates and Managed Accounts Reports

Hypothetical Value of $1,000 Investment in Various Financial Indices:
January 1980 through December 1997

(The Prospectus will show a line chart which depicts the value of $1000 compounded from January 1980 to December 1997 for each of the four indices listed in the table below. For demonstrative purposes, the values for each year end are listed.)

             Managed
             Futures*     U.S. Stocks*     U.S. Bonds*   Int'l. Stocks*

              $1,000        $1,000           $1,000         $1,000
Dec 1980      $1,530        $1,325           $1,031         $1,244
Dec 1981      $1,547        $1,260           $1,106         $1,231
Dec 1982      $1,626        $1,532           $1,449         $1,221
Dec 1983      $1,630        $1,877           $1,565         $1,521
Dec 1984      $1,925        $1,994           $1,801         $1,641
Dec 1985      $2,446        $2,627           $2,184         $2,572
Dec 1986      $2,522        $3,118           $2,525         $4,370
Dec 1987      $3,979        $3,282           $2,583         $5,460
Dec 1988      $4,561        $3,826           $2,779         $7,021
Dec 1989      $4,891        $5,038           $3,175         $7,779
Dec 1990      $6,226        $4,882           $3,437         $5,975
Dec 1991      $7,273        $6,369           $3,991         $6,722
Dec 1992      $7,994        $6,857           $4,293         $5,925
Dec 1993      $9,581        $7,547           $4,768         $7,877
Dec 1994      $9,514        $7,646           $4,600         $8,512
Dec 1995     $10,954       $10,519           $5,486         $9,495
Dec 1996     $12,571       $12,934           $5,645        $10,101
Dec 1997     $13,835       $17,247           $6,195        $10,308

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED
FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING
DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT
LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION
OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND
VOLATILITY.  SEE "NOTES TO APPENDIX PERFORMANCE CHARTS."

*SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Comparative Performance

             Managed
             Futures*     U.S. Stocks*     U.S. Bonds*   Int'l. Stocks*

1980           53%            32%              3%              24%
1981            1%            -5%              7%              -1%
1982            5%            22%             31%              -1%
1983            0%            23%              8%              25%
1984           18%             6%             15%               8%
1985           27%            32%             21%              57%
1986            3%            19%             16%              70%
1987           58%             5%              2%              25%
1988           15%            17%              8%              29%
1989            7%            32%             14%              11%
1990           27%            -3%              8%             -23%
1991           17%            30%             16%              12%
1992           10%             8%              8%             -12%
1993           20%            10%             11%              33%
1994           -1%             1%             -4%               8%
1995           15%            38%             19%              12%
1996           15%            23%              3%               6%
1997           10%            33%             10%               2%

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY. SEE "NOTES TO APPENDIX PERFORMANCE CHARTS."

*SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Correlations of Monthly Returns of Various Asset Classes  1980-1997

               U.S. Stocks*    U.S. Bonds*   Int'l. Stocks*   Managed Futures*
U.S. Stocks*       1.00
U.S. Bonds*        0.34           1.00
Int'l. Stocks*     0.46           0.23            1.00
Managed Futures*   0.03           0.06           -0.05               1.00

Correlation: is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite direction, while a positive number implies the variables move in the same direction.

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY. SEE "NOTES TO APPENDIX PERFORMANCE CHARTS."

*SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Comparative Performance and Correlation:
Worst Peak-to-Valley Loss from 1980 through 1997

(The Prospectus will show a four bar chart with the values given below.)

Worst Peak-to-Valley Loss from 1980 through December 1997

                       Drawdown      Start      Trough
Managed Futures*        -20.39%     Oct. '82   July '83
U.S. Stocks*            -29.58%     Sep. '87   Nov. '87
Int'l. Stocks*          -30.58%     Jan. '90   Sep. '90
U.S. Bonds*              -8.51%     Jan. '80   Feb. '80

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY. SEE "NOTES TO APPENDIX PERFORMANCE CHARTS."

*SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS



NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS

U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks.

International Stocks* - Morgan Stanley's EAFE Index (dividends reinvested).

U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index
(coupons reinvested).

Managed Futures* - MAR Trading Advisor Qualified Universe Index is the dollar-weighted, total return of approximately 307 commodity traders tracked by Managed Account Reports as of December 31, 1997.

*These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources: Standard & Poor's, Lehman Brothers, Lipper Analytical
Associates and Managed Account Reports

Investors should be aware that stocks, bonds and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features, leverage and volatility. For example, trading in futures, forward and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGED FUTURES CHARTS

Benefits of Managed Futures

Since 1974 U.S. futures have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility.

(The Prospectus will show two pie charts one for 1974 and one for 1997 with the categories and values listed below.)

Sector               1974*          1997*
Currencies             2%             6%
Agriculturals         82%            17%
Metals                15%             4%
Lumber & Energies      1%            12%
Interest Rates        --             55%
Stock Indices         --              6%

* Represented by the percentage of the number of contracts traded per year.

Source:  Futures Industry Association, Washington, DC

Determinants of Portfolio Performance

(The Prospectus will show a pie chart with the information given below.)

Market Timing            2%
Security Selection       6%
Asset Allocation        92%

Asset allocation is one of the most important factors in a portfolio's performance.

Source: Used with permission. (c)1997 Ibbotson Associates, Inc. All rights reserved. Data was provided by a study entitled "Determinants of Portfolio Performance" by Gary Brinson, Financial Analysts
Journal, May/June 1991.

                                                    EXHIBIT A

                  SECOND AMENDED AND RESTATED

                     DECLARATION OF TRUST
                                AND
                       TRUST AGREEMENT
                              OF
                     WORLD MONITOR TRUST

                  Dated as of March 17, 1998

                           By and Among

        PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.,

                   WILMINGTON TRUST COMPANY

                             and

                     THE INTERESTHOLDERS
                 from time to time hereunder

                      TABLE OF CONTENTS

                                                         Page


ARTICLE I

  DEFINITIONS; THE TRUST . . . . . . . . . . . . . . . . .  1
     SECTION 1.1  Definitions. . . . . . . . . . . . . . .  1
     SECTION 1.2  Name . . . . . . . . . . . . . . . . . .  7
     SECTION 1.3  Delaware Trustee; Business Offices . . .  7
     SECTION 1.4  Declaration of Trust . . . . . . . . . .  7
     SECTION 1.5  Purposes and Powers. . . . . . . . . . .  8
     SECTION 1.6  Tax Treatment. . . . . . . . . . . . . .  8
     SECTION 1.7  General Liability of the Managing Owner.  9

     SECTION 1.8  Legal Title. . . . . . . . . . . . . . .  9
     SECTION 1.9  Series Trust.  . . . . . . . . . . . . .  9


ARTICLE II


  THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.1  Term; Resignation. . . . . . . . . . . . 10
     SECTION 2.2  Powers . . . . . . . . . . . . . . . . . 10
     SECTION 2.3  Compensation and Expenses of the Trustee 10
     SECTION 2.4  Indemnification . . . . . . . . . . . .  11
     SECTION 2.5  Successor Trustee. . . . . . . . . . . . 11
     SECTION 2.6  Liability of Trustee . . . . . . . . . . 11
     SECTION 2.7  Reliance; Advice of Counsel. . . . . . . 12


ARTICLE III


  INTERESTS; CAPITAL CONTRIBUTIONS . . . . . . . . . . .   13
     SECTION 3.1  General. . . . . . . . . . . . . . . .   13
     SECTION 3.2  Limited Interests. . . . . . . . . . .   15
     SECTION 3.3  Establishment of Series of Interests..   23
     SECTION 3.4  Establishment of Classes.  . . . . . .   24
     SECTION 3.5  Assets of Series.  . . . . . . . . . .   24
     SECTION 3.6  Liabilities of Series. . . . . . . . .   24
     SECTION 3.7  Dividends and Distributions. . . . . . . 26
     SECTION 3.8  Voting Rights. . . . . . . . . . . . . . 27
     SECTION 3.9  Equality . . . . . . . . . . . . . . . . 27
     SECTION 3.10  Exchange of Interests . . . . . . . . . 27


                         (i)

ARTICLE IV


  THE MANAGING OWNER . . . . . . . . . . . . . . . . . .  27
     SECTION 4.1  Management of the Trust. . . . . . . .  27
     SECTION 4.2  Authority of Managing Owner. . . . . .  28
     SECTION 4.3  Obligations of the Managing Owner. . .  30
     SECTION 4.4  General Prohibitions . . . . . . . . .  33
     SECTION 4.5  Liability of Covered Persons . . . . .  34
     SECTION 4.6  Indemnification of the Managing Owner.  34
     SECTION 4.7  Expenses . . . . . . . . . . . . . . .  36
     SECTION 4.8  Compensation to the Managing Owner . .  37
     SECTION 4.9  Other Business of Interestholders. . .  37
     SECTION 4.10  Voluntary Withdrawal of the Managing
              Owner. . . . . . . . . . . . . . . . . . .  37
     SECTION 4.11  Authorization of Registration Statement37
     SECTION 4.12  Litigation. . . . . . . . . . . . . .  38

ARTICLE V

  TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . .  38
     SECTION 5.1  General Prohibition. . . . . . . . . .  38
     SECTION 5.2  Transfer of Managing Owner's General
              Interests. . . . . . . . . . . . . . . . .  38
     SECTION 5.3  Transfer of Limited Interests. . . . .  39

ARTICLE VI

  DISTRIBUTION AND ALLOCATIONS . . . . . . . . . . . . .  43
     SECTION 6.1  Capital Accounts . . . . . . . . . . .  43
     SECTION 6.2   Weekly Allocations . . . . . . . . ..  43
     SECTION 6.3  Allocation of Profit and Loss for United
              States Federal Income
               Tax Purposes. . . . . . . . . . . . . . .  44
     SECTION 6.4  Allocation of Distributions. . . . . .  44
     SECTION 6.5  Admissions of Interestholders; Transfers44
     SECTION 6.6  Liability for State and Local and Other
              Taxes. . . . . . . . . . . . . . . . . . .  44

ARTICLE VII

  REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 7.1  Redemption of Interests. . . . . . . .  46
     SECTION 7.2  Redemption  by the Managing Owner . ..  48
     SECTION 7.3  Redemption  Fee . . . . . . . . . . .   48
     SECTION 7.4  Exchange of Interests.   . . . . . . .  48


                         (ii)

ARTICLE VIII

  THE LIMITED OWNERS . . . . . . . . . . . . . . . . . .  48
     SECTION 8.1  No Management or Control; Limited
              Liability. . . . . . . . . . . . . . . . .  48
     SECTION 8.2  Rights and Duties. . . . . . . . . . .  49
     SECTION 8.3  Limitation on Liability. . . . . . . .  50

ARTICLE IX

  BOOKS OF ACCOUNT AND REPORTS . . . . . . . . . . . . .  51
     SECTION 9.1  Books of Account . . . . . . . . . . .  51
     SECTION 9.2  Annual Reports and Monthly Statements.  51
     SECTION 9.3  Tax Information. . . . . . . . . . . .  51
     SECTION 9.4  Calculation of Net Asset Value of a
              Series . . . . . . . . . . . . . . . . .    51
     SECTION 9.5  Other Reports. . . . . . . . . . . . .  52
     SECTION 9.6  Maintenance of Records . . . . . . . .  52
     SECTION 9.7  Certificate of Trust . . . . . . . . .  52
     SECTION 9.8  Registration of Interests. . . . . . .  52

ARTICLE X

  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 10.1  Fiscal Year . . . . . . . . . . . . .  53

ARTICLE XI

  AMENDMENT OF TRUST AGREEMENT; MEETINGS . . . . . . . .  53
     SECTION 11.1  Amendments to the Trust Agreement . .  53
     SECTION 11.2  Meetings of the Trust . . . . . . . .  55
     SECTION 11.3  Action Without a Meeting. . . . . . .  55

ARTICLE XII

  TERM . . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 12.1  Term. . . . . . . . . . . . . . . . .  56

ARTICLE XIII

  TERMINATION. . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 13.1  Events Requiring Dissolution  of the
              Trust or any Series. . . . . . . . . . . .  56
     SECTION 13.2  Distributions on Dissolution. . . . .  58
     SECTION 13.3  Termination; Certificate of
              Cancellation . . . . . . . . . . . . . .    58


                         (iii)

ARTICLE XIV

  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . .  59
     SECTION 14.1  Power of Attorney Executed Concurrently59
     SECTION 14.2  Effect of Power of Attorney . . . . .  60
     SECTION 14.3  Limitation on Power of Attorney . . .  60

ARTICLE XV

  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 15.1  Governing Law . . . . . . . . . . . . . 60
     SECTION 15.2  Provisions In Conflict  With Law or
              Regulations. . . . . . . . . . . . . . . .   61
     SECTION 15.3  Construction. . . . . . . . . . . . .   61
     SECTION 15.4  Notices . . . . . . . . . . . . . . .   61
     SECTION 15.5  Counterparts. . . . . . . . . . . . .   62
     SECTION 15.6  Binding Nature of Trust Agreement . .   62
     SECTION 15.7  No Legal Title to Trust Estate. . . .   62
     SECTION 15.8  Creditors . . . . . . . . . . . . . .   62
     SECTION 15.9  Integration . . . . . . . . . . . . .   62

EXHIBIT A


  CERTIFICATE OF TRUST
  OF WORLD MONITOR TRUST. . . . . . . . . . . . . . . .  64


                           (iv)

                     WORLD MONITOR TRUST


     SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST
  AGREEMENT

     This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND
  TRUST AGREEMENT of WORLD MONITOR TRUST ("Trust Agreement") is made and entered into as of the 17th day of March
  1998, by and among PRUDENTIAL SECURITIES FUTURES
  MANAGEMENT INC., a Delaware corporation (the "Managing
  Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the INTERESTHOLDERS from time to time hereunder.


          WHEREAS, the parties entered into a Declaration of Trust and Trust Agreement dated December 17, 1997 (the
  "Initial Trust Agreement");


          WHEREAS, the parties entered into an Amended and Restated Declaration of Trust and Trust Agreement on
February 25, 1998 (the "Amended and Restated Trust
Agreement"); and

          WHEREAS, the parties hereto desire to amend certain provisions of the Amended and Restated Trust Agreement related to the governance of the Trust and to restate in detail their respective rights and duties relating to the Trust.


          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                          ARTICLE I

                    DEFINITIONS; THE TRUST

     SECTION 1.1  Definitions.  These definitions contain
  certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:


     "Affiliate of the Managing Owner" means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. S 3801 et seq., as the same may be amended from time to time.

     "Capital Contribution" means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Business Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) are sold.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Dealing Day" shall have the meaning set forth in the Prospectus.

     "Disposition Gain" means, for each Fiscal Year of the Trust, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

     "Disposition Loss" means, for each Fiscal Year of the Trust, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

     "DOL" means the United States Department of Labor.

     "Employee Benefit Plan Investors" means Employee
  Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh
  Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

     "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in
  Article X hereof.


     "Incentive Fee" shall have the meaning set forth in the Prospectus.


     "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date unless extended for up to an additional 60 days at the sole discretion of the Managing Owner.

     "Interestholders" means the Managing Owner and all Limited Owners, as holders of Interests of a Series, where no distinction is required by the context in which the term is used.

     "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

     "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

     "Losses" means, for each Fiscal Year of each Series of the Trust, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

     "Managing Owner" means Prudential Securities Futures
  Management Inc. or any substitute therefor as provided herein.


     "Management Fee" shall have the meaning set forth in the Prospectus.


     "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     "NASAA Guidelines" means the North American Securities
  Administrators Association, Inc. Guidelines for the
  Registration of Commodity Pool Programs as last amended and restated.

     "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

          (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

          (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

          (c)  Interest earned on a Series' commodity
       brokerage account shall be accrued at least weekly.

          (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

     "Net Asset Value of a Series per Interest" means the Net Asset Value of a Series divided by the number of Interests of a Series outstanding on the date of calculation.

     "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.


     "New High Net Trading Profits" shall have the meaning set forth in the Prospectus.


     "NFA" means the National Futures Association.

     "Organization and Offering Expenses" shall have the meaning set forth in Section 4.7 of this Trust Agreement.

     "Person" means any natural person, partnership, limited liability company, business trust, corporation, association, "Benefit Plan Investor" (as defined in the Prospectus) or other legal entity.

     "Profits" means, for each Fiscal Year of each Series of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of a Series for such Fiscal Year shall not enter into such computations.


     "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

     "PSI" means Prudential Securities Incorporated, the
  Trust's Commodity Broker, selling agent and the parent of the Managing Owner.

     "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.


     "Redemption Date" means the Dealing Day upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.


     "Registration Statement" means a registration statement on Form S-1, as amended, filed for a Series with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests of a Series, as the same may at any time and from time to time be further amended or supplemented.

     "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Business
  Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited
  Interests.

     "Trading Advisor" means initially Eagle Trading
  Systems Inc. for the Series A Interests, Eclipse Capital Management, Inc. for the Series B Interests and Hyman Beck & Company, Inc. for the Series C Interests, and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

     "Trust" means the World Monitor Trust formed pursuant to this Trust Agreement.

     "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

     "Valuation Date" means the date as of which the Net
  Asset Value of a Series is determined.

     "Valuation Period" means a regular period of time between Valuation Dates.

     "Valuation Point" shall have the meaning set forth in the Prospectus.

     SECTION 1.2  Name.


           The name of the Trust is "World Monitor Trust" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.


     SECTION 1.3  Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. Initially, the principal office of the Trust shall be at One New York Plaza, 13th floor, New York, New York 10292.

     SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

     SECTION 1.5 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section
  15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6  Tax Treatment.

          (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Interestholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests of such Series with respect to the treatment of the Interests as anything other than interests in a partnership.


          (b)  The Tax Matters Partner (as defined in
  Section 6231 of the Code and any corresponding state and local tax law) of each Series shall initially be the Managing Owner. The Tax Matters Partner, at the expense of each Series, (i) shall prepare or cause to be prepared and
  filed each   Series' tax returns as a partnership for
  federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by S 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Series' tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Series' tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of a Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the

  Series, unless
  a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Interestholder of a Series in this Section 1.6(b) is hereby approved by each Interestholder of such Series as an express condition to becoming an Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

          (c)  Each Interestholder shall furnish the
  Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

     SECTION 1.7  General Liability of the Managing Owner.

          (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section
  1.7 shall be evidenced by its ownership of the General Interests which, solely for purposes of the Business Trust Statute, will be deemed to be a separate class of Interests in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this
  Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

          (b) Subject to Sections 8.1 and 8.3 hereof, no Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

     SECTION 1.8  Legal Title.  Legal title to all the
  Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

     SECTION 1.9 Series Trust. The Interests of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Business Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate business trust under the Business Trust Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Business Trust Statute.
                          ARTICLE II

                         THE TRUSTEE

     SECTION 2.1  Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2  Powers.  Except to the extent expressly
  set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

     SECTION 2.3  Compensation and Expenses of the Trustee.
  The Trustee shall be entitled to receive from the Managing
  Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

     SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6  Liability of Trustee.  Except as
  otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct.
  In particular, but not by way of limitation:

          (a)  The Trustee shall have no liability or
  responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (b)  The Trustee shall not be liable for any
  actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (d)  The Trustee shall not be liable for its
  failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

          (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee
  (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

     SECTION 2.7  Reliance; Advice of Counsel.

          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                           ARTICLE III

               INTERESTS; CAPITAL CONTRIBUTIONS

      SECTION 3.1  General.

          (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Interests in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.3, and to fix and determine the relative rights and preferences as between the Interests of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

          (b) The Managing Owner may, without Limited Owner approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.4. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes thereof.

          (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Managing Owner may divide or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Interests of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Limited Owners. All Interests when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Interests, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust. The Interests of each Series shall initially be divided into two classes: General Interests and Limited Interests.


          (d) Upon the initial contribution by the Managing Owner to each initial Series of the Trust, the Managing Owner became the holder of the General Interests of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive additional General Interests (or fractions thereof) in each Series in consideration for the required contributions made to each Series as of such time by the Managing Owner pursuant to Section 3.2. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Interests (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.2 in any week during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Interest calculated as of the Valuation Point of the week in which such contributions were made.

          (e)  No certificates or other evidence of
  beneficial ownership of the Interests will be issued.

          (f) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.


     SECTION 3.2  Limited Interests.

          (a)  Offer of Series A Limited Interests.

               (i)  Series A Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series A Limited Interest, a maximum of 340,000 Limited Interests ($34,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       40,000 Series A Interests. In the event that at least 40,000 Series A Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series A Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series A Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series A of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series A Interests, as soon as practicable after the termination of the Series A Initial Offering Period. Such accepted subscribers will be deemed Series A Limited Owners at such time as such admission is reflected on the books and records of Series A of the Trust.


               (iii)     Paid-In Capital if at least 40,000
       Series A Interests Are Sold. In the event that at least 40,000 Series A Limited Interests are sold during the Initial Offering Period, Series A shall have paid-in capital of not less than $4,080,400 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(a)(v) hereof).

               (iv) Effect of the Sale of Less than
       40,000 Series A Interests.  In the event that at least
       40,000 Series A Limited Interests are not sold during the Initial Offering Period for the Series A
       Interests, all proceeds of the sale of Series A
       Limited

       Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series A Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series A.


               (v)  Managing Owner's Required Contribution.
       In the event that 40,000 or more of the Series A Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series A Interests, the Managing Owner shall be required to contribute in cash to the capital of Series A an amount, which, when added to the total contributions to Series A by all Series A Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $40,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series A an amount not less than 1.01% of any additional Capital Contributions received from the Series A Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series A Initial or Continuous Offering Periods. The Managing Owner will receive Series A General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series A Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series A Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series A) in each material item of Series A income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.


               (vi) Offer of Series A Limited Interests
       After Initial Offering Period. In the event that 40,000 or more of the Series A Limited Interests are sold during the Initial Offering Period for the Series A Interests, the Trust may continue to offer Series A Limited Interests and admit additional Series A Limited Owners and/or accept additional contributions from existing Series A Limited Owners pursuant to the Prospectus.

               Each additional Capital Contribution to
       Series A during the Series A Continuous Offering Period by an existing Series A Limited Owner must be in a denomination which is an even multiple of $100. During the Series A Continuous Offering Period, each newly admitted Series A Limited Owner, and each existing Series A Limited Owner that makes an additional Capital Contribution to Series A, shall receive Series A Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series A Net Asset Value per Series per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

               A Subscriber (including existing Series A
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series A Interests shall be admitted to the Trust and deemed a Series A Limited Owner with respect to that subscription on the Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series A Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series A such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series A Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series A Interests. In the event subscriptions for at least 40,000 of the Series A Interests are received and accepted during the Initial Offering for the Series A Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series A Limited Interests during its Initial Offering Period will be contributed to Series A, for which the Series A Limited Owners will receive additional Series A Interests on a pro rata basis (taking into account time and amount of deposit).


               (ix) Optional Purchase of Series A
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series A Limited Interests and will be treated as Series A Limited Owners with respect to such Interests. In addition to the Series A Interests required to be purchased by the Managing Owner under
       Section 3.2(a)(v), the Managing Owner also may purchase any number of Series A Limited Interests as it determines in its discretion.

          (b)  Offer of Series B Limited Interests.

               (i)  Series B Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series B Limited Interest, a maximum of 330,000 Series B Limited Interests ($33,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series B Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series B Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series B Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series B of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series B Interests, as soon as practicable after the termination of the Series B Initial Offering Period. Such accepted subscribers will be deemed Series B Limited Owners at such time as such admission is reflected on the books and records of Series B of the Trust.


               (iii)     Paid-In Capital if at least 30,000
       Series B Interests Are Sold. In the event that at least 30,000 Series B Limited Interests are sold during the Initial Offering Period, Series B shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(b)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are not sold during the Initial Offering Period for the Series B Interests, all proceeds of the sale of Series B Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series B Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series B.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series B
       Limited Interests offered pursuant to the Prospectus
       are sold during the Initial Offering Period for the
       Series B Interests, the Managing Owner shall be
       required to contribute in cash to the capital of
       Series B an amount, which, when added to the total
       contributions to Series B by all Series B
       Interestholders, will be not less than one percent
       (1%) of such total contributions, and in no event
       shall such contribution be less than  $30,000
       (including the Managing Owner's Capital

       Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series B an amount not less than 1.01% of any additional Capital Contributions received from the Series B Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital
       Contributions at any time during the Series B Initial or Continuous Offering Periods. The Managing Owner will receive Series B General Interests as provided in
       Section 3.1(b).  The Managing Owner shall, with
       respect to any Series B Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series B Limited
       Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein.
       Notwithstanding anything to the contrary in this Trust
       Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series B) in each material item of Series B income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust
       Agreement.

               (vi) Offer of Series B Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series B Limited Interests are sold during the Initial Offering Period for the Series B Interests, the Trust may continue to offer Series B Limited Interests and admit additional Series B Limited Owners and/or accept additional contributions from existing Series B Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series B during the Series B Continuous Offering Period by an existing Series B Limited Owner must be in a denomination which is an even multiple of $100. During Series B Continuous Offering Period, each newly admitted Series B Limited Owner, and each existing Series B Limited Owner that makes an additional Capital Contribution to Series B, shall receive Series B Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series B Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series B
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series B Interests shall be admitted to the Trust and deemed a Series B Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series B Limited Owner who purchases any Limited
       Interests offered pursuant to the Prospectus shall contribute to the capital of Series B such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing
       Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series B Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series B Interests. In the event subscriptions for at least 30,000 of the Series B Interests are received and accepted during the Initial Offering for the Series B Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series B Limited Interests during its Initial Offering Period will be contributed to Series B, for which the Series B Limited Owners will receive additional Series B Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series B
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series B Limited Interests and will be treated as Series B Limited Owners with respect to such Interests. In addition to the Series B Interests required to be purchased by the Managing Owner under
       Section 3.2(b)(v), the Managing Owner also may purchase any number of Series B Limited Interests as it determines in its discretion.

          (c)  Offer of Series C Limited Interests.

               (i)  Series C Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series C Limited Interest, a maximum of 330,000 Series C Limited Interests ($33,000,000). No fractional Limited Interests shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series C Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the

       Managing Owner up
       to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series C Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series C of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series C Interests, as soon as practicable after the termination of the Series C Initial Offering Period. Such accepted subscribers will be deemed Series C Limited Owners at such time as such admission is reflected on the books and records of Series C of the Trust.

               (iii) Paid-In Capital if at least 30,000
       Series C Interests Are Sold. In the event that at least 30,000 Series C Limited Interests are sold during the Initial Offering Period, Series C shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(c)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are not sold during the Initial Offering Period for the Series C Interests, all proceeds of the sale of Series C Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series C Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series C.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series C Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series C Interests, the Managing Owner shall be required to contribute in cash to the capital of Series C an amount, which, when added to the total contributions to Series C by all Series C Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $30,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series C an amount not less than 1.01% of any additional Capital Contributions received from the Series C Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series C Initial or Continuous Offering Periods. The Managing Owner will receive Series C General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series C Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series C Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series C) in each material item of Series C income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

               (vi) Offer of Series C Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series C Limited Interests are sold during the Initial Offering Period for the Series C Interests, the Trust may continue to offer Series C Limited Interests and admit additional Series C Limited Owners and/or accept additional contributions from existing Series C Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series C during the Series C Continuous Offering Period by an existing Series C Limited Owner must be in a denomination which is an even multiple of $100. During Series C Continuous Offering Period, each newly admitted Series C Limited Owner, and each existing Series C Limited Owner that makes an additional Capital Contribution to Series C, shall receive Series C Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series C Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series C
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series C Interests shall be admitted to the Trust and deemed a Series C Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series C Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series C such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series C Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the
       Initial Offering Period for the Series C Interests. In the event subscriptions for at least 30,000 of the Series C Interests are received and accepted during the Initial Offering for the Series C Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series C Limited Interests during its Initial Offering Period will be contributed to the Series C, for which the Series C Limited Owners will receive additional Series C Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series C
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series C Limited Interests and will be treated as Series C Limited Owners with respect to such Interests. In addition to the Series C Interests required to be purchased by the Managing Owner under
       Section 3.2(c)(v), the Managing Owner also may purchase any number of Series C Limited Interests as it determines in its discretion.

          (d) Termination of the Trust. If the minimum number of Interests in each Series being offered are not sold during the Initial Offering Period for each Series, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by
  Section 3810 of the Business Trust Statute to be filed.

     SECTION 3.3  Establishment of Series of Interests.

          (a)  Without limiting the authority of the
  Managing Owner set forth in Section 3.3(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates three initial Series, as follows:

                    Series A, Series B and Series C

  The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.3(b).

          (b) The establishment and designation of any Series of Interests other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.4  Establishment of Classes.  The division
  of any Series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.5 Assets of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes.

     SECTION 3.6  Liabilities of Series.

          (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Interestholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.


          (b)  Without limitation of the foregoing
  provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or
  (ii) of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
  Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Interest, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Interests represented thereby to that Series and its assets.

          (c) (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

               (ii) The Claims of each of the Managing
       Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

               (iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

               (iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

               (v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Interestholder, will include language substantially similar to the language set forth in Section 3.6(c).


     SECTION 3.7  Dividends and Distributions.

          (a) Dividends and distributions on Interests of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Interestholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series or class thereof shall be distributed pro rata to the Interestholders in that Series or class in proportion to the total outstanding Interests in that Series or class held by such Interestholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Interests of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Interestholder of the mode of the making of such dividend or distribution to that Interestholder.

          (b) The Interests in a Series or a class of the Trust shall represent beneficial interests in the Trust
  Estate belonging to such

  Series or in the case of a class,
  belonging to such Series and allocable to such class. Each Interestholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a holder of Interests in a Series or a class, such Interestholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Interestholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

     SECTION 3.8 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Interestholders of a Series, each Interestholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Interest multiplied by the number of Interests, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Interests of more than one Series, the Interestholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

     SECTION 3.9  Equality.  Except as provided herein or
  in the instrument designating and establishing any class or Series, all Interests of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Interest of any particular Series or classes shall be equal to each other Interest of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Interests of the same Series or class. The Managing Owner may from time to time divide or combine the Interests of any particular Series or class into a greater or lesser number of Interests of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Interestholders of any other Series or class.

     SECTION 3.10 Exchange of Interests. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Interestholders of any Series shall have the right to exchange said Interests into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Interestholders of any class of a particular Series shall have the right to exchange said Interests into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                          ARTICLE IV

                      THE MANAGING OWNER

     SECTION 4.1  Management of the Trust.  Pursuant to
  Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the

  Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust
  Agreement.

     SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust or any Series in the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:


               (i)  commodity brokerage services, provided,
       however, that in no event shall the fees payable by the Trust for such services exceed 14% annually of the average Net Asset Value of each Series, excluding the Series' assets not directly related to trading activity, which fees shall include fees related to out-of-pocket brokerage expenses, in accordance with limitations imposed by Section IV. of the NASAA Guidelines on March 17, 1998; and provided further, to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations; and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and


               (ii) (A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of each Series, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the Management Fees and Incentive
       Fees payable by the Trust for such services exceed
       6% of a Series' Net Asset Value and 15% of a Series'
       New High Net Trading Profits, respectively, except that for each 1% reduction in Management Fees below 6% of a Series'
       Net Asset Value, Incentive Fees may be increased by an additional 2% of Net High Net Trading Profits; and (B) administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for administrative services (which do not include Management Fees, Incentive Fees, or commodity brokerage services, legal and audit services or extraordinary expenses), when combined with Management Fees, exceed 6% annually of the Net Asset Value of each Series, each in accordance with the limitations set forth in Section IV, of the NASAA Guidelines on March 17, 1998; provided, however, that to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker.


          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of each Series of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;


          (c)  To deposit, withdraw, pay, retain and
  distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust
  Agreement;

          (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

          (e)  To pay or authorize the payment of
  distributions to the Interestholders and expenses of each Series;

          (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

          (g)  To make any elections on behalf of each
  Series under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Series;

          (h) To redeem mandatorily any Limited Interests upon at least ten (10) days' prior written notice, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

          (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over

  50%) of the
  outstanding   Interests of all Series (not including
  Interests owned by the Managing Owner) is not obtained;

          (j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

          (k)  Monitor the trading activities of the Trading
  Advisor so that:


               (i)   Any Series does not establish new
       Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

               (ii)  Any Series does not acquire
       additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.


     SECTION 4.3  Obligations of the Managing Owner.  In
  addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the
  Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

          (d) Employ attorneys to represent the Trust or a Series thereof;

          (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and of each Series of the Trust as a "partnership" for federal income tax purposes;

          (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;


          (g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon (i) twenty (20) Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section
  7.1 hereof, and (ii) consent of the Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Interests held by the Managing Owner). No increase in such fees shall take effect except at the beginning of a Fiscal Quarter following consent of the Limited Owners as provided in this subparagraph (g).

          (h)  Have fiduciary responsibility for the
  safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act. To the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the "Covered Persons"), has duties (including fiduciary duties) and liabilities relating thereto to any Series, any other Interestholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Series, any other Interestholder or Covered Person or the Trustee for such Covered Person's good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.


          (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) of, and not take any affirmative action to reduce its "net worth" below $1,000,000, or such higher amount as may be required under the NASAA Guidelines as they may be amended from time to time.
  The NASAA Guidelines define "net worth" as the excess of total assets over total liabilities as determined by generally accepted accounting principles.


          (j)  Admit substituted Limited Owners in
  accordance with this Trust Agreement;

          (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article V; and

          (l)  Maintain a current list in alphabetical
  order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.2 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.


          (m) Notify the Interestholders within seven (7) days from the date of:

                         (i)  any material change in contracts with
                                any Series' Trading Advisor;

                        (ii)  any material modification made in the
                                calculation of the Incentive Fee paid
                                to any Trading Advisor; and

                       (iii)  any material change affecting the
                                compensation of any person compensated
                                by a Series.


     SECTION 4.4  General Prohibitions.  The Trust or any
  Series shall not:

          (a)  Borrow money from or loan money to any
  Interestholder or other Person or any other Series, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of each Series' Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis;


          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;


          (c)  Commingle its assets with those of any other
  Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series;


          (d)  Directly or indirectly pay or award any
  finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

          (e)  Engage in Pyramiding of its Commodities
  positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

          (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid by a Series with respect to its commodity trading activities;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Interests) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;


          (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

          (j)  Enter into any exclusive brokerage contract;
  and

          (k) operate the Trust in any manner so as to contravene section 3804 of the Business Trust Statute.


     SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.


     SECTION 4.6  Indemnification of the Managing Owner.

          (a)  The Managing Owner shall be indemnified by
  the Trust or a Series thereof against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for a particular Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the relevant Series and has determined, in good faith, that such course of conduct was
  in the best interests of the   Series and such liability
  or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. Any indemnification under this Section 4.6(a), unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth hereunder, it being understood that the source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

          (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for each Series shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


          (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.


          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust;
  (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

          (f) The term "Managing Owner" as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

          (g) In the event the Trust or any Series is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited
  Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

          (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.


     SECTION 4.7  Expenses.

          (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.


          (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders; (iii) the payment of any distributions related to redemption of Interests; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All ongoing expenses associated with (i) the fixed fee to be paid to the Trust's Commodities broker, (ii) required payments to the Trust's Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the appropriate Series of the Trust, subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series.

          (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust or any series thereof for which payment one or more Series of the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust or any Series thereof, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.


     SECTION 4.8  Compensation to the Managing Owner.
  Except as provided in Section 7.1(c) with respect to the payment of redemption charges, the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

     SECTION 4.9  Other Business of Interestholders.
  Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.


     SECTION 4.10  Voluntary Withdrawal of the Managing
  Owner . The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Interests held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

     SECTION 4.11  Authorization of Registration
  Statements . Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration
  Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

     SECTION 4.12  Litigation.  The Managing Owner is
  hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.


                          ARTICLE V

                    TRANSFERS OF INTERESTS

     SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2  Transfer of Managing Owner's General
  Interests.

          (a)  Upon an Event of Withdrawal (as defined in
  Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statue, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver of liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

          (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3  Transfer of Limited Interests.

          (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner, which may be withheld in the Managing Owner's sole and absolute discretion. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain each Series' tax classification as a partnership, to avoid having any Series classified as a publicly traded partnership or to avoid adverse legal consequences to any Series in the Trust.


               (i)  A substituted Limited Owner is a
       permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

               (ii) A permitted assignee is a Person to
       whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any
       information on or account of the   Series'
       transactions or to inspect the Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

               (iii)     A Limited Owner shall bear all
       extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited
       Interests.

          (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

               (i)  The written consent of the Managing
       Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

               (ii) A duly executed and acknowledged
       written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted
       Limited Owner in his place;

               (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

               (iv) Upon the request of the Managing
       Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Series' tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Business Trust Statute.

          (c)  Any Person admitted to any Series as an
  Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.


          (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of each Series of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

               (ii) Except as specifically provided in
       this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Series attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the week immediately following the week in which the written instrument of assignment is received by the Managing Owner.

               (iii)     Anything herein to the contrary
       notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.


          (e) (i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).



               (ii) No assignment or transfer of an
       interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests in any combination of Series valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.


               (iii)     Anything else to the contrary
       contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the outstanding Interests of any Series. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Interest(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.


          (f) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (g) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                          ARTICLE VI

                 DISTRIBUTION AND ALLOCATIONS


     SECTION 6.1  Capital Accounts.  A capital account
  shall be established for each Interestholder on the books of the Series in which an Interest is owned Trust (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital Contribution to a Series.

     SECTION 6.2   Weekly Allocations.  As of the close of
  business (as determined by the Managing Owner) on the Valuation Point of each week during each Fiscal Year of the Trust, the following determinations and allocations shall be made:


          (a)  First, any increase or decrease in the
  Trust's Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

          (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

     SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year of each Series, the Series' recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).


          (a) First, the Profits or Losses of the Series shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last day of each week in which such Profits or Losses accrued.


          (b) Next, Disposition Gain or Disposition Loss from the Series' trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:


               (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Series for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.


               (ii) Disposition Gain realized during
       any   week shall be allocated first among all
       Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

               (iii)     Disposition Gain realized during
       any week that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during
       such   week in the ratio that each such
       Interestholder's book capital account bears to all such Interestholders' book capital accounts for such week.

               (iv) Disposition Loss realized during
       any   week shall be allocated first among all
       Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

               (v)  Disposition Loss realized during any
       week that remains after the allocation pursuant to
       Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar week.


          (c)  The tax allocations prescribed by this
  Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-- equivalent basis.

          (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this
  Section 6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

          (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).


     SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which a Series shall make with respect to the Interests; provided, however, that a Series shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.


     SECTION 6.5 Admissions of Interestholders; Transfers. For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the Dealing Day following the week in which such Interestholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five (5) Business Days, or in which the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

     SECTION 6.6 Liability for State and Local and Other Taxes. In the event that any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Series income, the amount of such taxes shall be considered a loan by the Series to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Series, any taxes so required to be withheld and paid over by the Series within ten (10) days after the Managing Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Series to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Series to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Series to such Interestholder, shall be reduced by any obligations owed to the Series by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Series from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.

                         ARTICLE VII

                         REDEMPTIONS


     SECTION 7.1  Redemption of Interests.  The
  Interestholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Interests prior to the dissolution of a Series. In that regard and subject to the provisions of
  Section 4.2(h):

          (a)  Subject to the conditions set forth in this
  Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Interest or portion thereof on the first Dealing Day following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least five (5) Business Days (a "Redemption Date"). Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Interest calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

          (b) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the Valuation Point immediately preceding the

  Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of a Series of such Interests upon redemption.


          (c) The effective date of redemption shall
  be the Redemption Date, and payment of the value of the redeemed Interests (except for Interests redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within ten (10) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in
  accordance with Section   7.1(d) and will be redeemed on
  the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five (5) Business Days.

          (d) A Limited Owner (or any permitted
  assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting
  redemption shall be notified in writing within   five (5)
  Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that five (5) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

          (e) The Managing Owner may suspend
  temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to
  Section 4.2(h).

          (f) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

          (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption
  Date.

     SECTION 7.2 Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the Trust.

     SECTION 7.3 Redemption Fee. The Managing Owner will receive a redemption fee, as provided in the Prospectus, of the Net Asset Value of an Interest of any Series redeemed during the first and second successive six-month periods following the effective date of its purchase. This redemption fee will not be charged if you simultaneously
  (i) exchange the redeemed Interest or portion thereof for an Interest of equal value in another Series, or (ii) invest your redemption proceeds in another futures fund sponsored by Prudential Securities.

     SECTION 7.4 Exchange of Interests. Interests in one Series may be exchanged, without applicability of redemption fees, for Interests of equivalent value of any other Series (an "Exchange") on any Dealing Day, subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the first Dealing Day following the date the Managing Owner is in receipt of an Exchange Request for at least five (5) Business Days.


                         ARTICLE VIII

                      THE LIMITED OWNERS


     SECTION 8.1  No Management or Control; Limited
  Liability . The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in
  Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns an Interest and profits remaining in the Series, if any. Except as provided in Section

  8.3 hereof, each Limited Interest
  owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.


     SECTION 8.2  Rights and Duties.  The Limited Owners
  shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds an Interest), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in
  Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

          (b) The Limited Owners shall receive from the Series in which they hold Interests, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust
  Agreement.

          (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to
  Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Interests and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

          (d) Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Interests held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Series as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10,

  (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section
  11.1 hereof, and (viii) terminate the Series as provided in
  Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days' prior written notice.

          Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

     SECTION 8.3  Limitation on Liability.


          (a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of any Series of the Trust in excess of his Capital Contribution to that Series and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Interests (other than for taxes for which such Limited Owner is liable under
  Section 6.6 hereof).


          (c)  Every written note, bond, contract,
  instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section
  3.5 and 3.6 hereof.


                          ARTICLE IX

                 BOOKS OF ACCOUNT AND REPORTS


     SECTION 9.1  Books of Account.  Proper books of
  account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Series' business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and each Series shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in
  Article X.


     SECTION 9.2  Annual Reports and Monthly Statements.
  Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3  Tax Information.  Appropriate tax
  information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

     SECTION 9.4  Calculation of Net Asset Value of a
  Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Interest to less than 50% of the Net Asset Value of a Series per Interest as of the last day of the preceding month within seven (7)
  Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof .


     SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven
  (7) Business Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in
  Section 8.2 hereof and redemption rights as set forth in
  Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

     SECTION 9.6  Maintenance of Records.  The Managing
  Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

     SECTION 9.7  Certificate of Trust.  Except as
  otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Business Trust Statute.

     SECTION 9.8  Registration of Interests.  Subject to
  Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the

  Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.
                          ARTICLE X

                         FISCAL YEAR

     SECTION 10.1  Fiscal Year.  The Fiscal Year shall
  begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1997. The Fiscal Year in which any Series in the Trust shall terminate shall end on the date of termination of the Series.
                          ARTICLE XI

            AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1  Amendments to the Trust Agreement.

          (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in
  Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
  Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

          (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or
  (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and
  (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

          (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

          (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

          (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

          (f)  No provision of this Agreement may be
  amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section

     SECTION 11.2 Meetings of the Trust. Meetings of the Interestholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen
  (15) days after receipt of said request, written notice to all Interestholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

     SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting.
  If the vote or consent of any Interestholder to any action of the Trust or any Interestholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Interestholder given in the manner provided in Section
  15.4. The vote or consent of each Interestholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Interestholder, unless the Interestholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Interestholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Interestholders in any manner other than as expressly provided in Section 15.4.

                         ARTICLE XII

                             TERM


     SECTION 12.1  Term.  The term for which the Trust and
  each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2047, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.


                         ARTICLE XIII

                         TERMINATION


     SECTION 13.1  Events Requiring Dissolution of the
  Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

          (a)  The expiration of  the Trust term as
  provided in Article XII hereof.

          (b) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust and each Series or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and each Series and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Interestholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Series thereof by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

          (c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

          (d) The failure to sell the Subscription
  Minimums (as defined in the Prospectus) of all Series or any number of Series to at least 150 subscribers during the Initial Offering Period.


          (e) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.


          (f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

          (g)  The  Limited Owners holding  Interests
  representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Interests of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety
  (90) Business Days prior to the effective date of such Series' termination.

          (h) The Limited Owners of each Series
  holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Interests of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

          (i)  The decline of the Net Asset Value of a
  Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

          (j) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own an Interest and any right to an audit or examination of the books of the Series in which they own an Interest, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

     SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Series assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of
  (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.


     SECTION 13.3  Termination; Certificate of
  Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute.
  Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                         ARTICLE XIV

                      POWER OF ATTORNEY

     SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner.
  Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

          (a)  Any certificates and other instruments,
  including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

          (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

          (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2  Effect of Power of Attorney.  The Power
  of Attorney concurrently granted by each Limited Owner to the Managing Owner:

          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited
  Owner;

          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
                          ARTICLE XV

                        MISCELLANEOUS

     SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Interestholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Business Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof:
  (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.


     SECTION 15.2  Provisions In Conflict  With Law or
  Regulations.


          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5  Counterparts.  This Trust Agreement may
  be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7  No Legal Title to Trust Estate.  The
  Interestholders shall not have legal title to any part of the Trust Estate.

     SECTION 15.8  Creditors.  No creditors of any
  Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9  Integration.  This Trust Agreement
  constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                              WILMINGTON TRUST COMPANY,
                              as Trustee

                              By:___________________________

                              Name:
                              Title:

                              PRUDENTIAL SECURITIES FUTURES
                              MANAGEMENT INC.,
                              as Managing Owner



                              By:________________________


                              Name:     Thomas M. Lane
                              Title:         President



                                All Limited Owners now and
                                hereafter admitted as Limited
                                Owners of the Trust, pursuant
                                to powers of attorney now and
                                hereafter executed in favor
                                of, and granted and delivered
                                to, the Managing Owner



                              By:___________________________

                                   Attorney-in fact

                         EXHIBIT A



                     CERTIFICATE OF TRUST
                              OF
                     WORLD MONITOR TRUST



      This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) and sets forth the following:

     FIRST:    The name of the trust is World Monitor Trust (the
"Trust").

      SECOND: The name and the business address of the Delaware trustee is Wilmington Trust Company, Rodney Square
North,  1110 North Market Street, Wilmington, Delaware 19890,
Attention:  Corporate Trust Administration.

      THIRD: Pursuant to Section 3806(b)(2) of the Delaware Business Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated December 17, 1997, as the same may be amended from time to time (each a "Series").

      FOURTH: Notice of Limitation of Liability of each
Series: Pursuant to Section 3804 of the Delaware Business Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to , in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.



                              WILMINGTON TRUST COMPANY, Trustee




                              By_______________________________

                                                                  EXHIBIT B
                           WORLD MONITOR TRUST
                         REQUEST FOR REDEMPTION

                                                                     , 19
                                                         (Please date)
PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
c/o Prudential Securities Incorporated
One New York Plaza, 12th Floor
Specialty Finance Operations
New York, New York  10292

Dear Sirs:

     I hereby request redemption of the number of limited liability beneficial interests ("Interests") specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus:

     Series A:
     Series B:
     Series C:
     (specify number of Interests to be redeemed in each Series)


     Redemption will be effective as of the Dealing Day (Monday of each week) at the Series Net Asset Value on the Friday immediately preceding the Dealing Date, assuming that this Request for Redemption is received by the Managing Owner on at least two (2) Business Days' prior written notice
("Redemption Date"). The first permissible Redemption Date shall be the end of the first full week of trading activity by the Series in which the Interests are owned ("Interests"). I understand that Interests in each Series redeemed on or prior to the end of the first and second successive six-month periods after the effective date of purchase will pay a redemption charge of 4% and 3% of the Series Net Asset Value at which they are redeemed, respectively. I understand the effective date of purchase means the date on which the applicable Series broke escrow if subscription was made during the Initial Offering Period and for subscriptions made during the Continuous Offering Period means the applicable Dealing Day. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Request for Redemption relates, with full power and authority to request Redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.


United States Taxable Limited Owners Only

     Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only

     Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

          SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                IN WHICH INTERESTS OF TRUST ARE REGISTERED

                 INTERESTS REGISTERED IN THE NAME(S) OF:

-----------------------------------------------------------------------
    Type or Print Name               Social Security or Taxpayer ID

-----------------------------------------------------------------------
    Street

-----------------------------------------------------------------------
    City                         State                      Zip Code

-----------------------------------------------------------------------
    Account #                Type                FA

                             SIGNATURE(S)

                             Individual Owner(s) or Assignee(s)

                             ----------------------------------------
                             ----------------------------------------
                             ----------------------------------------
Signature(s) Guaranteed by:

--------------------------    ----------------------------------------
                              Signature(s) of owner(s) or assignee(s)

                              Entity Owner (or assignee)

                              -------------------------------------------

Signature(s) Guaranteed by:   ____________________________________________

--------------------------    By:_________________________________________
                                  (Trustee, partner, or authorized officer.
                               If a corporation, include certified copy
                               of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                             Plan Participant

Signature(s) Guaranteed by:  __________________________________________
                                  Type or Print Name

--------------------------   ------------------------------------------
                                  (Signature)


THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE MANAGING
OWNER AT LEAST  TWO (2) BUSINESS DAYS' PRIOR TO THE DEALING
DAY ON WHICH YOUR REDEMPTION IS TO BECOME EFFECTIVE.

                                                             EXHIBIT C
                             EXCHANGE REQUEST

To:  WORLD MONITOR TRUST
     Prudential Securities Futures Management Inc.
     One New York Plaza, 12th Floor
     Specialty Finance Operations
     New York, New York 10292

I hereby request the following exchange of Interests as of the Dealing Date which first occurs two (2) business days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for the World Monitor Trust dated _______, 1998. I certify that all of the statements, including all representations and warranties, made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Exchange Request relates, with full power and authority to request an Exchange of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

Amount to be Redeemed Upon Exchange

Totals in each column must be equal.

Series A  $____________ or All Interests

Series B  $____________ or All Interests

Series C  $____________ or All Interests

Amount to be Purchased Upon Exchange

Series A  $____________

Series B  $____________

Series C  $____________

Total  $_______________                 Total $_______________


          SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                IN WHICH INTERESTS OF TRUST ARE REGISTERED

                 INTERESTS REGISTERED IN THE NAME(S) OF:


Type or Print Name                          Social Security or Taxpayer ID


Street


City                                    State                   Zip Code


Account #                      Type                             FA


This Exchange Request is intended to be used for an even-value exchange of Interests from one or more Series into one or more different Series. This Exchange Request is not to be used to redeem Interests or to purchase additional Interests of a Series in which you are currently a Limited Owner.

                             SIGNATURE(S)

                             Individual Owner(s) or Assignee(s)

Signature(s) Guaranteed by:

                                  Signature(s) of owner(s) or assignee(s)


                             Entity Owner (or assignee)


Signature(s) Guaranteed by:


                             By:
                                  (Trustee, partner, or
                                  authorized officer.
                                  If a corporation, include
                                  certified copy
                                  of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


                                  Plan Participant

Signature(s) Guaranteed by:
                                  Type or Print Name

                                  (Signature)


IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE
EXCHANGE REQUESTED HEREIN WILL BE EFFECTIVE AS OF THE DEALING
DAY (USUALLY MONDAY) OF THE WEEK FOLLOWING A WEEK AFTER WHICH
THIS EXCHANGE REQUEST WAS RECEIVED.

FOR USE BY PSI-FA ONLY

Ledger Code        Account Number      FA#              Phone Order
   -                     -

Client Account Number at PSI

FA Name            FA Telephone No.        Branch Name and Wire Code of Branch


Signature of FA and Date                   Signature of Branch Manager and Date



FOR USE BY TRUST ONLY

Interests to be Redeemed:

Series A  Interests:    Amount    $

Series B  Interests:    Amount    $

Series C  Interests:    Amount    $

              Total               $

Interests to be Purchased:

Series A  Interests:    Amount    $

Series B  Interests:    Amount    $

Series C  Interests:    Amount    $

              Total               $


                                                                       EXHIBIT D

                              WORLD MONITOR TRUST
                          SUBSCRIPTION AGREEMENTS FOR
                     LIMITED LIABILITY BENEFICIAL INTERESTS


INSTRUCTIONS (Please read carefully)

A. Using a typewriter or printing in ink, check the appropriate box or fill in the blanks on Pages D-2 through D-4 as directed herein:

CHECK THE APPROPRIATE BOX

Boxes    (i)  NEW SUBSCRIBER(S)

    (ii) EXISTING OWNER(S) OF SERIES A, B, OR C INTERESTS
ADDING LIMITED INTERESTS
         a)   INFORMATION IS THE SAME AS IN THE ORIGINAL
              SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
         b)   INFORMATION HAS CHANGED FROM THE ORIGINAL
              SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY;
              CONSEQUENTLY, FOLLOW INSTRUCTIONS FOR NEW SUBSCRIBERS
              (i).

Number 1     TOTAL DOLLAR AMOUNT OF SUBSCRIPTION AND SERIES.  MINIMUM
             SUBSCRIPTION FOR ALL SERIES IN THE AGGREGATE IS $5,000 FOR
             INDIVIDUALS OR INSTITUTIONS OR ERISA PLANS (EXCEPT IRAs),
             $2,000 FOR IRAs AND OTHER QUALIFIED ACCOUNTS.  THE MINIMUM
             INITIAL SUBSCRIPTION PER SERIES IS $1,000.  ONCE THE MINIMUM
             IS MET, ADDITIONAL PURCHASES MAY BE MADE IN $100 INCREMENTS.
             EXISTING INVESTORS (EXCEPT IN CERTAIN STATES) MAY SUBSCRIBE FOR
             ADDITIONAL INTERESTS IN $100 INCREMENTS.  (NEW SUBSCRIPTION
             AGREEMENTS ARE REQUIRED WITH EACH ADDITIONAL PURCHASE.)  SEE
             "STATE SUITABILITY REQUIREMENTS" ON D-7.
Number 2     SOCIAL SECURITY AND/OR TAXPAYER I.D. NUMBER.
             BACK UP WITHHOLDING BOX CHECKED (IF APPLICABLE).
Number 3     PRUDENTIAL SECURITIES ACCOUNT NUMBER.
Number 3a    CHECK ONE OF THE BOXES TO INDICATE WHETHER YOU ARE A
             PRUDENTIAL SECURITIES EMPLOYEE.
Number 4     CHECK BOX TO INDICATE ACCOUNT TYPE (CHECK ONLY ONE BOX).
Number 5     CLIENT NAME, ADDRESS AND BUSINESS PHONE NUMBER. FOR IRA OR
             TRUST ACCOUNT INCLUDE: "FOR THE BENEFIT OF _____________."
             INSERT NET WORTH AND ANNUAL GROSS INCOME.
Number 6     ADDRESS REQUIRED IF #5 IS A P.O. BOX OR IS NOT THE INVESTOR'S
             RESIDENCE ADDRESS OR THE ENTITY'S PLACE OF FORMATION.

Number 7     TO BE COMPLETED AND SIGNED BY THE FINANCIAL ADVISOR.  ALL
             SIGNATURE PAGES MUST BE COUNTERSIGNED BY THE BRANCH MANAGER.
Number 8     CLIENT(S) SIGNATURE(S) IF ACCOUNT TYPE IS INDIVIDUAL OR JOINT.
Number 9     CLIENT'S SIGNATURE IF ACCOUNT TYPE IS AN INDIVIDUAL RETIREMENT
             ACCOUNT OR KEOGH PLAN WITHOUT ANY COMMON LAW EMPLOYEES.
Number 10    SIGNATURE OF AUTHORIZED CORPORATE OFFICER, PARTNER,
             TRUSTEE CUSTODIAN OR FIDUCIARY IF ACCOUNT TYPE IS A
             CORPORATION, PARTNERSHIP, TRUST, KEOGH WITH EMPLOYEES OR
             OTHER EMPLOYEE BENEFIT PLAN (E.G., PENSION OR PROFIT
             SHARING PLAN).
Number 11    SUBSCRIBER(S) MUST INITIAL EACH APPLICABLE REPRESENTATION
             AND WARRANTY IN THE SPACE PROVIDED IN THE LEFT MARGIN.
Number 12    SUBSCRIBER(S) MUST INITIAL THE SUBORDINATION AGREEMENT IN
             THE SPACE PROVIDED IN THE LEFT MARGIN.

B. Subscriber's admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to Prudential Securities or an Additional Seller during the Initial and Continuous Offering Period. A subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the subscriber to be forwarded to his Prudential Securities branch office or to an Additional Seller.

C. U.S. subscribers must have W-9s and non-U.S. subscribers must have W-8s on file with Prudential Securities.

                              WORLD MONITOR TRUST
                 SUBSCRIPTION AGREEMENT and POWER OF ATTORNEY

SUBSCRIBER(S) (check status)

(i)  //    New Subscriber(s)   Complete Items 1 through 6, plus Items
                               8, 9 or 10 (as applicable) plus Item
                               11, and have FA and Branch Manager
                               fill out Item 7

(ii) //    Existing Owner(s)   (a) If information previously provided
                               remains accurate:  Complete Item 1,
                               plus Items 8, 9 or 10 (as applicable)
                               plus Item 11, and have FA and Branch
                               Manager fill out Item 7; (b) if
                               information has changed, follow
                               instructions for new subscriber(s).


1.  Total Dollar Amount of Subscription:
      Series A Interests.....................$
      Series B Interests.....................$
      Series C Interests.....................$

2.  Social Security Number             3.  Prudential Securities Account
                                           Number of Subscriber

   ----------------------------            ---------------------------------
         or

    Taxpayer I.D. Number               3a. Is the Subscriber a Prudential
                                           Securities Employee

   --------------------------              / / Yes         / / No
         or

I have checked the following box because I (we) am (are) subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:

4.  Check Account Type

//   Individual Ownership                        //  Corporation
//   Joint Tenants with Right of Survivorship   //   Keogh Plan (no
      (All tenants' Signatures required)             common law employees)
//   Tenants in Common (All tenants'
      Signatures required)
//   Community Property (Both Signatures        //   Other Employee Benefit
      required)                                       Plan (e.g.,
//   Custodian                                 //    Pension, Profit Sharing,
                                                     Keogh plan
//   Partnership                                     with employees)
//   Trust                                    //     Individual Retirement
                                                     Account (Non-PSI employees)
//   UGMA or UTMA                             //     INDIVIDUAL RETIREMENT
                                                     ACCOUNT (PSI employees)


5. Full Name of Account, Joint Owners, Trustee, if trust account, Custodian, if custodian account or other Authorized Person, if Partnership, Corporation or Institutional Trustee or Plan fiduciary (No Initials).
    __________________________________________________________________

    Mailing Address.  If trust or custodian account, address of
    Trustee, Custodian or Plan Fiduciary.
    __________________________________________________________________
    City       State      Zip Code   Country    Business Telephone No.
                                                or if none, Home No.

    New Worth of Subscriber (exclusive of home, home furnishings and automobiles): $______________

    Annual Gross Income of Subscriber: $_______________

6. The following information must be provided if the above address is a P.O. Box or is not the investor's residence address or the entity's place of formation.

    ------------------------------------------------------------------
    Residence Address (P.O. Box alone not acceptable).

    ------------------------------------------------------------------
    City                State               Zip Code            Country

7. FINANCIAL ADVISOR USE ONLY (MUST BE COMPLETED IN FULL, AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR LEGIBLY PRINTED IN INK BY FINANCIAL ADVISOR, ILLEGIBLE OR INCOMPLETE DOCUMENTS WILL BE REJECTED)

    The undersigned FA hereby certifies that: (1) the FA has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the Limited Interests as set forth in the Prospectus; and (2) the FA has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments, and any other information known by the
    FA) that (a) the purchase of the Interests is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Limited Interests, the restrictions on the transferability of the Interests and the background and qualifications of the FA.

    Does the undersigned FA have discretionary authority for the
    account of the person(s) named above?      Yes        No


    The FA must insure that a current Prospectus, together with the most recent Monthly Report for the applicable Series, once it commences trading, has been furnished to the person(s) named above under the caption "SUBSCRIBER(S)."



    ------------------------------------------------------------------
    PRINT FULL NAME OF FA        FA#            WIRE CODE OF BRANCH


    ------------------------------------------------------------------
    FA'S SIGNATURE                       FA'S TELEPHONE NUMBER

    I have received all documents required to accept this subscription and acknowledge the suitability of the subscriber and the amount of the subscription for each Series. If the subscriber is other than an individual subscriber, I acknowledge that my review of the subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

                                         (    )
   ------------------------              ----------------------------
    BRANCH MANAGER'S SIGNATURE           BRANCH MANAGER'S TELEPHONE NUMBER
      FOR ALL ACCOUNTS


 SUBSCRIBERS --   DO NOT SIGN WITHOUT READING THE "REPRESENTATIONS AND
                   WARRANTIES" AND "NOTICE OF RISKS TO SUBSCRIBERS" AND "SUBSCRIBER(S) CONSENT AND SUBORDINATION AGREEMENT" AT PARAGRAPH 12 AND FAMILIARIZING YOURSELF
                   WITH THE PROSPECTUS INCLUDING,
                   (I) THE FUNDAMENTAL RISKS AND POSSIBLE FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE LACK OF LIQUIDITY OF THIS INVESTMENT; (III) THAT LIMITED OWNERS MAY NOT TAKE PART IN THE MANAGEMENT OF A SERIES; (IV) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF A SERIES; (V) THE SERIES' FEE STRUCTURE; (VI) THAT THE PERFORMANCE AND PRO FORMA TABLES INCLUDED IN THE PROSPECTUS MUST BE READ ONLY IN CONJUNCTION WITH THE NOTES THERETO; (VII) THE TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST; (VIII) THE LIMITATIONS ON LIMITED LIABILITY; (IX) THAT THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF INTERESTS; AND
                   (X) THE SERIES' STRUCTURE AND PROPOSED HIGHLY LEVERAGED TRADING ACTIVITIES.

    Payment of the above subscription will be made by charging the subscriber's account with Prudential Securities Incorporated or any Additional Seller. In the event that the subscriber does not have a customer account with Prudential Securities Incorporated or any Additional Seller or does not have sufficient funds in its existing account, the Subscriber should make appropriate arrangements with its Financial Advisors, if any, and if none, should contact its local Prudential Securities Incorporated branch office or the branch office of any Additional Seller.

                SIGN BELOW UNDER CORRESPONDING ACCOUNT TYPE

8.  INDIVIDUAL OR JOINT SUBSCRIPTION


    If this subscription is for a joint account, the statements, representations, warranties, and undertakings set forth in this subscription agreement will be deemed to have been made by each owner of the account


    X                            X
    ----------------------       ----------------------------------------------
    (Signature of Subscriber)    (Signature of Joint Owner, if any)       Date

    ----------------------       ----------------------------------------------
    (Print or Type Name          (Print or Type Name of Signatory)
      of Signatory)


9.  IRA AND KEOGH PLAN (WITHOUT COMMON LAW EMPLOYEES) SUBSCRIPTION

    X
    --------------------------------------------------------------------
    (Signature of IRA beneficiary or plan participants)         Date

    --------------------------------------------------------------------
    (Print or Type Name of Signatory)


10. ENTITY (CUSTODIAN, CORPORATION, PARTNERSHIP, TRUST, EMPLOYEE
    BENEFIT PLAN) SUBSCRIPTION

    The undersigned corporate officer, partner, or trustee custodian or fiduciary hereby certifies and warrants that s/he has full power and authority from and on behalf of the entity named below and (as applicable) from its shareholders, partners, or beneficiaries or plan participants to complete, execute, and deliver this Subscription Agreement on their behalf including on behalf of the plan participants, and trust or custodial account beneficiaries, and that investment in the Trust has been affirmatively authorized by the governing board or body, if any, of the entity (if a corporation or partnership) and is not prohibited by law or the governing documents of the entity.

    --------------------------------------------------------------------
    (Type or Print Name of Entity, Trust or Custodial Account)

    X
    --------------------------------------------------------------------
    (Signature of Authorized Corporate                     Date
     Officer, Partner, Trustee
    Custodian or Fiduciary)

    --------------------------------------------------------------------
    (Print or Type Name of Signatory)

11. REPRESENTATIONS AND WARRANTIES
    I(we) hereby represent and warrant to the Managing Owner and the Trust as follows (please initial each applicable representation and warranty):

____ (1) I (we) satisfy one of the following financial standards outlined below for subscription in the Trust:

____ I (we) am (are) not acting on behalf of an Employee Benefit Plan and I (we) have either

____ (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or

____ (B) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust.

____ (C) If I (we) am (are) acting on behalf of an IRA or a Keogh Plan which covers no common law employees, each Participant meets and, if I (we) am (are) a participant in a Plan, it meets the net worth and gross income requirement in (A) or (B) above and its investment in the Trust does not exceed 10% of the assets of the IRA or Keogh Plan at the time of investment.

____ (D) If I (we) am (are) acting on behalf of an Employee Benefit Plan (other than an IRA or a Keogh Plan which covers no common law employees), the assets of the Plan are at least $150,000 and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment.

____ (E) If I (we) am (are) a resident(s) of one of those states listed under "State Suitability Requirements", I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

____ (2) The address set forth under the caption "Subscriber(s)" is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

____ (3) I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

____ (4) If the subscriber is a trust under an Employee Benefit Plan, none of the Trustee, Managing Owner, Prudential Securities, the Trading Advisors, any other Selling Agent or any of their affiliates either: (A) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (B) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or (C) is an employer maintaining or contributing to the trust.

____ (5) I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

____ (6) I (we) am (are) purchasing the Limited Interests for our own account.

____     (7)  If trading for the applicable Series has commenced, I
         (we) have received a copy of its most recent monthly report as required by the CFTC.

____ (8) I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I
         (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

    By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

12. SUBSCRIBERS CONSENT AND SUBORDINATION AGREEMENT
____     I(we), a Subscriber(s) who is(are) purchasing Interests in the
Series that is the subject of this agreement (Series ___) (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Interests in a Series.

    In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing and (ii) any Interests, beneficial interests or equity ownership of any kind (collectively, "Interests"), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:
(a) Subordination of certain claims and rights. (i) except as set forth below, the Claims and Interests, if any, of the Subscriber (collectively, the "Subordinated Claims and Interests") shall be expressly subordinate and junior in right of payment to any and all other Claims against and Interests in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber's Claims (if any) against and Interests (if any) in the Contracting Series shall not be considered Subordinated Claims and Interests with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber's Interests, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Interests in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Interests;

(b) the Claims and Interests of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Interests shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Interests from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Interests are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Interests are terminated, rescinded or canceled.

NOTICES TO SUBSCRIBERS

13. RISKS


These securities are speculative and their purchase involves a high degree of risk. Risk Factors relating to the Interests in each Series which are more fully described in the Prospectus include the following:
(i) futures, forward and options trading is speculative, volatile and highly leveraged; (ii) each Series is largely reliant on the Trading
Advisor for success; (iii) past performance of the Trading Advisor for each Series is not necessarily indicative of future results; (iv) a Limited Owner's tax liability is likely to exceed his cash distributions; (v) substantial charges will be imposed on each Series;
and it is estimated that each Series will have to achieve net trading profits (after taking interest income into account) of approximately
4.14% per annum for Series A, B, and C in order to offset expenses, and of approximately 7.14% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following the effective date of purchase; (vi) Limited Owners will have limited voting rights and no control over the Trust's business or the business of each Series; (vii) a Limited Owner could lose a substantial portion, or even all, of his investment; (viii) Limited Owners will have a limited ability to liquidate their Interests in a Series because transferability is restricted, Interests are not listed on an exchange and no trading market exists; (ix) actual and potential conflict of interests exist; and (x) Prudential
Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See
"Risk Factors" in the Prospectus.

14. SUBSCRIPTIONS


    The minimum subscription amount is $5,000 or $2,000 for trustees or custodians of employee benefit plans, except in the case of certain states (see State Suitability Requirements, attached). The purchase price per Limited Interest is $100 during the Initial Offering Period and is Series Net Asset Value during the Continuous Offering Period. Incremental subscriptions in excess of the above minimums are permitted in multiples of $100. Existing Limited Owners in the subscribed Series (except in certain states) may subscribe for additional Limited Interests in that Series in $100 increments. Fractional Limited Interests will be issued to three decimal places. The terms of the offering of the Limited Interests are described in the Series' Prospectus. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Limited Interests. My Financial Advisor shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted as set forth in the Prospectus. Prudential Securities Futures Management Inc. (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. THE SALE OF LIMITED INTERESTS WILL NOT BE FINAL AND BINDING ON ANY SUBSCRIBER UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER SUCH SUBSCRIBER SUBMITS SUBSCRIPTION DOCUMENTS TO PRUDENTIAL SECURITIES OR AN ADDITIONAL SELLER. Thereafter, all subscriptions are irrevocable. Due to the above rescission right, subscribers will not be admitted as Limited Owners until the Monday first following five business days after the subscription documents have been submitted to Prudential Securities or an Additional Seller.


15. SUITABILITY


    If subscriber is an employee benefit plan, the investment in the Limited Interests by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, any Selling Agent or Additional Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such Plan or trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
        OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                             WORLD MONITOR TRUST
                    UNITS OF BENEFICIAL INTEREST BY SERIES



        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934



                          SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY


World Monitor Trust
Prudential Securities Futures
  Management Inc.
One New York Plaza, 12th Floor
Specially Financial Operations
New York, New York  10292

Dear Sirs:

         1. Subscription for Limited Interests. I hereby subscribe for the dollar amount of units of beneficial interest ("Limited Interests") in Series A, B, and/or C of World Monitor Trust (the "Trust") as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto. I have authorized my selling agent to debit my customer securities account in the amount of my subscription.

         2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing.
I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "State Suitability Requirements" attached hereto. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

         3. Power of Attorney. In connection with my purchase of Limited Interests, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to
(i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Limited Interests.

         4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

         PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY.

STATE SUITABILITY REQUIREMENTS

All states except as listed below.

    The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. In addition, the minimum aggregate purchase is $5,000 or $2,000 in the case of Individual Retirement Accounts.

Higher Suitability Requirement.

    The States listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes).

Alaska . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Arizona. . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

California . . . .   (a) $250,000 NW, or (b) $100,000 NW and $65,000 AI,
                     and not more than 25% of this offering may be sold in California.

Idaho. . . . . . .   No offers or sales permitted except in compliance
                     with Section 30-1435 of the Idaho Securities
                     Regulations.


Iowa . . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
                     Minimum subscription for IRAs is $3,000.


Maine. . . . . . .   (a)$225,000 NW, or (b) $100,000 NW and $100,000 AI.


Massachusetts. . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Michigan . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Minnesota. . . . .   (a) $225,000 NW, or (b)  $60,000 NW and  $60,000
                     AI.


Mississippi. . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Missouri . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Nebraska . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


New Hampshire. . .   (a)  $250,000 NW, or (b)  $125,000 NW and
                     $50,000 TI.


North Carolina . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Oklahoma . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Oregon . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Pennsylvania . . .   (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI.

South Dakota . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Tennessee. . . . .   (a) $250,000 NW, or (b) $60,000 NW and $60,000 TI.

Texas. . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW

                       WORLD MONITOR TRUST - SERIES C


               The date of this Part II is March 23, 1998.
</R/

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.  Other Expenses of Issuance and Distribution.

       The expenses to be incurred in connection with the offering are as follows:

    Description                                                     Amount
    Securities and Exchange Commission filing
    fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $9,735.00

    NASD filing fee. . . . . . . . . . . . . . . . . . . . . . . .   3,800.00

    Printing . . . . . . . . . . . . . . . . . . . . . . . . . . .     77,159

    Legal fees and expenses. . . . . . . . . . . . . . . . . . . .    100,000

    Accounting fees. . . . . . . . . . . . . . . . . . . . . . . .     10,000

    Blue Sky registration fees and expenses  . . . . . . . . . . .     40,000

    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .      9,306

         Total . . . . . . . . . . . . . . . . . . . . . . . . . .    250,000

Item 14.  Indemnification of Directors and Officers.




         Reference is made to Section 4.6 of Article IV at pages A-35 to A-36 of the Registrant's Second Amended and Restated Declaration of Trust and Trust Agreement dated March 17,
1998, annexed to the Prospectus as Exhibit A, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.



Item 15.  Recent Sales of Unregistered Securities.

         None other than those reported in the original registration statement.

Item 16.  Exhibits and Financial Statement Schedules.

         (a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration
Statement:

              *1.1      Form of Underwriting Agreement among
                        the Registrant, Prudential Securities
                        Futures Management Inc. and Prudential
                        Securities Incorporated

               3.1
               and

               4.1      Second Amended and Restated Declaration
                        of Trust and Trust Agreement of
                        the Registrant (annexed
                        to the Prospectus as Exhibit A)


               4.2      Form of Request for Redemption
                        (annexed to the Prospectus as Exhibit
                        B)

               4.3      Form of Exchange Request (annexed to
                        the Prospectus as Exhibit C)

               4.4      Form of Subscription Agreement
                        (annexed to the Prospectus as Exhibit D)

               5.1      Opinion of Rosenman & Colin LLP as to
                        legality
               5.2      Opinion of Richards, Layton & Finger
                        as to legality and inter-Series
                        liability

               5.3      Opinion of Rosenman & Colin LLP as to
                        legality with regard to federal
                        bankruptcy issues

               8.1      Opinion of Rosenman & Colin LLP as to
                        income tax matters

              *10.1     Form of Escrow Agreement among the
                        Registrant, Prudential Securities Futures
                        Management Inc., Prudential Securities
                        Incorporated and The Bank of New York

              *10.2     Form of Brokerage Agreement between the
                        Registrant and Prudential Securities
                        Incorporated

              *10.3     Form of Advisory Agreement among the
                        Registrant, Prudential Securities Futures
                        Management Inc., and the Advisor

              *10.4 Form of Representation Agreement Concerning the Registration Statement and the
                        Prospectus among the Registrant, Prudential
                        Securities Futures Management Inc.,
                        Prudential Securities Incorporated,
                        Wilmington Trust Company and the Advisor

                              II-2
* Previously filed

              *10.5     Form of Net Worth Agreement between
                        Prudential Securities Futures Management
                        Inc. and Prudential Securities Group Inc.

              23.1      The consent of Price Waterhouse LLP

              23.2      The consent of Rosenman & Colin LLP

              24.3      The consent of Richards, Layton & Finger

*    Previously filed

         (b) The following financial statements are included in the Prospectus:

              1.   World Monitor Trust

                (i)     Report of Independent Accountants.

               (ii) Audited Statement of Financial Condition as of December 31, 1997.

              (iii)     Notes to Audited Statement of
                        Financial Condition.

              2.   Prudential Securities Futures Management Inc.

                (i)     Report of Independent Accountants.

               (ii) Audited Statement of Financial Condition as of December 31, 1997.

              (iii)     Notes to Audited Statement of
                        Financial Condition.

              3.   Diversified Futures Trust I

                (i)     Report of Independent Accountants.

               (ii) Audited Statement of Financial Condition as of December 31, 1997.

              (iii)     Notes to Audited Statement of
                        Financial Condition.

              4.   Diversified Futures Trust II

                (i)     Report of Independent Accountants.

               (ii) Audited Statement of Financial Condition as of December 31, 1997.

              (iii)     Notes to Audited Statement of
                        Financial Condition.

              5.   Willowbridge Strategic Trust

                (i)     Report of Independent Accountants.

               (ii) Audited Statement of Financial Condition as of December 31, 1997.

              (iii)     Notes to Audited Statement of
                        Financial Condition.

         All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.  Undertakings.

         Registrant undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to the Managing Owner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the Managing Owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of March, 1998.


                        WORLD MONITOR TRUST - SERIES C

                        By: Prudential Securities Futures Management, Inc., Managing Owner


                        By:  /s/ Thomas M. Lane
                             Thomas M. Lane, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Prudential Securities Futures Management Inc., the Managing
Owner of the Registrant, on the dates indicated below.

    Signature                Title                    Date


/s/ Thomas M. Lane           President           March 20, 1998
Thomas M. Lane               Director


/s/ Eleanor L. Thomas        Vice                March 20, 1998
Eleanor L. Thomas            President


                             Director
Laurence Norton, Jr.


/s/ Guy S. Scarpaci          Director            March 20, 1998
Guy S. Scarpaci


/s/ Barbara J. Brooks        Chief Financial     March 20, 1998
Barbara J. Brooks            Officer and
                             Treasurer

/s/ Steven Carlino           Chief Accounting    March 20, 1998
Steven Carlino               Officer and
                             Vice President


(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the directors of Prudential Securities Futures Management Inc.)

As filed with the Securities and Exchange Commission on March 23, 1998

                                                     Registration No. 333-43043

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          ____________________________

                                    EXHIBITS
                                   FILED WITH

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                         WORLD MONITOR TRUST - SERIES C
          (Exact Name of Registrant as Specified in Trust Certificate)

PAGE

                               INDEX TO EXHIBITS
                                                                Page in
                                                                Sequential
                                                                Numbering
                                                                System
Exhibits

*1.1          Form of Underwriting Agreement
              among the Registrant,
              Prudential Securities Futures
              Management Inc. and Prudential
              Securities Incorporated. . . . . . . . . . . . . . . . . .
 3.1
 and

 4.1          Second Amended and Restated
              Declaration of Trust and Trust
              Agreement of the Registrant
              (annexed to the Prospectus as
              Exhibit A) . . . . . . . . . . . . . . . . . . . . . . . .


 4.2          Form of Request for Redemption
              (annexed to the Prospectus as
              Exhibit B) . . . . . . . . . . . . . . . . . . . . . . . .

 4.3          Form of Exchange Request
              (annexed to the Prospectus as
              Exhibit C). . . . . . . . . . . . . . . . . . . . . . . . .

 4.4          Form of Subscription Agreement
              (annexed to the Prospectus as
              Exhibit D) . . . . . . . . . . . . . . . . . . . . . . . .

 5.1          Opinion of Rosenman & Colin LLP
              as to legality . . . . . . . . . . . . . . . . . . . . . .

 5.2          Opinion of Richards, Layton &
              Finger as to legality and
              inter-Series liability under
              Delaware Law . . . . . . . . . . . . . . . . . . . . . . .

 5.3          Opinion of Rosenman & Colin LLP
              as to federal bankruptcy
              issues . . . . . . . . . . . . . . . . . . . . . . . . . .

 8.1          Opinion of Rosenman & Colin LLP
              as to income tax matters . . . . . . . . . . . . . . . . .

*10.1    Form of Escrow Agreement among the
         Registrant, Prudential Securities Futures
         Management Inc., Prudential Securities
         Incorporated and The Bank of New York . . . . . . . . . . . . .

*10.2    Form of Brokerage Agreement between the
         Registrant and Prudential Securities
         Incorporated. . . . . . . . . . . . . . . . . . . . . . . . . .

*10.3    Form of Advisory Agreement among the
         Registrant, Prudential Securities Futures
         Management Inc., and the Advisor. . . . . . . . . . . . . . . .

* Previously filed

                                                           Page in
                                                           Sequential
                                                           Numbering
                                                           System
Exhibits

*10.4     Form of Representation Agreement
          Concerning the Registration
          Statement and the Prospectus among
          the Registrant, Prudential
          Securities Futures Management Inc.,
          Prudential Securities Incorporated,
          Wilmington Trust Company and the
          Advisor. . . . . . . . . . . . . . . . . . . . . . . . . .

*10.5    Form of Net Worth Agreement between
         Prudential Securities Futures Management
         Inc. and Prudential Securities Group
         Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 23.1    The consent of Price Waterhouse LLP . . . . . . . . . . . . . .

 23.2    The consent of Rosenman & Colin LLP . . . . . . . . . . . . . .

 23.3    The consent of Richards, Layton & Finger. . . . . . . . . . . .

* Previously filed